UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MARTIN MIDSTREAM PARTNERS L.P.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS DATED NOVEMBER 21, 2024

— SUBJECT TO COMPLETION

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

[●], 2024

Dear Unitholders:

You are cordially invited to attend a special meeting of the common unitholders of Martin Midstream Partners L.P. a Delaware limited partnership (the “Partnership”), which we will hold at [●] (local time), on [●], 2024, at the Partnership’s office located at 4200 B Stone Road, Kilgore, Texas 75662. Formal notice of the special meeting, a proxy statement and a proxy card accompany this letter.

At the special meeting, the limited partners of the Partnership (the “Unitholders”) will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 3, 2024 (the “Merger Agreement”), by and among Martin Resource Management Corporation, a Texas corporation (“Parent”), MRMC Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), the Partnership and Martin Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the merger of Merger Sub with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent (the “Merger”). If the Merger is completed, and upon the satisfaction of the conditions set forth in the Merger Agreement, each issued and outstanding common unit representing a limited partner interest in the Partnership (each, a “Common Unit”) other than Common Units owned by Parent and its subsidiaries, including the General Partner (each, a “Public Common Unit”), will be converted into the right to receive $4.02 in cash without any interest (the “Merger Consideration”).

The proposed Merger is a “going-private” transaction under the rules of the U.S. Securities and Exchange Commission (the “SEC”). As of the close of business on [●], the record date for the special meeting, approximately [●]% of the Common Units were owned collectively by Parent (indirectly through certain of its subsidiaries), Ruben S. Martin, III (the Chairman of the Board of Directors of the General Partner (the “GP Board”), Senterfitt Holdings Inc. (“Senterfitt”), a Texas corporation wholly owned by Mr. Martin, and Robert D. Bondurant (the President and Chief Executive Officer of the General Partner) (together, the “Support Parties”). Mr. Martin is also the President and Chief Executive Officer and a Director of Parent, and Mr. Bondurant is also a Director of Parent. Each of the Support Parties has entered into a Support Agreement (collectively, the “Support Agreements”) with the Partnership pursuant to which such Support Party has agreed to vote or cause the Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement.

The GP Board delegated to the Conflicts Committee of the GP Board, consisting of three independent directors who meet the qualifications set forth in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 23, 2021 and the Conflicts Committee Charter for membership on the Conflicts Committee, the power and authority, among other things, to determine whether the transaction is fair and reasonable to, and in the best interest of, the Partnership and the holders of the Common Units (other than the General Partner, Parent and their respective affiliates (other than the Partnership and its subsidiaries), including any officer, director, equityholder or member thereof) and to review, evaluate and negotiate (or to supervise and direct the negotiations on behalf of the Partnership with respect to) the terms and conditions of the transaction (as described more fully in the accompanying proxy statement). The GP Board, after considering various factors, including the unanimous determination and recommendation of the Conflicts Committee, has unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the holders of the Public Common Units (other than Senterfitt, Ruben S. Martin, III and the other directors and officers of Parent) (the “Partnership Unaffiliated Unitholders”) and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that approval of the Merger Agreement and the Merger be submitted to a vote of the Unitholders and (iv) recommended approval of the Merger Agreement and the Merger by the Unitholders. Accordingly, the GP Board recommends that the Unitholders vote “FOR” the approval of the Merger Agreement and the Merger.

The accompanying proxy statement describes the Merger Agreement, the Merger and related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the SEC. We urge you to read the entire proxy statement, including the annexes, carefully, as it sets forth the details of the Merger Agreement and other important information related to the Merger.

In considering the recommendation of the GP Board, you should be aware that certain of the General Partner’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our Unitholders generally as further described in the accompanying proxy statement.

Nut Tree Capital Management L.P., a Delaware limited partnership, and Caspian Capital L.P., a Delaware limited partnership (together with certain of their affiliates, “Nut Tree and Caspian”) have filed a preliminary proxy statement in connection with the special meeting. We recommend that the Unitholders disregard any proxy card sent to them by or on behalf of any person other than the Partnership, including any gold proxy card and solicitation materials that may be sent to the Unitholders by or on behalf of Nut Tree and Caspian. Nut Tree and Caspian are soliciting proxies in opposition to the GP Board recommendation presented in the accompanying proxy statement, including the proposal to approve the Merger Agreement and the Merger and a proposal to approve the adjournment of the special meeting. If you have submitted such a proxy card (including a gold proxy card), we ask that you subsequently recast your vote as instructed on the WHITE proxy card mailed to you by the Partnership, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted.

Your vote is very important, regardless of the number of Common Units you own. The affirmative vote of the holders of at least a majority of the issued and outstanding Common Units is required to approve the Merger Agreement and the Merger. Your failure to vote your Common Units will have the same effect as a vote “AGAINST” the approval of the Merger Agreement and the Merger.

If you own Common Units of record, you will find enclosed a WHITE proxy card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting, please mark, sign, date and return your enclosed WHITE proxy card(s), or vote via the Internet or over the phone, as soon as possible so that your Common Units can be voted at the meeting in accordance with your instructions. You can revoke your proxy before the special meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy in the accompanying proxy statement.

If you hold your Common Units in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Common Units. If you do not provide instructions, your Common Units will not be voted, which will have the same effect as voting “AGAINST” the proposal to approve the Merger Agreement and Merger.

If you have any questions or need assistance voting your Common Units, please contact our proxy solicitation agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Unitholders may call toll free: (877) 750-8334

Banks and Brokers may call collect: (212) 750-5833

Thank you for your cooperating and we look forward to the successful completion of the Merger.

Sincerely yours,

Robert D. Bondurant

President and Chief Executive Officer of Martin

Midstream GP LLC, on behalf of Martin

Midstream Partners L.P.

Neither the SEC nor any state securities commission has approved or disapproved of the Merger; passed upon the merits or fairness of the Merger; or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The obligations of the Partnership, Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, a copy of which is included as part of the accompanying proxy statement.

The accompanying proxy statement is dated [●], 2024 and, together with the enclosed form of proxy, is first being mailed to the Partnership’s Unitholders on [●], 2024.

PRELIMINARY PROXY MATERIALS DATED NOVEMBER 21, 2024

— SUBJECT TO COMPLETION

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON [●], 2024

Notice is hereby given that Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”) will hold a special meeting of its common unitholders at the Partnership’s office located at 4200 B Stone Road, Kilgore, Texas 75662, on [●], 2024, beginning at [●] (local time) (the “Special Meeting”), for the purpose of considering and voting on the following matters:

•

Merger Proposal: To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of October 3, 2024 (the “Merger Agreement”), by and among Martin Resource Management Corporation, a Texas corporation (“Parent”), MRMC Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), the Partnership, and Martin Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), a copy of which is attached as Annex A to the proxy statement accompanying this notice, as such agreement may be amended from time to time, and the merger of Merger Sub with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent (the “Merger”); and

•

Adjournment Proposal: To consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger, at the time of the Special Meeting.

These items of business are more fully described in the accompanying proxy statement.

The Merger Agreement provides that, at the effective time of the Merger, each issued and outstanding common unit representing a limited partner interest in the Partnership (each, a “Common Unit”) other than Common Units owned by Parent and its subsidiaries, including the General Partner (each, a “Public Common Unit”) will be converted into the right to receive $4.02 in cash without any interest (the “Merger Consideration”). The Merger Consideration and treatment of the Partnership’s Common Units and the Partnership’s restricted units, phantom units and phantom unit appreciation rights under the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “Partnership Restricted Unit Plan”) and the Martin Midstream Partners L.P. 2021 Phantom Unit Plan (the “Partnership Phantom Unit Plan”), are more fully described in the accompanying proxy statement.

The Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner (the “GP Board”), consisting of three independent directors that satisfy the requirements for membership on the Conflicts Committee that are set forth in the Partnership Agreement (as defined below) and the Conflicts Committee Charter, has unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the holders of the Public Common Units (other than Senterfitt (as defined below), Ruben S. Martin, III and the other directors and officers of Parent) (the “Partnership Unaffiliated Unitholders”) and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders,

(ii) approved (such approval constituting “Special Approval” for all purposes under the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 23, 2021 (the “Partnership Agreement”), including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements (as defined below) and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the limited partners of the Partnership (the “Unitholders”) and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders. In determining to make its recommendation, the Conflicts Committee considered, among other things, the opinion of Houlihan Lokey, Inc. (“Houlihan Lokey”), the financial advisor to the Conflicts Committee, to the effect that, as of October 3, 2024, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Partnership Unaffiliated Unitholders. The full text of the written opinion of Houlihan Lokey is attached to the accompanying proxy statement as Annex F.

The GP Board, after considering various factors, including the unanimous determination and recommendation of the Conflicts Committee, has unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that approval of the Merger Agreement and the Merger be submitted to a vote of the Unitholders and (iv) recommended approval of the Merger Agreement and the Merger by the Unitholders. Accordingly, the GP Board recommends that the Unitholders vote “FOR” the Merger Proposal and vote “FOR” the Adjournment Proposal.

Only Unitholders of record as of the close of business on [●], 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of Unitholders entitled to vote at the Special Meeting will be available in the Partnership’s office located at 4200 B Stone Road, Kilgore, Texas 75662, during regular business hours for a period of 10 days before the Special Meeting, and at the place of the Special Meeting during the meeting.

Approval of the Merger Agreement and the Merger is a condition to the consummation of the Merger and requires the affirmative vote of holders of at least a majority of the issued and outstanding Common Units. Concurrently with the execution of the Merger Agreement, (i) the Partnership, Parent, Martin Resource LLC, a Delaware limited liability company (“Resource”), Cross Oil Refining & Marketing, Inc., a Delaware corporation (“Cross”), and Martin Product Sales LLC, a Texas limited liability company (“Martin Product,” and, together with Parent, Resource, and Cross the “Parent Group Support Entities”) entered into a support agreement included as Annex B in the accompanying proxy statement (the “Parent Group Support Agreement”), pursuant to which (a) Parent has agreed to cause Resource to vote or cause the 4,203,823 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement, (b) Parent has agreed to cause Cross to vote or cause the 889,444 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement, and (c) Parent has agreed to cause Martin Product to vote or cause the 1,021,265 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement; (ii) the Partnership and Senterfitt Holdings Inc. (“Senterfitt”), a Texas corporation wholly owned by Mr. Martin, entered into a support agreement included as Annex C in the accompanying proxy statement (the “Senterfitt Support Agreement”), pursuant to which Senterfitt has agreed to vote or cause the 3,726,607 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement; (iii) the Partnership and Robert D. Bondurant, entered into a support agreement included as Annex D in the accompanying proxy statement (the “Bondurant Support Agreement”), pursuant to which Mr. Bondurant has agreed to vote or cause the 149,296 Common Units he owns to be voted in favor of the Merger and the approval of the Merger Agreement; and (iv) the Partnership and Ruben S. Martin, III, entered into a support agreement included as Annex E in the accompanying proxy statement (the “Martin Support Agreement” and, together with the Parent Group Support Agreement, the

Senterfitt Support Agreement and the Bondurant Support Agreement, the “Support Agreements”), pursuant to which Mr. Martin has agreed to vote or cause the 159,350 Common Units he owns to be voted in favor of the Merger and the approval of the Merger Agreement. The Support Agreements entered into by each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin (together, the “Support Parties”) to vote their Common Units in favor of the Merger Agreement will not be sufficient to approve the Merger Agreement and the Merger on behalf of the holders of the Common Units, without also obtaining additional votes of other holders of the Common Units. As of [●], the record date for the special meeting, the Support Parties collectively owned approximately [●]% of the outstanding Common Units.

Unitholders will also vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger, at the time of the Special Meeting.

Nut Tree Capital Management L.P., a Delaware limited partnership, and Caspian Capital L.P., a Delaware limited partnership (together with certain of their affiliates, “Nut Tree and Caspian”) have filed a preliminary proxy statement in connection with the Special Meeting. We recommend that the Unitholders disregard any proxy card sent to them by or on behalf of any person other than the Partnership, including any gold proxy card and solicitation materials that may be sent to the Unitholders by or on behalf of Nut Tree and Caspian. Nut Tree and Caspian are soliciting proxies in opposition to the GP Board recommendation presented in this proxy statement, including the proposal to approve the Merger Agreement and the Merger and the proposal to approve the adjournment of the Special Meeting. If you have submitted such a proxy card (including a gold proxy card), we ask that you subsequently recast your vote as instructed on the WHITE proxy card mailed to you by the Partnership, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted.

Your vote is very important. Your failure to vote your Common Units will have the same effect as a vote “AGAINST” the approval of the Merger Agreement and the Merger and, if a quorum is present at the Special Meeting, the adjournment of the Special Meeting.

You can vote your Common Units by marking, signing and dating the enclosed WHITE proxy card and returning it in the prepaid envelope provided. Most Unitholders can also submit their proxies over the Internet or by telephone. If Internet and telephone submission are available to you, you can find instructions on the enclosed WHITE proxy card. You can revoke a proxy at any time prior to its exercise at the Special Meeting by voting a subsequent proxy or by following the instructions in the enclosed proxy statement.

If you hold your Common Units in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Common Units. If you do not provide instructions, your Common Units will not be voted, which will have the same effect as voting “AGAINST” the proposal to approve the Merger Agreement and Merger and, if a quorum is present at the Special Meeting, the adjournment of the Special Meeting.

The accompanying proxy statement is dated [●], 2024 and is first being mailed to Unitholders on or about [●], 2024.

Neither the Securities and Exchange Commission nor any state securities commission has; approved or disapproved the Merger; passed upon the merits of fairness of the Merger; or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

The obligations of the Partnership, Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, a copy of which is included as part of the accompanying proxy statement.

By Order of the Board of Directors of Martin Midstream GP LLC, as the General Partner of Martin Midstream Partners L.P.,

Sincerely,

Robert D. Bondurant

President and Chief Executive Officer of Martin Midstream GP LLC, on behalf of Martin Midstream Partners L.P.

[●], 2024

Kilgore, Texas

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (i) BY TELEPHONE, (ii) VIA THE INTERNET OR (iii) BY MARKING, SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE PREPAID ENVELOPE PROVIDED. You may revoke your proxy or change your voting instructions at any time before the Special Meeting.

This proxy statement incorporates important business and financial information about the Partnership from documents filed with the Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this proxy statement. You can obtain any of the documents filed with or furnished to the SEC by the Partnership at no cost from the SEC’s website at https://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement, at no cost by contacting the Partnership at the following address:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Secretary

Phone: (903) 983-6200

You will not be charged for any of these documents that you request. See “Where You Can Find More Information.”

We urge you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the Merger Proposal, the Adjournment Proposal, the Special Meeting or the accompanying proxy statement or would like additional copies of the accompanying proxy statement or need help voting your Common Units, please contact the Partnership’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Unitholders may call toll free: (877) 750-8334

Banks and Brokers may call collect: (212) 750-5833

If you hold your Common Units in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Common Units, and please contact such broker, bank or other nominee for additional information.

i

PROVISIONS FOR PARTNERSHIP UNAFFILIATED UNITHOLDERS	89
IMPORTANT INFORMATION REGARDING THE PARTNERSHIP	90
Historical Selected Financial Information	90
Book Value Per Common Unit	91
Market Price and Cash Distribution Information	91
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	93
PARTIES TO THE MERGER	94
THE PARTNERSHIP SPECIAL MEETING	96
Date, Time and Place of the Special Meeting	96
Matters to be Considered at the Special Meeting	96
Recommendation of the Conflicts Committee	96
Recommendation of the GP Board	97
Who Can Vote at the Special Meeting	97
Quorum	97
Vote Required for Approval	97
Voting by Directors and Executive Officers of the General Partner	98
Voting by Buyer Filing Parties	98
Voting of Common Units by Holders of Record	98
Voting of Common Units Held in Street Name	99
Revocability of Proxies; Changing Your Vote	100
Solicitation of Proxies	100
Adjournments	101
Assistance	101
PROPOSAL NO. 1. THE MERGER PROPOSAL	102
The Merger Proposal	102
The Merger Agreement	102
The Merger	103
Effective Time; Closing	103
Conditions to Completion of the Merger	103
No Solicitation by the General Partner or the Partnership of Alternative Proposals	105
General Partner Recommendation and Partnership Adverse Recommendation Change	106
Partnership Unitholder Approval	107
The Merger Consideration	109
Treatment of Restricted Units, Phantom Units and Phantom Unit Appreciation Rights	109
Distributions	109
Surrender of Units	110
Adjustments to Prevent Dilution	110
Withholding	110
Filings	110
Termination	111
Effect of Termination; Remedies	113
Termination Fees; Expenses	113
Conduct of Business Pending the Merger	114
Indemnification; Directors’ and Officers’ Insurance	116
Conflicts Committee	117
Amendment and Supplement	117
Waiver and Consent	117
Remedies; Specific Performance	117
Representations and Warranties	118
Additional Agreements	119
No Golden Parachute or Other Compensation Payable to the Directors or Officers of the General Partner by the Parent, the General Partner or the Partnership in Connection with the Merger	119

ii

iii

SUMMARY TERM SHEET

The following summary highlights selected information in this proxy statement and may not contain all of the information that is important to you. Accordingly, the Partnership (as defined below) encourages you to read carefully this entire proxy statement, its annexes and the documents referred to in and incorporated by reference into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Because the Merger (as defined below) and other transactions contemplated by the Merger Agreement (as defined below) constitute a “Rule 13e-3 transaction” under the rules of the Securities and Exchange Commission (the “SEC”), Martin Resource Management Corporation, MRMC Merger Sub LLC, Martin Midstream GP LLC, Martin Resource LLC, MMGP Holdings LLC, Cross Oil Refining & Marketing, Inc., Martin Product Sales LLC, Ruben S. Martin, III, Senterfitt Holdings Inc. and Robert D. Bondurant (together, the “Buyer Filing Parties”) and Martin Midstream Partners L.P. have filed with the SEC a Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) with respect to such transactions. You may obtain additional information about the Schedule 13E-3 under the section “Where You Can Find More Information.”

Parties to the Merger:

MARTIN MIDSTREAM PARTNERS L.P.

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. The Partnership’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products, including the refining of naphthenic crude oil; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease . The Partnership’s Common Units are listed on The Nasdaq Global Select Market (the “Nasdaq”) under the ticker symbol “MMLP.”

MARTIN MIDSTREAM GP LLC

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

Martin Midstream GP LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Its Board of Directors (the “GP Board”) and executive officers manage the Partnership. The General Partner is a direct wholly owned subsidiary of MMGP Holdings LLC, a Delaware limited liability company (“Holdings”), and an indirect wholly owned subsidiary of Parent (as defined below).

MARTIN RESOURCE MANAGEMENT CORPORATION

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

Martin Resource Management Corporation, a Texas corporation (“Parent”), is a privately held company incorporated in 1951 and is based in Kilgore, Texas, with over 1,500 employees globally. Parent is engaged in the following principal business activities: (i) distributing asphalt, marine fuel and other liquids; (ii) providing shore-based marine services in Texas, Louisiana, Mississippi and Alabama; (iii) operating a crude oil gathering business in Stephens, Arkansas; (iv) providing crude oil gathering and marketing services of base oils, asphalt, and distillate products in Smackover, Arkansas; (v) providing crude oil marketing and transportation from the well head to the end market; (vi) operating an environmental consulting company; (vii) operating a butane optimization business; (viii) supplying employees and services for the operation of the Partnership’s business; and (ix) operating, solely for the Partnership’s account, the asphalt facilities in each of Hondo, South Houston, Port Neches, Texas, and Omaha, Nebraska.

MRMC Merger Sub LLC

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

MRMC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), is a direct wholly owned subsidiary of Parent formed solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into the Partnership, with the Partnership surviving the Merger as a wholly owned subsidiary of Parent.

Relationship of the Parties to the Merger

Parent beneficially owned approximately [●]% of the outstanding common units representing limited partner interests in the Partnership (each, a “Common Unit”) as of the Record Date (as defined below). Parent is the sole member of Merger Sub and an indirect parent of Holdings, which is the sole member of the General Partner. As the sole member of the General Partner, Holdings has the right to appoint and remove all of the members of the Board of Directors of the General Partner (the “GP Board”) and Holdings indirectly owns all of the General Partner Interest (as defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 23, 2021 (the “Partnership Agreement”)) of the Partnership, which is directly held by the General Partner. As the indirect sole owner of Holdings, Parent has a controlling interest in the General Partner, which manages the operations and activities of the Partnership.

The General Partner has no business or operations other than managing the business of the Partnership. In addition, outside of its investment in the Partnership, the General Partner owns no assets or property. The Partnership Agreement imposes no additional material liabilities upon the General Partner or obligations to contribute to the Partnership other than those liabilities and obligations imposed on general partners under the Delaware Revised Uniform Limited Partnership Act, as amended, supplemented or restated from time to time, and any successor to such statute (the “Delaware Revised Uniform Limited Partnership Act”).

For more information regarding these relationships and the related party transactions among the Partnership, the General Partner, Parent and Merger Sub, see “—Organizational Structure Prior to the Merger” and “Information Concerning the Buyer Filing Parties—Prior Contracts and Transactions.”

The Merger

Merger Sub, a direct wholly owned subsidiary of Parent, has agreed to acquire all of the issued and outstanding Common Units other than Common Units owned by Parent and its subsidiaries, including the

General Partner (each, a “Public Common Unit”), under the terms of the Agreement and Plan of Merger, dated as of October 3, 2024 (the “Merger Agreement”), by and among Parent, Merger Sub, the Partnership and the General Partner, as further described in this proxy statement. Under the terms of the Merger Agreement, Merger Sub will merge with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent. The General Partner Interest of the Partnership and the Common Units held by Parent or its subsidiaries, as applicable, in each case that are issued and outstanding immediately prior to the Effective Time (as defined below), will be unaffected by the Merger and will remain issued and outstanding, and no consideration will be delivered in respect thereof. Following the consummation of the Merger, Parent and/or its subsidiaries, as applicable, will directly own all of the limited partner interests and indirectly own all of the General Partner Interest of the Partnership. The Merger will become effective upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as may be agreed by Parent and the Partnership and set forth in the certificate of merger (the “Effective Time”).

The Merger Agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the terms and conditions of the Merger. For more information regarding the terms of the Merger Agreement, see “Proposal No. 1. The Merger Proposal.”

Merger Consideration

Each Public Common Unit will be converted into the right to receive $4.02 in cash, without interest (the “Merger Consideration”). As of the Effective Time, (i) all Common Units converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be cancelled and cease to exist and (ii) each holder of such Common Units will cease to have rights with respect to such units, except with respect to the right to receive the Merger Consideration. The Merger Consideration is subject to adjustment pursuant to the terms of the Merger Agreement to reflect the effect of any unit distribution, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or similar transaction and to provide the holders of the Common Units the same economic effect as contemplated by the Merger Agreement prior to any such event.

All of the limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist, and no consideration will be delivered in respect thereof. The General Partner Interest of the Partnership that is issued and outstanding immediately prior to the Effective Time will be unaffected by the Merger and will remain outstanding, and no consideration will be delivered in respect thereof. The Common Units owned by Parent and its subsidiaries that are issued and outstanding immediately prior to the Effective Time will be unaffected by the Merger and will remain outstanding, and no consideration will be delivered in respect thereof. For more information regarding the terms of the Merger Consideration, see “Proposal No. 1. The Merger Proposal—The Merger Consideration.”

Effects of the Merger

If the Merger is completed, (i) the Partnership will become a wholly owned subsidiary of Parent, (ii) the holders of the Public Common Units will no longer have an equity interest in the Partnership (other than holders that will indirectly own an equity interest in the Partnership through ownership of an equity interest in Parent), (iii) the Common Units will no longer be listed on the Nasdaq, (iv) the registration of the Common Units with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated and (v) Parent, as the parent of the General Partner and the sole member of Merger Sub, will own all of the limited partner interest and the General Partner Interest of the Partnership.

Treatment of General Partner Interest

The General Partner Interest that is issued and outstanding immediately prior to the Effective Time will be unchanged by the Merger and shall remain issued and outstanding in the surviving entity, the General Partner will continue as the sole general partner of the surviving entity, and no consideration will be delivered in respect thereof.

The Partnership Special Meeting

Special Meeting

The Special Meeting will be held at the Partnership’s office located at 4200 B Stone Road, Kilgore, Texas 75662, on [●], 2024, at [●] (local time). At the Special Meeting, the limited partners of the Partnership (the “Unitholders”) will be asked to vote on the following proposals:

•

Merger Proposal: To approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the Merger (the “Merger Proposal”); and

•

Adjournment Proposal: To approve the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger, at the time of the Special Meeting (the “Adjournment Proposal,” and together with the Merger Proposal, the “Proposals”).

Who Can Vote at the Special Meeting

Only Unitholders of record at the close of business on [●], 2024 (the “Record Date”) will be entitled to receive notice of the Special Meeting and to vote on the Proposals at the Special Meeting. As of the close of business on the Record Date, there were [●] Common Units held by Unitholders entitled to vote on the Proposals. Each Unitholder is entitled to one vote for each Common Unit that such holder owned on the close of business on the Record Date.

Support Agreements

Concurrently with the execution of the Merger Agreement, (i) the Partnership, Parent, Martin Resource LLC, a Delaware limited liability company (“Resource”), Cross Oil Refining & Marketing, Inc., a Delaware corporation (“Cross”), and Martin Product Sales LLC, a Texas limited liability company (“Martin Product,” and, together with Parent, Resource, and Cross the “Parent Group Support Entities”) entered into a support agreement included as Annex B in this proxy statement (the “Parent Group Support Agreement”), pursuant to which (a) Parent has agreed to cause Resource to vote or cause the 4,203,823 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement, (b) Parent has agreed to cause Cross to vote or cause the 889,444 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement and (c) Parent has agreed to cause Martin Product to vote or cause the 1,021,265 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement; (ii) the Partnership and Senterfitt Holdings Inc. (“Senterfitt”), a Texas corporation wholly owned by Ruben S. Martin, III, entered into a support agreement included as Annex C in this proxy statement (the “Senterfitt Support Agreement”), pursuant to which Senterfitt has agreed to vote or cause the 3,726,607 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement; (iii) the Partnership and Robert D. Bondurant, entered into a support agreement included as Annex D in this proxy statement (the “Bondurant Support Agreement”), pursuant to which Mr. Bondurant has agreed to vote or cause the 149,296 Common Units he owns to be voted in favor of the Merger and the approval of the Merger Agreement; and (iv) the Partnership and Mr. Martin entered into a support agreement included as Annex E in this proxy statement (the “Martin Support Agreement” and, together with the Parent Group Support Agreement, the Senterfitt Support Agreement and the Bondurant Support

Agreement, the “Support Agreements”), pursuant to which Mr. Martin has agreed to vote or cause the 159,350 Common Units he owns to be voted in favor of the Merger and the approval of the Merger Agreement.

Required Vote

The affirmative vote of holders of at least a majority of the issued and outstanding Common Units is required to approve the Merger Agreement and the Merger (such approval, the “Unitholder Approval”). As of the Record Date, there were [●] Common Units outstanding and held by Unitholders. Pursuant to the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin, the Support Parties have agreed to vote or cause the [●] Common Units held by the Support Parties in the aggregate, representing approximately [●]% of the total issued and outstanding Common Units as of the Record Date, to be voted in favor of the Merger and the adoption of the Merger Agreement. The Support Agreements will not be sufficient to approve the Merger and the Merger Agreement on behalf of the holders of the Common Units, without also obtaining additional votes of other holders of the Common Units. Accordingly, the affirmative vote of the Unitholders representing approximately [●]% of the total issued and outstanding Common Units as of the Record Date in addition to the Common Units to be voted by the Support Parties pursuant to the Support Agreements is required to approve the Merger Agreement and the Merger.

If a quorum is present at the Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote and be present in person or by proxy at such meeting is required to approve the Adjournment Proposal and, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger at the time of the Special Meeting; provided that, if a quorum is not present at the Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote at such meeting (including issued and outstanding Common Units deemed owned by the General Partner) represented either in person or by proxy is required to approve the Adjournment Proposal.

Abstentions, failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” approval of the Merger Proposal.

If a quorum is present, abstentions, failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” the Adjournment Proposal. If a quorum is not present, abstentions will have the same effect as votes “AGAINST” the Adjournment Proposal, but failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have no effect on the Adjournment Proposal.

The Conflicts Committee and GP Board Recommendations and Reasons for the Merger

The Conflicts Committee (the “Conflicts Committee”) of the GP Board consists of three independent directors that satisfy the requirements for membership on the Conflicts Committee that are set forth in the Partnership Agreement and the Conflicts Committee Charter: Byron R. Kelley (Chairman of the Conflicts Committee), James M. Collingsworth and C. Scott Massey. The Partnership Agreement requires that members of the Conflicts Committee not be (a) security holders, officers or employees of the General Partner; (b) directors, officers or employees of any affiliate of the General Partner or (c) holders of any ownership interest in the Partnership, Martin Operating Partnership, L.P., or any subsidiary of any such entity other than the Common Units and who also meets the independence standards established by the Nasdaq to serve on an audit committee of a board of directors.

In connection with the Merger, the GP Board delegated to the Conflicts Committee the power and authority, among other things, (i) to make such investigation of the written proposals by Parent to the GP Board to acquire all of the outstanding Common Units not held, directly or indirectly, by Parent (the “Proposed Transaction”) and the alternative of maintaining the status quo, as the Conflicts Committee deemed necessary or appropriate, (ii) to review, evaluate and negotiate (or to supervise and direct the negotiations on behalf of the Partnership with respect to) the terms and conditions, and determine the advisability, of the Proposed Transaction and related agreements and arrangements, (iii) to determine whether the Proposed Transaction is fair and reasonable to, and in the best interest of, the Partnership and the holders of the Common Units (other than the General Partner, Parent and their respective affiliates (other than the Partnership and its subsidiaries), including any officer, director, equityholder or member thereof), (iv) to determine whether to approve the Proposed Transaction (with such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including, but not limited to, Section 7.9(a) thereof), and to make a recommendation to the GP Board whether to approve the Potential Transaction and, if appropriate, to recommend that the Unitholders approve the Proposed Transaction (it being understood that (A) any Proposed Transaction was subject to receipt by the Partnership, the GP Board or the Conflicts Committee, in the first instance, of an offer or proposal by Parent or its affiliates in respect of the Proposed Transaction, and (B) the Proposed Transaction was subject to the approval of the GP Board), and (v) to make any other recommendations to the GP Board and/or the Unitholders regarding the Proposed Transaction as the Conflicts Committee shall determine to be appropriate.

The Conflicts Committee conducted an extensive review of the proposed merger. The Conflicts Committee retained Houlihan Lokey, Inc. (“Houlihan Lokey”) as its financial advisor and Munsch Hardt Kopf & Harr, P.C. (“Munsch Hardt”) and Potter Anderson & Corroon LLP (“Potter Anderson”) as its legal counsel. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, the Conflicts Committee considered a number of factors affecting the Partnership Unaffiliated Unitholders in their deliberations. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, the GP Board considered a number of factors affecting both the Partnership Unaffiliated Unitholders in their deliberations. For a more complete discussion of these items, see “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal.”

The Conflicts Committee has unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the holders of the Public Common Units (other than Senterfitt, Ruben S. Martin, III and the other directors and officers of Parent) (the “Partnership Unaffiliated Unitholders”) and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the Unitholders and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders.

The Conflicts Committee recommends that the Unitholders vote “FOR” the Merger Proposal.

Following the receipt of the recommendation of the Conflicts Committee, the GP Board unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that approval of the Merger Agreement and the Merger be submitted to a vote of the Unitholders and (iv) recommended approval of the Merger Agreement and the Merger by the Unitholders.

The GP Board, on behalf of the General Partner and the Partnership, believes that the Merger (which is a Rule 13e-3 transaction for which the Schedule 13E-3 was filed with the SEC) is fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders. The GP Board, on behalf of the General Partner and the Partnership, has made the preceding statement for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The GP Board recommends that Unitholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Houlihan Lokey Opinion to the Conflicts Committee

On October 3, 2024, Houlihan Lokey Capital, Inc., which we refer to as Houlihan Lokey, verbally rendered its opinion to the Conflicts Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Conflicts Committee dated October 3, 2024), as to the fairness, from a financial point of view, to the Partnership Unaffiliated Unitholders, of the Merger Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement.

The full text of the written opinion of Houlihan Lokey, dated as of October 3, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex F and is incorporated by reference in its entirety in this proxy statement. You are urged to read Houlihan Lokey’s opinion carefully and in its entirety. Houlihan Lokey’s opinion was addressed to, and provided for the information and benefit of, the Conflicts Committee in connection with its evaluation of the fairness of the Merger Consideration to the Partnership Unaffiliated Unitholders and did not address any other aspects or implications of the Merger. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party and such opinion is not intended to be, and does not constitute, a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any unitholder of the Partnership should act or vote in respect of the Merger. The summary of the Houlihan Lokey opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex F. Houlihan Lokey’s opinion speaks as of the date rendered, and Houlihan Lokey has no obligation to update, revise or reaffirm its opinion.

For a description of the opinion that the Conflicts Committee received from Houlihan Lokey, see “Special Factors—Houlihan Lokey Opinion to the Conflicts Committee.”

Interests of the Directors and Executive Officers of the General Partner in the Merger

In considering the recommendations of the Conflicts Committee and the GP Board with respect to the Merger Proposal, you should be aware that some of the directors and executive officers of the General Partner have financial interests in the Merger that may be different from, or in addition to, those of the Unitholders generally. The Conflicts Committee and the GP Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and making their recommendations that the Unitholders approve the Merger Agreement and the Merger.

As of the Effective Time of the Merger, the Partnership will be wholly owned by Parent. As of the Record Date, Ruben S. Martin, III (the Chairman of the GP Board and the President and Chief Executive Officer and a Director of Parent) and Robert D. Bondurant (the President and Chief Executive Officer of the General Partner and a Director of Parent) along with the General Partner’s other directors and executive officers owned, directly and indirectly, an aggregate of [●]% of the equity interests in Parent and as a result will have an indirect equity interest in the Partnership after the Merger.

The Merger Agreement provides that immediately prior to the Effective Time, all restricted units, phantom units and phantom unit appreciation rights outstanding immediately prior to the Effective Time will fully vest. Each holder of a restricted unit or phantom unit will receive an amount equal to the Merger Consideration with respect to each such unit that becomes vested pursuant to the terms of the Merger Agreement. Each holder of a phantom unit appreciation right will receive an amount equal to the Merger Consideration less the date of grant value (as determined in accordance with the applicable award agreement) with respect to each phantom unit appreciation right that becomes vested pursuant to the terms of the Merger Agreement.

The General Partner’s directors and executive officers are also entitled to continued indemnification and directors’ and officers’ liability insurance coverage under the Merger Agreement. For a further discussion of the interests of directors and executive officers in the Merger, see “Special Factors—Interests of the Directors and Executive Officers of the General Partner in the Merger.”

Position of the Buyer Filing Parties as to the Fairness of the Merger

Each of the Buyer Filing Parties and the Partnership are deemed to be engaged in a “Rule 13e-3 transaction.” Pursuant to Rule 13e-3 under the Exchange Act, the Buyer Filing Parties are required to express their beliefs as to the fairness of the Merger to the Partnership Unaffiliated Unitholders. The Buyer Filing Parties believe that the Merger is fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders. However, none of the Buyer Filing Parties nor any of their respective affiliates (other than (i) the Board of Directors of Parent (the “Parent Board”), which performed an evaluation only with respect to Parent and (ii) the Conflicts Committee, which performed an evaluation only with respect to the Partnership Unaffiliated Unitholders) has performed, or engaged a financial advisor to perform, any valuation or other analysis for purposes of assessing the fairness of the Merger to the Partnership and the Partnership Unaffiliated Unitholders.

The belief of the Buyer Filing Parties as to the reasonableness and fairness of the Merger is based on the factors discussed in “Special Factors—Position of the Buyer Filing Parties as to the Fairness of the Merger.”

Wells Fargo Opinion to Parent

Parent engaged Wells Fargo Securities, LLC (“Wells Fargo”) as its financial advisor in connection with the proposed Merger. On October 3, 2024, Wells Fargo rendered its oral opinion to the Parent Board (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion addressed to the Parent Board dated the same date) as to, as of October 3, 2024, and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo as set forth in its written opinion, the fairness, from a financial point of view, to Parent of the Merger Consideration to be paid in the Merger pursuant to the Merger Agreement.

The full text of Wells Fargo’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken, is attached as Annex G to this proxy statement and is incorporated by reference in its entirety in this proxy statement. The summary of Wells Fargo’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Wells Fargo’s opinion was directed to the Parent Board, in its capacity as such, and addressed only the fairness from a financial point of view to Parent of the Merger Consideration to be paid in the Merger pursuant to the Merger Agreement as of the date of such opinion. Wells Fargo’s opinion did not address any other aspects or implications of the Merger, including the fairness from a financial point of view to the Unitholders of the Merger Consideration to be received by such holders in the Merger. Wells Fargo expressed no view as to, and its opinion did not address, the underlying business decision of Parent to effect or enter into the Merger or the relative merits of the Merger as compared to any alternative business strategies that might exist for Parent. Wells Fargo’s opinion did not in any manner address the prices at which the Common Units or Parent common stock would trade or be transferred following the consummation of the Merger or at any time. Wells Fargo’s opinion is not intended to be and does not constitute advice or a recommendation as to how any securityholder of Parent or the Partnership or any other person, including the General Partner, the Conflicts Committee, or the Partnership, should vote or act on any matters relating to the proposed Merger or otherwise.

For a description of the opinion that the Parent Board received from Wells Fargo, see “Special Factors—Wells Fargo Opinion to Parent.”

Conditions to Completion of the Merger

The obligation of the parties to the Merger Agreement to complete the Merger is subject to the satisfaction or waiver of certain conditions, including:

•

with respect to each party’s obligation to effect the Merger, (i) having obtained the approval of the Merger Agreement and the Merger by the affirmative vote or consent of the holders of at least a majority of the issued and outstanding Common Units (the “Partnership Unitholder Approval”), (ii) the absence of any legal restraint or prohibition enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal and (iii) any waiting period applicable to the transactions contemplated by the Merger Agreement under any applicable antitrust law shall have been terminated or shall have expired;

•

with respect to Parent’s and Merger Sub’s obligations to effect the Merger, (i) the representations and warranties of the Partnership and the General Partner being true and correct as of the closing as though made on the closing date, unless otherwise specified, subject to certain materiality qualifications, (ii) the performance by Parent and the General Partner of their respective covenants and obligations under the Merger Agreement, subject to certain materiality qualifications and (iii) the receipt by Parent of an officer’s certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner certifying that the two preceding conditions have been satisfied; and

•

with respect to the Partnership’s obligation to effect the Merger, (i) the representations and warranties of Parent and Merger Sub being true and correct as of the closing as though made on the closing date, unless otherwise specified, subject to certain materiality qualifications, (ii) the performance by Parent and Merger Sub of their respective covenants and obligations under the Merger Agreement, subject to certain materiality qualifications and (iii) the receipt by the Partnership of an officer’s certificate signed on behalf of Parent by an executive officer of Parent certifying that the two preceding conditions have been satisfied.

The Partnership can give no assurance when or if all of the conditions to the Merger will be satisfied or, to the extent possible, waived, or that the Merger will be consummated. For more information, see “Proposal No. 1. The Merger Proposal—Conditions to Completion of the Merger.”

Regulatory Approvals Required for the Merger

On October 18, 2024, the Partnership and Parent each caused to be filed the required notice and furnished the required information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) to the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”). One of the conditions to the completion of the Merger is the termination or expiration of any waiting period applicable to the transactions contemplated by the Merger Agreement under any applicable antitrust law. The 30-day waiting period under the HSR Act expired on November 18, 2024 at 11:59 PM.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Parent, the General Partner and the Partnership do not believe that the Merger violates U.S. antitrust law, and do not believe that an antitrust challenge is likely, or, if such a challenge is made, that it would be successful.

In connection with the Merger, Parent, the General Partner and the Partnership intend to make all other required filings under the federal securities laws, as well as any required filings or applications with Nasdaq.

None of Parent, the General Partner or the Partnership is aware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is required for the consummation of the Merger.

No Solicitation by the General Partner or the Partnership of Alternative Proposals

The Merger Agreement provides that the Partnership and the General Partner will, and will use their reasonable best efforts to cause their respective subsidiaries and the respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person conducted heretofore with respect to an acquisition proposal, instruct such persons to return or destroy all confidential information previously provided to such parties by or on behalf of the Partnership or its subsidiaries and immediately terminate and prohibit any access by any person (other than Parent and its representatives) to any physical or electronic data room relating to an acquisition proposal. Except under limited circumstances set forth in the Merger Agreement, neither the Partnership nor the General Partner will, and the Partnership will cause its subsidiaries not to, and each of the Partnership and the General Partner will use its reasonable best efforts to, and cause the Partnership’s subsidiaries to use their reasonable best efforts to, cause their respective representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information), or take any other action intended to lead to, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to the Partnership or its subsidiaries in connection with, any acquisition proposal, (iii) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement, unit exchange agreement, option agreement or similar agreement, whether written or oral, with any person (other than Parent or its subsidiaries) relating to an acquisition proposal, (iv) if any acquisition proposal has been made public, fail to publicly reaffirm the recommendations of the GP Board and Conflicts Committee, (v) take any action to make the provisions of any anti-takeover statutes inapplicable to any transactions contemplated by any acquisition proposal or (vi) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendations of the GP Board and Conflicts Committee or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any acquisition proposal, or fail to recommend against acceptance of any tender offer or exchange offer for Common Units within 10 business days after commencement of such offer, or resolve or agree to take any of the foregoing actions.

General Partner Recommendation and Partnership Adverse Recommendation Change

Except as set forth below, the Merger Agreement provides that the Partnership and the General Partner (acting through the GP Board and the Conflicts Committee) will not, and will cause their respective subsidiaries and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives not to, and each of the Partnership and the General Partner (acting through the GP Board and the Conflicts Committee) will use its reasonable best efforts to, and cause the Partnership’s subsidiaries to use their reasonable best efforts to, cause their representatives not to, directly or indirectly, (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendations of the GP Board and Conflicts Committee or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any acquisition proposal, or fail to recommend against acceptance of any tender offer or exchange offer for Common Units within 10 business days after commencement of such offer, or resolve or agree to take any of the foregoing actions, or (ii) fail to include the recommendations of the GP Board and Conflicts Committee in this proxy statement. The Merger Agreement also provides that the Partnership (acting through the GP Board or the Conflicts Committee or otherwise) will not, directly or indirectly, if any acquisition proposal has been made public, fail to publicly reaffirm recommendations of the GP Board and Conflicts Committee. The Partnership and the General Partner and any of their subsidiaries taking any of the actions described above is referred to as a “Partnership Adverse Recommendation Change.”

Subject to the conditions described under “Proposal No. 1. The Merger Proposal— General Partner Recommendation and Partnership Adverse Recommendation Change,” the GP Board or the Conflicts Committee may, at any time prior to obtaining the Partnership Unitholder Approval, make a Partnership Adverse Recommendation Change if the GP Board (upon the recommendation of the Conflicts Committee) or the Conflicts Committee determines in good faith (after consultation with outside legal counsel) (i) that (A) an acquisition proposal constitutes a Superior Proposal (as defined in the Merger Agreement), or (B) an Intervening Event (as defined in the Merger Agreement) has occurred, and (ii) that the failure to take such action would be inconsistent with (a)(1) with respect to the GP Board, its duties to the Partnership and the Unitholders under applicable law, as modified by the Partnership Agreement, or (a)(2) with respect to the Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable law, as modified by the Partnership Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

•	by the mutual written consent of (i) the Partnership, duly authorized by the Conflicts Committee and (ii) Parent;

•	by either the Partnership (duly authorized by the Conflicts Committee) or Parent, if:

•

the closing of the Merger does not occur on or before March 31, 2025 (the “Outside Date”), except that the right to terminate the Merger Agreement in this situation will not be available (i) to the Partnership if the failure to satisfy such condition is due to the failure of either the Partnership or the General Partner to perform and comply in all material respects with the covenants and agreements in the Merger Agreement to be performed or complied with by it before the closing of the Merger (except where such failure to perform or comply occurred as the result of actions or failure to act by the Partnership or the General Partner pursuant to the explicit direction of Parent or any of its affiliates or representatives (a “Parent Directive”)), (ii) to Parent if the failure to satisfy such condition is due to the failure of any of Parent or Merger Sub or an affiliate thereof to perform and comply in all material respects with the covenants and agreements contained in the Merger Agreement or the Parent Group Support Agreement, as applicable, to be performed or complied with by it before the closing of the Merger or (iii) to the Partnership or Parent if, in the case of Parent, the Partnership or the General Partner, and in the case of the Partnership, Parent or Merger Sub, has filed (and is then pursuing) an action seeking specific performance as permitted under the terms of the Merger Agreement; or

•

any restraint is in effect and has become final and nonappealable that has the effect of enjoining, restraining, preventing or prohibiting the consummation of the Merger and the transactions contemplated by the Merger Agreement or making the consummation of the Merger and the transactions contemplated by the Merger Agreement illegal, except that the right to terminate the Merger Agreement will not be available to the Partnership or Parent if the restraint was due to the failure of, in the case of the Partnership, the Partnership or the General Partner (in each case, other than pursuant to a Parent Directive), and in the case of Parent, Parent or Merger Sub, or any affiliate thereof to perform in all material respects any of its obligations under the Merger Agreement or the Parent Group Support Agreement, as applicable; or

•	the Partnership Unitholder Meeting (as defined below) has concluded and the Partnership Unitholder Approval has not been obtained.

•	by Parent, if:

•	the GP Board or Conflicts Committee, as applicable, shall have effected a Partnership Adverse Recommendation Change prior to receipt of Partnership Unitholder Approval;

•

Other than pursuant to a Parent Directive, prior to the receipt of the Partnership Unitholder Approval, the Partnership (a) fails to submit the Merger Agreement and Merger to a vote of the Unitholders at the Partnership Unitholder Meeting and to recommend and use its reasonable best efforts to obtain from the Unitholders the Partnership Unitholder Approval of the Merger Agreement, or (b) is in breach of its obligations to and to use its reasonable best efforts to cause its respective subsidiaries and the respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person conducted heretofore with respect to an acquisition proposal pursuant to the terms of the Merger Agreement; provided, however, that Parent shall not have the right to terminate the Merger Agreement if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or its Support Agreement, as applicable.

•

the Partnership or the General Partner has breached or failed to perform (other than pursuant to a Parent Directive) any of its representations, warranties, covenants or agreements contained in the Merger Agreement (or if any of the representations or warranties of the Partnership or the General Partner in the Merger Agreement fail to be true), if the breach or failure to perform (i) would constitute the failure of a condition to Parent’s obligation to complete the Merger and (ii) is not capable of being cured, or is not cured, by the Partnership or the General Partner within the earlier of (A) 30 days after receipt of written notice from Parent of such breach or failure or (B) the Outside Date; provided, however, that Parent will not have the right to terminate the Merger Agreement under this condition if Parent or Merger Sub or an affiliate thereof is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or the Support Agreements.

•

by the Partnership (duly authorized by the GP Board), or by the Conflicts Committee (which termination may be effected on behalf of the Partnership by the Conflicts Committee without having to obtain the consent, authorization or approval of the GP Board, the General Partner, the Partnership, or any other person), (i) if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement (or if any of Parent’s or Merger Sub’s representations or warranties contained in the Merger Agreement fails to be true) and such breach or failure would (A) constitute the failure of a condition of the Partnership’s obligation to complete the Merger and (B) is not capable of being cured, or is not cured, by Parent or Merger Sub within the earlier of (x) 30 days after receipt of written notice from the Partnership of such breach or failure or (y) the Outside Date or (ii) if at least five business days have elapsed since the Partnership (duly authorized by the GP Board) or the Conflicts Committee (which action may be effected on behalf of the Partnership by the Conflicts Committee without having to obtain the consent, authorization, or approval of the GP Board, the General Partner, the Partnership, or any other person) has sent a written notice to Parent that the conditions precedent regarding (A) obtaining the Partnership Unitholder Approval, (B) the absence of any legal restraint or prohibition enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal, (C) compliance with regulatory approvals and (D) Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied (other than such conditions that by their nature are only capable of being satisfied by the delivery of documents or taking of other action at closing of the Merger), and the Partnership stands ready, willing, and able to consummate the Merger and the transactions contemplated by the Merger Agreement, and Parent has failed to consummate the Merger and the transactions contemplated by the Merger Agreement within such five business day period provided, however, that the Partnership will not have the right to terminate the Merger Agreement if the Partnership or the General Partner is then in material breach (other than pursuant to a Parent Directive) of any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

For more information regarding the termination of the Merger Agreement, see “Proposal No. 1. The Merger Proposal—Termination.”

Termination Fee; Expenses

In the event of termination of the Merger Agreement (i) by Parent pursuant to the Merger Agreement in the event of a Partnership Adverse Recommendation Change, (ii) by the Partnership or Parent pursuant to the Merger Agreement in the event of a failed Partnership Unitholder vote in a case where a Partnership Adverse Recommendation Change has occurred, (iii) by the Partnership pursuant to the Merger Agreement if the closing of the Merger does not occur on or before the Outside Date and, at the time of such termination, the (a) Partnership Unitholder Approval has not been obtained and (b) Parent would have been permitted to terminate the Merger Agreement pursuant to the terms of the Merger Agreement in the event of a Partnership Adverse Recommendation Change or (iv) (A) by Parent pursuant to the Merger Agreement in the event of a Partnership or General Partner uncured breach, (B) by the Partnership pursuant to the Merger Agreement in the event the Merger is not consummated prior to the Outside Date or (C) by either Parent or the Partnership pursuant to the Merger Agreement in the event of a failed Partnership Unitholder vote, in each case, if a Superior Proposal (as defined below) shall have been publicly made, proposed or communicated (or shall have otherwise become publicly known) after the date of the Merger Agreement and not withdrawn prior to the Partnership Unitholder Meeting (or, if earlier, prior to the time of termination of the Merger Agreement), and at any time on or prior to the 12-month anniversary of such termination, the Partnership or its subsidiary completes or enters into a definitive agreement with respect to, and thereafter completes, any Superior Proposal, then the Partnership will pay to Parent a termination fee equal to $2.5 million (the “Partnership Termination Fee”) within two business days after the date of termination.

In the event of termination of the Merger Agreement by Parent pursuant to the Merger Agreement in the event (i) other than pursuant to a Parent Directive, prior to the receipt of the Partnership Unitholder Approval, the Partnership (a) fails to submit the Merger Agreement and Merger to a vote of the Unitholders at the Partnership Unitholder Meeting and to recommend and use its reasonable best efforts to obtain from the Unitholders the Partnership Unitholder Approval of the Merger Agreement, or (b) is in breach of its obligations to, and to use its reasonable best efforts to cause its respective subsidiaries and the respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person conducted heretofore with respect to an acquisition proposal pursuant to the terms of the Merger Agreement; provided, however, that Parent or Merger Sub is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or its Support Agreement, as applicable, or (ii) the Partnership’s or the General Partner’s breach or failure to perform (other than pursuant to a Parent Directive) any of their representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure (A) would (if it occurred or was continuing as of the closing of the Merger) give rise to the failure of a condition obligating Parent and Merger Sub to effect the Merger and (B) is incapable of being cured, or is not cured, by the Partnership or the General Partner within the earlier of (x) 30 days following receipt of written notice from Parent of such breach or failure or (y) the Outside Date, under circumstances where the Partnership Termination Fee is not payable, then the Partnership shall promptly, but no later than two business days after receipt of an invoice (with supporting documentation) from Parent, pay Parent’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Parent and its affiliates in connection with the Merger Agreement and the Merger up to a maximum amount of $5.0 million (the “Parent Expense Reimbursement”).

In the event of termination of the Merger Agreement by the Partnership pursuant to the Merger Agreement in the event of Parent’s or the Merger Sub’s uncured breach or failure to perform any of their representations, warranties, covenants or agreements set forth in the Merger Agreement, then Parent shall promptly, but no later than two business days after receipt of an invoice (with supporting documentation) from the Partnership, pay the Partnership’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by the Partnership and its affiliates in connection with the Merger Agreement and the Merger up to a maximum amount of $5.0 million (the “Partnership Expense Reimbursement”).

In the event of termination of the Merger Agreement by the Partnership or the Conflicts Committee, as applicable, pursuant to the Merger Agreement in the event at least five business days have elapsed since the Partnership (duly authorized by the GP Board) or the Conflicts Committee (which action may be effected on behalf of the Partnership by the GP Conflicts Committee without having to obtain the consent, authorization or approval of the GP Board, the General Partner, the Partnership, or any other person) sent a written notice to Parent that certain conditions precedent to the Merger have been satisfied (other than such conditions that by their nature are only capable of being satisfied by the delivery of documents or taking of other action at closing of the Merger), and the Partnership stands ready, willing, and able to consummate the Merger and the transactions contemplated by the Merger Agreement, and Parent has failed to consummate the Merger and the transactions contemplated by the Merger Agreement within such five business day period, then within 10 business days after such termination, Parent shall, by wire transfer of immediately available funds, pay the Partnership a termination fee equal to $6.0 million (the “Parent Termination Fee”).

In no event shall (i) Parent be entitled to receive both the Partnership Termination Fee and the Parent Expense Reimbursement, in connection with a termination of the Merger Agreement and (ii) the Partnership be

entitled to receive both the Parent Termination Fee and the Partnership Expense Reimbursement, in connection with a termination of the Merger Agreement.

Effect of Termination; Remedies

In the event of termination of the Merger Agreement as summarized above under “—Termination of the Merger Agreement,” the Merger Agreement will terminate and become null and void (other than certain provisions relating to, among other things, fees and expenses and litigation related to the Merger and the transactions contemplated by the Merger Agreement) and there will be no liability on the part of any of Parent, Merger Sub, the Partnership or the General Partner, or their respective directors, officers and affiliates, to the other parties to the Merger Agreement; provided, however, that no such termination will relieve any party thereto from (i) its obligation to pay the Parent Expense Reimbursement, the Partnership Expense Reimbursement, the Partnership Termination Fee, or the Parent Termination Fee, as applicable, if, as and when required pursuant to the Merger Agreement or (ii) any fraud or liability for intentional fraud or a willful breach of any covenant or other agreement contained in the Merger Agreement. For purposes of the Merger Agreement, “willful breach” shall mean a material breach of the Merger Agreement that is a consequence of a deliberate act or a deliberate failure to act by the breaching party with the knowledge that the taking of such act (or failure to takes such act) would (i) cause a material breach of the Merger Agreement and (ii) prevent or materially delay closing.

For more information regarding the effect of termination and remedies, see “Proposal No.  1. The Merger Proposal—Effect of Termination; Remedies.”

Financing of the Merger

The total amount of funds necessary for Parent to consummate the Merger and the related transactions, excluding expenses related thereto, is anticipated to be approximately $132.2 million. Parent expects to fund the Merger and related transaction costs with existing cash on hand, cash flow prior to the closing of the Merger, borrowings under the Amended Parent Credit Facility (as defined below), and, if necessary, from $5.0 million in loans from certain members of Parent’s management team. Such management loans, if necessary, are expected to be made to Parent from the Merger Consideration that the applicable officers and/or directors would otherwise receive in the Merger as a result of their ownership of Common Units or restricted units, phantom units or phantom unit appreciation rights under the Partnership Restricted Unit Plan or Partnership Phantom Unit Plan.

On October 25, 2024, Parent entered into a fee letter and commitment letter (the “Regions Commitment Letter”) with Regions Bank and Regions Capital Markets, whereby Regions Bank committed to provide the $200 million credit facility contemplated by the Regions Engagement Letter (as defined below) and the Regions Commitment Letter, subject to customary conditions to closing, including, among others, (i) Wells Fargo, National Association (“Wells Fargo Lending”) assuming and funding $100 million of such $200 million commitment and (ii) the closing of the Amended Parent Credit Facility occurring on or before December 31, 2024. On October 24, 2024, Regions Bank received a commitment letter from Wells Fargo Lending with respect to $100 million of the Amended Parent Credit Facility.

Although Parent has entered into the Regions Commitment Letter, there is still a risk that the debt financing under the Amended Parent Credit Facility may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing under the Amended Parent Credit Facility is not available as anticipated. Additionally, although the Amended Parent Credit Facility is fully committed and not subject to syndication risk, there is no assurance that the conditions to closing for the Amended Parent Credit Facility will be satisfied. In the event that Parent fails to consummate the Merger within five business days after receiving a closing notice from the Partnership or the Conflicts Committee as contemplated by Merger Agreement, and the Partnership or the Conflicts Committee

terminates the Merger Agreement, Parent would be required to pay the Partnership a termination fee of $6.0 million, subject to certain terms and conditions. Parent has no alternative financing plans in the event the expected borrowings are not consummated.

No borrowings under the Partnership’s credit facility, or any other funds of the Partnership, will be used in connection with the financing of the Merger or the payment of any of Parent’s transaction costs.

See “Special Factors—Financing of the Merger.”

Expenses Relating to the Merger

Under the terms of the Merger Agreement, all expenses will generally be borne by the party incurring such expenses, except (i) that Parent and the Partnership will each pay for one-half of the costs of printing and mailing of this proxy statement and the Schedule 13E-3 and any amendments or supplements hereto or thereto, (ii) Parent and the Partnership shall each also pay one-half of any filing fees and other costs and expenses relating to the preparation and filing of any filing with a governmental authority required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including any filings required under antitrust laws, (iii) Parent will pay all costs, fees and expenses of the Paying Agent (as defined in the Merger Agreement), (iv) the Partnership will pay the Partnership Termination Fee and Parent Expense Reimbursement, if applicable, as discussed above under “—Effect of Termination; Remedies” and (v) Parent will pay the Parent Termination Fee and Partnership Expense Reimbursement, if applicable, as discussed above under “—Effect of Termination; Remedies.”

For more information regarding the estimated fees and expenses associated with the Merger, see “Special Factors—Fees and Expenses.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash in exchange for Common Units pursuant to the Merger will be a taxable transaction to U.S. Unitholders (as defined in the section titled “Special Factors—Tax Consequences of the Merger to Unitholders—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. In general, gain or loss recognized on the receipt of cash in exchange for Common Units will be taxable as capital gain or loss. As discussed in “Special Factors—Tax Consequences of the Merger to Unitholders—Material U.S. Federal Income Tax Consequences of the Merger” below, a portion of this gain, which portion could be substantial, and in certain cases, loss, will be separately computed and taxed as ordinary income or loss under Section 751 of the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), to the extent attributable to assets giving rise to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by the Partnership and its subsidiaries. Passive losses that were not deductible by a U.S. Unitholder in prior taxable periods because they exceeded the Unitholder’s share of the Partnership’s income may become available to offset a portion of the gain recognized by such Unitholder. However, the precise U.S. federal income tax consequences of the Merger will depend on the Unitholder’s personal tax situation. Accordingly, each Unitholder should consult its tax advisor regarding the tax consequences of the exchange of Common Units for cash pursuant to the Merger in light of its particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

No Appraisal Rights

Holders of the Common Units are not entitled to dissenters’ rights of appraisal under the Partnership Agreement, the Merger Agreement or applicable Delaware law. See “Special Factors—No Appraisal Rights.”

Delisting and Deregistration of Common Units

The Common Units are currently listed on the Nasdaq under the ticker symbol “MMLP.” If the Merger is completed, the Common Units will cease to be listed on the Nasdaq and will be deregistered under the Exchange Act.

Organizational Structure Prior to the Merger

The following represents the simplified organizational structure of the Partnership prior to the Merger:

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Set forth below are questions that you, as a Unitholder, may have regarding the Merger Proposal, the Adjournment Proposal and the Special Meeting, and brief answers to those questions. However, this section may not provide all of the information that is important to you. Accordingly, you are urged to read carefully this proxy statement, the other documents referred to in this proxy statement in their entirety, including the Merger Agreement, which is attached as Annex A to this proxy statement, each of the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin, which are attached as Annex B, Annex C, Annex D and Annex E, respectively, to this proxy statement, the opinion of Houlihan Lokey to the Conflicts Committee, which is attached as Annex F to this proxy statement, the opinion of Wells Fargo to the Parent Board, which is attached as Annex G to this proxy statement, and the documents incorporated by reference into this proxy statement. You may obtain a list of the documents incorporated by reference into this proxy statement in the section titled “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement?

A:

The Partnership and the General Partner, together with Parent and Merger Sub, have agreed to a merger, pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent. At the effective time of the Merger, each Public Common Unit will be converted into the right to receive the Merger Consideration. After the Merger, the Partnership’s Common Units will cease to be publicly traded. In order to complete the Merger, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units is required to approve the Merger Agreement and the Merger. The Partnership is holding a special meeting of its Unitholders to obtain this Unitholder Approval.

This document is being delivered to you as a proxy statement by which the GP Board is soliciting proxies from you to vote on the approval of the Merger Agreement and the Merger at the Special Meeting or at any adjournment or postponement of the Special Meeting.

Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote, please see the section of this proxy statement entitled “The Partnership Special Meeting.”

Q:	What will happen in the Merger?

A:

In the Merger, Merger Sub will merge with and into the Partnership. The Partnership will survive as a wholly owned subsidiary of Parent. If the Merger is completed, each Public Common Unit will be converted into the right to receive the Merger Consideration and the Common Units will cease to be listed on the Nasdaq, will be deregistered under the Exchange Act, and will cease to be publicly traded.

Q:	What will I receive in the Merger for my Common Units?

A:

If the Merger is completed, each Public Common Unit will be converted into the right to receive the Merger Consideration, $4.02 in cash, to be paid without interest. See “Proposal No. 1. The Merger Proposal.”

Q:	How does the Merger Consideration of $4.02 per Common Unit compare to the market price of the Common Units prior to the execution of the Merger Agreement?

A:

The Merger Consideration represents a 34.00% premium to the $3.00 closing price per Common Unit on the last trading day prior to Parent’s initial offer made on May 24, 2024 to acquire all of the Common Units held by Partnership Unaffiliated Unitholders. The Merger Consideration represents an 11.33% premium to the trailing 30-trading day volume-weighted average price of the Common Units on October 3, 2024, the date that the Merger Agreement was executed.

Q:	How will I receive the Merger Consideration to which I am entitled?

A:

Promptly after the Effective Time, the Paying Agent will mail or provide to each holder of record of Common Units certain transmittal materials and instructions for use in effecting the surrender of Common Units to the Paying Agent.

Q:	What will I receive for any restricted units, phantom units and phantom unit appreciation rights that I hold?

A:

The Merger Agreement provides that immediately prior to the Effective Time, all restricted units, phantom units and phantom unit appreciation rights outstanding immediately prior to the Effective Time will fully vest. Each holder of a restricted unit or phantom unit will receive an amount equal to the Merger Consideration with respect to each such unit that becomes vested pursuant to the terms of the Merger Agreement. Each holder of a phantom unit appreciation right will receive an amount equal to the Merger Consideration less the date of grant value (as determined in accordance with the applicable award agreement) with respect to each phantom unit appreciation right that becomes vested pursuant to the terms of the Merger Agreement.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not approved by Unitholders or if the Merger is not completed for any other reason, Unitholders will not receive any form of consideration for their Common Units in connection with the Merger. Instead, the Partnership will remain a publicly traded limited partnership and the Common Units will continue to be listed and traded on the Nasdaq.

Q:	Will the Partnership continue to pay quarterly distributions for completed calendar quarters prior to the completion of the Merger?

A:

Yes, subject to certain requirements. Under the Merger Agreement, until the closing of the Merger, the General Partner will cause the Partnership to declare and pay regular quarterly cash distributions to the holders of the Common Units consistent with past practice, including with respect to setting of record dates. See “Proposal No. 1. The Merger Proposal—Distributions.”

Q:	What am I being asked to vote on?

A:	Unitholders are being asked to vote on the following proposals:

•	Merger Proposal: To approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the Merger; and

•

Adjournment Proposal: To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger, at the time of the Special Meeting.

The approval of the Merger Proposal by Unitholders holding a majority of the issued and outstanding Common Units is a condition to the obligations of the Partnership and Parent to complete the Merger. The approval of the Adjournment Proposal is not a condition to the obligations of the Partnership or Parent to complete the Merger.

Q:	Does the Conflicts Committee recommend that the Partnership Unaffiliated Unitholders approve the Merger Agreement and the Merger?

A:

Yes. The Conflicts Committee, consisting of three independent directors that satisfy the requirements for membership on the Conflicts Committee that are set forth in the Partnership Agreement and the Conflicts

Committee Charter, has unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the Unitholders and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders. Therefore, the Conflicts Committee recommends that the Unitholders vote “FOR” the Merger Proposal. See “Special Factors— Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal—Reasons for the Conflict Committee’s Recommendation.”

Q:	Does the GP Board recommend that Unitholders approve the Merger Agreement and the Merger?

A:

Yes. The GP Board, after considering various factors, including the unanimous determination and recommendation of the Conflicts Committee, has unanimously and in good faith determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and are in the best interests of the Partnership and the Partnership Unaffiliated Unitholders. Therefore, the GP Board recommends that the Partnership Unaffiliated Unitholders vote “FOR” the Merger Proposal. See “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal—Reasons for the GP Board’s Recommendation.” In considering the recommendation of the GP Board with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, you should be aware that directors and executive officers of the General Partner have interests in the Merger that may be different from, or in addition to, your interests as a Unitholder. You should consider these interests in voting on the Merger Proposal. These different interests are described under “Special Factors—Interests of the Directors and Executive Officers of the General Partner in the Merger.”

Q:

Will the Partnership be required to submit the Merger Proposal to the Unitholders even if the Conflicts Committee or the GP Board has effected a Partnership Adverse Recommendation Change with respect to the approval of the Merger Agreement?

A:

Yes. Unless the Merger Agreement is terminated, the Partnership is required to submit the Merger Proposal to the Unitholders regardless of whether the Conflicts Committee or the GP Board recommends that the Unitholders reject the Merger Proposal or otherwise takes any action constituting an adverse recommendation change under the Merger Agreement. In the event the Conflicts Committee makes an adverse recommendation under the Merger Agreement, Parent may also terminate the Merger Agreement and collect a $2.5 million termination fee from the Partnership.

For more information regarding the ability of the Partnership to terminate the Merger Agreement, and the Conflicts Committee’s or the GP Board’s ability to change its recommendation with respect to the Merger Proposal, see “Proposal No. 1. The Merger Proposal—Termination” and “Proposal No. 1. The Merger Proposal—General Partner Recommendation and Partnership Adverse Recommendation Change.”

Q:	What Unitholder vote is required for the approval of each proposal?

A:	The following are the vote requirements for the proposals:

•

Merger Proposal. The Merger Proposal requires the affirmative vote of holders of at least a majority of the issued and outstanding Common Units. Abstentions, failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” the Merger Proposal.

•

Adjournment Proposal. If a quorum is present at the Special Meeting, the Adjournment Proposal requires the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote and be present in person or by proxy at such meeting; provided that, if a quorum is not present at the Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote at such meeting (including issued and outstanding Common Units deemed owned by the General Partner) represented either in person or by proxy is required to approve the Adjournment Proposal. If a quorum is present, abstentions, failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” the Adjournment Proposal. If a quorum is not present, abstentions will have the same effect as votes “AGAINST” the Adjournment Proposal, but failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have no effect on the Adjournment Proposal.

Q:	How do the Support Parties intend to vote?

A:

As of the close of business on the Record Date, the Support Parties owned an aggregate of [●] Common Units, representing approximately [●]% of the outstanding Common Units, entitled to vote at the Special Meeting.

Pursuant to the terms of the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin in connection with entry into the Merger Agreement, the Support Parties have agreed to appear at the Special Meeting or otherwise cause their respective Common Units to be counted as present thereat for the purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting, in person or by proxy, all of their Common Units in favor of the Merger, the approval of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Support Parties’ agreements to vote their respective Common Units in favor of the Merger Agreement will not be sufficient to approve the Merger Agreement and the Merger on behalf of the holders of the Common Units, without also obtaining additional votes of other holders of the Common Units. The Partnership encourages you to read each of the Support Agreements carefully and in their entirety.

Q:	What constitutes a quorum for the Special Meeting?

A:

At least a majority of the issued and outstanding Common Units (including issued and outstanding Common Units deemed owned by the General Partner) must be represented in person or by proxy at the Special Meeting in order to constitute a quorum. Any abstentions and broker non-votes (if any) will be considered to be present at the meeting for purposes of determining whether a quorum is present at the Special Meeting. Pursuant to the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin, the Support Parties have agreed to appear at the Special Meeting for quorum purposes.

Q:	When is this proxy statement being mailed?

A:

This proxy statement and the proxy card are first being sent to Unitholders on or about [●], 2024. The proxy statement and the proxy card will be mailed to all Unitholders as of the Record Date of [●], 2024. Only one

proxy statement will be delivered to multiple Unitholders sharing an address unless the Partnership has received contrary instructions from one or more of the Unitholders. For further information, see “Other Matters—Householding of Special Meeting Materials.”

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your Common Units. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your Common Units is called a proxy card, a copy of which is enclosed with this proxy statement if you are a holder of record.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The GP Board is soliciting your proxy in connection with the Special Meeting, and the Partnership will bear the costs of soliciting proxies. The Partnership has engaged Innisfree M&A Incorporated (the “Proxy Solicitor”) to assist in the solicitation of proxies for the Special Meeting. Innisfree M&A Incorporated will be paid a fee of up to $30,000, plus certain expenses and other costs, by the Partnership for these and other advisory services in connection with the Special Meeting. In addition, the Partnership has agreed to indemnify Innisfree M&A Incorporated, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. Proxies may also be solicited by certain of the General Partner’s directors, officers and employees by telephone, electronic mail, letter, facsimile or in person, but no additional compensation will be paid to them.

Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of Common Units, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at the Partnership’s office located at 4200 B Stone Road, Kilgore, Texas 75662, on [●], 2024, at [●] (local time).

Q:	How do I vote my Common Units at the Special Meeting or submit my proxy?

A:	There are four ways you may cast your vote or cause your Common Units to be voted.

•

In Person. If you are a Unitholder of record, you may vote in person at the Special Meeting. Common Units held by a broker, bank or other nominee may be voted in person by you only if you obtain a legal proxy from the record holder (which is your broker, bank or other nominee) giving you the right to vote Common Units;

•

Via the Internet. If you are a Unitholder of record, you may submit your proxy electronically via the Internet by accessing the Internet address provided on the WHITE proxy card and following the instructions provided;

•	By Telephone. If you are a Unitholder of record, you may submit your proxy by using the toll-free telephone number listed on the enclosed WHITE proxy card and following the instructions provided; or

•

By Mail. You may submit your proxy by filling out, signing and dating the enclosed WHITE proxy card (if you are a Unitholder of record) or voting instruction form (if your Common Units are held by a broker, bank or other nominee) and returning it by mail in the prepaid envelope provided.

Even if you plan to attend the Special Meeting in person, you are encouraged to submit your proxy as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

If you are a holder of record, the deadline for submitting your proxy by telephone or electronically through the Internet is 11:59 p.m. Eastern Time on [●], 2024 (the “telephone/internet deadline”).

If your Common Units are held by a broker, bank or other nominee, also known as holding units in “street name,” you should receive instructions from the broker, bank or other nominee that you must follow in order to have your Common Units voted. Please review such instructions to determine whether you will be able to vote via the Internet or by telephone and the deadline for voting.

If the Special Meeting is adjourned to solicit additional votes in favor of the Merger Proposal, the deadline for submitting your proxy by telephone or electronically through the Internet deadline may be extended. The failure to vote your Common Units held of record or to instruct your brokerage firm, bank or other nominee to vote your Common Units will have the same effect as voting “AGAINST” approval of the Merger Proposal.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results are expected to be announced at the Special Meeting. In addition, promptly following the conclusion of the Special Meeting, the Partnership will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	If my Common Units are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my Common Units for me?

A:

No. If your Common Units are held in an account at a broker, bank or through another nominee, you must instruct the broker, bank or other nominee on how to vote your Common Units by following the instructions that they provide to you with these materials. Most banks and brokers offer the ability for Unitholders to submit voting instructions by mail by completing a voting instruction form, by telephone and via the Internet.

Broker non-votes occur when (i) a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of unitholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the units and (ii) the beneficial owner fails to provide the broker, bank or other nominee with such instructions. Under applicable rules, brokers, banks and other nominees holding units in “street name” do not have discretionary voting authority with respect to any of the Proposals, including the Merger Proposal, and therefore we do not expect there to be any broker non-votes at the Special Meeting. Accordingly, if a beneficial owner of Common Units held in “street name” does not give voting instructions to the broker, bank or other nominee, then (i) those units will not be counted as present in person or by proxy at the Special Meeting and (ii) it will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	How will my Common Units be represented at the Special Meeting?

A:

If you submit your proxy by telephone, the Internet website or by signing and returning your WHITE proxy card, the officers named in your proxy card will vote your Common Units in the manner you requested if you correctly submitted your proxy. If you sign your WHITE proxy card and return it without indicating how you would like to vote your Common Units, your proxy will be voted as the GP Board recommends, which is:

•	Merger Proposal: “FOR” the Merger Proposal; and

•	Adjournment Proposal: “FOR” the Adjournment Proposal.

Q:	Who may attend the Special Meeting?

A:

Unitholders as of the Record Date (or their authorized representatives), including unitholders of record and beneficial owners of Common Units registered in the “street name” of a broker, bank or other nominee, and the Partnership’s invited guests may attend the Special Meeting. If you are a Unitholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your Common Units in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee, along with proper identification.

Q:	Is my vote important?

A:

Yes, your vote is very important. If you do not submit a proxy or vote in person at the Special Meeting, it will be more difficult for the Partnership to obtain the necessary quorum to hold the Special Meeting. In addition, an abstention or your failure to submit a proxy or to vote in person will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Common Units through a broker, bank or other nominee, your broker, bank or other nominee will not be able to cast a vote on the Merger Proposal without instructions from you, which will have the same effect as a vote “AGAINST” the Merger Proposal. The GP Board recommends that Unitholders vote “FOR” the Merger Proposal.

Q:	I am a Unitholder and I received a proxy card from someone other than the Partnership. Should I sign and mail it?

A:

We recommend that you disregard any proxy card sent to you by or on behalf of any other person other than the Partnership, including any gold proxy card and solicitation materials that may be sent to you by or on behalf of Nut Tree and Caspian. Nut Tree and Caspian are soliciting proxies in opposition to the GP Board’s recommendations on the Merger Proposal and the Adjournment Proposal presented in this proxy statement. If you have submitted such a proxy card (including a gold proxy card), we ask that you subsequently recast your vote as instructed on the WHITE proxy card mailed to you by the Partnership, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted. If you have any questions or need assistance, please contact Innisfree M&A Incorporated, the Partnership’s proxy solicitor, at (877) 750-8334.

Q:	Can I revoke my proxy or change my voting instructions?

A:

Yes. If you are a Unitholder of record, you may revoke your proxy or change your voting instructions at any time before the telephone/Internet deadline or before the polls close at the Special Meeting, as applicable, by:

•

sending a written notice, no later than the telephone/internet deadline, to Martin Midstream Partners L.P. at 4200 B Stone Road, Kilgore, Texas 75662, Attention: Secretary, that bears a date later than the date of your proxy and is received prior to the Special Meeting and states that you revoke your proxy;

•	submitting a valid, later-dated proxy by mail that is received prior to the Special Meeting;

•	submitting a valid, later-dated proxy by telephone or Internet before the telephone/Internet deadline; or

•	attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your Common Units through a broker, bank or other nominee, you must follow the directions you receive from your broker, bank or other nominee in order to revoke your proxy or change your voting instructions.

Only your last submitted proxy will be considered. Please cast your vote “FOR” each of the proposals listed in this proxy statement, following the instructions provided, as promptly as possible.

Q:	What happens if I sell my Common Units after the Record Date, but before the Special Meeting?

A:

The Record Date for the Special Meeting is set earlier than both the date of the Special Meeting and the date that the Merger is expected to be completed. If you sell or otherwise transfer your Common Units after the

Record Date, but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting. However, you will not have the right to receive the Merger Consideration to be received by the Unitholders in the Merger. In order to receive the Merger Consideration, you must hold your Common Units up to the completion of the Merger.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:

Your receipt of more than one proxy card or voting instruction form may mean that you have multiple accounts with the Partnership’s transfer agent or with a brokerage firm, bank or other nominee. If submitting your proxy or providing voting instructions by mail, please sign and return all proxy cards or voting instruction forms to ensure that all of your Common Units are voted. Each proxy card or voting instruction form represents a distinct number of Common Units, and it is the only means by which those particular Common Units may be voted by proxy.

Q:	Am I entitled to appraisal rights if I vote against the approval of the Merger Proposal?

A:	No. Appraisal rights are not available in connection with the Merger under the Merger Agreement, the Partnership Agreement or applicable Delaware law.

Q:	Is completion of the Merger subject to any conditions?

A:

Yes. In addition to the receipt of Unitholder Approval, completion of the Merger requires the receipt of the necessary governmental clearances and the satisfaction or, to the extent permitted by applicable law, waiver of the other conditions specified in the Merger Agreement. For further discussion of the conditions to the Merger, see “Proposal No. 1 The Merger Proposal—Conditions to Completion of the Merger.”

Q:	When do you expect to complete the Merger?

A:

The Partnership and Parent are working towards completing the Merger promptly. The Partnership and Parent currently expect to complete the Merger by the end of 2024, subject to receipt of Unitholder Approval and other usual and customary closing conditions. However, no assurance can be given as to when, or if, the Merger will occur.

Q:	What are the material U.S. federal income tax consequences of the Merger to the Unitholders?

A:

If you are a U.S. Unitholder (as defined in the section titled “Special Factors—Tax Consequences of the Merger to Unitholders—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for Common Units pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes and the resulting tax liability, if any, will depend on your particular situation. Accordingly, you should consult your tax advisors regarding the particular tax consequences to you of the exchange of Common Units for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:	What do I need to do now?

A:

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Then, please submit your proxy for your Common Units in accordance with the instructions described above.

If you hold Common Units through a broker, bank or other nominee, please instruct your broker, bank or nominee to submit your proxy for your Common Units by following the instructions that they provide to you with these materials.

Q:	Should I send in my evidence of ownership now?

A:

No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Common Units for the Merger Consideration. If your Common Units are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Common Units in exchange for the Merger Consideration.

Q:	What is householding and how does it affect me?

A:

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, Unitholders who have the same address and have consented to our mailing of proxy materials and other unitholder information only to one account in such household will receive only one paper copy of the proxy materials, as applicable, unless one or more of these Unitholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

A number of brokerage firms with account holders who are Unitholders may also use householding. Once you have received notice from your bank or broker that it will be householding materials to your address, householding generally will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and you prefer to receive separate proxy materials, please notify your broker or write to the following address:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Secretary

Phone: (903) 983-6200

For further discussion of householding matters, see “Other Matters—Householding of Special Meeting Materials.”

Q:	Who should I call with questions?

A:

Unitholders should call Innisfree M&A Incorporated, the Partnership’s proxy solicitor, at (877) 750-8334, with any questions about the Merger or the Special Meeting, or to obtain additional copies of this proxy statement, proxy cards or voting instruction forms. If your Common Units are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished to you by such broker, bank or other nominee, and please contact such broker, bank or other nominee for additional information.

SPECIAL FACTORS

This section of the proxy statement describes the material aspects of the proposed Merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated herein by reference, including the full text of the Merger Agreement, each of the Support Agreements, Houlihan Lokey’s Opinion to the Conflicts Committee and Wells Fargo’s Opinion to the Parent Board for a more complete understanding of the Merger. Copies of the Merger Agreement, the Parent Group Support Agreement, the Senterfitt Support Agreement, the Bondurant Support Agreement, the Martin Support Agreement, Houlihan Lokey’s Opinion and Wells Fargo’s Opinion are attached hereto as Annex A, Annex B, Annex C, Annex D, Annex E, Annex F and Annex G, respectively. In addition, important business and financial information about the Partnership is included in or incorporated into this proxy statement by reference. See “Where You Can Find More Information.”

Effects of the Merger

Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Partnership, with the Partnership surviving the Merger and continuing to exist as a Delaware limited partnership, and each Public Common Unit will be converted into the right to receive the Merger Consideration. If the Merger is completed, (i) holders of the Common Units other than Parent and its subsidiaries (including the Partnership Unaffiliated Unitholders) will no longer have an equity interest in the Partnership (other than holders that will indirectly own an equity interest in the Partnership through ownership of an equity interest in Parent), (ii) the Common Units will no longer be listed on the Nasdaq, (iii) the Common Units will be deregistered under the Exchange Act as promptly as practicable following the Effective Time and (iv) Parent, as the parent of General Partner and the sole member of Merger Sub, will own all of the limited partner interests and General Partner Interest of the Partnership.

The limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist, and no consideration will be delivered in respect thereof. At the Effective Time, the books and records of the Partnership will be revised to reflect (i) the cancellation and extinguishment of all Common Units that were converted into the right to receive the applicable Merger Consideration and that, immediately following the Effective Time, Parent or its subsidiaries will be the only holders of the Common Units and (ii) that the existence of the Partnership will continue without dissolution.

The Merger Agreement provides that immediately prior to the Effective Time, all restricted units, phantom units and phantom unit appreciation rights outstanding immediately prior to the Effective Time will fully vest. Each holder of a restricted unit or phantom unit will receive an amount equal to the Merger Consideration with respect to each such unit that becomes vested pursuant to the terms of the Merger Agreement. Each holder of a phantom unit appreciation right will receive an amount equal to the Merger Consideration less the date of grant value (as determined in accordance with the applicable award agreement) with respect to each phantom unit appreciation right that becomes vested pursuant to the terms of the Merger Agreement.

The Partnership’s General Partner Interest and the Common Units owned by Parent, in each case that are issued and outstanding immediately prior to the Effective Time, will be unaffected by the Merger and will remain outstanding and no consideration will be paid or delivered in respect thereof.

As a result and upon consummation of the Merger, the Partnership will cease to be a publicly traded partnership and the Common Units will no longer be traded on the Nasdaq. The current unitholders of the Partnership (other than the General Partner and Parent) will no longer have an equity interest in the Partnership (other than holders that will indirectly own an equity interest in the Partnership through ownership of an equity interest in Parent). The Merger will have the federal tax consequences described under “Special Factors—Tax Consequences of the Merger to Unitholders.”

In addition, upon consummation of the Merger, Parent, as the parent of the General Partner and the sole member of Merger Sub, will own all of the limited partner interests and General Partner Interest of the Partnership. As of the Record Date, Ruben S. Martin, III (the Chairman of the GP Board and the President and Chief Executive Officer and a Director of Parent) and Robert D. Bondurant (the President and Chief Executive Officer of the General Partner and a Director of Parent) along with the General Partner’s other directors and executive officers owned, directly and indirectly, an aggregate of [●]% of the equity interests in Parent and as a result will have an indirect equity interest in the Partnership after the Merger.

Further, in connection with the Merger, certain directors and executive officers of the General Partner will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Partnership’s Unaffiliated Unitholders generally, as described in more detail under see “Special Factors—Interests of the Directors and Executive Officers of the General Partner in the Merger.”

The Partnership’s net book value (calculated as total assets minus total liabilities) as of September 30, 2024 was approximately negative $61.3 million, and the Partnership’s net earnings for the three months ended September 30, 2024 was negative $3.3 million. If the Merger is completed, the Partnership’s Unaffiliated Unitholders will have no interest in the Partnership’s net book value or net earnings. As of the Record Date, the Buyer Filing Parties owned an aggregate of [●] Common Units, representing approximately [●]% of the outstanding Common Units. If the Merger is consummated, the Buyer Filing Parties’ aggregate interest in the Partnership’s net book value and net earnings will increase to 100%, and the direct and indirect owners of Parent will have an indirect beneficial interest in the Partnership’s net book value and net earnings attributable in proportion to each such person’s or entity’s ownership interest in Parent. Parent and its affiliates will also be entitled to any future increase in the Partnership’s value and all income generated by the Partnership’s operations going forward.

Background of the Merger

The Parent Board and Parent management, which are responsible for overseeing Parent’s business, as well as the GP Board, regularly review and assess operational and strategic opportunities to increase value for Parent’s and the Partnership’s respective equityholders. In connection with these reviews, these boards of directors and the management team, from time to time, evaluated potential transactions that would further their respective strategic objectives and create value for the Parent stockholders and the Unitholders, as applicable. These alternatives included potential acquisitions with third parties, potential acquisitions or other transactions involving Parent and the Partnership, and other potential strategic alternatives.

In recent years, Parent has from time to time considered the external environment for master limited partnerships (“MLPs”) generally, and for the Partnership specifically, including the reduced accessibility of debt and equity capital markets for MLPs; the increasing cost of capital for MLPs, particularly micro-cap MLPs such as the Partnership; the increased desire of investors for companies legally structured as traditional corporations for governance and liquidity reasons; the passage of the Tax Cuts and Jobs Act of 2017, which lowered the U.S. federal corporate income tax rate from 35% to 21% and thereby reduced the relative tax benefits of the MLP pass-through structure; rising interest rates and inflationary pressures; and the perceived effects of such market dynamics on the trading prices for the Common Units. These market trends have led to numerous transactions involving MLPs, including buy-ins of MLPs by their corporate sponsors, acquisitions of MLPs by third parties, conversions of MLPs to corporations for income tax and state law purposes and simplifications of MLPs in which incentive distribution rights are modified or eliminated to improve the MLPs’ cost of capital. The overall result of these transactions has been a significant reduction in the number of outstanding MLPs in recent years.

In the Fall of 2023, due to the continued decline of the unit price of the Common Units and the reduced investor interest in the Common Units reflected by reduced trading volume, Parent began considering a potential transaction to acquire the Partnership, and in November 2023, Parent engaged Baker Botts L.L.P. (“Baker Botts”) to serve as its counsel in connection with a potential transaction.

On January 3, 2024, management of Parent had an internal meeting to consider further the unit price and trading volume of the Common Units, the Partnership financial statements and performance, the capitalization of Parent, a potential loan from certain officers and/or directors of Parent who are also officers and/or directors of the Partnership, including Mr. Martin and Mr. Bondurant (the “Management Loan”), as well as cost-reducing opportunities and tax implications of the Partnership being a private company. Later that afternoon, Chris Booth, the Executive Vice President, Chief Legal Officer and General Counsel of Parent and the General Partner, contacted Byron R. Kelley, Chairman of the Conflicts Committee, to discuss the possibility of the Proposed Transaction and to suggest that the Conflicts Committee commence the process to interview and engage independent financial and legal advisors with respect thereto.

On January 4, 2024, Mr. Kelley, on behalf of the Conflicts Committee, contacted Munsch Hardt Kopf & Harr, P.C. (“Munsch Hardt”) to discuss engaging Munsch Hardt as independent legal counsel to represent the Conflicts Committee in connection with considering the Proposed Transaction. The Conflicts Committee determined to engage Munsch Hardt because of Munsch Hardt’s knowledge, expertise and experience and the Conflicts Committee’s satisfaction with Munsch Hardt’s prior representation of the Conflicts Committee with respect to several transactions.

On January 11, 2024, the Conflicts Committee met by videoconference to discuss the retention of independent financial advisors to assist the Conflicts Committee with the Proposed Transaction, and discussed meeting with Munsch Hardt on January 12, 2024 to discuss potential independent financial advisors to interview and the timing for the interviews.

On January 12, 2024, the Conflicts Committee met by videoconference with Munsch Hardt to discuss preliminary considerations with respect to the Proposed Transaction, including the Conflicts Committee members’ duties under the Partnership Agreement and under Delaware law in connection with a going private transaction, the process for such transaction, as well as the scope of authority of the Conflicts Committee, in each case if a proposal was received from Parent. Each member of the Conflicts Committee confirmed his independence for purposes of meeting the standards imposed by the Partnership Agreement to be a member of the Conflicts Committee.

At that same meeting, Munsch Hardt recommended that the Conflicts Committee retain Potter Anderson & Corroon LLP (“Potter Anderson”) as the Conflicts Committee’s independent special Delaware counsel in connection with the transaction, because of Potter Anderson’s extensive knowledge, expertise and experience with respect to public merger and acquisition transactions, MLP governance and transactions, and conflicts committee engagements. The Conflicts Committee approved such course of action. Additionally, Munsch Hardt and the Conflicts Committee discussed the engagement of an independent financial advisor that would assist the Conflicts Committee in its evaluation of the potential transaction. The Conflicts Committee determined to interview potential financial advisors.

On January 23, 2024, at a special meeting of the GP Board, which was held by videoconference, because two of the five members of the GP Board are officers of Parent, and because of the possible and actual conflicts of interests, the members of the GP Board unanimously adopted resolutions confirming Mr. Kelley, C. Scott Massey, and James M. Collingsworth as members of the Conflicts Committee in accordance with the Partnership Agreement and the Charter of the Conflicts Committee and authorizing the Conflicts Committee to (i) make such investigation of the Proposed Transaction and the alternative of maintaining the status quo, as the Conflicts Committee deemed necessary or appropriate, (ii) review, evaluate and negotiate (or to supervise and direct the negotiations on behalf of the Partnership with respect to) the terms and conditions, and determine the advisability of, the Proposed Transaction and related agreements and arrangements, (iii) determine whether the Proposed Transaction is fair and reasonable to, and in the best interest of, the Partnership and the holders of the Common Units (other than the General Partner, Parent and their respective affiliates (other than the Partnership and its subsidiaries), including any officer, director, equityholder or member thereof), (iv) determine whether to approve the Proposed Transaction (with such approval constituting “Special Approval” for all purposes under the

Partnership Agreement, including, but not limited to, Section 7.9(a) thereof), and to make a recommendation to the GP Board whether to approve the Proposed Transaction and, if appropriate, to recommend that the Unitholders approve the Proposed Transaction, and (v) make other recommendations to the GP Board and/or the Unitholders regarding the Proposed Transaction as the Conflicts Committee determined to be appropriate. In discharging its duties, the Conflicts Committee was granted all power, authority, and privileges of the GP Board necessary to perform such duties, including, but not limited to, the power and authority (i) to engage in discussions with the management, representatives and advisors of the General Partner, the Partnership, Parent, and their respective affiliates, including any officer, director, equityholder or member thereof, and the other potential parties to the Proposed Transaction, (ii) to select and retain, at the expense of the Partnership, an independent financial advisor, independent legal counsel, and other advisors as necessary or appropriate to assist it with the performance and fulfillment of such duties, (iii) to enter into contracts providing for the retention, compensation, reimbursement of expenses and indemnification of such advisors as the Conflicts Committee may in its sole discretion deem necessary or appropriate, and (iv) to incur, for the account of the Partnership, such other costs and expenses as are necessary or appropriate in connection with the performance of the Conflicts Committee’s duties. See “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal.”

In January 2024, Parent interviewed several potential financial advisors and entered into an engagement letter with Wells Fargo Securities, LLC (“Wells Fargo”) in February 2024 to serve as Parent’s financial advisor in connection with the transaction. Parent selected Wells Fargo due to, among other factors, its experience in the midstream industry, including with respect to other similar transactions for MLPs, reputation and familiarity with Parent and the Partnership.

On January 25, 2024, representatives of Parent, Baker Botts, Wells Fargo and Alston & Bird LLP, counsel to Wells Fargo, discussed the transaction considerations, process and an illustrative timeline for the Proposed Transaction.

Also on January 25, 2024, the Conflicts Committee and Munsch Hardt met via videoconference, and after reviewing the materials provided in advance by each, including their relationship disclosures, interviewed Houlihan Lokey and another leading investment bank, each with experience advising midstream and energy based MLPs in similar transactions, as well as deep technical capabilities for evaluating businesses like the Partnership. After deliberation, the Conflicts Committee determined to engage Houlihan Lokey, subject to the successful negotiation of the terms of its engagement. The Conflicts Committee selected Houlihan Lokey to act as its financial advisor on the basis of Houlihan Lokey’s qualifications and expertise, knowledge of the oil and gas industry, reputation in the investment community, independence and experience in going-private transactions, as well as familiarity with the Partnership and its business and experience with the Conflicts Committee.

On January 30, 2024, the Conflicts Committee discussed and approved Houlihan Lokey’s proposed fee structure. Additionally, the Conflicts Committee discussed with both Munsch Hardt and Houlihan Lokey the timing and status of the Proposed Transaction, and elected to wait to enter into an engagement agreement with Houlihan Lokey until the financing for the Proposed Transaction became more definite.

In February 2024 and March 2024, Parent developed an internal model with respect to Parent that considered, among other things, Parent’s capital and ownership structure, and tax implications with respect to various financing scenarios that were being considered for the Proposed Transaction. In February 2024 and March 2024, representatives of Parent began preliminary discussions with representatives of Regions Bank and the Wells Fargo capital markets team regarding the potential to provide financing for the Proposed Transaction.

On April 3, 2024, representatives of Parent met with Regions Bank to present the internal model with respect to Parent and a five-year outlook for Parent after the Proposed Transaction. In the following weeks, representatives of Parent participated in several calls with Regions Bank, to answer questions regarding assumptions in the model and to discuss potential changes to Parent’s existing revolving credit facility to finance the Proposed Transaction.

On April 10, 2024, representatives of Parent met with, and provided the Parent model to, representatives of the commodity lending team of Wells Fargo. In the following weeks, representatives of Parent reviewed model assumptions with, and provided additional information regarding Parent’s businesses to, such Wells Fargo team.

In April 2024, following discussions with its advisors, including a summary of the legal considerations associated with a potential transaction presented by Baker Botts, Parent determined that, among other things, the Partnership’s then-current market valuation and lack of investor interest in MLPs generally made a take-private transaction attractive to Parent.

On May 15, 2024, representatives of Parent participated on a call with, and provided the Parent model to, the asset based lending team of Wells Fargo, National Association (“Wells Fargo Lending”), and in the following week, provided additional information regarding Parent to the Wells Fargo Lending team.

On May 23, 2024, management of Parent participated in a business update discussion regarding Parent and the Partnership with representatives of Wells Fargo.

On May 24, 2024, representatives of Parent participated in informal discussions with representatives of Regions Bank and Wells Fargo Lending regarding the potential to provide financing for the Proposed Transaction.

Later on May 24, 2024, the Parent Board met by video conference with representatives of Wells Fargo and Baker Botts, at which meeting Wells Fargo reviewed information regarding the market for the Common Units, and following approval of the Parent Board, representatives of Parent submitted a written proposal to the GP Board, to the attention of Mr. Kelley, to acquire all of the outstanding Common Units not owned by Parent and its subsidiaries at a purchase price of $3.05 per Common Unit (the “Parent Initial Proposal”), which then represented an approximate 19.1% premium to the average closing price of the Common Units on the NASDAQ Global Select Market for the trailing 90 trading days ended May 23, 2024. Later that day, the Conflicts Committee met with Munsch Hardt and Houlihan Lokey by videoconference to discuss the Parent Initial Proposal. Conflicts Committee members provided their initial thoughts, and Houlihan Lokey discussed certain observations with respect to the Parent Initial Proposal. The Conflicts Committee asked Munsch Hardt to contact Mr. Booth in order to schedule an initial meeting between the Conflicts Committee, Houlihan Lokey and Munsch Hardt, and Parent and its advisors, to discuss the Parent Initial Proposal in further detail. Also later that day, the Partnership issued a press release announcing the Parent Initial Proposal. In addition, Parent (together with Resource, Cross and Martin Product) and Mr. Martin (together with Senterfitt) filed amendments to their respective Schedule 13Ds with respect to the Partnership disclosing the Parent Initial Proposal.

Also on May 24, 2024, the Conflicts Committee executed an engagement letter agreement with Houlihan Lokey, and at the request of the Conflicts Committee, Munsch Hardt sent initial financial and legal diligence requests lists, and the request to be granted access to Parent’s virtual data room, to representatives of Parent and requested that Parent arrange an initial meeting between Houlihan Lokey and Wells Fargo.

Also on May 24, 2024, a representative of Invesco Ltd., the beneficial owner of 18.5% of the Common Units as of December 31, 2023 (based on its Schedule 13G/A filed on February 12, 2024), sent an email to Sharon Taylor, the Chief Financial Officer of Parent and the General Partner, indicating that the representative had seen the announcement regarding the Parent Initial Proposal and believed the proposed offer was well below the fair value for the Partnership.

On May 28, 2024, representatives of Parent held a call with representatives of Wells Fargo and Baker Botts to discuss the status of the Parent Initial Proposal and the transaction process and arranging a call to discuss the Parent Initial Proposal with the Conflicts Committee and its representatives.

On May 29, 2024, representatives of Houlihan Lokey and Wells Fargo held an introductory call to discuss the transaction process and potential next steps. Over the next few days, the Conflicts Committee, Houlihan Lokey, and Munsch Hardt received preliminary diligence materials from Parent.

On May 30, 2024, Houlihan Lokey received from Parent the initial financial model for the Partnership and forwarded such documentation to the Conflicts Committee for review.

On June 3, 2024, Parent opened a virtual data room and granted access to the Conflicts Committee, Houlihan Lokey and Munsch Hardt.

On June 4, 2024, Parent provided diligence materials with respect to the business of the Partnership to the Conflicts Committee and its advisors.

On June 5, 2024, the Conflicts Committee held a meeting by videoconference, attended by representatives of Parent, Houlihan Lokey and Munsch Hardt, as well as Baker Botts and Wells Fargo, at which representatives of Parent discussed with the Conflicts Committee the Proposed Transaction. Among other things, members of Parent management presented on the history and operations of the Partnership, the interrelationship between Parent and the Partnership, explained the strategic rationale for the Proposed Transaction, and reviewed financial performance, the history of the Common Unit trading prices and distributions for the Common Units, the limited and expensive access to capital of the Partnership, and other challenges facing the Partnership. In addition, Parent noted in its presentation materials that Parent did not anticipate future drop downs or other acquisition opportunities for the Partnership.

On June 6, 2024, Parent sent the Conflicts Committee and Houlihan Lokey additional responses to Houlihan Lokey’s supplemental diligence requests.

On June 7, 2024, at a meeting of the Conflicts Committee, which was held by videoconference and attended by Munsch Hardt and Houlihan Lokey, Houlihan Lokey discussed certain diligence materials provided by Parent, the transaction process and next steps. In addition, the Conflicts Committee and Houlihan Lokey discussed the marine business and its impact on the financial model. Houlihan Lokey and Munsch Hardt discussed the status of diligence and additional diligence to be conducted by Houlihan Lokey on behalf of the Conflicts Committee. Houlihan Lokey then discussed timing of its analysis of diligence materials. The Conflicts Committee, Munsch Hardt and Houlihan Lokey discussed the Conflicts Committee’s potential responses to the Parent Initial Proposal.

On June 14, 2024, at a meeting of the Conflicts Committee, which was held by videoconference and attended by Munsch Hardt and Houlihan Lokey, the Conflicts Committee and Houlihan Lokey again discussed the diligence responses that had been received to date from Parent, as well as the expected timeline of the Conflicts Committee’s process. Houlihan Lokey then discussed its preliminary evaluation materials with the Conflicts Committee. The Conflicts Committee and Houlihan Lokey discussed additional diligence to be conducted by Houlihan Lokey on behalf of the Conflicts Committee.

Later that day, on June 14, 2024, the Conflicts Committee and representatives of Houlihan Lokey, and Munsch Hardt met by videoconference with representatives of Parent, Wells Fargo and Baker Botts in order to discuss the financial model and additional diligence items.

On June 18, 2024, Parent provided an updated financial model to Houlihan Lokey, which Houlihan Lokey sent to Munsch Hardt, and which Munsch Hardt then sent to the Conflicts Committee.

On June 21, 2024, at a meeting of the Conflicts Committee that was held by videoconference and attended by Munsch Hardt and Houlihan Lokey, Houlihan Lokey provided the group with an update on the status of the diligence process. Houlihan Lokey also provided an update on the Partnership’s unit prices and trading volume since announcement of the Parent Initial Proposal.

Also on June 21, 2024, Mr. Martin received a letter from third parties Nut Tree Capital Management LP (“Nut Tree”) and Caspian Capital LP (“Caspian”), whereby Nut Tree and Caspian set forth a non-binding offer to purchase the Partnership, through a transaction or series of transactions that would result in the holders of the Common Units receiving $4.00 per Common Unit (the “Nut Tree Caspian Proposal”). Nut Tree and Caspian indicated that they were open to discussing alternatives to their proposed transaction, which would include Nut Tree and Caspian’s acquisition of the General Partner. In their letter, Nut Tree and Caspian also expressed that they were prepared to engage in an expedited due diligence process, and that the proposed purchase price could be subject to increase and was not subject to any financing condition.

On June 24, 2024, Parent transmitted the Nut Tree Caspian Proposal to Munsch Hardt and Munsch Hardt transmitted such letter to the Conflicts Committee.

On June 24, 2024, representatives of Parent and Baker Botts discussed the Nut Tree Caspian Proposal and Parent’s response to such proposal, including the impact of such a transaction, which would, unlike the Proposed Transaction, constitute a change of control of the Partnership under (i) the terms of the indenture governing the Partnership’s 11.500% Senior Secured Second Lien Notes due 2028, which would result in the requirement of the Partnership to offer to repurchase such notes at 101% of the aggregate principal amount thereof, and (ii) the terms of the Partnership’s revolving credit facility, which, if not waived by the applicable lenders, would result in an event of default thereunder. In addition, representatives of Parent and Baker Botts discussed the impact of the change of control from the Nut Tree Caspian Proposal on the employment agreements with executive management of the General Partner, which would result in the Partnership being responsible under the Omnibus Agreement between the Partnership and Parent for payments to such executive management equal to two to three times such executives’ annual salary and bonus, which payments were not triggered under the Proposed Transaction.

On June 25, 2024, in response to the Nut Tree Caspian Proposal, Parent sent a letter to the GP Board, directed to the attention of Mr. Kelley, noting the foregoing negative impacts of the Nut Tree Caspian Proposal on the Partnership and reiterating its position, as indicated in the Parent Initial Proposal, that it had no interest in selling any of its or its subsidiaries’ interests in the Partnership or the General Partner or pursuing other strategic alternatives involving the Partnership or the General Partner, and further explaining why the Proposed Transaction was more compelling than the Nut Tree Caspian Proposal. Parent expressed that, if the Partnership were to engage in a transaction with Nut Tree and Caspian, the Partnership would be required to undertake material diligence efforts, post-closing support of Parent would be required, and such change would significantly impact the Partnership’s business relationships and its public and private debt, as Parent would have no interest in extending the term of existing commercial agreements or otherwise further obligating itself to the Partnership.

On June 27, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, to discuss (i) the compensation of the Conflicts Committee members and (ii) the Nut Tree Caspian Proposal. The Conflicts Committee members discussed and agreed with the additional compensation proposed be paid to them, of a retainer of $25,000 plus a monthly (or partial month) fee of $5,000 commencing as of May 24, 2024 in addition to their existing retainer paid for their service as directors but in lieu of any meeting fees. The compensation was to be paid for their services in connection with their evaluation of the Proposed Transaction, to be payable to the Conflicts Committee members regardless of the occurrence of the Proposed Transaction (or any similar transaction). The Conflicts Committee then discussed the Nut Tree Caspian Proposal with representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, as well as their proposed response and the Conflicts Committee’s lack of authority to pursue alternative transactions (including the Nut Tree Caspian Proposal), and what impact such letter should have on their process in connection with the Proposed Transaction. The Conflicts Committee decided to send a response letter to Nut Tree and Caspian and authorized Houlihan Lokey to communicate with them.

Later that day, Munsch Hardt, on behalf of the Conflicts Committee, sent a response letter to a representative of Parent, and asked the representative of Parent to forward such response to Nut Tree and Caspian. The representative of Parent forwarded the response letter to Nut Tree and Caspian, which letter acknowledged the Conflicts Committee’s receipt of the Nut Tree Caspian Proposal.

On July 1, 2024, the Conflicts Committee met by videoconference with representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson to discuss the Parent Initial Proposal, Houlihan Lokey’s preliminary financial analysis and next steps with respect to the Parent Initial Proposal. Representatives of Munsch Hardt provided a summary of the terms of the Proposed Transaction and, together with representatives of Potter Anderson, described for the Conflicts Committee the contractual independence standards set forth in the Partnership Agreement, and confirmed with the members of the Conflicts Committee that they each remain independent under such standards. Representatives of Munsch Hardt and Potter Anderson then discussed the duties of the Conflicts Committee as modified by the Partnership Agreement in connection with the Proposed Transaction, and described the “Special Approval” provisions of Section 7.9 of the Partnership Agreement. Thereafter, representatives of Houlihan Lokey discussed its preliminary financial analysis with the Conflicts Committee. Following such discussion, the Conflicts Committee and representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson discussed the pros and cons of engaging in a transaction at this time, the Parent Initial Proposal and a potential counterproposal to Parent, with the additional requirement that approval of the Proposed Transaction be obtained by the vote of the holders of a majority of the Common Units who are unaffiliated with Parent (the “Majority of the Minority Provision”).

Later that day, on July 1, 2024, at the direction of the Conflicts Committee, representatives of Houlihan Lokey participated, on behalf of the Conflicts Committee, in a meeting with Nut Tree and Caspian to discuss the terms of the Nut Tree Caspian Proposal. Certain representatives from Latham & Watkins LLP, and Olshan Frome Wolosky LLP, legal advisors to Nut Tree and Caspian, were also present. Representatives of Nut Tree and Caspian presented to Houlihan Lokey the terms of the Nut Tree Caspian Proposal and their valuation assumptions, and stated that Nut Tree and Caspian were only interested in a transaction if Nut Tree and Caspian could acquire the General Partner as well as all of the Common Units. Representatives of Houlihan Lokey informed Nut Tree and Caspian that they should directly contact Parent to discuss the Nut Tree Caspian Proposal.

After the Houlihan Lokey meeting with Nut Tree and Caspian, also on July 1, 2024, the Conflicts Committee held a second meeting by videoconference to discuss Houlihan Lokey’s meeting with Nut Tree and Caspian, and a potential counterproposal to Parent. The Conflicts Committee and representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson discussed the fact that the Nut Tree Caspian Proposal, including the various alternative structures that were discussed, would require the consent of Parent and/or the General Partner. Thereafter, the Conflicts Committee further discussed with representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson potential responses to the Parent Initial Proposal. The Conflicts Committee decided to submit a counterproposal (the “First Counterproposal”) that Parent acquire the Public Common Units for a purchase price of $4.75 per Common Unit in cash, with the Majority of the Minority Provision. On July 2, 2024, representatives of Houlihan Lokey met with representatives of Wells Fargo by videoconference in order to preview the First Counterproposal.

On July 2, 2024, Munsch Hardt sent to Parent the First Counterproposal. The First Counterproposal was conditioned upon a Majority of the Minority Provision. Following receipt of the First Counterproposal, representatives of Parent discussed the First Counterproposal and the Nut Tree Caspian Proposal with representatives of Wells Fargo and Baker Botts. Representatives of Wells Fargo noted that the Partnership Common Units had not had a reported closing sale price on the Nasdaq stock market in excess of $3.36 during the prior 18-month period. In addition, representatives of Baker Botts advised representatives of Parent that the Majority of the Minority Provision is frequently requested by conflicts committees in negotiations regarding transactions similar to the Proposed Transaction but that such transactions typically did not include such provision.

On July 2, 2024, representatives of Parent and Wells Fargo discussed certain financial aspects relating to the Partnership and the Common Units and the ability of Parent to increase the purchase price for the Proposed Transaction, including the financing of such purchase price through an increase of Parent’s existing credit facility.

On July 3, 2024, representatives of Parent met internally to further discuss the Nut Tree Caspian Proposal.

On July 5, 2024, a representative of Parent submitted to Mr. Kelley a non-binding proposal to acquire all Public Common Units for a cash purchase price of $3.25 per Common Unit (the “Parent Second Proposal”). The Parent Second Proposal was conditioned on the requirement that the applicable Partnership Unitholder approval would consist only of a vote of the holders of a majority of the outstanding Common Units (the “Simple Majority Provision”), rather than the Majority of the Minority Provision. That same day, prior to sending the Parent Second Proposal, representatives of Wells Fargo and Houlihan Lokey held a call to preview the Parent Second Proposal. In the Parent Second Proposal, Parent also reiterated its interest only in acting as a buyer in the Proposed Transaction, and its lack of interest in selling any of its interests in the Partnership or the General Partner, or pursuing other strategic alternatives.

On July 8, 2024, the Conflicts Committee met with representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson by videoconference in order to discuss the Parent Second Proposal. Representatives of Houlihan Lokey summarized the terms of the Parent Second Proposal and reported on Houlihan Lokey’s discussion with Wells Fargo prior to receipt of the Parent Second Proposal. The Conflicts Committee and representatives of Houlihan Lokey discussed the points made in the Parent Second Proposal, as well as the need to undertake diligence regarding the potential impact of Hurricane Beryl, which had recently made landfall on the Texas Gulf Coast, on the operations of the Partnership. The Conflicts Committee discussed the timing and the range of potential responses, as well as the merits of continuing to require the Majority of the Minority Provision. The Conflicts Committee decided to meet on July 10, 2024 to obtain a diligence update with respect to the impact of Hurricane Beryl and to formulate the response to the Parent Second Proposal.

On July 10, 2024, the Conflicts Committee met with representatives of Munsch Hardt, Houlihan Lokey and Potter Anderson by videoconference in order to formulate a response to the Parent Second Proposal. Representatives of Munsch Hardt and Potter Anderson discussed with the Conflicts Committee the benefits and negative impacts of requiring the Majority of the Minority Provision. Representatives of Houlihan Lokey reported on the diligence process and discussed with the Conflicts Committee the materials previously provided with respect to its financial analysis. After that discussion, Munsch Hardt, at the direction of the Conflicts Committee, sent a letter from the Conflicts Committee to a representative of Parent setting forth the terms of a non-binding counterproposal that Parent acquire all Public Common Units for a cash purchase price of $4.35 per Common Unit, which counterproposal was conditioned upon a Majority of the Minority Provision (the “Second Counterproposal”). Following receipt of the Second Counterproposal, representatives of Parent and Wells Fargo discussed financial aspects relating to the Partnership and the Common Units and representatives of Wells Fargo again noted that the Partnership Common Units had not had a reported closing sale price on the Nasdaq stock market in excess of $3.37 during the prior 18-month period. Also on July 10, 2024, representatives of Houlihan Lokey met with representatives of Wells Fargo in order to preview the Second Counterproposal.

On July 11, 2024, Nut Tree and Caspian sent a letter to a representative of Parent, who forwarded the letter to the Conflicts Committee. The letter, which Nut Tree and Caspian also made public through Bloomberg News, reiterated the non-binding proposal sent by Nut Tree and Caspian on June 21, 2024, to purchase the Partnership in a form that would result in holders of the Common Units receiving $4.00 per Common Unit in cash (the “Second Nut Tree Caspian Letter”), indicating that such proposal offered a significant 31% premium over the $3.05 per Common Unit offer made by Parent in the Parent Initial Proposal, and 23% over the closing price of the Common Units on July 9, 2024. Later that morning, representatives of Parent, Baker Botts and Wells Fargo discussed the public letter and the Second Nut Tree Caspian Letter. Following such discussion, Parent issued a press release reiterating its statement in the Parent Initial Proposal that Parent was interested only in acquiring all of the outstanding Public Common Units and had no interest in selling its interests in the Partnership or the General Partner or in pursuing any other strategic alternative involving the Partnership or the General Partner. Parent also indicated that it was not able to further comment at this time on its proposal, as it remained in active discussions with the Conflicts Committee.

On July 12, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Munsch Hardt, Houlihan Lokey and Potter Anderson, to discuss the Second Nut Tree Caspian

Letter. Representatives of Munsch Hardt summarized the terms thereof, as well as the related investor communications and analyst commentary regarding the Second Nut Tree Caspian Letter. Representatives of Munsch Hardt and Potter Anderson again discussed with the Conflicts Committee the Conflicts Committee’s authority and duties, and the possible actions or responses available to the Conflicts Committee with respect to the Second Nut Tree Caspian Letter, as well as the positive and negative impacts thereof in light of Parent’s position that it had no interest in selling its interests in the Partnership or the General Partner or in pursuing any other strategic alternative involving the Partnership or the General Partner. Representatives of Potter Anderson provided the Conflicts Committee with an overview of Delaware law with respect to treatment of control premiums and certain considerations with respect to comparing an offer to acquire the equity interests of a company by a third party and an offer to acquire the equity interests of a company by a controlling owner. Next, the Conflicts Committee discussed the positive and negative impacts of their possible actions or responses to the Second Nut Tree Caspian Letter, in light of the price differential between the Parent Second Proposal and the proposal set forth in the Second Nut Tree Caspian Letter, which proposal was contingent upon Nut Tree and Caspian’s acquisition of the General Partner, as well as all of the Common Units.

At that same meeting on July 12, 2024, representatives of Houlihan Lokey discussed with the Conflicts Committee the response Houlihan Lokey received from Wells Fargo when Houlihan Lokey previewed the Second Counterproposal with Wells Fargo, and updated the Conflicts Committee on what Houlihan Lokey had learned with respect to the impact of Hurricane Beryl on the Partnership’s operations. The Conflicts Committee and representatives of Houlihan Lokey then discussed the Second Nut Tree Caspian Letter, making observations regarding, among other things, the viability of refinancing the Partnership’s existing debt and appropriate responses thereto. The Conflicts Committee then discussed the viability of the proposal set forth in the Second Nut Tree Caspian Letter in light of numerous other factors, including, among other things, the need for consent of Parent and/or the General Partner in connection with such proposal. Representatives of Houlihan Lokey then confirmed that in their discussions with Nut Tree and Caspian on July 1, 2024, on behalf of the Conflicts Committee, representatives of Nut Tree and Caspian stated that they would require the acquisition of the General Partner as well as all of the Common Units, and could revise their proposal to clarify that point to the extent unclear. Representatives of Houlihan Lokey confirmed that the $4.00 unit price stated in the Second Nut Tree Caspian Letter was for the Common Units only. The Conflicts Committee and representatives of Houlihan Lokey and Munsch Hardt then discussed what response, if any, to make with respect to the Second Nut Tree Caspian Letter, following which discussion the Conflicts Committee ultimately decided to send a written response to Nut Tree and Caspian requesting that Nut Tree and Caspian confirm their position.

On July 15, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Munsch Hardt, Houlihan Lokey and Potter Anderson, to further discuss the Conflicts Committee’s response to the Second Nut Tree Caspian Letter, and determined that it should include a request for written confirmation as to whether the proposal was contingent upon their acquisition of the General Partner (as well as all of the Common Units), which was referenced as a potential transaction structure in the Second Nut Tree Caspian Letter.

Later that day, at the direction of and on behalf of the Conflicts Committee, Houlihan Lokey transmitted a letter from the Conflicts Committee to Nut Tree and Caspian directing them to contact Parent with respect to the sale of the General Partner and noting that it was the Conflicts Committee’s understanding from Nut Tree and Caspian’s conversation with representatives of Houlihan Lokey in response to the Second Nut Tree Caspian Letter that such proposal was contingent upon its acquisition of the General Partner, in addition to all of the Common Units, and asking Nut Tree and Caspian to communicate with Houlihan Lokey should they desire to clarify or improve their proposal. Additionally, Munsch Hardt sent additional diligence requests to Parent.

On July 16, 2024, Munsch Hardt transmitted additional diligence requests to Parent. That same day, and on July 18, 2024, the Conflicts Committee received additional diligence responses from Parent.

On July 19, 2024, a representative of Parent received another letter from Nut Tree and Caspian (the “Third Nut Tree Caspian Letter”), which was then transmitted to the Conflicts Committee. That same day, Nut Tree and

Caspian made the Third Nut Tree Caspian Letter public. The Third Nut Tree Caspian Letter reiterated the terms of its offer in the Nut Tree Caspian Proposal and the Second Nut Tree Caspian Letter and made certain remarks about the Conflicts Committee process. That same day, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, to discuss the Third Nut Tree Caspian Letter. First, the Conflicts Committee and representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson discussed the interdependence of Parent and the Partnership and how such interdependence would make a change of control transaction with Nut Tree and Caspian or other alternative bidders highly unlikely without the consent of Parent. Next, the group discussed Parent’s control of the General Partner, and the Conflicts Committee mandate (which did not include the authority to negotiate alternative transactions, which the Board could theoretically expand to include such authority, but due to the control of the General Partner by Parent, Parent could preclude such expansion of authority), and that the various responses by Parent could reasonably be expected to have an adverse effect on the market price for the Common Units, which could lead to a lower negotiated price for the Partnership Unaffiliated Unitholders.

At that same meeting, the Conflicts Committee and representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson then discussed certain inaccuracies included in the Third Nut Tree Caspian Letter, and potential responses thereto. After discussion, the Conflicts Committee authorized Houlihan Lokey to send an email to Nut Tree and Caspian responding to the issues set forth in the Third Nut Tree Caspian Letter, including Nut Tree and Caspian’s failure to confirm in response to the Conflicts Committee’s July 15 letter to Nut Tree and Caspian, whether the proposal set forth in the Second Nut Tree Caspian Letter was contingent upon Nut Tree and Caspian’s acquisition of the General Partner, in addition to all of the Common Units, and their willingness to enter into a nondisclosure or standstill agreement, and to offer Houlihan Lokey’s availability for a meeting with Nut Tree and Caspian.

Later that same day, on July 19, 2024, representatives of Houlihan Lokey and Wells Fargo discussed an update on the diligence process and transaction timing. Representatives of Wells Fargo informed Houlihan Lokey that Parent’s counterproposal to the Second Counterproposal had been delayed due to Parent’s focus on its earnings release and finalizing financing for the transaction.

Also on July 19, 2024, Houlihan Lokey sent additional diligence requests to Parent and requested a meeting with Parent for early the following week, to be focused on the latest earnings release and updates to the financial model.

On July 22, 2024, Houlihan Lokey, at the direction of and on behalf of the Conflicts Committee, sent an email to Nut Tree and Caspian responding to the Third Nut Tree Caspian Letter by again requesting responses from Nut Tree and Caspian as to whether (i) the proposal set forth in the Second Nut Tree Caspian Letter was conditioned on the purchase of the General Partner, in addition to all of the Common Units, or consent of the General Partner and/or Parent, (ii) the proposal set forth in the Second Nut Tree Caspian Letter was conditioned on any action by counterparties to commercial contracts, and (iii) Nut Tree and Caspian would be willing to enter into a confidentiality agreement and being restricted from trading in debt and equity securities of the Partnership.

On July 23, 2024, representatives of Parent and Wells Fargo continued to discuss certain financial aspects regarding the transaction and the ability of Parent to increase the purchase price of the Proposed Transaction, including the financing of such purchase price through an increase of Parent’s existing credit facility.

On July 23, 2024, representatives of Houlihan Lokey had a videoconference meeting with representatives of the Partnership in order to discuss the Partnership’s latest earning release and any potential updates to the financial model, which the Partnership provided later that day.

Later on July 23, 2024, representatives of Houlihan Lokey had a videoconference meeting with Wells Fargo during which, at the direction of the Parent Board, Wells Fargo verbally communicated to Houlihan Lokey a non-binding proposal by Parent to acquire all of the Public Common Units for a cash purchase price of $3.70 per

Common Unit (the “Parent Third Proposal”), which would be conditioned on the Simple Majority Provision. Following such meeting, Parent sent Munsch Hardt a letter providing for the Parent Third Proposal, which letter was forwarded to the Conflicts Committee.

On July 24, 2024, in response to Houlihan Lokey’s July 22, 2024 email to Nut Tree and Caspian, Latham & Watkins, on behalf of Nut Tree and Caspian, sent an email (the “July 24 Nut Tree Caspian Email”) to Houlihan Lokey stating that Nut Tree and Caspian had been seeking and continued to seek to engage, and desired to arrange a meeting, with the Conflicts Committee to discuss the Third Nut Tree Caspian Letter and the view of Nut Tree and Caspian on the value of the Partnership. The email also communicated Nut Tree’s and Caspian’s recommendation to the Conflicts Committee that any transaction with Parent require a Majority of the Minority Provision and that Nut Tree and Caspian remained ready to enter into a reasonable confidentiality agreement at an appropriate time.

That same day, the Conflicts Committee held a meeting, which was held by videoconference and attended by representatives of Houlihan Lokey and Munsch Hardt, to discuss its response to the Parent Third Proposal. Representatives of Munsch Hardt described the history of the offers and counteroffers that had been exchanged between Parent and the Conflicts Committee with respect to the Proposed Transaction and then discussed the terms of the Parent Third Proposal, including the purchase price, Parent’s continued rejection of the Majority of the Minority Provision, and Parent’s reiteration that Parent was interested only in acquiring all of the Public Common Units, and had no interest at this time in selling any of its or its subsidiaries’ interests in the Partnership or the General Partner, or pursuing other strategic alternatives involving the Partnership or the General Partner. Representatives of Houlihan Lokey and Munsch Hardt then described the July 24 Nut Tree Caspian Email received by Houlihan Lokey which they forwarded to Munsch Hardt, and which Munsch Hardt then distributed to the Conflicts Committee and other attendees of the meeting. The Conflicts Committee and representatives of Houlihan Lokey and Munsch Hardt discussed Nut Tree’s and Caspian’s continued failure to address the Conflicts Committee’s requests for additional information and clarification, including questions regarding the General Partner Interest in the Partnership and material contracts, and Nut Tree’s and Caspian’s request for a meeting with the Conflicts Committee. The Conflicts Committee and representatives of Houlihan Lokey and Munsch Hardt then discussed a potential response to the July 24 Nut Tree Caspian Email. The Conflicts Committee discussed with representatives of Houlihan Lokey and Munsch Hardt that the Conflicts Committee did not have the authority to pursue consummation of an alternative proposal to the Proposed Transaction, but did have authority to consider alternative proposals as part of the Conflicts Committee’s evaluation of the Proposed Transaction. As a result, the Conflicts Committee instructed and authorized Houlihan Lokey to send an email to Nut Tree and Caspian, in response to the July 24 Nut Tree Caspian Email, in order to schedule a meeting between Nut Tree and Caspian and Houlihan Lokey (on the Conflicts Committee’s behalf) so that Houlihan Lokey could obtain additional information regarding Nut Tree’s and Caspian’s view of the value of the Partnership. Representatives of Houlihan Lokey then discussed diligence updates with the Conflicts Committee, as well as changes to the financial model.

At that same meeting on July 24, 2024, the Conflicts Committee discussed with representatives of Houlihan Lokey and Munsch Hardt how to respond to the Parent Third Proposal, in light of the July 24 Nut Tree Caspian Email, and the financial information presented by Houlihan Lokey. They decided to continue to evaluate the Parent Third Proposal, but to not respond until (i) Houlihan Lokey met with Nut Tree and Caspian in order to understand Nut Tree’s and Caspian’s view of the value of the Partnership, and had the opportunity to report that information back to the Conflicts Committee, and (ii) Houlihan Lokey presented an updated financial analysis to the Conflicts Committee, which was anticipated to take place early the week of July 29, 2024. In connection with this discussion, the Conflicts Committee and representatives of Houlihan Lokey and Munsch Hardt also discussed potential responses by the Conflicts Committee to Parent’s continued rejection of the Conflicts Committee’s proposition that the Proposed Transaction require a Majority of the Minority Provision, and determined that the Conflicts Committee would again propose such requirement in their future response to the Parent Third Proposal.

Later that same day, on July 24, 2024, at the direction of and on behalf of the Conflicts Committee, Houlihan Lokey responded to Nut Tree and Caspian, informing Nut Tree and Caspian that the Conflicts Committee had authorized Houlihan Lokey to meet with Nut Tree and Caspian, and asked for their availability in order to schedule that meeting.

On July 29, 2024, a representative of Parent received another letter from Nut Tree and Caspian, which was then transmitted to the Conflicts Committee and which Nut Tree and Caspian made public, indicating, among other things, that Nut Tree and Caspian were increasing their offer to acquire all Common Units of the Partnership from $4.00 to $4.50 per Common Unit (the “Second Nut Tree Caspian Proposal”) and asking to meet directly with the Conflicts Committee. The letter also expressed disappointment that the Conflicts Committee had not met with Nut Tree and Caspian directly, offering instead a meeting with Houlihan Lokey.

On July 30, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, to discuss its response to the Parent Third Proposal and the Second Nut Tree Caspian Proposal. Representatives of Houlihan Lokey discussed presentation materials regarding diligence and financial model updates to the previous preliminary financial analysis, and highlighted that there had been minor changes to the financial model since Houlihan Lokey’s July 1, 2024 presentation materials previously discussed with the Conflicts Committee as a result of, among other things, Houlihan Lokey’s receipt of revised company projections and second quarter financials, diligence materials and the impact of Hurricane Beryl. Representatives of Houlihan Lokey then discussed the Partnership’s Common Unit performance since the Parent Initial Proposal, including a recent spike in the trading price of the Common Units, and it was noted that this spike in trading price presumably resulted from publication of the Second Nut Tree Caspian Proposal. Representatives of Houlihan Lokey also noted that the market price discount to $4.50 per unit suggested substantial doubt regarding the feasibility of a transaction with Nut Tree and Caspian. Representatives of Houlihan Lokey then summarized the preliminary premiums paid data from precedent MLP transactions and compared the offer set forth in the Parent Third Proposal to those precedent transactions.

At that same meeting, following Houlihan Lokey’s presentation, representatives of Potter Anderson and Munsch Hardt again discussed with the Conflicts Committee the scope of authority granted to the Conflicts Committee by the Board, as well as the duties of the Conflicts Committee and the possible actions or responses available to the Conflicts Committee with respect to the Proposed Transaction and the Second Nut Tree Caspian Proposal. They again discussed that the proposal from Nut Tree and Caspian was not a viable or actionable proposal because Parent continued to maintain its position that it was only interested in acquiring all of the Public Common Units and was not interested in selling any of its or its subsidiaries’ interests in the Partnership or the General Partner, or pursuing an alternative transaction at this time, and due to the effect a change of control would have on the public and private debt of the Partnership, interrelated contracts and business relationship the Partnership has with Parent, including the termination of contracts material to the business of the Partnership. Representatives of Potter Anderson also discussed with the Conflicts Committee the anti-takeover protections included in the Partnership Agreement. The Conflicts Committee discussed timing of the Proposed Transaction, and discussed with representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson that the Conflicts Committee’s focus remained on the best interest of the Partnership and the Partnership Unaffiliated Unitholders, and that it was for the Conflicts Committee to consider whether this was the right time to effect the Proposed Transaction. The Conflicts Committee reaffirmed its belief that it was an appropriate time to effect the Proposed Transaction subject to acceptable terms. In addition, the Conflicts Committee and representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson discussed the Second Nut Tree Caspian Proposal, and representatives of Houlihan Lokey discussed their observations. The group discussed Nut Tree’s and Caspian’s continued failure to address the Conflicts Committee’s requests for additional information and clarification of certain material terms of the Second Nut Tree Caspian Proposal with the Partnership. Representatives of Houlihan Lokey confirmed that Nut Tree and Caspian previously informed Houlihan Lokey that Nut Tree and Caspian were only interested in a transaction if Nut Tree and Caspian could acquire the General Partner as well as all of the Common Units. The group then discussed how to respond to the Second Nut Tree Caspian Proposal and that the Conflicts Committee did not have the authority to pursue consummation of an alternative transaction but did have authority to consider alternative proposals as part of the Conflicts Committee’s evaluation of the Proposed Transaction. Ultimately, the Conflicts Committee determined that it would not respond to the Second Nut Tree Caspian Proposal at this time. The Conflicts Committee then determined to wait to respond to the Parent Third Proposal, in order to allow the market to stabilize following the public Second Nut Tree Caspian Proposal.

On July 31, 2024, the Conflicts Committee met with representatives of Potter Anderson and Munsch Hardt by videoconference in order to discuss the duties of the members of the Conflicts Committee with respect to the Proposed Transaction and with respect to the nonactionable proposals from Nut Tree and Caspian. The Conflicts Committee asked representatives of Potter Anderson various questions regarding their duties, and discussed Nut Tree’s and Caspian’s unwillingness to purchase the Public Common Units without also purchasing the General Partner and all of the Common Units held by Parent and its subsidiaries.

On August 2, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, to discuss its response to the Parent Third Proposal. Representatives of Houlihan Lokey discussed their presentation materials, which included updated information with respect to implied premiums and valuation metrics, performance of the Common Units since the Parent Initial Proposal, and updates to equity research in regards to the Partnership. After discussion, the Conflicts Committee determined that it would respond to the Parent Third Proposal with a counter-offer at $4.25 per Common Unit in cash, and requiring a Majority of the Minority Provision (the “Third Counterproposal”). On that same day, at the direction of and on behalf of the Conflicts Committee, representatives of Houlihan Lokey held a meeting with representatives of Wells Fargo in order to preview the Third Counterproposal and to discuss timing moving forward. Also on August 2, 2024, Houlihan Lokey, at the direction of and on behalf of the Conflicts Committee, sent a letter to Wells Fargo setting forth the terms of the Third Counterproposal.

On August 5, 2024, representatives of Parent, Baker Botts and Wells Fargo discussed the Third Counterproposal and the possibility of a call between Mr. Martin, as President and Chief Executive Officer of Parent, and Mr. Kelley.

On August 8, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, to discuss the upcoming meeting between Mr. Kelley and Mr. Martin for the purpose of negotiating an acceptable per unit price for the Proposed Transaction. The Conflicts Committee discussed and confirmed its view that effecting the Proposed Transaction at this time remained prudent. The Conflicts Committee confirmed that, from its perspective, the Second Nut Tree Caspian Proposal remained non-actionable. The Conflicts Committee and representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson then discussed the range of acceptable Common Unit prices for purposes of Mr. Kelley’s upcoming meeting with Mr. Martin. The Conflicts Committee authorized Mr. Kelley to forego the requirement of a Majority of the Minority Provision, subject to a per unit price in excess of $4.00.

Later that day, Mr. Kelley and Mr. Martin met by telephone in order to negotiate terms with respect to the Proposed Transaction. During that meeting, Mr. Kelley and Mr. Martin agreed that the Proposed Transaction would take place at a price of $4.02 per Common Unit in cash, subject to Mr. Martin obtaining approval by the board of directors of Parent, and conditioned upon a Simple Majority Provision.

Thereafter, also on August 8, 2024, the Conflicts Committee met by videoconference, which was attended by representatives of Houlihan Lokey and Munsch Hardt, to discuss the meeting that Mr. Kelley had with Mr. Martin earlier that day. Mr. Kelley updated the Conflicts Committee as to the negotiation and of the agreement with respect to the Proposed Transaction subject to a definitive agreement.

On August 9, 2024, representatives of Houlihan Lokey met with representatives of Wells Fargo in order to discuss timing of next steps with respect to the Proposed Transaction. Representatives of Wells Fargo informed representatives of Houlihan Lokey that Parent had upcoming meetings to advance the financing, and expressed that Baker Botts would be sending an initial draft of the Merger Agreement.

On August 12, 2024, Parent submitted a non-binding proposal to acquire all Public Common Units for a cash purchase price of $4.02 per Common Unit (the “Parent Fourth Proposal”). The Parent Fourth Proposal included the condition of a Simple Majority Provision.

On August 13, 2024, representatives of Parent discussed with Regions Bank Parent’s model and various assumptions within the model, as well as the increased purchase price with respect to the Proposed Transaction, to discuss the possible consideration of the financing of the Proposed Transaction by the credit committee of Regions Bank.

On August 13, 2024, representatives of Baker Botts and Parent discussed the key terms to be included in the initial draft of the Merger Agreement.

In August 2024, a representative from Caspian sent a handwritten letter to Mr. Martin, asking for the opportunity to meet with him to discuss any potential misunderstanding regarding the proposals from Nut Tree and Caspian and noting optimism about the Partnership.

From August 13, 2024 to August 20, 2024, Baker Botts prepared a draft of the Merger Agreement and, on August 20, 2024, Baker Botts sent a draft of the Merger Agreement to Parent.

On August 14, 2024, Parent revised its model to reflect a Management Loan in the amount of $5.0 million.

From August 20, 2024 to August 22, 2024, representatives of Baker Botts and Parent held several calls to finalize an initial draft of the Merger Agreement.

On August 22, 2024, Baker Botts sent the initial draft of the Merger Agreement to Munsch Hardt. The initial draft Merger Agreement provided, among other items, (i) that the Partnership could not solicit any proposal that could constitute an acquisition proposal (a “no-shop” provision), (ii) that the GP Board or the Conflicts Committee could only change its recommendation with respect to the Merger in certain circumstances, including if the GP Board or the Conflicts Committee, as the case may be, determined in good faith (after consultation with outside legal counsel) that in response to a superior proposal the failure to take such action would constitute a breach of its duties under applicable law, as modified by the Partnership Agreement, or the Partnership Agreement; (iii) for a “force the vote” provision that required the Partnership to hold the Special Meeting even if the Conflicts Committee made a Partnership Adverse Recommendation Change; (iv) for a Simple Majority Provision; (v) that the Partnership would be liable, in certain circumstances, for a termination fee equal to 3.5% of the aggregate consideration payable to Unitholders or, in certain other circumstances, an expense reimbursement of up to $5.0 million; (vi) for the HSR fee to be split equally between Parent and the Partnership; and (vii) that if the Merger Agreement were terminated in certain circumstances, Parent’s liability would be limited to an expense reimbursement up of to $5.0 million (without a corresponding termination fee by Parent). The Merger Agreement also contemplated delivery of a Support Agreement whereby Parent and its subsidiaries would agree to vote the Common Units held by such entities in favor of the Merger. Additionally, the Merger Agreement did not include any financing condition with respect to the Proposed Transaction and did not provide for the payment of the quarterly distribution for any completed quarter if the Closing occurred prior to the record date for such quarter.

On August 29, 2024, representatives of Parent had a call with representatives of Regions Bank and Wells Fargo Lending to review the Parent model, which had been updated to reflect actual results of Parent through July 2024. Such parties continued to have calls to review the model and discuss potential terms to complete the financing necessary for the Proposed Transaction.

On August 30, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Munsch Hardt, Houlihan Lokey and Potter Anderson, to discuss the initial draft of the Merger Agreement. Representatives of Munsch Hardt provided the Conflicts Committee with background information on the draft Merger Agreement, and then described certain material provisions, as well as proposed revisions to the draft Merger Agreement. The Conflicts Committee also discussed, with information provided by representatives of Munsch Hardt, Houlihan Lokey and Potter Anderson, the ranges of termination fees and expense reimbursement from precedent for related transactions. The Conflicts Committee unanimously approved of Munsch Hardt transmitting a revised draft of the Merger Agreement to Baker Botts on September 3, 2024 reflecting the revisions discussed during the meeting.

On September 3, 2024, Munsch Hardt sent a revised draft of the Merger Agreement to Baker Botts, pursuant to which, among other things, (i) the provision regarding the circumstances in which a Partnership Adverse Recommendation Change could be made was revised to include an Intervening Event Concept, (ii) the non-solicitation provision was revised to add a carveout (the “Non-Solicitation Carveout”) to allow the Partnership to discuss and negotiate Acquisition Proposals (as defined in the Merger Agreement) with third parties if the Conflicts Committee determined in good faith that (A) such Acquisition Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (B) failure to take such action would be inconsistent with its duties under applicable law, as modified by the Partnership Agreement, (iii) the definitions of Acquisition Proposal and Superior Proposal were revised to apply to acquisitions of 25% (instead of 15%) and 51% (instead of 75%) or more of the Partnership’s outstanding Common Units, assets or Adjusted EBITDA, respectively, (iv) a provision was added requiring the distribution of regular quarterly cash distributions in amount no less than $0.005 per Common Unit including for the quarter immediately preceding the quarter in which the Closing occurs, (v) Parent’s right to terminate the Merger Agreement for the Partnership’s breach of the non-solicitation provision or its failure to hold the unitholder meeting following a Partnership Adverse Recommendation Change was deleted, (vi) a termination fee payable by Parent (the “Parent Termination Fee”) in the amount of $2.5 million was added in the event that Parent materially breached the Merger Agreement or otherwise failed to close under the Merger Agreement following a notice from the Partnership that all closing conditions have been satisfied,(vii) the Partnership Termination Fee was changed from 3.5% of the aggregate Merger Consideration to $2.5 million, (viii) the Partnership would be required, until the Effective Time, to declare and pay quarterly cash distributions to the Unitholders, (iv) certain conduct of business restrictions on the Partnership were removed, (x) Parent would be required to pay the entire HSR fee, and (xi) an expanded Parent financing representation was added. In addition, the revised draft of the Merger Agreement added Support Agreements from Senterfitt, Mr. Martin and Mr. Bondurant.

On September 5, 2024, Munsch Hardt sent drafts of the Support Agreements to Baker Botts requiring each of the Support Parties to vote all Units beneficially owned or held of record by them.

On September 6, 2024, representatives of Baker Botts and Parent held a call to discuss material issues presented in Munsch Hardt’s revised draft of the Merger Agreement.

On September 10, 2024, Baker Botts sent a revised draft of the Merger Agreement to Munsch Hardt, pursuant to which, among other things, the Merger Agreement was to revised (i) to add carveouts to the Intervening Event definition regarding Parent and the Partnership entering into the Merger Agreement, events generally affecting the industries in which the Partnership operates and general economic conditions, (ii) to delete the Non-Solicitation Carveout, (iii) to revise the applicable percentage in the Superior Proposal definition from 51% to 70%, (iv) to add back a right for Parent to terminate the Merger Agreement for the Partnership’s breach of the non-solicitation provision or its failure to hold the unitholder meeting following a Partnership Adverse Recommendation Change, (v) to make the Parent Termination Fee payable only in the event that Parent failed to close under the Merger Agreement following a notice from the Partnership that all closing conditions have been satisfied, removing the payment of such fee for a material breach of the Merger Agreement and removing the requirement that Parent also pay the $5.0 million reimbursement of the Partnership’s expenses in such circumstance, (vi) to limit the financing representation provided by Parent and (vii) to provide that the HSR fee would be split equally between Parent and the Partnership. The revised draft of the Merger Agreement reflected Parent’s acceptance of the $2.5 million amount for each of the Partnership Termination Fee and Parent Termination Fee and provided that neither party could recover both the applicable termination fee and the reimbursement of expenses.

On September 13, 2024, Munsch Hardt sent a draft of the Merger Agreement, including additional revisions, to the Conflicts Committee for review in advance of the September 16, 2024 Conflicts Committee meeting.

On September 16, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, to discuss the draft Merger Agreement. Representatives of Munsch Hardt and Houlihan Lokey summarized for the Conflicts Committee the additional information they have learned as it relates to the process and timing of Parent obtaining financing for the Proposed Transaction. The Conflicts Committee and representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson discussed the financing and elected to seek additional information from Parent with respect thereto before sending a revised draft of the Merger Agreement back to Parent. Representatives of Munsch Hardt then led the group in a discussion of the revised draft of the Merger Agreement, as well as proposed revisions to the draft Merger Agreement. The group discussed certain provisions, including but not limited to the termination provisions and the related fees and expenses that have been proposed (and ranges of such fees and expenses in precedent transactions), particularly in light of additional information with respect to Parent’s financing. The Conflicts Committee approved of waiting to respond to the latest Parent draft of the Merger Agreement until after the Conflicts Committee had received answers from Parent as it related to additional diligence requests.

Later that day, Munsch Hardt sent follow-up diligence requests to Parent and Houlihan Lokey sent follow-up diligence requests to Wells Fargo, in each case related to the status of the financing of the transaction.

On September 17, 2024, a representative of Parent contacted Munsch Hardt in order to provide responses to the follow-up diligence requests regarding the status of Parent’s financing. Representatives of Munsch Hardt communicated such responses to the Conflicts Committee later that day.

On September 20, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson. During this meeting, there was discussion of the revised draft of the Merger Agreement, including the termination fee provisions and the status of Parent’s financing. In light of the status of Parent’s financing, the group discussed the termination fee provisions set forth in the draft Merger Agreement and discussed the ranges of such termination fees that have been included in precedent for related transactions. Representatives of Houlihan Lokey and Munsch Hardt then both shared that they had communications with Wells Fargo and a representative of Parent, respectively, regarding the status and nature of the financing and, after discussion of those communications with the Conflicts Committee, the Conflicts Committee decided to have Mr. Kelley arrange for a meeting with Mr. Martin to negotiate the Parent Termination Fee, rather than including the Parent Termination Fee in a revised version of the Merger Agreement. Representatives of Munsch Hardt also discussed with the Conflicts Committee certain other provisions of the Merger Agreement, and the Conflicts Committee unanimously approved of Munsch Hardt transmitting a revised draft of the Merger Agreement to Baker Botts shortly after the Committee meeting. The Conflicts Committee also unanimously approved of Mr. Kelley meeting with Mr. Martin, in order to negotiate the Parent Termination Fee.

Following that Conflicts Committee meeting, on the same day, a representative of Munsch Hardt called a representative of Baker Botts in order to preview that Munsch Hardt would be sending a revised draft of the Merger Agreement over shortly and to indicate that the amount of the Parent Termination Fee would be left blank and was to be negotiated between the Chairman of the Conflicts Committee and Mr. Martin early the following week, assuming the other terms to the Merger Agreement are agreed upon. Representatives of Munsch Hardt and Baker Botts also briefly discussed timing and discuss next steps with respect to the Proposed Transaction.

On September 20, 2024, Munsch Hardt sent a revised draft of the Merger Agreement to Baker Botts, pursuant to which the Merger Agreement was revised to, among other things, reinsert the Non-Solicitation Carveout and to delete the amount of the Parent Termination Fee in the event of a failure to close and noted that such amount was to be discussed by the parties, particularly given the circumstances in which Parent would not have a binding letter of commitment with respect to the proposed increase to its revolving credit facility to fund the Merger Consideration. Later that afternoon, Baker Botts sent revised drafts of the Support Agreements to Munsch Hardt.

Also on September 20, 2024, Baker Botts transmitted revised drafts of the Support Agreements to Munsch Hardt, which revised drafts, among other things, provided that the obligations of the Unitholders thereunder are several, rather than joint.

On September 23, 2024, Houlihan Lokey met with Parent management by videoconference in order to go over confirmatory due diligence in advance of potentially issuing Houlihan Lokey’s fairness opinion later in the week. Parent management noted that the environment for refiners had weakened over the past several weeks.

On September 24, 2024, representatives of Baker Botts and Parent held a call to discuss the material issues in the revised draft of the Merger Agreement, and later that afternoon, representatives of Baker Botts and Munsch Hardt had a call to discuss the Merger Agreement and particularly Munsch Hardt’s inclusion of the Non-Solicitation Carveout given the Partnership’s inability to consummate an alternative transaction with a third party without Parent’s consent.

Also on September 24, 2024, Mr. Kelley called Mr. Booth, as Mr. Martin was unavailable, in order to negotiate the Parent Termination Fee, but they did not come to an agreement. Mr. Kelley and Mr. Booth agreed to meet by telephone again on September 26, 2024, to discuss the Parent Termination Fee.

On September 25, 2024, Munsch Hardt sent an email to Baker Botts, requesting that Baker Botts incorporate a revision to the definition of “Partnership Unaffiliated Unitholders” set forth in the Merger Agreement, to exclude Senterfitt and the officers and directors of Parent and its Subsidiaries from such definition, and informing Baker Botts that the Conflicts Committee would accept the removal of the Non-Solicitation Carveout. Munsch Hardt also informed Baker Botts that Mr. Kelley and Mr. Booth were in discussions with respect to the Parent Termination Fee.

On September 25, 2024, representatives of Parent held a call with Nut Tree and Caspian in connection with Nut Tree’s and Caspian’s indication of willingness to provide financing options. Representatives of Nut Tree and Caspian also told representatives of Parent that they were unable to hold Common Units in the name of Nut Tree or Caspian but did have an economic interest in the aggregate of approximately 12% of the Common Units. Representatives of Parent told Nut Tree and Caspian that Parent would reach out if such financing options were of interest to Parent.

On September 26, 2024, Mr. Booth discussed with Mr. Kelley the amount of the Parent Termination Fee, including Parent’s financing plans and the lack of a binding letter of commitment with respect to the proposed increase to its existing credit facility to fund the Merger Consideration. Mr. Kelley and Mr. Booth discussed and agreed upon a Parent Termination Fee of $6.0 million.

Later that afternoon, Baker Botts sent a revised draft of the Merger Agreement to Munsch Hardt (i) removing the Non-Solicitation Carveout and related provisions and (ii) adding the $6.0 million for the Parent Termination Fee. Baker Botts also sent Munsch Hardt a draft of the Press Release. Munsch Hardt forwarded both the revised draft of the Merger Agreement and the draft of the Press Release to the Conflicts Committee.

On September 27, 2024, Regions Bank confirmed to Parent that it had received credit approval with respect to the potential financing for the Proposed Transaction.

On September 30, 2024, Wells Fargo Lending confirmed to Parent that it had received credit approval with respect to the potential financing for the Proposed Transaction.

Between September 30, 2024 and October 3, 2024, Baker Botts and Munsch Hardt incorporated final changes into the Merger Agreement, Support Agreements, Press Release, and other transaction documents.

On the morning of October 1, 2024, the Parent Board held a meeting to discuss the Merger Agreement and the financing of the Merger Consideration and the related transaction costs, including the potential amendment to the revolving credit facility to, among other things, increase the revolving commitments to be up to $180.0 million and add a Term Loan of up to $20.0 million, the potential guarantee by Mr. Martin of some or all of the Term Loan, and the potential $5.0 million Management Loan (collectively, the “Financing Matters”). At the meeting, representatives of Wells Fargo reviewed Wells Fargo’s preliminary financial analysis regarding the transaction and Parent’s plan to finance the Proposed Transaction, and representatives of Baker Botts provided an overview of the transaction approval process.

On October 1, 2024, Parent provided an updated financial model to Houlihan Lokey.

On October 2, 2024, Baker Botts transmitted to Munsch Hardt a draft of the Form 8-K to be filed after signing the Merger Agreement.

Also on October 2, 2024, representatives of Munsch Hardt and Houlihan Lokey participated in a videoconference with representatives of Parent to discuss the status of Parent’s financing approvals, Parent’s communication with Nut Tree and Caspian on September 25, 2024, changes in operating covenants set forth in the draft Merger Agreement, and updates to the financial model. In addition, representatives Munsch Hardt and Houlihan Lokey discussed with Parent next steps, and timing as it relates to review and potential approval of the proposed Merger Agreement.

On the morning of October 3, 2024, the Parent Board held a meeting with representatives of Wells Fargo and Baker Botts to discuss and approve the Merger Agreement and the Financing Matters. The Parent Board, by unanimous approval, in good faith, (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to Parent, its stockholders and the beneficiaries of Parent’s employee stock ownership trusts, and (B) in the best interests of Parent, its stockholders and the beneficiaries of Parent’s employee stock ownership trusts, and (ii) approved the adoption of the Merger Agreement, the execution, delivery and performance of the Merger Agreement, Parent’s Support Agreement and the consummation of the transactions contemplated thereby, including the Merger. At the meeting, Wells Fargo reviewed its financial analysis of the Merger Consideration and, at the request of the Parent Board, rendered an oral opinion to the Parent Board, which was subsequently confirmed by delivery of a written opinion dated October 3, 2024, to the effect that, as of October 3, 2024, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be paid by Parent pursuant to the Merger Agreement was fair, from a financial point of view, to Parent.

On October 3, 2024, the Conflicts Committee held a meeting by videoconference, which was attended by representatives of Houlihan Lokey, Munsch Hardt and Potter Anderson, to discuss the Proposed Transaction, including the terms and conditions of the draft Merger Agreement and the Support Agreements. At the meeting, Munsch Hardt summarized the terms of the Proposed Transaction, and the process leading up to the current draft of the proposed Merger Agreement, including the evolution of Parent’s proposals and the Partnership’s counterproposals with respect to the Merger, including negotiations regarding the Merger Consideration and other material terms of the Merger Agreement and the Support Agreements. Additionally, representatives of Munsch Hardt described the history of proposals received from Nut Tree and Caspian, which the Conflicts Committee ultimately determined were not viable or actionable, due to Parent’s repeated position that it was only interested in acquiring all of the Public Common Units and that Parent was not interested in selling any of its or its subsidiaries’ interests in the Partnership or the General Partner or pursuing other strategic alternatives involving the Partnership or the General Partner, Nut Tree and Caspian were only interested in a transaction if Nut Tree and Caspian could acquire the General Partner as well as all of the Common Units (including those which Parent had stated repeatedly were not for sale), and due to the effect a change of control would have on the public and private debt of the Partnership, interrelated contracts and business relationship the Partnership has with Parent, including the termination of contracts material to the business of the Partnership. The Conflicts Committee however confirmed that it took into consideration in the process of negotiations with Parent and in determining the final Merger Consideration the values set forth by Nut Tree and Caspian in their proposals, as well as the information relating to such values as referenced in the proposals. The Conflicts Committee noted that in the September 25, 2024 telephone call, Nut Tree and Caspian advised Parent that they were unable to hold Common Units in the name of Nut Tree or Caspian but did have an economic interest in the aggregate of approximately 12% of the Common Units. Representatives of Munsch Hardt then described the key terms and provisions of the Merger Agreement and the Support Agreements, and discussed with the Conflicts Committee the history of negotiations of such agreements. During this discussion, representatives of Munsch Hardt noted, along with other terms of the Merger Agreement, the limitations on the Partnership’s ability to solicit or entertain additional acquisition proposals, the conditions for closing, the representations and covenants of the parties, circumstances in which the Partnership or Parent could terminate the Merger Agreement, and potential liabilities of the parties if the Merger Agreement were to be terminated in various circumstances (including termination fees and the payment of expenses). The Conflicts Committee members discussed among themselves and with their advisors and confirmed the merits of doing a transaction now as compared to maintaining the status quo. The Conflicts Committee also discussed the control that Parent has, through its control of the General Partner and its approval rights for the Merger as well as any other similar or alternative transaction. The Conflicts Committee and its advisors also discussed the terms of the Support Agreements and the parties thereto.

At that same meeting, a discussion ensued among the Conflicts Committee and its advisors regarding the reasons for the Merger (see “Special Factors — Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal”). Next, representatives of Munsch Hardt and Potter Anderson described the contractual independence standards set forth in the Partnership Agreement and the Conflicts Committee Charter, and confirmed with the members of the Conflicts Committee that they each remained independent under such standards. Each Conflicts Committee member verbally confirmed his continuing independence. Representatives of Munsch Hardt and Potter Anderson then again discussed the duties of the Conflicts Committee in connection with the Merger, and described the Special Approval provisions of Section 7.9 of the Partnership Agreement. At the request of the Conflicts Committee, representatives of Houlihan Lokey then reviewed and discussed its financial analysis which reflected the updated projections provided by Parent on October 1, 2024. Thereafter, at the request of the Committee, representatives of Houlihan Lokey provided its oral opinion, confirmed by delivery of a written opinion dated October 3, 2024 shortly after the conclusion of the Conflicts Committee meeting, that as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, and in reliance thereon, it was Houlihan Lokey’s opinion that the Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement, is fair, from a financial point of view, to the Partnership Unaffiliated Unitholders. The Conflicts Committee then, based upon all of the information made available to the Conflicts Committee at or prior to the meeting (including, without limitation, its express reliance on Houlihan Lokey’s Opinion to the Conflicts Committee) and after an evaluation of, among other things, the proposed terms and conditions of the Merger Agreement and the Support Agreements, unanimously, in good faith, (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements, and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the Unitholders, and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders.

Following the receipt of the recommendation of the Conflicts Committee, the GP Board, unanimously and in good faith, (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that approval of the Merger Agreement and the Merger be submitted to a vote of the Unitholders, and (iv) recommended approval of the Merger Agreement and the Merger by the Unitholders.

Later that afternoon on October 3, 2024, the parties executed the Merger Agreement and the Support Agreements, and the Partnership issued a press release and filed a Form 8-K announcing entry into the Merger Agreement and the Support Agreements, and attaching a press release announcing the Merger Agreement and the Support Agreements. In addition, Parent (together with Resource, Cross and Martin Product) and Mr. Martin (together with Senterfitt) filed amendments to their respective Schedule 13Ds with respect to the Partnership disclosing the execution of the Merger Agreement and the Support Agreements.

On October 22, 2024, Nut Tree and Caspian issued as a press release, expressing their opposition to the Merger and intent to file a proxy statement and solicit proxies to vote against the Merger Proposal. The press release noted that Nut Tree and Caspian had a combined economic exposure in the Partnership of approximately 13.2% of the outstanding Common Units through certain cash-settled derivative agreements.

On November 1, 2024, Nut Tree and Caspian filed a preliminary proxy statement with the SEC in connection with Nut Tree and Caspian’s solicitation of proxies against the Merger Proposal and the Adjournment Proposal to be voted on by the Unitholders at the Special Meeting.

Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties

Under Section 7.9(a) of the Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its affiliates, on the one hand, and the Partnership, the Operating Partnership, any other Group Member, any Partner or any Assignee (each as defined in the Partnership Agreement), on the other, any resolution or course of action by the General Partner or its affiliates in respect of such conflict of interest will be permitted and deemed approved by the General Partner and all of the Partnership’s limited partners and will not constitute a breach of the Partnership Agreement, of the Operating Partnership Agreement (as defined in the Partnership Agreement), of any agreement contemplated in the Partnership Agreement or the Operating Partnership Agreement, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of the Partnership Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner will be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. Special Approval is defined in the Partnership Agreement as approval by a majority of the members of the Conflicts Committee. Any such approval by the Conflicts Committee will be subject to the presumption that, in making its decision, the Conflicts Committee acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the Partnership, and in any proceeding brought by any Unitholder or by or on behalf of such Unitholder or any other Unitholders or the Partnership challenging such approval, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

The Conflicts Committee determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, and approved, such approval constituting “Special Approval” for all purposes under the Partnership Agreement, the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger.

The GP Board determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, and approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger.

Under Section 7.9(b) of the Partnership Agreement, whenever the General Partner or any of its affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided in the Partnership Agreement, the General Partner or such affiliate will be entitled to consider only such interests and factors as it desires and will have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnership, any Group Member, any Limited Partner or any Assignee (each as defined in the Partnership Agreement), (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such affiliate will act under such express standard and will not be subject to any other or different standards imposed by the Partnership Agreement, the Operating Partnership Agreement (as defined in the Partnership Agreement), the limited liability company agreement or partnership agreement of any Group Member (as defined in the Partnership Agreement) any other agreement contemplated by the Partnership Agreement or under the Delaware Revised Uniform Limited Partnership Act or any other law, rule or regulation.

Pursuant to Section 7.9(a) of the Partnership Agreement, any conflict of interest and any resolution of such conflict of interest will be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner (including the Conflicts Committee in connection with Special Approval) will be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. In any proceeding brought by any Unitholder by or on behalf of such Unitholder or any other Unitholders or the Partnership alleging that such a resolution by the General Partner (and not by the Conflicts Committee, whose resolution will be conclusive as provided above) is not fair to the Partnership, such Unitholder will have the burden of proof of overcoming such conclusion. Nothing contained in the Partnership Agreement, however, is intended to nor will it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter will not constitute a breach of the Partnership Agreement or any other agreement contemplated by the Partnership Agreement or a breach of any standard of care or duty imposed by the Partnership Agreement or any other agreement contemplated by the Partnership Agreement, or, to the extent permitted by law, under the Delaware Revised Uniform Limited Partnership Act or any other law, rule or regulation.

Under Section 7.10(b) of the Partnership Agreement, the General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such persons as to matters that the General Partner reasonably believes to be within such person’s professional or expert competence will be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

Section 7.10(d) of the Partnership Agreement provides that any standard of care and duty imposed by the Partnership Agreement or under the Delaware Revised Uniform Limited Partnership Act or any applicable law, rule or regulation will be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under the Partnership Agreement or any other agreement contemplated by the Partnership Agreement and to make any decision pursuant to the authority prescribed in the Partnership Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal

The Conflicts Committee

The Conflicts Committee consists of three independent directors that satisfy the requirements for membership on the Conflicts Committee that are set forth in the Partnership Agreement and the Conflicts Committee Charter: Byron R. Kelley (Chairman of the Conflicts Committee), James M. Collingsworth and C. Scott Massey. The Partnership Agreement requires that members of the Conflicts Committee not be (a) security holders, officers or employees of the General Partner; (b) directors, officers or employees of any affiliate of the General Partner or (c) holders of any ownership interest in the Partnership, Martin Operating Partnership, L.P., or any subsidiary of any such entity other than the Common Units and who also meet the independence standards established by the Nasdaq to serve on an audit committee of a board of directors.

In connection with the Merger, on January 23, 2024, the GP Board delegated to the Conflicts Committee the power and authority, among other things, (i) to make such investigation of the Proposed Transaction and the alternative of maintaining the status quo, as the Conflicts Committee deemed necessary or appropriate, (ii) to review, evaluate and negotiate (or to supervise and direct the negotiations on behalf of the Partnership with respect to) the terms and conditions, and determine the advisability, of the Proposed Transaction and related agreements and arrangements, (iii) to determine whether the Proposed Transaction is fair and reasonable to, and in the best interest of, the Partnership and the holders of the Common Units (other than the General Partner, Parent and their respective affiliates (other than the Partnership and its subsidiaries), including any officer, director, equityholder or member thereof), (iv) to determine whether to approve the Proposed Transaction (with such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including, but not limited to, Section 7.9(a) thereof), and to make a recommendation to the GP Board whether to approve the Potential Transaction and, if appropriate, to recommend that the Unitholders approve the Proposed Transaction (it being understood that (A) any Proposed Transaction was subject to receipt by the Partnership, the GP Board or the Conflicts Committee, in the first instance, of an offer or proposal by Parent or its affiliates in respect of the Proposed Transaction, and (B) the Proposed Transaction was subject to the approval of the GP Board), and (v) to make any other recommendations to the GP Board and/or the Unitholders regarding the Proposed Transaction as the Conflicts Committee shall determine to be appropriate.

The Conflicts Committee conducted an extensive review and evaluation of the Proposed Transaction and negotiated with Parent and its representatives with respect to the Merger and the Merger Agreement. The Conflicts Committee retained Houlihan Lokey as its financial advisor and Potter Anderson and Munsch Hardt as its legal counsel. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, the Conflicts Committee considered a number of factors affecting the Partnership Unaffiliated Unitholders in its deliberations, which are described in detail below.

On October 3, 2024, the Conflicts Committee unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved, such recommendation and approval constituting “Special Approval” for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the Unitholders and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders.

Reasons for the Conflicts Committee’s Recommendation

The Conflicts Committee consulted with its financial and legal advisors and considered many factors in making its determination and approvals, and the related recommendation to the GP Board and the Partnership Unaffiliated Unitholders. The Conflicts Committee considered the following factors (the order of which does not necessarily reflect their relative significance) to be generally positive or favorable in making its determination and approvals, and the related recommendation to the GP Board and the Partnership Unaffiliated Unitholders:

•	The Merger Consideration is an all-cash amount, and will provide the Partnership Unaffiliated Unitholders with a measure of immediate liquidity and certainty of value.

•	The execution risks for the business in the future.

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Following the consummation of the Merger, the Partnership Unaffiliated Unitholders will not have any equity participation in the Partnership, and accordingly will not have continued exposure, with respect to their Common Units, to negative market conditions or to risk associated with the Partnership’s ongoing operations.

•

The financial analysis reviewed by Houlihan Lokey with the Conflicts Committee as well as the oral opinion of Houlihan Lokey, which analyses and opinion the Conflicts Committee adopted as its own, rendered to the Conflicts Committee on October 3, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Conflicts Committee dated October 3, 2024), as to the fairness, from a financial point of view, to the Partnership Unaffiliated Unitholders, of the Merger Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement.

•	The Conflicts Committee believes that the Merger Consideration is likely the highest price that Parent would be willing to pay.

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The Conflicts Committee believes that the Merger presents the best available opportunity to maximize value for the Partnership Unaffiliated Unitholders, which belief is based on consideration of the alternative of maintaining the status quo and the Conflicts Committee’s belief that there are no viable alternative transactions for the Partnership in lieu of a transaction with Parent in light of (i) the controlling position of Parent through its indirect ownership of the Partnership and approximately 15.7% of the Common Units, (ii) Parent’s stated position when it delivered its initial proposal to acquire all of the Public Common Units (and throughout its negotiations with the Conflicts Committee) that it was interested only in acquiring the Public Common Units and was not interested in selling its General Partner Interest in the Partnership or any of the Common Units owned by it or its subsidiaries or pursuing other strategic opportunities involving the Partnership, (iii) the Partnership’s material contracts being significantly concentrated with Parent and entail potentially significant costs to terminate, (iv) the Conflicts Committee’s recognition of overall risks and uncertainties relevant corporate and asset transactions and (v) the change of control provisions of the Partnership’s existing debt that might otherwise be triggered with a party other than Parent.

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The Merger Consideration of $4.02 per Common Unit represents (x) a 34% premium to the closing price of the Common Units on May 23, 2024, and (y) a 41% premium to the 30-day volume-weighted average price of common units as of May 23, 2024.

•	The Partnership’s current access to capital is limited and expensive, and it faces potential future refinancing risks.

•	The Partnership is currently limited in its ability to pay distributions and the timing and ability to increase distributions in the future is uncertain.

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The Conflicts Committee believes that investor sentiment increasingly disfavors MLP structures as compared to alternative structures and, as a result, the state of the MLP debt and equity capital markets will continue to present challenges for the Partnership to fund acquisitions and growth capital expenditures, particularly given the Partnership’s size and scale.

•	Future drop-downs with respect to the Partnership are not expected for the foreseeable future through at least 2028.

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Parent’s and its affiliates’ historical status as an important customer and supplier of the Partnership, the dependence of the Partnership’s revenue growth on Parent’s growth, and the contractual interdependence of the Partnership and Parent.

•	There have been many procedural safeguards involved in the negotiation of the Merger Agreement, including:

•

The Conflicts Committee consisted solely of directors who are not officers, employees or controlling unitholders of the Partnership or its affiliates and who satisfied the requirements under the Partnership Agreement and the Charter of the Conflicts Committee for service on the Conflicts Committee.

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The resolutions of the GP Board charging the Conflicts Committee granted authority to the Conflicts Committee, including the authority to determine whether or not to proceed with the Merger and to review, evaluate and negotiate the terms and conditions of the Merger on behalf of the Partnership, and the members of the Conflicts Committee were aware that they were under no obligation to approve, and could reject, the Merger. The GP Board resolved not to approve the proposed Merger without a prior favorable recommendation of the Merger by the Conflicts Committee.

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The members of the Conflicts Committee are members of the GP Board and are familiar with, and understand, the businesses, assets, liabilities, results of operations, financial condition and competitive positions and prospects of the Partnership.

•	The members of the Conflicts Committee will not personally benefit from completion of the Merger in a manner different from the Partnership Unaffiliated Unitholders.

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The members of the Conflicts Committee were appropriately compensated for their services, which compensation was set by the Partnership with guidance from certain advisors and consistent with market standards. In addition, the compensation for the members of the Conflicts Committee is in no way contingent on their approving the Merger Agreement or the Merger.

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The terms and conditions of the Merger Agreement and the Merger were determined through arm’s-length negotiations, which included multiple proposals and counterproposals, between the Conflicts Committee and Parent and their respective representatives and advisors.

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Through negotiation, the Conflicts Committee was able to significantly improve the Merger Consideration from Parent’s initial proposal on May 24, 2024 of $3.05 in cash for each Common Unit, or a 1.7% premium to the closing price of Common Units on May 23, 2024 and a 7.2% premium to the 30-day volume-weighted average price as of May 23, 2024.

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The Conflicts Committee retained and was advised by independent, experienced and qualified advisors, consisting of Munsch Hardt and Potter Anderson as legal counsel and Houlihan Lokey as financial advisor.

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In addition to the active participation of the Conflicts Committee in the negotiations of the Merger Agreement, the Conflicts Committee’s legal and financial advisors were involved throughout the deliberation and negotiation process, and such advisors provided regular updates to the Conflicts Committee, which provided the Conflicts Committee with additional perspectives on the negotiations.

•	No member of the Conflicts Committee was requested to serve on the Parent Board following the merger.

•	Certain terms of the Merger Agreement, including:
•	Partnership Unaffiliated Unitholders will receive $4.02 in cash per outstanding Common Unit.

•	The consummation of the Merger is not contingent on financing.

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The Merger Agreement contains representations and warranties by Parent relating to the availability of funds sufficient to consummate the Merger and pay all amounts required to be paid in connection with the transactions contemplated by the Merger Agreement.

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Parent’s obligation to pay a termination fee of $6.0 million to the Partnership in connection with the termination of the Merger Agreement as a result of, among other things, a failure to effect the Merger resulting from a failed financing.

•	Parent’s obligation to reimburse the Partnership’s expenses, in an amount up to $5.0 million, in certain circumstances.

•	The fact that the Merger is subject to approval by the Unitholders, including a significant portion of the Partnership Unaffiliated Unitholders.

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The requirement that Parent and certain affiliates and subsidiaries would enter into Support Agreements, which ensures that such entities and individuals will vote all of their respective Common Units in favor of the Merger. The Support Agreements also prohibit Parent and certain affiliates and subsidiaries from transferring any interests in the Partnership owned by such persons until the Effective Time or the earlier termination of the Merger Agreement or mutual agreement of the parties to the Support Agreements, subject to certain limited exceptions.

•	As of October 3, 2024, Parent beneficially owned approximately 15.7% of the Common Units and thus does not control the outcome of the Partnership vote.

•	The limited nature of the operational representations and warranties and covenants given by the Partnership and its subsidiaries.

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Provisions requiring the Partnership to pay regular quarterly cash distributions on the Common Units consistent with past practice, subject to certain specified criteria, and requiring the General Partner to (and Parent to cause its representatives and the GP Board to) designate the record date for the quarterly cash distribution related to the quarter immediately prior to the quarter in which the closing occurs so that such record date precedes the Effective Time so as to permit the payment of such quarterly distribution to the holders of the Common Units.

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The provisions allowing the Conflicts Committee to change its recommendation of the Merger Agreement in the event of a Superior Proposal from a third party or in connection with an Intervening Event, if the Conflicts Committee makes a good faith determination (after consultation with outside legal counsel) that the failure to change its recommendation would be inconsistent with its duties under applicable law, as modified by the Partnership Agreement, and complies with the terms of the Merger Agreement.

•	The Merger Agreement contains only limited conditions and exceptions to the closing conditions.

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Under the terms of the Merger Agreement, prior to the effective time of the Merger, Parent is prohibited from eliminating the Conflicts Committee, revoking or diminishing the authority of the Conflicts Committee, or from removing any member of the Conflicts Committee (or causing any of its subsidiaries to do the same) without the consent of the Conflicts Committee.

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The Merger Agreement requires Conflicts Committee approval with respect to the mutual agreement by Parent and the Partnership to terminate the Merger Agreement, and any amendment to, waiver of, or consent under the Merger Agreement by the Partnership requires the Conflicts Committee’s approval.

The Conflicts Committee considered the following factors (the order of which does not necessarily reflect their relative significance) to be generally negative or unfavorable in making its determination and approvals, and the related recommendation to the GP Board and the Partnership Unaffiliated Unitholders:

•	Regulatory approval under antitrust laws will be required in connection with the Merger.

•	Some Unitholders may have a portion of their proceeds treated as ordinary income as a result of the Merger.

•	There is a risk associated with the financing required to fund the full amount of the Merger Consideration, and which may be subject to certain covenants at closing.

•	There is a risk that the potential benefits to be realized in the Merger might not be fully realized, or might not be realized within the expected time period.

•	Litigation may occur in connection with the Merger and any such litigation may result in significant costs and diversion of management focus.

•	The fact that the Partnership Unaffiliated Unitholders are not entitled to appraisal rights under the Merger Agreement, the Partnership Agreement, or Delaware law.

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The Conflicts Committee was not authorized to and did not conduct an auction process or other solicitation of interest from third parties for the acquisition of the Partnership. Because Parent indirectly controls the Partnership through its indirect ownership of the General Partner and Parent indicated that it desired to retain its controlling interest in the General Partner, the Conflicts Committee believed that it was unrealistic to expect a third-party acquisition proposal to acquire assets or control of the Partnership without the support of Parent, and it was unlikely that the Conflicts Committee could conduct a meaningful process to solicit interest in the acquisition of assets or control of the Partnership from third parties.

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Certain executive officers and directors of Parent and the Partnership have interests in the Merger that are different from, or in addition to, the interests of the Partnership Unaffiliated Unitholders;

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Although the Merger is subject to approval by holders of a majority of the outstanding Common Units, the vote includes Common Units owned by Parent and its affiliates and subsidiaries, which are entering into Support Agreements obligating such individuals and entities to vote their respective Common Units in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Merger is not subject to a Majority of the Minority Provision.

•	Certain terms of the Merger Agreement, including:

•

The provisions limiting the ability of the Conflicts Committee to solicit, negotiate, or to consider unsolicited, offers from third parties for the Partnership or to provide information to such third parties.

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The operating covenants to which the Partnership is subject in the Merger Agreement restrict the Partnership from taking certain actions prior to the closing of the Merger that could be beneficial to the Partnership and the Partnership Unaffiliated Unitholders.

•	The Partnership’s obligation to pay a termination fee of $2.5 million to Parent in connection with the termination of the Merger Agreement under certain circumstances.

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The provisions obligating the Partnership to hold a special meeting of the Unitholders to vote on the Merger even if the Conflicts Committee or the GP Board (upon the recommendation of the Conflicts Committee) changes its recommendation to the Unitholders, unless the Merger Agreement has been validly terminated by Parent.

•	The Partnership’s obligation to reimburse Parent’s expenses, in an amount up to $5.0 million, in certain circumstances.

•	There are potential negative impacts or consequences of the Merger, including:

•

Partnership Unaffiliated Unitholders will not have any equity participation in the Partnership following the Merger, and the Partnership Unaffiliated Unitholders will accordingly cease to participate in the Partnership’s future earnings or growth, if any, or benefit from any increases in the value of the Common Units.

•	The Partnership has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed Merger, whether or not the Merger is completed.

•

There is risk that the Merger might not be completed in a timely manner, or that the Merger might not be consummated at all, which could negatively affect the trading price of the Common Units or could result in significant costs and disruption to the Partnership’s normal business.

The Conflicts Committee did not retain an unaffiliated representative to act solely on behalf of the Partnership Unaffiliated Unitholders for purposes of negotiating the terms of the Merger Agreement. The Conflicts Committee was charged with representing the interests of the Partnership Unaffiliated Unitholders, it consisted solely of directors who are not officers or controlling equityholders of the Partnership or the Buyer Filing Parties, it engaged independent financial and legal advisors to act on its behalf and it was actively involved in deliberations and negotiations regarding the Merger on behalf of the Partnership Unaffiliated Unitholders.

The Merger is not subject to a Majority of the Minority Provision requiring the approval of the holders of at least a majority of the Common Units who are unaffiliated with Parent.

In the course of reaching its decision to recommend to the GP Board that it approve the Merger Agreement and the Merger, the Conflicts Committee did not consider the liquidation value of the Partnership’s assets. Furthermore, the Conflicts Committee did not consider net book value, which is an accounting concept. In addition, the Conflicts Committee considered historical and current trading prices of the Common Units and the premium that the Merger Consideration represented.

Other than as discussed in “—Background of the Merger” (including the Proposed Transaction and the proposals received from Nut Tree and Caspian), the Conflicts Committee is not aware of any firm offers made by any other person in the past two years to acquire the Partnership, the General Partner Interest in the Partnership or all or substantially all of the assets of the Partnership. As discussed further in “—Background of the Merger,” in making its determination and approvals, and the related recommendation to the GP Board and the Partnership Unaffiliated Unitholders, the Conflicts Committee considered in the process of negotiations with Parent and in determining the final Merger Consideration the values set forth by Nut Tree and Caspian in their proposals, as well as the information relating to such values as referenced in the proposals.

The foregoing discussion of the information and factors considered by the Conflicts Committee is not intended to be exhaustive, but includes material factors the committee considered. In view of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Conflicts Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the Conflicts

Committee may have given differing weights to different factors. It should be noted that certain statements and other information presented in this section are forward- looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

The Conflicts Committee recommends that the Partnership Unaffiliated Unitholders vote “FOR” the Merger Proposal.

The GP Board

The GP Board consists of five directors, three of whom constitute the Conflicts Committee. As such, some of the directors on the GP Board may have different interests in the Merger than the Partnership Unaffiliated Unitholders. For a discussion of these and other interests of the members of the GP Board in the Merger, see “Special Factors—Interests of the Directors and Executive Officers of the General Partner in the Merger.”

Because of such possible and actual conflicts of interests, in resolutions approved by the GP Board on January 23, 2024, the GP Board delegated to the Conflicts Committee the power and authority, among other things, (i) to make such investigation of the Proposed Transaction and the alternative of maintaining the status quo, as the Conflicts Committee deemed necessary or appropriate, (ii) to review, evaluate and negotiate (or to supervise and direct the negotiations on behalf of the Partnership with respect to) the terms and conditions, and determine the advisability, of the Proposed Transaction and related agreements and arrangements, (iii) to determine whether the Proposed Transaction is fair and reasonable to, and in the best interest of, the Partnership and the holders of the Common Units (other than the General Partner, Parent and their respective affiliates (other than the Partnership and its subsidiaries), including any officer, director, equityholder or member thereof), (iv) to determine whether to approve the Proposed Transaction (with such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including, but not limited to, Section 7.9(a) thereof), and to make a recommendation to the GP Board whether to approve the Potential Transaction and, if appropriate, to recommend that the Unitholders approve the Proposed Transaction (it being understood that (A) any Proposed Transaction was subject to receipt by the Partnership, the GP Board or the Conflicts Committee, in the first instance, of an offer or proposal by Parent or its affiliates in respect of the Proposed Transaction, and (B) the Proposed Transaction was subject to the approval of the GP Board), and (v) to make any other recommendations to the GP Board and/or the Unitholders regarding the Proposed Transaction as the Conflicts Committee shall determine to be appropriate.

On October 3, 2024, the Conflicts Committee unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements, and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the Unitholders and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders.

Following the receipt of the recommendation of the Conflicts Committee and after considering the factors discussed below, on October 3, 2024, the GP Board unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the

Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that approval of the Merger Agreement and the Merger be submitted to a vote of the Unitholders and (iv) recommended approval of the Merger Agreement and the Merger by the Unitholders.

In the course of reaching its decision to approve the Merger Agreement and the Merger, the GP Board considered a number of factors, including, with respect to the Partnership Unaffiliated Unitholders, the recommendation of the Conflicts Committee, in its deliberations. For a more complete discussion of these factors, see “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal—Reasons for the GP Board’s Recommendation.”

The GP Board, on behalf of the General Partner and the Partnership, believes that the Merger (which is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement was filed with the SEC) is fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders. The GP Board, on behalf of the General Partner and the Partnership, has made the preceding statement for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The GP Board recommends that Unitholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger at the time of the Special Meeting.

Reasons for the GP Board’s Recommendation

In determining that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, and recommending that unitholders vote in favor of the Merger Proposal, the GP Board considered a number of factors, including the following material factors (the order of which does not necessarily reflect their relative significance):

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The Merger Consideration is an all-cash amount, which the GP Board believes provides greater value to the Partnership Unaffiliated Unitholders than the long-term value of the Partnership as a publicly traded partnership, after taking into account the risks and challenges facing the Partnership’s current business and financial prospects.

•

The receipt of cash consideration eliminates downside risk associated with the continued ownership of the Common Units, including any possible decrease in the future revenues and free cash flow, growth or value of the Partnership following the Merger.

•

The Merger Consideration with respect to the Common Units constitutes a 34.00% premium to the market closing price prior to Parent’s initial offer made on May 24, 2024 and an 11.33% premium to the trailing 30-trading day volume-weighted average price on October 3, 2024, the date of the Merger Agreement.

•

The GP Board believes that investor sentiment now disfavors MLP structures as compared to alternative structures and, as a result, the state of the MLP debt and equity capital markets will continue to present challenges for the Partnership to fund acquisitions and growth capital expenditures.

•

The Partnership is a micro-cap MLP and the Common Units are thinly-traded, resulting in a lack of liquidity for Unitholders with significant holdings, without a negative impact on the price of the Common Units.

•	The Merger Consideration provides liquidity to the Partnership Unaffiliated Unitholders.

•

The Merger is subject to receipt of Unitholder Approval; recognizing that the Support Parties have agreed to vote or cause the 10,149,906 Common Units they collectively owned as of November 21, 2024, or approximately 26% of the outstanding Common Units as of such date, to be voted in favor of the Merger pursuant to the Parent Group Support Agreement.

•	Certain terms of the Merger Agreement, principally:

•

provisions requiring the General Partner to declare and cause the Partnership to pay regular quarterly cash distributions on the Common Units consistent with past practice, subject to certain specified criteria;

•

provisions permitting the GP Board to change its recommendation to the Unitholders if it determines in good faith (after consultation with its financial advisor and outside legal counsel) in response to an intervening event or an unsolicited acquisition proposal that constitutes a Superior Proposal and a failure to make a recommendation change would be inconsistent with its duties under applicable law as modified by the Partnership Agreement; and

•

provisions requiring Parent, in certain circumstances, to pay the Parent Termination Fee of $6.0 million (an amount in excess of two times the amount of the Partnership Termination Fee of $2.5 million), including if Parent fails to consummate the Merger within five business days after receiving a closing notice from the Partnership or the Conflicts Committee as contemplated by Merger Agreement, and the Partnership or the Conflicts Committee terminates the Merger Agreement.

The GP Board considered the following factors (the order of which does not necessarily reflect their relative significance) to be generally negative or unfavorable in making its determination and approvals, and the related recommendation to the Unitholders:

•

The Conflicts Committee was not authorized to and did not conduct an auction process or other solicitation of interest from third parties for the acquisition of the Partnership. Since Parent indirectly controls the Partnership, it was unrealistic to expect an unsolicited third-party acquisition proposal to acquire assets or control of the Partnership that would be acceptable to Parent, and it was unlikely that the Conflicts Committee could conduct a meaningful process to solicit interest in the acquisition of assets or control of the Partnership that would be acceptable to Parent. Parent stated in the initial written proposal with respect to the Proposed Transaction, and later reiterated its position in response to the Nut Tree Caspian Proposal, that it had no interest in selling any of its or its subsidiaries’ interests in the Partnership or the General Partner or pursuing other strategic alternatives involving the Partnership or the General Partner.

•	The Merger is expected to be a taxable transaction for the Partnership Unaffiliated Unitholders.

•

The Partnership Unaffiliated Unitholders will not have any equity participation in the Partnership following the Merger, and accordingly, such unitholders will cease to participate in the Partnership’s future earnings or growth, if any, or benefit from any increases, if any, in the value of the Common Units.

•	The Unitholders are not entitled to dissenters’ or appraisal rights under the Merger Agreement, the Partnership Agreement or Delaware law.

•	Certain terms of the Merger Agreement, principally:

•

provisions requiring the Partnership pay a termination fee of $2.5 million or to reimburse Parent for out-of-pocket expenses up to $5.0 million in the event the Merger Agreement is terminated under certain circumstances.

•

provisions requiring the Partnership to submit the Merger Agreement to a vote of the limited partners (even if the GP Board has made a recommendation change), unless the Merger Agreement has been validly terminated.

•	the Partnership has incurred and will continue to incur transaction costs and expenses in connection with the Merger, whether or not the Merger is completed.

•

Parent and some of the executive officers and directors of the General Partner have interests in the Merger that are different from, or in addition to, the interests of the Partnership Unaffiliated Unitholders, generally.

In making its determination, the GP Board also considered:

•

the Conflicts Committee’s unanimous approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, such approval constituting “Special Approval” for all purposes of the Partnership Agreement, and the related recommendations of the Conflicts Committee to the GP Board;

•

the GP Board’s understanding of the process and procedures undertaken by the Conflicts Committee in reaching its determination and approval and making related recommendations to the GP Board, which included:

•

the GP Board’s determination that the members of the Conflicts Committee met the independence and other requirements for service on the Conflicts Committee that are set forth in the Partnership Agreement and the Conflicts Committee Charter;

•

the Conflicts Committee’s engagement of independent financial and legal advisors with positive reputations, knowledge and experience with respect to public merger and acquisition transactions, MLPs, and midstream, downstream and oil and gas companies, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Proposed Transaction and familiarity with the Partnership and its business;

•

the terms of the Merger Agreement, including the Merger Consideration, were determined as a result of arms’ length negotiations between Parent and the Conflicts Committee and their respective representatives that included multiple proposals and counterproposals;

•

the Conflict Committee’s receipt of the opinion of Houlihan Lokey to the effect that, as of October 3, 2024 and based upon and subject to the factors, assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of review undertaken by Houlihan Lokey in connection with the preparation of its opinion as set forth therein, the Merger Consideration was fair, from a financial point of view, to the Partnership Unaffiliated Unitholders; and

•	the factors considered by the Conflicts Committee, including the material factors considered by the Conflicts Committee described under “—The Conflicts Committee” above.

In addition, under the SEC rules governing “Rule 13e-3 transactions,” the Partnership and the General Partner are engaged in such a transaction and, therefore, are required to express their position as to the fairness of the proposed Merger to the Partnership’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The GP Board, on behalf of the General Partner and the Partnership, is making the following statements for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The GP Board, on behalf of the General Partner and the Partnership, on the basis of the factors described above, believes that the Merger (which is the Rule 13e-3 transaction for which the Schedule 13E-3 was filed with the SEC) is fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders.

The GP Board did not retain an unaffiliated representative to act solely on behalf of the Partnership Unaffiliated Unitholders for purposes of negotiating the terms of the Merger Agreement. The GP Board believes that it was not necessary to retain an unaffiliated representative to act solely on behalf of the Partnership Unaffiliated Unitholders for purposes of negotiating the terms of the Merger Agreement because the Conflicts Committee was charged with representing the interests of the Partnership Unaffiliated Unitholders, it consisted solely of directors who are not officers or controlling equityholders of the Partnership or the Buyer Filing Parties, it engaged independent financial and legal advisors to act on its behalf and it was actively involved in deliberations and negotiations regarding the Merger on behalf of the Partnership Unaffiliated Unitholders.

In making its determination regarding the fairness of the Merger, the GP Board did not believe it was necessary to consider that the transaction does not require approval of at least a majority of unaffiliated Unitholders because the GP Board believes that sufficient alternative procedural safeguards were and are present to ensure the fairness of the Merger and permit the Conflicts Committee to effectively represent the interests of the unaffiliated Unitholders, as further described under “—Reasons for the Conflicts Committee’s Recommendation” above.

The GP Board did not consider the liquidation value of the Partnership’s assets. Furthermore, the GP Board did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Partnership as a going concern but rather is indicative of historical costs. In addition, while the GP Board did consider historical and current trading prices of the Common Units and the premium that the Merger Consideration represented, the GP Board did not specifically consider the prices paid for Common Units by any of the Buyer Filing Parties in previous transactions because the GP Board did not consider those prices material relative to the significance of more recent trading prices.

Also in making its determination regarding the fairness of the Merger, the GP Board did not seek to establish a pre-Merger going concern value for the Partnership, as the GP Board believed that such value was adequately reflected in the opinion of Houlihan Lokey received by the Conflicts Committee, which the GP Board considered.

Other than as discussed in “—Background of the Merger” (including the Proposed Transaction and the proposals received from Nut Tree and Caspian), the GP Board is not aware of any firm offers made by any other person in the past two years to acquire the Partnership, the General Partner Interest in the Partnership or all or substantially all of the assets of the Partnership. However, the GP Board, in making its determination and approvals, considered that the Conflicts Committee, in making its determination and approvals, considered, as discussed further in “—Background of the Merger,” in the process of negotiations with Parent and in determining the final Merger Consideration the values set forth by Nut Tree and Caspian in their proposals, as well as the information relating to such values as referenced in the proposals.

The foregoing discussion of the information and factors considered by the GP Board is not intended to be exhaustive, but includes material factors the GP Board considered. In view of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the GP Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the GP Board may have given differing weights to different factors. Overall, the GP Board believed that the positive factors supporting the Merger outweighed the negative factors it considered. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

The GP Board recommends that Unitholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Unaudited Financial Projections of the Partnership

The Partnership does not, as a matter of course, publicly disclose long-term financial projections because of, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates and the unpredictability of its business and competitive markets in which it operates. While the Partnership prepares forecasts annually for internal budgeting and business planning purposes, such forecasts generally focus on the current fiscal year and the immediately following three fiscal years.

The financial projections included in this proxy statement should not be regarded as predictive of actual future results nor should they be construed as financial guidance. The financial projections are not intended to influence or induce any Unitholder to vote in favor of the Merger Proposal but have been included solely because these financial projections were prepared by management of the General Partner on behalf of the Partnership, made available to the Conflicts Committee and used by Houlihan Lokey in connection with the rendering of its opinion to the Conflicts Committee and performing its related financial analyses, as described in the section entitled “Special Factors—Houlihan Lokey Opinion to the Conflicts Committee.” The financial projections were also made available to the Parent Board in connection with its evaluation of the transaction and used by Wells Fargo at the direction of the Parent Board in connection with the rendering of its opinion to the Parent Board and performing its related financial analyses, as described in the section entitled “Special Factors—Wells Fargo Opinion to Parent.”

As further described in “Special Factors—Background of the Merger,” the financial projections included in this proxy statement are the final projections relied on by Houlihan Lokey and Wells Fargo in preparing their respective opinions, but are not the only series of projections that were prepared in connection with the Merger, given the extended negotiation period. At the beginning of the negotiation process, the Conflicts Committee and Houlihan Lokey and the Parent Board and Wells Fargo each received an initial series of financial projections. The Partnership continued to update these financial projections over the course of negotiations prior to execution of the Merger Agreement as new business facts evolved. As these new business facts evolved, the Partnership informed the Conflicts Committee of such facts and Houlihan Lokey updated its financial analyses accordingly throughout the negotiation period.

The Partnership’s financial projections are subjective in many respects. Although presented with numerical specificity, the financial projections reflect and are based on numerous varying assumptions and estimates, all of which are difficult to predict and beyond the Partnership’s control. The financial projections are forward-looking statements that should be read with caution, and there can be no assurance that these financial projections will be realized or that actual results will not be significantly higher or lower than forecasted. In addition, the financial projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States (“GAAP”), the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Partnership’s management. KPMG LLP has neither audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report incorporated by reference in this proxy statement relates to the Partnership’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Partnership contained in the Partnership’s public filings with the SEC.

Certain financial measures included in the financial projections are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they adjust for charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in the financial projections provided to the Conflicts Committee and used by Houlihan Lokey with the authorization of the Conflicts Committee and provided to the Parent Board and used by Wells Fargo with authorization from the Parent Board are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the financial measures are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Conflicts Committee or the Parent Board or used by Houlihan Lokey or Wells Fargo. Accordingly, no reconciliation of the financial measures included in the financial projections is provided in this proxy statement.

In developing the financial projections for the years 2024 through 2028, the Partnership made numerous material assumptions with respect to its business for the periods covered by the projections.

These assumptions included, but were not limited to, the following:

Revenue for each of the following business lines of the Partnership:

•	Terminalling and Storage

•	Terminals revenue assumes a flat volume throughput (consistent with historical figures) and assumes storage rates increase at an annual rate of 3.0%

•	Tolling revenue assumes a flat daily volume throughput (consistent with historical figures) and assumes reservation fees increase at an annual rate of 3.0%

•	Underground storage revenue is consistent with historical figures and assumes an annual rate of 2.0%

•	Specialty Products

•	Specialty products revenue assumes beginning volumes that are consistent with historical volumes and assumes a volume growth rate of 1.0% to 2.5%

•	Seasonal spreads reflect forward commodity pricing

•	Realized margins consistent with historical figures

•	Transportation Services

•	Utilization based on historical figures and held flat throughout the forecast

•	Rates based on historical figures and assume an annual growth rate of 3.0% and 1.5% for marine and land services, respectively

•	Sulfur Services

•	Revenue based on historical figures and assumes an annual volume growth rate of 1.0% to 2.0%

•	ELSA Project reflects contracted volumes and rates

•	Expenses: Operating expenses and allocated selling, general and administrative expenses (“SG&A”) based on historical figures and assume an annual growth rate of 3.0%

•	Unallocated SG&A Expenses: Based on historical figures and assumes an annual growth rate of 1.0%

•

Maintenance Capital Expenditures: Maintenance capital expenditures of $25.0 million to $30.0 million per year (approximately 25% of the Partnership’s net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”) and in line with historical averages)

•	Growth Capital Expenditures: Growth capital expenditures of $5.0 million to $15.0 million per year and based on management identified opportunities

Important factors that may affect actual results and cause these financial projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Partnership’s business (including the Partnership’s ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, the regulatory environment and other factors described in or referenced under “Cautionary Statement Regarding Forward-Looking Statements” and those risks and uncertainties detailed in the “Risk Factors” sections of the Partnership’s public filings with the SEC, including the Partnership’s Annual Report on Form 10-K filed with the SEC on February 21, 2024. In addition, the projections also reflect assumptions that are subject to change and do not reflect revised prospects for the Partnership’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur following the time the financial projections were prepared. Accordingly, there can be no assurance that these financial projections will be realized or that the Partnership’s future financial results will not materially vary from these financial projections. In addition, different assumptions could result in different projections, which may or may not be realized. These financial projections are being included in this proxy statement to give Unitholders access to this information, but not to influence their decision whether to vote for or against the Merger Proposal. By including the projections in this proxy statement, no one has made or makes any representation to any Unitholder regarding the information included in the financial projections set forth below. The Partnership has made no representation to Parent in the Merger Agreement concerning these or any financial projections.

THE FINANCIAL PROJECTIONS INCLUDED IN THIS PROXY STATEMENT WERE MADE AVAILABLE TO THE CONFLICTS COMMITTEE IN CONNECTION WITH ITS EVALUATION OF THE MERGER PRIOR TO EXECUTTION OF THE MERGER AGREEMENT AND USED BY HOULIHAN LOKEY IN CONNECTION WITH THE RENDERING OF ITS OPINION TO THE CONFLICTS COMMITTEE AND PERFORMING ITS RELATED FINANCIAL ANALYSES. THE FINANCIAL PROJECTIONS INCLUDED IN THIS PROXY STATEMENT WERE ALSO MADE AVAILABLE TO THE PARENT BOARD IN CONNECTION WITH ITS EVALUATION OF THE MERGER AND USED BY WELLS FARGO AT THE DIRECTION OF THE PARENT BOARD IN CONNECTION WITH THE RENDERING OF ITS OPINION TO THE PARENT BOARD AND PERFORMING ITS RELATED FINANCIAL ANALYSES PRIOR TO EXECUTION OF THE MERGER AGREEMENT. THE FINANCIAL PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THEY WERE PREPARED, AND, EXCEPT AS MAY BE REQUIRED IN ORDER TO COMPLY WITH APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS, OR THE SPECIFIC PORTIONS PRESENTED, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN THEY WERE MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

Set forth below is the projected financial information prepared by management of the General Partner on behalf of the Partnership, made available to the Conflicts Committee and used by Houlihan Lokey in connection with the rendering of its opinion to the Conflicts Committee and performing its related financial analyses and made available to the Parent Board and used by Wells Fargo in connection with the rendering of its opinion to the Parent Board and performing its related financial analyses:

(in millions)	Q4 2024E	2025E	2026E	2027E	2028E
Terminalling & Storage Segment	$24.1	$98.6	$100.9	$103.6	$106.3
Specialty Products Segment	$78.1	$330.8	$319.0	$297.6	$304.6
Transportation Services Segment	$59.1	$233.5	$236.4	$237.5	$238.4
Sulfur Services Segment	$28.3	$131.3	$132.9	$134.2	$135.6

Total Revenue	$189.6	$794.1	$789.3	$772.9	$784.9
Total Cost of Goods Sold	$(88.2)	$(378.4)	$(367.2)	$(346.5)	$(353.9)

Total Gross Profit	$101.4	$415.7	$422.0	$426.4	$431.0
Total Operating Expenses	$(64.0)	$(255.0)	$(261.0)	$(265.8)	$(267.9)
Total SG&A	$(9.9)	$(42.2)	$(43.0)	$(44.0)	$(44.8)
Other Income (1)	$0.0	$0.9	$1.3	$1.3	$1.3
Total Adjusted EBITDA (2)	$27.6	$119.5	$119.3	$117.9	$119.7

Adjusted EBITDA by Segment
Terminalling & Storage Segment	$9.4	$37.7	$38.1	$38.7	$39.9
Specialty Products Segment	$4.6	$23.0	$22.8	$22.5	$22.7
Transportation Services Segment	$10.2	$40.9	$39.6	$37.9	$38.1
Sulfur Services Segment	$7.2	$35.0	$36.1	$36.5	$36.8
Unallocated SG&A	$($3.9)	$(17.2)	$(17.4)	$(17.7)	$(17.8)

Total Adjusted EBITDA (2)	$27.6	$119.5	$119.3	$117.9	$119.7

Select Cash Flow Statement Items
Cash Taxes	$(1.0)	$(5.2)	$(5.3)	$(5.1)	$(5.1)
Maintenance capital expenditures	$(4.6)	$(29.6)	$(30.8)	$(24.9)	$(23.5)
Growth capital expenditures (3)	$(0.7)	$(5.9)	$(10.8)	$(12.6)	$(15.1)
Proceeds from asset sales	$0.5	$0.3	$0.3	$0.3	$0.6
Phantom Stock (4)	$0.5	$1.5	$(1.6)	$0.0	$0.0
Decrease (Increase) in Net Working Capital(5)	$17.0	$1.9	$(0.1)	$(0.5)	$(0.5)
Unlevered Free Cash Flow(6)	$39.3	$82.5	$71.0	$75.0	$76.2

(1)

Includes (i) preferred distributions from the Partnership’s joint venture with Samsung C&T America, Inc. and Dongjin USA, Inc. to produce and distribute electronic level sulfuric acid (the “ELSA JV”) of $0.9 million per year from 2025 to 2028 and (ii) excess common distributions from the ELSA JV of $0.4 million per year from 2026 to 2028.

(2)

Adjusted EBITDA is a non-GAAP financial measure used as a supplemental performance and liquidity measure by the Partnership’s management and by external users of the Partnership’s financial statements, such as investors, commercial banks, research analysts, and others, to assess (i) the financial performance of its assets without regard to financing methods, capital structure, or historical cost basis; (ii) the ability of its assets to generate cash sufficient to pay interest costs, support its indebtedness, and make cash distributions to its unitholders; and (iii) its operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure. The Partnership defines Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, non-cash unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments.

(3)	Growth capital expenditures are capital expenditures that the Partnership expects will increase its operating income over the long term.

(4)	Phantom Stock represents changes in the liability associated with the Partnership’s Phantom Unit awards that provide (use) cash.
(5)

Excludes the impact of accrued interest expense on changes in net working capital in the amount of $11.6 million, $0.1 million, $0.0 million, ($12.2) million and $0.0 million in Q4 2024, 2025, 2026, 2027 and 2028, respectively.

(6)

Unlevered Free Cash Flow is a non-GAAP financial measure used as a supplemental performance and liquidity measure by the Partnership’s management to assess cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. The Partnership defines Unlevered Free Cash Flow as Adjusted EBITDA less cash taxes and capital expenditures, plus or minus, as the case may be, proceeds from the sale of assets, phantom stock and changes in net working capital. With the approval of Parent, estimates of Unlevered Free Cash Flow used by Wells Fargo in its analyses included the adjustments reflected in footnote 5.

Houlihan Lokey Opinion to the Conflicts Committee

On October 3, 2024, Houlihan Lokey verbally rendered its opinion to the Conflicts Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Conflicts Committee dated October 3, 2024), as to the fairness, from a financial point of view, to the Partnership Unaffiliated Unitholders, of the Merger Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Partnership Unaffiliated Unitholders, of the Merger Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex F to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Conflicts Committee, the GP Board, any security holder or any other party or person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed an execution version dated October 3, 2024, of Merger Agreement;

•

reviewed certain publicly available business and financial information relating to the Partnership that Houlihan Lokey deemed to be relevant, including certain publicly available research analyst estimates (and adjustments thereto) with respect to the future financial performance of the Partnership;

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Partnership made available to us by representatives of the Partnership, including financial projections prepared by the management of the General Partner and approved for Houlihan Lokey’s use by the Conflicts Committee relating to the Partnership for the fiscal years ending December 31, 2024 through 2028 (referred to in this section as the “Partnership Projections”);

•

spoke with certain members of the management of the General Partner and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Partnership, the Merger, the Partnership Projections, and related matters;

•	compared the financial and operating performance of the Partnership with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•

reviewed the current and historical market prices and trading volume of the Common Units, and the current and historical market prices and trading volumes of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the General Partner has advised Houlihan Lokey, and Houlihan Lokey assumed, that the Partnership Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Partnership for the periods covered thereby. With the consent of the Conflicts Committee, Houlihan Lokey assumed that the Partnership Projections are a reasonable basis on which to evaluate the Partnership and the Merger and Houlihan Lokey used and relied upon the Partnership Projections for purposes of Houlihan Lokey’s analyses and its opinion. Houlihan Lokey expressed no view or opinion with respect to the Partnership Projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Partnership since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without material waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Partnership or otherwise have an effect on the Merger, the Partnership, or any expected benefits of the Merger, in each case, that would be material to Houlihan Lokey’s analyses or its opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Partnership or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business or the solvency of any party under any applicable laws relating to bankruptcy, insolvency or similar matter. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Partnership is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Partnership is or may be a party or is or may be subject.

Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to any transaction, the securities, assets, businesses or operations of the

Partnership or any other party, or any alternatives to the Merger, (b) identify or introduce to the Conflicts Committee or the Partnership, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger or any other transaction, (c) coordinate or facilitate due diligence efforts by third parties, (d) assist the Conflicts Committee or the Partnership in the negotiation of confidentiality agreements, or (e) except as otherwise provided in Houlihan Lokey’s engagement letter, assist the Conflicts Committee or the Partnership in the compilation or distribution of information concerning the Partnership. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date thereof. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date thereof. Houlihan Lokey expressed no opinion as to the price or range of prices at which shares of Common Units may be traded or purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Conflicts Committee (solely in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey has consented to the inclusions of its opinion and the description of its opinion in this proxy statement, including any supplements or amendments thereto. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Conflicts Committee, any security holder or any other party or person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Houlihan Lokey was not requested to opine as to, and Houlihan Lokey’s opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Conflicts Committee, the GP Board, or the Partnership or their respective security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Partnership, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Partnership or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Partnership or any other party’s security holders or other constituents vis-à-vis any other class or group of the Partnership or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of the Partnership, or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Conflicts Committee, on the assessments by the Conflicts Committee, the GP Board, the Partnership and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Partnership and the Merger or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Partnership or the Merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the financial forecasts prepared by the management of the General Partner and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Partnership. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Conflicts Committee in evaluating the Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Conflicts Committee or management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between Parent and the Partnership, and the decision to enter into the Merger Agreement was solely that of the Conflicts Committee and the GP Board.

Financial Analyses

In preparing its opinion to the Conflicts Committee, Houlihan Lokey performed a variety of analyses, including those described below. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Conflicts Committee on October 3, 2024. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•

Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for its equity securities) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

•	Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items, for a specified time period.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of the Partnership’s Common Units and the common stock and common units of the selected companies listed below as of October 1, 2024. The estimates of the future financial and operating performance of Parent relied upon for the financial analyses described below were based on the Partnership Projections (and adjustments thereto). The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis. Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.

The financial data reviewed included:

•	Enterprise Value as a multiple of estimated 2024 Adjusted EBITDA; and

•	Enterprise Value as a multiple of estimated 2025 Adjusted EBITDA.

The selected companies and resulting data were as follows:

Tier 1:

•	Adams Resources & Energy, Inc.

•	Ardmore Shipping Corporation

•	Genesis Energy, L.P.

•	Navios Maritime Partners, LP.

•	NGL Energy Partners LP

•	Tsakos Energy Navigation Limited

•	Tier 2:

•	Delek Logistics Partners, LP

•	Mullen Group, Ltd

•	Oil States International, Inc.

•	Ranger Energy Services, Inc.

•	RPC, Inc.

•	Suburban Propane Partners, LP.

•	World Kinect Corporation

The low, high, median and mean values for the selected Tier 1 companies in this analysis for (i) the Enterprise Value to estimated 2024 Adjusted EBITDA multiples were 3.4x, 10.7x, 4.6x and 5.7x, respectively, and (ii) the Enterprise Value to estimated 2025 Adjusted EBITDA multiples were 2.8x, 8.5x, 4.7x and 5.1x, respectively. The low, high, median and mean values for the selected Tier 2 companies in this analysis for (i) the Enterprise Value to estimated 2024 Adjusted EBITDA multiples were 3.8x, 9.2x, 5.6x and 6.1x, respectively, and (ii) the Enterprise Value to estimated 2025 Adjusted EBITDA multiples were 2.8x, 8.2x, 5.3x and 5.4x, respectively.

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 4.50x to 5.50x estimated 2024 Adjusted EBITDA and 4.25x to 5.25x estimated 2025 Adjusted EBITDA to corresponding financial data for the Partnership, based on the Partnership Projections (as adjusted for certain working capital for affiliate balances). The selected companies analysis indicated implied per unit value reference ranges of $1.23 to $4.23 per Common Unit based on the selected range of multiples of estimated 2024 Adjusted EBITDA and $0.71 to $3.76 per Common Unit based on the selected range of multiples of estimated 2025 Adjusted EBITDA.

Discounted Cash Flow Analysis.

Houlihan Lokey performed a discounted cash flow analysis of the Partnership by calculating the estimated net present value of the projected unlevered free cash flows of the Partnership excluding corporate taxes, and a discounted cash flow analysis of the Partnership by calculating the estimated net present value of the projected unlevered free cash flows of the Partnership including corporate taxes, in each case based on the Partnership Projections.

In conducting the discounted cash flow analysis, Houlihan Lokey calculated terminal values for the Partnership by applying a range of terminal value Adjusted EBITDA multiples 4.25x to 5.25x. The net present values of the Partnership’s projected future cash flows and terminal values were then calculated using discount rates ranging from 10.25% to 12.25% for the analysis excluding corporate taxes and 9.50% to 11.50% for the analysis including corporate taxes. The discounted cash flow analysis of the Partnership, excluding corporate taxes, indicated an implied per unit value reference range of $2.33 to $5.22 per Common Unit; and the discounted cash flow analysis of the Partnership, including corporate taxes, indicated an implied per unit value reference range of $1.56 to $4.49 per Common Unit.

Other Information

Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for informational purposes, including, among other things, premiums paid data for selected transactions involving a publicly traded partnership taken private primarily by its sponsor and public market trading data.

Other Presentations by Houlihan Lokey

In addition to the presentation made to the Conflicts Committee on October 3, 2024, the date on which Houlihan Lokey rendered its opinion, as described above, Houlihan Lokey also delivered preliminary presentation materials to the Conflicts Committee on or around June 14, 2024, June 21, 2024, July 1, 2024, July 8, 2024, July 12, 2024, July 30, 2024, and August 2, 2024 (the “Preliminary Presentation Materials”). Each of the analyses performed in the Preliminary Presentation Materials was subject to further updating and subject to the final analyses presented to the Conflicts Committee on October 3, 2024 by Houlihan Lokey. Each of these analyses was necessarily based on financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated by Houlihan Lokey as of the dates on which Houlihan Lokey performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information.

The preliminary discussion materials dated June 14, 2024 and filed as Exhibit (c)(2) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other things: (i) an overview of certain trading data for the Partnership, which included, among other things, average daily trading values and volume weighted average prices for Common Units during various periods, as well as overall recent trading activity; and (ii) selected analyst commentary.

The preliminary discussion materials dated June 21, 2024 and filed as Exhibit (c)(3) to the Schedule 13E-3 filed with the SEC in connection with the Merger included among other things: (i) a preliminary estimated timeline and next steps and (ii) an overview of certain trading data for the Partnership, which included, among other things, average daily trading values and volume weighted average prices for Common Units during various periods, as well as overall recent trading activity.

The preliminary discussion materials dated July 1, 2024 and filed as Exhibit (c)(4) to the Schedule 13E-3 filed with the SEC in connection with the Merger included among other things: (i) an overview of the Partnership’s historical and projected financial performance based on the Partnership’s public filings, financial projections provided by and discussions with management of the General Partner; (ii) an overview of certain trading data for the Partnership, which included, among other things, average daily trading values, volume weighted average prices and unitholder returns for Common Units during various periods, as well as overall recent trading activity; (iii) a preliminary selected companies analysis, a preliminary selected transactions analysis and a preliminary discounted cash flow analysis; (iv) preliminary premium paid data; (v) analyst estimates and select commentary regarding the Partnership and (iv) illustrative present value of future the Partnership distributions analysis.

The preliminary discussion materials dated July 8, 2024 and filed as Exhibit (c)(5) to the Schedule 13E-3 filed with the SEC in connection with the Merger included among other things: (i) implied premiums and valuation metrics and (ii) an overview of certain trading data for the Partnership, which included, among other things, average daily trading values and volume weighted average prices for Common Units during various periods, as well as overall recent trading activity.

The preliminary discussion materials dated July 12, 2024 and filed as Exhibit (c)(6) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other things: (i) implied premiums and valuation metrics; (ii) an overview of certain trading data for the Partnership, which included, among other things, average daily trading values and volume weighted average prices for Common Units during various periods, as well as overall recent trading activity; and (iii) selected analyst commentary.

The preliminary discussion materials dated July 30, 2024 and filed as Exhibit (c)(7) to the Schedule 13E-3 filed with the SEC in connection with the Merger included among other things: (i) a comparison of the Partnership’s projections dated July 23, 2024 vs June 17, 2024 previously provided by and discussions with the General Partner management; (ii) an overview of certain trading data for the Partnership, which included, among other things, average daily trading values and volume weighted average prices for Common Units during various periods, as well as overall recent trading activity; (iii) a preliminary selected companies analysis, a preliminary selected transactions analysis and a preliminary discounted cash flow analysis; and (iv) preliminary premium paid data.

The preliminary discussion materials dated August 2, 2024 and filed as Exhibit (c)(8) to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other things: (i) implied premiums and valuation metrics; (ii) an overview of certain trading data for the Partnership, which included, among other things, average daily trading values and volume weighted average prices for Common Units during various periods, as well as overall recent trading activity; and (iii) analyst estimates and selected commentary regarding the Partnership.

Miscellaneous

Houlihan Lokey was engaged by the Conflicts Committee to provide an opinion to the Conflicts Committee as to the fairness, from a financial point of view, to the Partnership Unaffiliated Unitholders, of the Merger Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement. The Conflicts Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey has acted as financial advisor to the Conflicts Committee in connection with, and has participated in certain of the negotiations leading to, the Merger. Pursuant to its engagement by the Conflicts Committee, Houlihan Lokey will receive a fee of $750,000 for rendering its opinion, no portion of which is contingent upon the successful completion of the Merger or the conclusion contained in its opinion. Houlihan Lokey’s engagement letter also provides for a transaction fee of $2,000,000, which becomes payable upon the consummation of the Merger and against which the opinion fee will be fully credited. The Partnership has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey and certain related parties for certain potential liabilities arising out of Houlihan Lokey’s engagement. During the two years preceding the date of Houlihan Lokey’s opinion, Houlihan Lokey did not provide any service to, or receive any compensation from, the Partnership, the Conflicts Committee, or their respective affiliates.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Partnership or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Partnership, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Partnership, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Wells Fargo Opinion to Parent

Parent engaged Wells Fargo as its financial advisor in connection with the proposed Merger. On October 3, 2024, Wells Fargo rendered its oral opinion to the Parent Board (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion addressed to the Parent Board dated the same date) as to, as of October 3, 2024, and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo as set forth in its written opinion, the fairness, from a financial point of view, to Parent of the Merger Consideration to be paid in the Merger pursuant to the Merger Agreement.

The full text of Wells Fargo’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken, is attached as Annex G to this proxy statement and is incorporated by reference in its entirety in this proxy statement. The summary of Wells Fargo’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Wells Fargo’s opinion was directed to the Parent Board, in its capacity as such, and addressed only the fairness, from a financial point of view, to Parent of the Merger Consideration to be paid by Parent in the Merger pursuant to the Merger Agreement as of the date of such opinion. Wells Fargo’s opinion did not address any other aspects or implications of the Merger, including the fairness from a financial point of view to the Unitholders of the Merger Consideration to be received by such holders in the Merger. Wells Fargo expressed no view as to, and its opinion did not address, the underlying business decision of Parent to effect or enter into the Merger or the relative merits of the Merger as compared to any alternative business strategies that might exist for Parent. Wells Fargo’s opinion did not in any manner address the prices at which the Common Units or Parent common stock would trade or be transferred following the consummation of the Merger or at any time. Wells Fargo’s opinion is not intended to be and does not constitute advice or a recommendation as to how any securityholder of Parent or the Partnership or any other person, including the General Partner, the Conflicts Committee, or the Partnership, should vote or act on any matters relating to the proposed Merger or otherwise.

For purposes of rendering its opinion, Wells Fargo, among other things:

•	reviewed an execution version of the Merger Agreement furnished to Wells Fargo on October 2, 2024;

•	reviewed certain publicly available business and financial information relating to the Partnership and the industries in which it operates;

•

compared the financial and operating performance of the Partnership with publicly available information concerning certain other companies Wells Fargo deemed relevant, and compared current and historic market prices of the Common Units with similar data for such other companies;

•

compared the premiums implied by proposed financial terms of the Merger with the premiums implied by the publicly available financial terms of certain other business combinations that Wells Fargo deemed relevant;

•

reviewed certain internal financial analyses and forecasts for the Partnership, including perpetuity growth rates applicable to the Partnership beyond the forecast period (referred to in this section as the “Partnership Projections”), prepared by the management of Parent and the Partnership; and

•	considered such other financial analyses and investigations and such other information that Wells Fargo deemed relevant.

In giving its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo by Parent or the Partnership or otherwise reviewed by Wells Fargo. Wells Fargo did not independently verify any such information, and pursuant to the terms of its engagement by the Parent, Wells Fargo did not assume any obligation to undertake any such independent verification. In relying on the Partnership Projections, Wells Fargo assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent and the Partnership as to the future performance and financial condition of the Partnership. Wells Fargo expressed no view or opinion with respect to the Partnership Projections, or the assumptions upon which they are based and, at the direction of Parent, Wells Fargo used and relied upon such projections for purposes of its analyses and opinion. Wells Fargo assumed that any representations and warranties made by the parties to the Merger Agreement in the Merger Agreement or in other agreements relating to the Merger will be true and accurate in all respects that are material to Wells Fargo’s analyses.

Wells Fargo assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Parent, the Partnership, or the contemplated benefits of the Merger. Wells Fargo also assumed that the Merger would be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to Wells Fargo’s analyses or opinion. In addition, Wells Fargo did not make any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Partnership, nor had Wells Fargo been furnished with any such evaluations or appraisals. Wells Fargo did not evaluate the solvency of Parent or the Partnership under any state or federal laws relating to bankruptcy, insolvency or similar matters. Wells Fargo further assumed that the final form of the Merger Agreement, when executed by the parties thereto, would conform to the execution copy reviewed by Wells Fargo in all respects material to its analyses and opinion.

Wells Fargo’s opinion only addresses the fairness, from a financial point of view, to Parent of the Merger Consideration to be paid in the Merger and Wells Fargo expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any class of securities, creditors or other constituencies of Parent or the Partnership. Furthermore, Wells Fargo expressed no opinion as to any other aspect or implication (financial or otherwise) of the Merger, or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, Wells Fargo did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and relied upon the assessments of Parent and its advisors with respect to such matters and advice.

Wells Fargo’s opinion was necessarily based upon information made available to Wells Fargo as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date thereof. Wells Fargo did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date thereof, notwithstanding that any such developments could affect the opinion. Wells Fargo’s opinion did not address the relative merits of the Merger as compared to any alternative transactions or strategies that might be available to Parent, nor did it address the underlying business decision of the Board or Parent to proceed with or effect the Merger. Wells Fargo did not express any opinion as to the prices at which the Common Units or Parent common stock may be traded or otherwise transferred at any time. The issuance of Wells Fargo’s opinion was approved by a fairness committee of Wells Fargo.

In preparing its opinion, Wells Fargo performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Wells Fargo’s opinion or the analyses underlying, and factors considered in connection with, Wells Fargo’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description.

In performing its analyses, Wells Fargo considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Wells Fargo’s analyses for comparative purposes is identical to the Partnership or the proposed Merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness to Parent from a financial point of view of the Merger Consideration to be paid in the Merger, Wells Fargo did not make separate or quantifiable judgments regarding individual analyses. The reference ranges indicated by Wells Fargo’s financial analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond Parent’s control and the control of Wells Fargo. Much of the information used in, and accordingly the results of, Wells Fargo’s analyses are inherently subject to substantial uncertainty.

Wells Fargo was selected by Parent to act as its financial advisor based on Wells Fargo’s qualifications, experience and reputation, including Wells Fargo’s knowledge and experience with respect to public merger and acquisition transactions, MLPs, Parent’s and the Partnership’s industries generally, and Parent and the Partnership particularly, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger.

Wells Fargo was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger or opine that any specific consideration constituted the only appropriate consideration for the Merger. The type and amount of consideration payable in the Merger were determined through negotiations between Parent and the Partnership and the decision of Parent to enter into the Merger Agreement was solely that of the Parent Board.

Wells Fargo’s opinion to the Parent Board was one of many factors taken into consideration by the Parent Board in deciding to consider, approve and declare the advisability of the Merger Agreement and the transactions contemplated by the Merger Agreement. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Parent Board with respect to the Merger Consideration pursuant to the Merger Agreement or of whether the Parent Board or Parent management would have been willing to agree to a different consideration.

Summary of Financial Analyses of Wells Fargo

The following is a summary of the material financial analyses performed by Wells Fargo in connection with its oral opinion and the preparation of its written opinion to the Parent Board, both provided as of October 3,

2024. The following summary is not a complete description of the financial analyses performed and factors considered by Wells Fargo in connection with its opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 2, 2024. For its analyses, Wells Fargo utilized and relied upon the number of issued and outstanding Common Units provided by the management of Parent.

Wells Fargo performed a discounted cash flow analysis with respect to the Partnership by calculating the estimated net present value (as of October 1, 2024) of (a) the projected after-tax, unlevered, free cash flows of the Partnership based on the Partnership Projections from October 1, 2024 through December 31, 2028 and (b) an estimated terminal value for the Partnership derived by application of perpetuity growth rates approved for Wells Fargo’s use by Parent management ranging from negative 1.0% to positive 1.0%. The present values of the cash flows and the implied terminal values were then calculated using discount rates reflecting estimated weighted average cost of capital for the Partnership ranging from 11.0% to 12.0%. The discounted cash flow analysis for the Partnership indicated an implied value range per Common Unit of $3.81 to $7.32, as compared to the Merger Consideration in the Merger of $4.02.

Certain Additional Information

Wells Fargo also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:

Selected Premiums Paid Analysis. Wells Fargo performed with respect to the Partnership a selected premiums paid analysis, which is designed to derive an implied per unit price range of a company’s equity securities based on observed premiums in selected transactions. In connection with its analysis, Wells Fargo reviewed publicly available statistics for certain transactions involving midstream targets deemed relevant. By applying a range of premiums of 4.8% to 26.5% (reflecting the 25th and 75th percentiles of the observed one-day premiums to last unaffected price) to the unaffected unit price for the Partnership of $3.00 (closing trading price on May 23, 2024), this analysis indicated a range of implied per unit prices for the Partnership of $3.14 to $3.79. By applying a range of premiums of 13.1% to 26.2% (reflecting the 25th and 75th percentiles of the observed one-day premiums to last unaffected price in those selected transactions in which the consideration was all cash) to the unaffected unit price for the Partnership of $3.00 (closing trading price on May 23, 2024), this analysis indicated a range of implied per unit prices for the Partnership of $3.39 to $3.79.

Historical Trading Prices. Wells Fargo reviewed the historical closing trading price averages for the Common Units over the periods indicated, and the premiums to such averages reflected by the Merger Consideration.

Averaging Period Through October 1, 2024	Average Partnership Per Common Unit Price	Premium to Corresponding Average Price Reflected by Merger Consideration of $4.02
Last 30 Days	$3.58	12.2%
Last 60 Days	$3.64	10.5%
Last Six Months	$3.28	22.6%
Last Twelve Months	$2.87	40.2%

Miscellaneous

Parent has agreed to pay Wells Fargo for its services in connection with the proposed Merger a fee of $3.0 million, of which $2.0 million became payable upon the execution of the Merger Agreement and the remainder of which is contingent upon completion of the Merger. Parent agreed to reimburse Wells Fargo for its expenses, including fees and expenses of counsel, incurred in connection with its engagement. In addition, Parent agreed to indemnify Wells Fargo and related parties against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Wells Fargo’s engagement.

During the two years preceding the date of Wells Fargo’s opinion, Wells Fargo and its affiliates have had investment or commercial banking relationships with the Partnership and its affiliates, for which Wells Fargo and its affiliates have received customary compensation. Such relationships included acting as joint bookrunner on an offering of debt securities by the Partnership in January 2023, as sole dealer manager on an offer by the Partnership to repurchase debt securities in February 2023, and as syndication agent and joint bookrunner on the Partnership’s facility agreement in February 2023. Wells Fargo or its affiliates are also an agent and a lender to one or more of the credit facilities of the Partnership. Wells Fargo anticipates that it and its affiliates will arrange and/or provide financing to Parent in connection with the Merger for customary compensation. In the two years prior to the date of Wells Fargo’s opinion, for investment banking services, Wells Fargo and its affiliates received fees of approximately $3 million from the Partnership and its affiliates. Wells Fargo may seek to provide financial advisory and financing services to Parent, the Partnership and their respective affiliates in the future and would expect to receive fees for the rendering of these services. Wells Fargo and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common units of the Partnership. In the ordinary course of business, Wells Fargo and its affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of Parent, the Partnership, and certain of their affiliates for Wells Fargo’s own account and for the accounts of Wells Fargo’s customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Other Presentations by Wells Fargo Securities, LLC

In addition to the presentation delivered to the Parent Board on October 3, 2024 (the date on which Wells Fargo rendered its opinion), which has been filed with the SEC as an exhibit to the Schedule 13E-3 of which this proxy statement forms a part and as described above, a copy of the preliminary illustrative presentation delivered by Wells Fargo to the Parent Board on October 1, 2024 containing preliminary illustrative financial analyses is also attached as an exhibit to the Schedule 13E-3. This preliminary illustrative presentation by Wells Fargo does not constitute, or form the basis of, an opinion of Wells Fargo with respect to the Merger Consideration, and the preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Wells Fargo as of, the date of that presentation. The October 1, 2024 presentation contained similar information as the information included in the October 3 presentation, except that the October 3, 2024 presentation was updated principally to account for revised financial forecasts and other estimated financial data for the Partnership from Parent management, updated market data as of October 1, 2024, and the financial impact of the General Partner Interest.

In addition to the foregoing, copies of preliminary illustrative presentations delivered by Wells Fargo (together with members of Parent management) to the Parent Board on April 25, 2024 and May 24, 2024 containing preliminary illustrative financial analyses are also attached as exhibits to the Schedule 13E-3. These preliminary illustrative presentations did not constitute, or form the basis of, an opinion of Wells Fargo with respect to the Merger Consideration, and the preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Wells Fargo as of, the date of the respective presentation.

The preliminary discussion materials dated April 25, 2024 and May 24, 2024 and filed as Exhibit (c)(11) and Exhibit (c)(12), respectively, to the Schedule 13E-3 filed with the SEC in connection with the Merger included, among other things, a discussion of: (i) historical trading prices for the Common Units and research of selected equity research analysts; (ii) premiums reflected in selected precedent transactions and a preliminary discounted cash flow analysis; and (iii) an illustrative timeline for the transaction.

The Support Agreements

On October 3, 2024, the Partnership entered into separate Support Agreements with each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin, pursuant to which, among other things, each of the Support Parties has agreed, in their capacity as a limited partner of the Partnership, to vote their respective Common Units in favor of the Merger Agreement and the Merger. Under the Support Agreements, each of the Support Parties have also agreed that they will not transfer any of their respective Common Units except to an affiliate of the General Partner; provided, however, that any such transferee must have executed and delivered to the Partnership a counterpart to such Support Agreement pursuant to which such transferee will agree to be bound by all of the terms and provisions of such Support Agreement, as if such transferee were an original party to the agreement. As of the close of business on the Record Date, the Support Parties owned an aggregate of [●] Common Units representing approximately [●]% of the outstanding Common Units, entitled to vote at the Special Meeting.

The Support Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement, (iii) the election of the respective Support Party in the event that the Conflicts Committee makes a Partnership Adverse Recommendation Change and (iv) the mutual written agreement of the parties to such Support Agreement. The full text of the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin are attached as Annex B, Annex C, Annex D and Annex E, respectively, to this proxy statement. The Partnership encourages you to read each Support Agreement carefully and in its entirety.

Interests of the Directors and Executive Officers of the General Partner in the Merger

In considering the recommendation of the GP Board that Unitholders vote “FOR” the Merger Proposal, Unitholders should be aware that some of the General Partner’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, those of Unitholders generally. The GP Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and making its recommendation that the Unitholders approve the Merger Agreement.

Ownership in Parent

As of the Effective Time of the Merger, the Partnership will be wholly owned by Parent. As of the Record Date, Ruben S. Martin, III (the Chairman of the GP Board and the President and Chief Executive Officer and a Director of Parent) and Robert D. Bondurant (the President and Chief Executive Officer of the General Partner and a Director of Parent) along with the General Partner’s other directors and executive officers owned, directly and indirectly, an aggregate of [●]% of the equity interests in Parent and as a result will have an indirect equity interest in the Partnership after the Merger.

Indemnification; Directors’ and Officers’ Insurance

All of the directors and executive officers of the General Partner will receive continued indemnification and insurance coverage for their actions as directors and executive officers after the Effective Time of the Merger.

Beneficial Ownership of Common Units; Accelerated Vesting

Certain of the directors and executive officers of the General Partner hold Common Units and will be entitled to receive the Merger Consideration in connection with the Merger. Additionally, certain of the directors and executive officers of the General Partner hold phantom units, phantom unit appreciation rights and restricted units under the Martin Midstream Partners L.P. 2017 Restricted Unit Plan (the “Partnership Restricted Unit Plan”) and the Martin Midstream Partners L.P. 2021 Phantom Unit Plan (the “Partnership Phantom Unit Plan”), as applicable. Each holder of a restricted unit or phantom unit will receive an amount equal to the Merger

Consideration with respect to each such unit that becomes vested pursuant to the terms of the Merger Agreement. Each holder of a phantom unit appreciation right will receive an amount equal to the Merger Consideration less the date of grant value (as determined in accordance with the applicable award agreement) with respect to each phantom unit appreciation right that becomes vested pursuant to the terms of the Merger Agreement. See “Common Unit Ownership” for more information.

Position of the Buyer Filing Parties as to the Fairness of the Merger

Under the SEC rules governing “Rule 13e-3 transactions,” each of the Buyer Filing Parties may be deemed to be an affiliate of the Partnership and engaged in such transaction and, therefore, is required to express its belief as to the fairness of the proposed Merger to the Partnership Unaffiliated Unitholders. The Buyer Filing Parties are making the statements included in this section for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Buyer Filing Parties have interests in the Merger that are different from, and in addition to, the Partnership Unaffiliated Unitholders.

The Buyer Filing Parties believe that the Merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement was filed with the SEC) is fair and reasonable to the Partnership Unaffiliated Unitholders on the basis of the factors described in “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal” (which the Buyer Filing Parties agree with and adopt), “Special Factors—Purpose and Reasons of the Buyer Filing Parties for the Merger” and the additional factors described below. The Buyer Filing Parties believe the factors considered by, and findings of, the Conflicts Committee provide a reasonable basis upon which to form their belief that the Merger is fair to the Partnership Unaffiliated Unitholders.

None of the Buyer Filing Parties nor any of their respective affiliates (other than (i) the Parent Board, which performed an evaluation only with respect to Parent and (ii) the Conflicts Committee and GP Board, which performed an evaluation only with respect to the Partnership and the Partnership Unaffiliated Unitholders) undertook an independent evaluation of the fairness of the Merger to the Partnership Unaffiliated Unitholders or engaged a financial advisor for such purpose. The GP Board delegated to the Conflicts Committee the exclusive power and authority to investigate, review, evaluate and make a recommendation to the GP Board with respect to, the proposed transaction, which included the power to negotiate, or delegate to any person the ability to negotiate, the terms and conditions of the Proposed Transaction and to determine whether the Proposed Transaction is fair and reasonable to, and in the best interest of, the Partnership and the holders of the Common Units (other than the General Partner, Parent and their respective affiliates (other than the Partnership and its subsidiaries), including any officer, director, equityholder or member thereof). None of the Buyer Filing Parties participated in the deliberations of the Conflicts Committee regarding, or received advice from the Conflicts Committee’s independent legal or financial advisors as to, the substantive or procedural fairness of the Merger.

Based on the knowledge and analysis by the Buyer Filing Parties of available information regarding the Partnership, as well as discussions with members of the General Partner’s senior management regarding the Partnership and its business and the factors considered by, and the analysis and resulting conclusions of, the Buyer Filing Parties discussed in this proxy statement in “Special Factors—Purpose and Reasons of the Buyer Filing Parties for the Merger,” the Buyer Filing Parties believe that the Merger is fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders. In particular, the Buyer Filing Parties believe that the proposed Merger is fair and reasonable to the Partnership Unaffiliated Unitholders based on their consideration of the following factors, among others, which are not presented in any relative order of importance:

•

the Merger Consideration is an all-cash amount, which the GP Board believes provides greater value to the Partnership Unaffiliated Unitholders than the long-term value of the Partnership as a publicly traded partnership, after taking into account the risks and challenges facing the Partnership’s current business and financial prospects;

•

the receipt of cash consideration eliminates downside risk associated with the continued ownership of the Common Units, including any possible decrease in the future revenues and free cash flow, growth or value of the Partnership following the Merger;

•

the Merger Consideration with respect to the Common Units constitutes a 34.00% premium to the market closing price prior to Parent’s initial offer made on May 24, 2024 and an 11.33% premium to the trailing 30-trading day volume-weighted average price on October 3, 2024, the date of the Merger Agreement;

•

the Buyer Filing Parties believe that investor sentiment now disfavors MLP structures as compared to alternative structures and, as a result, the state of the MLP debt and equity capital markets will continue to present challenges for the Partnership to fund acquisitions and growth capital expenditures;

•

the Partnership is a micro-cap MLP and the Common Units are thinly-traded, resulting in a lack of liquidity for Unitholders with significant holdings, without a negative impact on the price of the Common Units;

•	the Merger Consideration provides liquidity to the Partnership Unaffiliated Unitholders;

•

the Merger is subject to receipt of Unitholder Approval; recognizing that the Support Parties have agreed to vote or cause the [●] Common Units they collectively owned as of the Record Date, or approximately [●]% of the outstanding Common Units as of such date, to be voted in favor of the Merger pursuant to the Parent Group Support Agreement;

•	certain terms of the Merger Agreement, principally:

•

provisions requiring the General Partner to declare and cause the Partnership to pay regular quarterly cash distributions on the Common Units consistent with past practice, subject to certain specified criteria;

•

provisions permitting the GP Board to change its recommendation to the Unitholders if it determines in good faith (after consultation with its financial advisor and outside legal counsel) in response to an intervening event or an unsolicited acquisition proposal that constitutes a Superior Proposal and a failure to make a recommendation change would be inconsistent with its duties under applicable law as modified by the Partnership Agreement; and

•

provisions requiring Parent, in certain circumstances, to pay the Parent Termination Fee of $6.0 million (an amount in excess of two times the amount of the Partnership Termination Fee of $2.5 million), including if Parent fails to consummate the Merger within five business days after receiving a closing notice from the Partnership or the Conflicts Committee as contemplated by Merger Agreement, and the Partnership or the Conflicts Committee terminates the Merger Agreement.

•

the authorization of the Conflicts Committee to, on behalf of the Partnership Unaffiliated Unitholders, (i) make such investigation of the Proposed Transaction and the alternative of maintaining the status quo, as the Conflicts Committee deemed necessary or appropriate, (ii) review, evaluate and negotiate (or to supervise and direct the negotiations on behalf of the Partnership with respect to) the terms and conditions, and determine the advisability, of the Proposed Transaction and related agreements and arrangements, (iii) determine whether the Proposed Transaction is fair and reasonable to, and in the best interest of, the Partnership and the holders of the Common Units (other than the General Partner, Parent and their respective affiliates (other than the Partnership and its subsidiaries), including any officer, director, equityholder or member thereof), (iv) determine whether to approve the Proposed Transaction (with such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including, but not limited to, Section 7.9(a) thereof) and to make a recommendation to the GP Board whether to approve the Potential Transaction and, if appropriate, to recommend that the Unitholders approve the Proposed Transaction (it being understood that (A) any Proposed Transaction was subject to receipt by the Partnership, the GP Board or the Conflicts Committee, in the first instance, of an offer or proposal by Parent or its affiliates in respect of the Proposed Transaction, and (B) the Proposed Transaction was subject to the approval of the GP Board), and (v) to make any other recommendations to the GP Board and/or the Unitholders regarding the Potential Transaction as the Conflicts Committee shall determine to be appropriate;

•

the authorization of the Conflicts Committee (i) to engage in discussions with the management, representatives and advisors of the General Partner, the Partnership, Parent and any other party involved in the proposed transaction; (ii) to select and retain, at the expense of the Partnership, an independent financial advisor, independent legal counsel, and such other advisors (including accountants and other similar advisors) as the Conflicts Committee shall deem necessary or appropriate to assist it with the performance and fulfillment of such duties; (iii) to enter into such contracts providing for the retention, compensation, reimbursement of expenses and indemnification of such financial advisor, legal counsel and other advisors as the Conflicts Committee may in its sole discretion deem necessary or appropriate, any such contract of which is hereby approved, adopted, confirmed and ratified; and (iv) to incur, for the account of the Partnership, such other costs and expenses as are necessary or appropriate in connection with the performance of such duties (including expenses of the legal, financial, and other advisors retained by the Conflicts Committee);

•	a requirement in such authorization that the Conflicts Committee would not have any duty to consider the interests of the General Partner, Parent or their affiliates;

•	the unanimous determination and recommendation of the Conflicts Committee, who have no economic interest or expectancy of an economic interest in the Buyer Filing Parties following the Merger; and

•

the other factors considered by, and the analysis, discussion and resulting conclusions of the Conflicts Committee and the GP Board described in the section entitled “—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal,” which analysis, discussion and resulting conclusions the Buyer Filing Parties expressly adopt as their own.

The Buyer Filing Parties did not find it practicable to assign, nor did they assign, specific relative weights to the individual factors considered in reaching their conclusion as to fairness. The Buyer Filing Parties also did not consider the liquidation value of the Partnership’s assets, and did not perform a liquidation analysis, because they consider the Partnership to be a viable going concern. Therefore, no appraisal of liquidation value was sought for purposes of valuing the Common Units, and the Buyer Filing Parties believe that the liquidation value of the Common Units is irrelevant to a determination as to whether the proposed merger is fair to the Partnership Unaffiliated Unitholders.

The Buyer Filing Parties did not consider net book value, which is an accounting concept, for purposes of determining the fairness of the Merger Consideration to the Partnership Unaffiliated Unitholders because, in the Buyer Filing Parties’ view, net book value is neither indicative of the Partnership’s market value nor its value as a going concern, but rather is an indicator of historical costs.

While the Buyer Filing Parties considered the trading history of the Partnership’s Common Units, including the prices paid for Common Units by the Buyer Filing Parties in previous transactions, and noted that at various times this trading history reflected prices above the $4.02 to be paid for each Common Unit held by the Partnership Unaffiliated Unitholders as part of the Merger Consideration, the Buyer Filing Parties concluded that these factors were not important in determining present value.

The Merger is not subject to a Majority of the Minority Provision requiring the approval of the holders of at least a majority of the Common Units who are unaffiliated with Parent. In making their determination regarding the fairness of the Merger, the Buyer Filing Parties did not believe it was necessary to consider that the transaction is not subject to a Majority of the Minority Provision because the Buyer Filing Parties believe that sufficient alternative procedural safeguards were and are present to ensure the fairness of the Merger and permit the Conflicts Committee to effectively represent the interests of the unaffiliated Unitholders, as further described under “—Reasons for the Conflicts Committee’s Recommendation” above.

The Conflicts Committee did not retain an unaffiliated representative to act solely on behalf of the Partnership Unaffiliated Unitholders for purposes of negotiating the terms of the Merger Agreement. The Buyer Filing Parties did not consider this as a factor because the Conflicts Committee was charged with representing the interests of the Partnership Unaffiliated Unitholders, it consisted solely of independent directors who are not officers or controlling equityholders of the Partnership or the Buyer Filing Parties, it engaged independent financial and legal advisors to act on its behalf and it was actively involved in deliberations and negotiations regarding the Merger on behalf of the Partnership Unaffiliated Unitholders.

Other than as discussed in “—Background of the Merger,” the Buyer Filing Parties (including the Proposed Transaction and the proposals received from Nut Tree and Caspian) are not aware of any firm offers made by any other person in the past two years to acquire the Partnership, the General Partner Interest in the Partnership or all or a substantial part of the assets of the Partnership. However, the Buyer Filing Parties in reaching their conclusion as to fairness, considered that the Conflicts Committee, in making its determination and approvals, considered, as discussed further in “—Background of the Merger,” in the process of negotiations with Parent and in determining the final Merger Consideration the values set forth by Nut Tree and Caspian in their proposals, as well as the information relating to such values as referenced in the proposals. In any event, the Buyer Filing Parties have no intention of selling their Common Units or any of the General Partner Interest beneficially owned by them, and therefore did not consider the possibility that any such offers might be made in reaching their conclusion as to fairness.

The Buyer Filing Parties’ consideration of the factors described above reflects their assessment of the fairness of the Merger. The Buyer Filing Parties implicitly considered the value of the Partnership in a sale as a going concern by taking into account the Partnership’s current and anticipated business, financial conditions, results of operations, prospects and other forward-looking matters. The Buyer Filing Parties did not, however, explicitly calculate a stand-alone going concern value of the Partnership because the Buyer Filing Parties believe that going concern value is not an appropriate method of determining the value of the Partnership’s Common Units for purposes of the Merger. In light of the fact that the Buyer Filing Parties already have, and plan to retain control of the Partnership, the Buyer Filing Parties do not believe that it would be appropriate for the Partnership’s Common Units held by the Partnership Unaffiliated Unitholders to be valued on a basis that includes a control premium.

The foregoing discussion of the information and factors considered and weight given by the Buyer Filing Parties is not intended to be exhaustive, but includes the material factors considered by the Buyer Filing Parties. The Buyer Filing Parties’ views as to the fairness of the proposed Merger should not be construed as a recommendation to the Partnership Unaffiliated Unitholders to approve the Merger Agreement. Other than the GP Board, the Buyer Filing Parties do not make any recommendation as to how the Partnership Unaffiliated Unitholders should vote their Common Units on the Merger Proposal.

Purpose and Reasons of the Buyer Filing Parties for the Merger

Under the SEC rules governing “Rule 13e-3 transactions,” each of the Buyer Filing Parties may be deemed to be an affiliate of the Partnership and to be engaged in the going-private transaction and, therefore, required to express its purpose and reasons for the proposed Merger to the Partnership Unaffiliated Unitholders. The Buyer Filing Parties are making the statements included in this section for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

If the Merger is completed, the Partnership will become a subsidiary of Parent. For the Buyer Filing Parties, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement and to bear the rewards and risks of such ownership after the Common Units cease to be publicly traded.

The Buyer Filing Parties did not consider any alternatives for achieving these purposes.

The Buyer Filing Parties believe that the Partnership could operate more efficiently and effectively as a private entity. The Buyer Filing Parties believe that improvements to the Partnership’s cost structure and operational flexibility could be achieved, free of the pressures imposed on a publicly traded partnership with regard to operating results and reporting requirements. In addition, the Buyer Filing Parties considered what they believed were competitive advantages of the Partnership ceasing to be a public entity, including greater ability to capitalize on commercial and market opportunities, if any. Further, absent the reporting and other substantial burdens placed on public entities, the Buyer Filing Parties believe that the management and employees of the Partnership and the General Partner will be able to better execute on the Partnership’s future strategic plans due to increased time and narrowed focus.

The Buyer Filing Parties have undertaken to pursue the Merger at this time for the reasons described above. Although the Buyer Filing Parties believe that there will be opportunities associated with their investment in the Partnership, the Buyer Filing Parties realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Partnership) and that such opportunities may never be fully realized. Further, following the Merger, there will be no trading market for the equity securities of the Partnership.

The Buyer Filing Parties believe that structuring the transaction as a merger transaction is preferable to other transaction structures because (i) it will enable Parent to acquire, through Merger Sub, all of the outstanding Public Common Units at the same time and (ii) it represents an opportunity for the Partnership’s unitholders (except Parent and its subsidiaries) to receive a premium for their Common Units. The Merger Consideration represents a 34.00% premium to the market closing price prior to Parent’s initial offer made on May 24, 2024 and an 11.33% premium to the trailing 30-trading day volume-weighted average price on October 3, 2024, the date of the Merger Agreement. Further, the Buyer Filing Parties believe that structuring the transaction as a merger transaction provides a prompt and orderly transfer of ownership of the Partnership in a single step, without the necessity of financing separate purchases of the Common Units in a tender offer and implementing a second-step merger to acquire any Common Units not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

Plans for the Partnership After the Merger

It is expected that the Partnership’s operations will be conducted after the Merger substantially as they currently are being conducted, except that the Partnership will be a wholly owned subsidiary of Parent.

As of the date of this proxy statement, other than the Merger, the Buyer Filing Parties and the Buyer Filing Parties Control Persons (as defined below) have no current plans, proposals or negotiations which would relate to or result in an extraordinary transaction involving the Partnership’s business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, the incurrence of any indebtedness (other than debt financing described herein), any change in the management of the Partnership or any other material change in the Partnership’s structure or business. Following the Merger, the Buyer Filings Parties plan to evaluate and review the Partnership’s business and operations and initiate a review of new plans and proposals which they consider to be in the best interests of the Partnership, including engaging in acquisitions of new businesses or assets, dispositions of existing businesses or assets, the movement of businesses or assets within Parent’s organizational structure, the alteration of the mix of assets held by Parent or any of the types of extraordinary transactions described above.

Primary Benefits and Detriments of the Merger

Benefits and Detriments to Partnership Unaffiliated Unitholders

The primary benefits of the Merger to the Partnership Unaffiliated Unitholders, who will not have a continuing interest in the Partnership following the Merger, include the following:

•	The receipt by such holders of the Common Units of $4.02 per Common Unit in cash, without interest, which represents an approximate 11.33% premium to the trailing 30-trading day volume-weighted average price of the Common Units at the close of regular trading hours on the Nasdaq on October 3, 2024;

•

the elimination of downside risk associated with the continued ownership of the Common Units, including any possible decrease in the future revenues and free cash flow, growth or value of the Partnership following the Merger; and

•

the additional benefits discussed in the “—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal—Reasons for the GP Board’s Recommendation.”

The primary detriments of the Merger to the Partnership Unaffiliated Unitholders, who will not have a continuing interest in the Partnership following the Merger, include the following:

•

such Unitholders will cease to have an interest in the Partnership and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Partnership or payment of distributions on Common Units, if any;

•	the all-cash aspect of the Merger Consideration does not allow the Partnership Unaffiliated Unitholders to benefit from any synergies that may result from the Merger; and

•

the receipt of cash in exchange for Common Units pursuant to the Merger will generally be a taxable transaction to Unitholders and may result in taxable gains, depending on each Unitholder’s particular tax situation.

Benefits and Detriments to the Partnership and the Buyer Filing Parties and the Partnership’s Other Affiliates

The primary benefits of the Merger to the Partnership and the Buyer Filing Parties and the Partnership’s other affiliates include the following:

•	the Merger will enable Parent to focus on managing the assets of the Partnership for Parent;

•

Parent and its subsidiaries (other than Merger Sub), as the owners of the Partnership, and the owners of Parent, as the indirect owners of the Partnership, will become the beneficiaries of any savings associated with the reduced burden and administrative expenses of complying with the substantive requirements that federal securities laws impose on public companies;

•

if the Partnership successfully executes its business strategy, the value of Parent’s equity investment could increase because of possible increases in future revenues and cash flow, increases in the underlying value of the Partnership or the payment of distributions, if any, that would accrue to the Partnership;

•

the Partnership will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded partnership, the Partnership currently faces public unitholder and investment analyst pressure to make decisions that may produce better short-term results, but which may not over the long-term lead to a maximization of their equity value;

•	the Partnership will have more flexibility to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations;

•	Parent’s management believes that the Merger will be accretive to Parent’s earnings per share and cash flow per share; and

•

the additional benefits discussed in the “—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal—Reasons for the GP Board’s Recommendation” and “—Interests of the Directors and Executive Officers of the General Partner in the Merger.”

The primary detriments of the Merger to the Partnership and the Buyer Filing Parties include the following:

•	following the Merger, there will be no trading market for the equity securities of the Partnership, as the surviving entity;

•	as a result of the Merger, Parent will lose the Common Units as a potential acquisition currency;

•	the Partnership’s growth forecasts may not be realized, which could result in the future impairment of Parent’s investment in the Partnership; and

•	the potential benefits sought in the Merger may not be realized.

Ownership of the Partnership After the Merger

After the Merger, the Partnership will survive as a direct wholly owned subsidiary of Parent. As of the Record Date, Ruben S. Martin, III (the Chairman of the GP Board and the President and Chief Executive Officer and a Director of Parent) and Robert D. Bondurant (the President and Chief Executive Officer of the General Partner and a Director of Parent) along with the General Partner’s other directors and executive officers owned, directly and indirectly, an aggregate of [●]% of the equity interests in Parent and as a result will have an indirect equity interest in the Partnership after the Merger.

Regulatory Approvals and Clearances Required for the Merger

On October 18, 2024, the Partnership and Parent each caused to be filed the required notice and furnished the required information under the HSR Act to the Antitrust Division of the DOJ and the FTC. One of the conditions to the completion of the Merger is the termination or expiration of any waiting period applicable to the transactions contemplated by the Merger Agreement under any applicable antitrust law. The 30-day waiting period under the HSR Act expired on November 18, 2024 at 11:59 PM.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Parent, the General Partner and the Partnership do not believe that the Merger violates U.S. antitrust law, and do not believe that an antitrust challenge is likely, or, if such a challenge is made, that it would be successful.

In connection with the Merger, Parent, the General Partner and the Partnership intend to make all other required filings under the federal securities laws, as well as any required filings or applications with Nasdaq.

None of Parent, the General Partner or the Partnership is aware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is required for the consummation of the Merger.

Financing of the Merger

The total amount of funds necessary for Parent to consummate the Merger and the related transactions, excluding expenses related thereto, is anticipated to be approximately $132.2 million. Parent expects to fund the Merger and related transaction costs with existing cash on hand, cash flow prior to the closing of the Merger, borrowings under the Amended Parent Credit Facility (as defined below), and, if necessary, from $5.0 million in loans from certain members of Parent’s management team, as described below.

Parent and certain of its subsidiaries are party to a $100 million revolving credit facility under the Fourth Amended and Restated Credit and Security Agreement, dated as of January 27, 2020 (as amended to date, the “Existing Credit Agreement”), with Regions Bank, as administrative agent and collateral agent, that matures in 2027. Outstanding borrowings under the revolving credit facility bear interest at adjusted Secured Overnight Financing Rate (“SOFR”) plus an applicable margin. The applicable margin for SOFR borrowings effective July 23, 2024, is 2.50%. Parent may in the future refinance a portion of the amounts borrowed under its revolving credit facility. The collateral for the Existing Credit Agreement includes substantially all personal property and real property of Parent and its subsidiaries (other than certain excluded subsidiaries, such as the Partnership and its subsidiaries), including the equity interests in the Partnership that Parent indirectly owns.

On August 23, 2024, Parent entered into a fee letter and engagement letter (the “Regions Engagement Letter”) with Regions Bank and Regions Capital Markets with respect to a proposed amendment to the Existing Credit Agreement (as so amended, the “Amended Parent Credit Facility”) to, among other things, (i) increase the revolving commitments up to $180 million, (ii) add a term loan of up to $20 million (the “Term Loan”), with (x) pricing of adjusted SOFR plus 6% per annum, (y) scheduled amortization payments and (z) mandatory prepayments with distributions from the Partnership, and (iii) add Wells Fargo, National Association (“Wells Fargo Lending”) as a lender under the Existing Credit Agreement. In order to facilitate the proposed amendment, Mr. Martin may be requested by the lenders thereunder to guarantee all or some portion of the Term Loan, which guaranty would be secured by the equity interests of the Partnership (which lien would be subordinate and junior to the existing first priority lien of Regions Bank in such equity interests under the Existing Credit Agreement) until the Term Loan is repaid and the guaranty is terminated.

On October 25, 2024, Parent entered into a fee letter and commitment letter (the “Regions Commitment Letter”) with Regions Bank and Regions Capital Markets, whereby Regions Bank committed to provide the $200 million credit facility contemplated by the Regions Engagement Letter and the Regions Commitment Letter, subject to customary conditions to closing, including, among others, (i) Wells Fargo Lending assuming and funding $100 million of such $200 million commitment and (ii) the closing of the Amended Parent Credit Facility occurring on or before December 31, 2024. On October 24, 2024, Regions Bank received a commitment letter from Wells Fargo Lending with respect to $100 million of the Amended Parent Credit Facility.

In addition, if necessary after applying existing cash on hand, cash flow prior to the closing of the Merger and borrowings under the Amended Parent Credit Facility, certain officers and/or directors of Parent who are also officers and/or directors of the Partnership, including Mr. Martin and Mr. Bondurant, would be expected to loan up to $5.0 million to Parent on an unsecured basis, with a maximum interest rate of 6.5%, a maturity date at least one year after the maturity date of the Term Loan, covenants and events of default no more restrictive than the Existing Credit Agreement, and otherwise on terms and conditions approved by one or more directors of Parent that is not a lender of such loans. Such management loans, if necessary, are expected to be made to Parent from the Merger Consideration that the applicable officers and/or directors would otherwise receive in the Merger as a result of their ownership of Common Units or restricted units, phantom units or phantom unit appreciation rights under the Partnership Restricted Unit Plan or Partnership Phantom Unit Plan.

Although Parent has entered into the Regions Commitment Letter, there is still a risk that the debt financing under the Amended Parent Credit Facility may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing under the Amended Parent Credit Facility is not available as anticipated. Additionally, although the Amended Parent Credit Facility is fully committed and not subject to syndication risk, there is no assurance that the conditions to closing for the Amended Parent Credit Facility will be satisfied. In the event that Parent fails to consummate the Merger within five business days after receiving a closing notice from the Partnership or the Conflicts Committee as contemplated by Merger Agreement, and the Partnership or the Conflicts Committee terminates the Merger Agreement, Parent would be required to pay the Partnership a termination fee of $6.0 million, subject to certain terms and conditions. Parent has no alternative financing plans in the event the expected borrowings are not consummated.

Parent expects to repay borrowings in connection with the Merger over time with cash from operations and cash distributions from certain subsidiaries. No borrowings under the Partnership’s credit facility, or any other funds of the Partnership, will be used in connection with the financing of the Merger or the payment of any of Parent’s transaction costs.

The foregoing summary of the Regions Commitment Letter is qualified in its entirety by the full text of the Regions Commitment Letter, which is filed as Exhibit (b)(1) to the Schedule  13E-3 and incorporated herein by reference.

Fees and Expenses

Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses, except (i) that Parent and the Partnership will each pay for 50% of the costs of printing and mailing of this proxy statement and Schedule 13E-3 and any amendments or supplements hereto or thereto, (ii) Parent and the Partnership shall each also pay 50% of any filing fees and other costs and expenses relating to the preparation and filing of any filing with a governmental authority required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including any filings required under antitrust laws, (iii) Parent will pay all costs, fees and expenses of the Paying Agent, (iv) the Partnership will pay the Partnership Termination Fee and Parent Expense Reimbursement, if applicable, as discussed below under “Proposal No. 1 The Merger Proposal—Effect of Termination; Remedies” and (v) Parent will pay the Parent Termination Fee and Partnership Expense Reimbursement, if applicable, as discussed above under “—Effect of Termination; Remedies.”

Total fees and expenses incurred or to be incurred by the Partnership and Parent in connection with the Merger are estimated at this time to be as follows:

Amount to be Paid (in millions)
Financial advisory fee and expenses	$	[	●]
Legal, accounting and other professional fees	$	[	●]
Proxy solicitation costs	$	[	●]
Printing and mailing costs and filing fees	$	[	●]
Paying Agent fees and expenses	$	[	●]
Miscellaneous fees and expenses	$	[	●]
Total	$	[	●]

Certain Legal Matters

General

In the Merger Agreement, the parties have agreed to cooperate with each other to make all necessary, proper or advisable filings with any applicable governmental authorities and to obtain promptly all governmental approvals and consents necessary to consummate the Merger, subject to certain exceptions and limitations.

Delisting and Deregistration of Common Units

If the Merger is completed, the Common Units will cease to be listed on the Nasdaq and will be deregistered under the Exchange Act.

No Appraisal Rights

Holders of the Common Units are not entitled to dissenters’ rights of appraisal under the Partnership Agreement, the Merger Agreement or applicable Delaware law. The foregoing discussion is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by references to Delaware law, other applicable law, the Partnership Agreement and the Merger Agreement.

Accounting Treatment of the Merger

The Merger will be accounted for in accordance with ASC 810, Consolidation. Because Parent controls Partnership both before and after the Merger, the changes in Parent’s ownership interest in the Partnership resulting from the Merger will be accounted for as an equity transaction, and no gain or loss will be recognized in Parent’s consolidated income statement. The Partnership’s net assets will remain at historical cost. Additionally, the tax effects of the Merger are reported as adjustments to other assets, deferred income taxes and additional paid-in capital consistent with ASC 740, Income Taxes.

Tax Consequence of the Merger to Unitholders

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Unitholders (as defined below). This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all as in effect on the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect, or are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the Merger and does not describe any tax consequences arising under the alternative minimum tax, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, or under any U.S. federal laws other than those pertaining to income taxes. Moreover, the discussion focuses on Unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, trusts, entities treated as partnerships for U.S. federal income tax purposes, nonresident aliens, certain former citizens, or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, employee benefit plans, foreign persons (including controlled foreign corporations and passive foreign investment companies), banks and other financial institutions, insurance companies, real estate investment trusts (REITs), individual retirement accounts (IRAs), regulated investment companies (RICs) and mutual funds, dealers in securities, traders in securities that elect mark-to-market, and corporations that accumulate earnings to avoid U.S. federal income tax, persons who hold Common Units as part of a hedge, straddle, conversion or other risk reduction transaction, persons who act as acquired Common Units by gift, or directors and employees of the Partnership that received (or are deemed to receive) Common Units as compensation or through the exercise (or deemed exercise) of options, unit appreciation rights, phantom units or restricted units granted under a Partnership equity incentive plan. Also, the discussion is limited to U.S. Unitholders that hold their Common Units as “capital assets” within the meaning of Section 1221 of the Code at the time of the Merger (generally, property held for investment).

For purposes of this discussion, the term “U.S. Unitholder” means a beneficial owner of Common Units of the Partnership that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States; (2) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes; or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

The Partnership has not sought a ruling from the IRS with respect to any of the tax consequences discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. Moreover, no assurance can be given that the tax characterizations and the tax consequences contained herein with respect to tax matters would be sustained by a court if contested by the IRS. Furthermore, the tax treatment of the Merger may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Accordingly, the Partnership strongly urges each Unitholder to consult with, and depend upon, such Unitholder’s own tax advisor in analyzing the Merger’s U.S. federal, state, local and foreign tax consequences particular to the Unitholder.

Tax Treatment of the Partnership

Section 7704 of the Code provides that publicly traded limited partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded limited partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the exploration, development, mining or production, transportation, processing, storage, refining and marketing of crude oil, natural gas and refined products thereof or any other mineral or natural resource. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. The Partnership expects to be treated as a partnership for federal income tax purposes under the Qualifying Income Exception. The remainder of this discussion assumes that the Partnership will be treated as a partnership for U.S. federal income tax purposes before and after the Merger.

Tax Characterization of the Merger

The receipt of cash in exchange for Common Units pursuant to the Merger will generally be a taxable transaction to U.S. Unitholders for U.S. federal income tax purposes. In general, the Merger will be treated as a taxable sale of such Unitholder’s Common Units in exchange for cash received in the Merger and the assumption of such Unitholder’s share of the Partnership’s liabilities.

Amount and Character of Gain or Loss Recognized

Generally, a U.S. Unitholder who receives cash in exchange for Common Units pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount realized and the Unitholder’s adjusted tax basis for the Common Units exchanged. The amount realized equals the sum of (i) the amount of any cash received by the Unitholder and (ii) such Unitholder’s share of the Partnership’s liabilities immediately prior to the Merger. Because the amount realized includes a Unitholder’s share of the Partnership’s liabilities, the gain recognized on the exchange could result in a tax liability in excess of cash received from the exchange. A Unitholder’s adjusted tax basis for Common Units depends on many factors, including the amount the Unitholder paid for the Common Units, the Unitholder’s share of the Partnership’s liabilities immediately prior to the Merger, distributions from the Partnership to the Unitholder prior to the Merger, the Unitholder’s share of the Partnership’s income and losses prior to the Merger, and other considerations.

Except as noted below, gain or loss recognized by a U.S. Unitholder on the exchange of Common Units in the Merger will generally be taxable as capital gain or loss. However, a portion of this gain, which could be substantial, or in certain cases, loss, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by the Partnership and its subsidiaries. Ordinary income attributable to “unrealized receivables” and “inventory items” may exceed net taxable gain realized upon the exchange of a Unit pursuant to the Merger and may be recognized even if there is a net taxable loss realized on the exchange. Thus, a Unitholder may recognize both ordinary income and a capital loss upon the exchange of Common Units in the Merger. Both ordinary income and capital gain recognized on the exchange of Common Units in the Merger may be subject to the 3.8% Medicare tax in certain circumstances.

Capital gain recognized by an individual on the exchange of Common Units held for more than twelve months as of the Effective Time of the Merger will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains, in the case of corporations.

The amount of gain or loss recognized by each U.S. Unitholder in the Merger will vary depending on each such Unitholder’s particular situation, including the adjusted tax basis of the Common Units exchanged by each Unitholder in the Merger, and the amount of any suspended passive losses that may be available to a particular Unitholder to offset a portion of the gain recognized by each Unitholder. Passive losses that were not deductible by a Unitholder in prior taxable periods because they exceeded a Unitholder’s share of the Partnership’s income may be deducted in full upon the Unitholder’s taxable disposition of its entire investment in the Partnership pursuant to the Merger. However, gain recognized by a U.S. Unitholder on the Common Units exchanged in the Merger may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded limited partnerships.

Each Unitholder is strongly urged to consult such Unitholder’s own tax advisor with respect to the specific tax consequences of the Merger, taking into account such Unitholder’s own particular circumstances.

Partnership Items of Income, Gain, Loss and Deduction for the Taxable Period Ending on the Date of the Merger

U.S. Unitholders will be allocated their share of the Partnership’s items of income, gain, loss and deduction for the taxable period of the Partnership ending on the date of the Merger. These allocations will be made in accordance with the terms of the Partnership Agreement. A U.S. Unitholder will be subject to U.S. federal income tax on any such allocated income and gain, even if such Unitholder does not receive a cash distribution from the Partnership attributable to such allocated income and gain. Any income and gain allocated to a Unitholder will increase the Unitholder’s tax basis in the Common Units held and, therefore, will reduce the gain, or increase the loss, recognized by such Unitholder resulting from the Merger. Any losses or deductions allocated to a Unitholder will decrease the Unitholder’s tax basis in the Common Units held and, therefore, will increase the gain, or reduce the loss, recognized by such Unitholder resulting from the Merger.

PROVISIONS FOR PARTNERSHIP UNAFFILIATED UNITHOLDERS

No provision has been made to grant the Partnership Unaffiliated Unitholders access to the files of the Partnership or the Buyer Filing Parties or to obtain counsel or appraisal services at the expense of the foregoing parties.

IMPORTANT INFORMATION REGARDING THE PARTNERSHIP

Historical Selected Financial Information

The SEC allows the Partnership to “incorporate by reference” information into this proxy statement. This means that the Partnership can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that the Partnership later files with the SEC may update and supersede the information incorporated by reference. The audited consolidated financial statements of the Partnership for the two years ended December 31, 2023 and 2022 are incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Partnership 2023 Form 10-K”), originally filed on February 21, 2024.

The following tables present selected consolidated financial and operating information for the Partnership. The Partnership’s summary of consolidated statements of operations presented below for the years ended December 31, 2023 and 2022 and the Partnership’s summary of consolidated balance sheets presented below as of December 31, 2023 and 2022 have been derived from the Partnership’s audited consolidated financial statements, which are included in the Partnership 2023 Form 10-K. the Partnership’s summary of consolidated statements of operations presented below for the nine months ended September 30, 2024 and 2023 and the Partnership’s summary of consolidated balance sheets presented below as of September 30, 2024 have been derived from the Partnership’s financial results for the quarterly period ended September 30, 2024, which are included in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on October 21, 2024. You should read the following data in conjunction with the consolidated financial statements and the related notes thereto set forth in the Partnership 2023 Form 10-K and in conjunction with the financial results from the quarter ended September 30, 2024 included in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on October 21, 2024, each of which is incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

The Partnership’s historical results do not necessarily indicate results expected for any future periods. The selected consolidated financial and operating information below should be read in conjunction with, and is qualified in its entirety by reference to, the Partnership’s audited consolidated financial statements for the two years ended December 31, 2023 and 2022 and unaudited consolidated financial statements for the nine months ended September 30, 2024 and the related notes and other financial information, which are also incorporated into this proxy statement by reference. See “Where You Can Find More Information.”

Summary Consolidated Balance Sheets

	September 30, 2024	September 30, 2023	December 31, 2023	December 31, 2022
	(in thousands, except per share data)
Cash and cash equivalents	$56	$54	$54	$45
Total current assets	$148,812	$111,947	$114,313	$211,127
Total assets	$554,757	$507,901	$509,375	$598,851
Total current liabilities	$94,869	$80,975	$100,564	$110,925
Total liabilities	$616,099	$572,880	$573,999	$658,296
Total partners’ capital	$(61,342)	$(64,979)	$(64,624)	$(59,445)
Total liabilities and partners’ capital	$554,757	$507,901	$509,375	$598,851

Summary Consolidated Statements of Operations

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	December 31, 2023	December 31, 2022
	(in thousands, except per share data)
Total revenue	$536,295	$616,862	$797,963	$1,018,878
Operating income	$50,473	$49,538	$66,724	$51,263
Net income (loss)	$3,734	$(5,066)	$(4,549)	$(10,334)
Limited partners’ interest in net income (loss)	$3,645	$(4,949)	$(4,444)	$(10,087)
Income from operations per common unit – basic and diluted	$1.30	$1.28	$1.72	$1.32
Net income (loss) per common unit – basic and diluted	$0.10	$(0.13)	$(0.12)	$(0.27)

Book Value Per Common Unit

As of September 30, 2024, the book value per Common Unit was negative $1.57 (calculated based on 39,001,086 Common Units outstanding as of such date).

Market Price and Cash Distribution Information

Common Units

The Common Units are traded on the Nasdaq under the ticker symbol “MMLP.” The following table sets forth, for the periods indicated, the intraday high and low sales prices per Common Unit, as well as information concerning quarterly cash distributions declared and paid with respect to each period.

	Common Units
	Sale Prices		Cash Distributions(1)
	High	Low
Year ended December 31, 2024
Fourth Quarter(2)	$4.02	$3.95	$—	(3)
Third Quarter	$4.13	$3.15	$0.005
Second Quarter	$3.42	$2.36	$0.005
First Quarter	$2.72	$2.04	$0.005
Year ended December 31, 2023
Fourth Quarter	$2.79	$2.27	$0.005
Third Quarter	$3.30	$1.98	$0.005
Second Quarter	$2.58	$1.95	$0.005
First Quarter	$3.35	$2.39	$0.005
Year ended December 31, 2022
Fourth Quarter	$3.75	$2.57	$0.005
Third Quarter	$4.75	$3.10	$0.005
Second Quarter	$5.98	$3.55	$0.005
First Quarter	$4.75	$2.68	$0.005

(1)	Represents cash distribution per Common Unit declared with respect to the quarter presented and paid in the following quarter.
(2)	Through November 20, 2024.
(3)

Pursuant to the Merger Agreement, until the effective time of the Merger, if permitted by applicable law and the Partnership Agreement, the General Partner will determine and declare, and cause the Partnership to pay regular quarterly cash dividends of $0.005 per Common Unit to the holders of the Common Units consistent with past practice, including with respect to the timing of record dates and payment dates; provided that, subject to applicable law, in no event shall the regular quarterly cash distributions declared or paid by the Partnership to the holders of the Common Units be less than $0.005 per Common Unit without the separate determination and approval of the Conflicts Committee.

The last reported sale price of Common Units on the Nasdaq on October 2, 2024, the last trading day before the Partnership entered into the Merger Agreement, was $3.79 per unit.

The last reported sale price of Common Units on the Nasdaq on November 20, 2024, the last trading day before the filing of this proxy statement, was $4.00 per unit.

The payment of principal and interest on the Partnership’s indebtedness reduces the cash available for distribution to Unitholders. In addition, its revolving credit facility and the indenture governing its secured notes severely restrict its ability to make distributions until its total leverage ratio (as defined in the applicable debt instruments) is less than 3.75 to 1.00 (under the indenture) and 4.50 to 1.00 (under our credit facility), pro forma first lien leverage is less than 1.00 to 1.00, and its pro forma liquidity is greater than or equal to 35% of the commitments under the credit facility.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the other documents referred to or incorporated by reference into this proxy statement include certain forward-looking statements regarding, among other things, expectations as to the completion and timing of the Merger, other information relating to the Merger and the effects of the Merger, the Partnership’s projected financial information as well as other information about the Partnership’s plans, strategies and prospects, both business and financial.

Forward-looking statements give the Partnership’s current expectations, and can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, the words “could,” “may,” “should,” “will,” “seek,” “believe,” “expect,” “anticipate,” “intend,” “continue,” “estimate,” “plan,” “target,” “predict,” “project,” “attempt,” “is scheduled,” “likely,” “forecast,” the negatives thereof and other similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Partnership’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. You are cautioned not to place undue reliance on any forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Further, the Partnership’s ability to consummate the proposed Merger may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and that are often beyond the control of the Partnership. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the Merger Agreement, the failure of the closing conditions, and delays in the consummation of the Merger; the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the Merger; the possibility that the Unitholders may not approve the Merger Agreement; the risk that Parent may not be able to obtain the debt financing required to fund the Merger Consideration; the impact of the announcement of the proposed Merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks related to disruption of management’s attention from the Partnership’s ongoing business operations due to the Merger; large customer defaults; interest rates; political developments; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond the Partnership’s control; uncertainty regarding the Partnership’s future operating results; changes in capital requirements or in execution of planned capital projects; changes in tax status of the Partnership; effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to the Merger. Additional factors that could cause actual results to differ materially from the Partnership’s expectations and may adversely affect the Partnership’s business and results of operations are disclosed in “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024, as updated and supplemented by subsequent filings with the SEC. The forward looking statements speak only as of the date made, and, other than as may be required by law, the Partnership undertakes no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

PARTIES TO THE MERGER

MARTIN MIDSTREAM PARTNERS L.P.

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. The Partnership’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products including the refining of naphthenic crude oil; (2) land and marine transportation services for petroleum products and by-products, including the refining of naphthenic crude oil, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease.

The Partnership’s Common Units are listed on the Nasdaq under the ticker symbol “MMLP.” On [●], the most recent practicable date before the printing of this proxy statement, [●] Common Units were issued and outstanding.

MARTIN MIDSTREAM GP LLC

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

The General Partner is the general partner of the Partnership. The GP Board and executive officers manage the Partnership. The General Partner is a direct wholly owned subsidiary of MMGP Holdings LLC.

MARTIN RESOURCE MANAGEMENT CORPORATION

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

Parent is a privately held company incorporated in 1951 and is based in Kilgore, Texas, with over 1,500 employees globally. Parent is engaged in the following principal business activities: (i) distributing asphalt, marine fuel and other liquids; (ii) providing shore-based marine services in Texas, Louisiana, Mississippi and Alabama; (iii) operating a crude oil gathering business in Stephens, Arkansas; (iv) providing crude oil gathering and marketing services of base oils, asphalt, and distillate products in Smackover, Arkansas; (v) providing crude oil marketing and transportation from the well head to the end market; (vi) operating an environmental consulting company; (vii) operating a butane optimization business; (viii) supplying employees and services for the operation of the Partnership’s business; and (ix) operating, solely for the Partnership’s account, the asphalt facilities in each of Hondo, South Houston, Port Neches, Texas, and Omaha, Nebraska .

MRMC Merger Sub LLC

4200 B Stone Road

Kilgore, Texas 75662

Phone: (903) 983-6200

MRMC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), is a direct wholly owned subsidiary of Parent formed solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into the Partnership, with the Partnership surviving the Merger as a wholly owned subsidiary of Parent.

THE PARTNERSHIP SPECIAL MEETING

The Partnership is providing this proxy statement to its Unitholders in connection with the solicitation by the GP Board of proxies to be voted at the Special Meeting, and any adjournment or postponement thereof. This proxy statement is first being mailed to Unitholders on or about [●], 2024 and provides Unitholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place of the Special Meeting

The Special Meeting is scheduled to be held at the Partnership’s office located at 4200 B Stone Road, Kilgore, Texas 75662, on [●], 2024, at [●] (local time).

Unitholders as of the Record Date (or their authorized representatives), including Unitholders of record and beneficial owners of Common Units registered in the “street name” of a bank, broker or other nominee, and the Partnership’s invited guests may attend the Special Meeting. If you are a Unitholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your Common Units in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee, along with proper identification.

Matters to be Considered at the Special Meeting

At the Special Meeting, Unitholders will be asked to consider and vote on the following proposals:

•	Merger Proposal. To approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the Merger; and

•

Adjournment Proposal. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger, at the time of the Special Meeting.

Approval of the Merger Proposal by the required shareholder vote is a condition to the consummation of the Merger. Approval of the Adjournment Proposal is not a condition to the consummation of the Merger.

Recommendation of the Conflicts Committee

The Conflicts Committee of the GP Board, consisting of three independent directors that satisfy the requirements for membership on the Conflicts Committee that are set forth in the Partnership Agreement and the Conflicts Committee Charter, has unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements, and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the Unitholders and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders. Therefore, the Conflicts Committee recommends that you vote “FOR” the Merger Proposal. See “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal—Reasons for the Conflict Committee’s Recommendation.”

Recommendation of the GP Board

The GP Board, after considering the unanimous determination and recommendation of the Conflicts Committee, has unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that approval of the Merger Agreement and the Merger be submitted to a vote of the Unitholders and (iv) recommended approval of the Merger Agreement and the Merger by the Unitholders. Therefore, the GP Board recommends that you vote “FOR” the Merger Proposal. See “Special Factors— Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal—Reasons for the GP Board’s Recommendation.”

Who Can Vote at the Special Meeting

The Record Date for the Special Meeting is [●], 2024. Only Unitholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement of the meeting unless adjournment shall be for more than 45 days, in which case the GP Board shall set a new Record Date.

As of the close of business on the Record Date, there were [●] Common Units held by Unitholders outstanding and entitled to vote at the Special Meeting. Each holder of the Common Units entitled to vote at the Special Meeting may cast one vote for each Common Unit that such holder owned on the close of business on the Record Date; provided that if at any time any person or group (other than the General Partner or its affiliates) beneficially owns 20% or more of any class of outstanding Common Units, all Common Units owned by such person or group shall not be voted on any matter or considered for determining the presence of a quorum. This loss of voting rights does not apply to (i) any person or group that acquires the Common Units directly from the General Partner and its affiliates and any transferees of that person or group who are notified by the General Partner that they will not lose their voting rights or (ii) to any person or group who acquires the Common Units with the prior approval of the GP Board.

A complete list of Unitholders entitled to vote at the Special Meeting will be available for inspection at the principal place of business of the Partnership during regular business hours for a period of no less than 10 days before the Special Meeting and at the place of the Special Meeting during the meeting.

Quorum

A quorum of Unitholders represented in person or by proxy at the Special Meeting is required to vote on approval of the Merger Agreement and the Merger at the Special Meeting, but not to vote on approval of any adjournment of the meeting. The holders of at least a majority of the issued and outstanding Common Units (including issued and outstanding Common Units deemed owned by the General Partner) must be represented in person or by proxy at the meeting in order to constitute a quorum. Any abstentions and broker non-votes (if any) will be considered to be present at the meeting for purposes of determining whether a quorum is present at the Special Meeting. Pursuant to the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin, the Support Parties have agreed to appear at the Special Meeting for quorum purposes and to vote or cause their Common Units to be voted in favor of the Merger and the approval of the Merger Agreement.

Vote Required for Approval

The affirmative vote of holders of at least a majority of the issued and outstanding Common Units, is required to approve the Merger Agreement and the Merger. As of the Record Date, there were [●] Common

Units outstanding and held by Unitholders. Pursuant to the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin, the Support Parties have agreed to vote or cause the [●] Common Units held by the Support Parties in the aggregate, representing approximately [●]% of the total issued and outstanding Common Units as of the Record Date, to be voted in favor of the Merger and the adoption of the Merger Agreement. The Support Agreements will not be sufficient to approve the Merger and the Merger Agreement on behalf of the holders of the Common Units, without also obtaining additional votes of other holders of the Common Units.

Accordingly, the affirmative vote of the Unitholders, representing approximately [●]% of the total issued and outstanding Common Units as of the Record Date in addition to the Common Units to be voted by the Support Parties pursuant to the Support Agreements is required to approve the Merger Agreement and the Merger. If a quorum is present at the Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote and be present in person or by proxy at such meeting is required to approve the Adjournment Proposal, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger at the time of the Special Meeting; provided that, if a quorum is not present at the Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote at such meeting (including issued and outstanding Common Units deemed owned by the General Partner) represented either in person or by proxy is required to approve the Adjournment Proposal.

Abstentions, failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” approval of the Merger Proposal.

If a quorum is present, abstentions failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” the Adjournment Proposal. If a quorum is not present, abstentions will have the same effect as votes “AGAINST” the Adjournment Proposal, but failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have no effect on the Adjournment Proposal.

Voting by Directors and Executive Officers of the General Partner

As of the Record Date, the directors and executive officers of the General Partner, as a group, owned and were entitled to vote [●] Common Units, collectively representing [●]% of the Common Units entitled to vote at the Special Meeting.

The Partnership currently expects that all of the directors and executive officers of the General Partner will vote their Common Units “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Voting by Buyer Filing Parties

As of the Record Date, the Buyer Filing Parties owned and were entitled to vote [●] Common Units, collectively representing approximately [●]% of the Common Units entitled to vote at the Special Meeting.

Pursuant to the Support Agreements, the Buyer Filing Parties have agreed to vote or cause the [●] Common Units they collectively owned as of the Record Date, or approximately [●]% of the outstanding Common Units as of such date, to be voted in favor of the Merger and the adoption of the Merger Agreement. See “Special Factors—The Support Agreements.”

Voting of Common Units by Holders of Record

If you are entitled to vote at the Special Meeting and hold your Common Units in your own name, you can submit a proxy or vote in person by completing a ballot at the Special Meeting. However, the Partnership encourages you to submit a proxy before the Special Meeting even if you plan to attend the Special Meeting in order to ensure that your Common Units are voted. A proxy is a legal designation of another person to vote your Common Units on your behalf. If you hold Common Units in your own name, you may submit a proxy for your Common Units by:

•	accessing the Internet website specified on the enclosed WHITE proxy card and following the instructions provided to you;

•	calling the toll-free number specified on the enclosed WHITE proxy card and following the instructions when prompted; or

•	filling out, signing and dating the enclosed WHITE proxy card and mailing it in the prepaid envelope included with these proxy materials.

When a Unitholder submits a proxy by telephone or through the Internet, such Unitholder’s proxy is recorded immediately. The Partnership encourages its Unitholders to submit their proxies using these methods whenever possible. If you submit a proxy by telephone or the Internet website, please do not return your proxy card by mail unless you wish to change your vote in a manner compliant with the voting guidelines set forth in this proxy statement.

All Common Units represented by each properly executed and valid proxy received before the Special Meeting will be voted in accordance with the instructions given on the proxy. If a Unitholder executes a WHITE proxy card without giving instructions, the Common Units represented by that proxy card will be voted as the GP Board recommends (unless you also indicate to vote against the approval of the Merger Agreement). The GP Board recommends that Unitholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

Your vote is important. Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the meeting in person. Proxies received by telephone or through the Internet must be received by 11:59 p.m. (local time), on [●], 2024. If the Special Meeting is adjourned to solicit additional votes in favor of the Merger Proposal, the deadline for submitting your proxy may be extended.

Nut Tree and Caspian have filed a preliminary proxy statement in connection with the Special Meeting. We recommend that the Unitholders disregard any proxy card sent to them by or on behalf of any person other than the Partnership, including any gold proxy card and solicitation materials that may be sent to the Unitholders by or on behalf of Nut Tree and Caspian. Nut Tree and Caspian are soliciting proxies in opposition to the GP Board’s recommendations on the Merger Proposal and the Adjournment Proposal presented in this proxy statement. If you have submitted such a proxy card (including a gold proxy card), we ask that you subsequently recast your vote as instructed on the WHITE proxy card mailed to you by the Partnership, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted.

Voting of Common Units Held in Street Name

If your Common Units are held in an account at a broker, bank or through another nominee, you must instruct the broker, bank or other nominee on how to vote your Common Units by following the instructions that the broker or other nominee provides to you with these proxy materials. Most brokers offer the ability for Unitholders to submit voting instructions by mail by completing a voting instruction form, by telephone and via the Internet.

Broker non-votes occur when (i) a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of unitholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the units and (ii) the beneficial owner fails to provide the broker, bank or other nominee with such instructions. Under applicable rules, brokers, banks and other nominees holding units in “street name” do not have discretionary voting authority with respect to any of the Proposals, including the Merger Proposal, and therefore we do not expect there to be any broker non-votes at the Special Meeting. Accordingly, if a beneficial owner of Common Units held in “street name” does not give voting instructions to the broker, bank or other nominee, then (i) those units will not be counted as present in person or by proxy at the Special Meeting and (ii) it will have the same effect as voting “AGAINST” the Merger Proposal and, if a quorum is present at the Special Meeting, the Adjournment Proposal.

If you hold Common Units through a broker, bank or other nominee and wish to vote your Common Units in person at the Special Meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Revocability of Proxies; Changing Your Vote

You may revoke your proxy and/or change your voting instructions at any time before the telephone/Internet deadline or before the polls close at the Special Meeting, as applicable. If you are a Unitholder of record, you can do this by:

•

sending a written notice, no later than the telephone/internet deadline, to Martin Midstream Partners L.P. at the Partnership’s office located at 4200 B Stone Road, Kilgore, Texas 75662, Attention: Secretary, that bears a date later than the date of your proxy and is received prior to the Special Meeting and states that you revoke your proxy;

•	submitting a valid, later-dated proxy by mail that is received prior to the Special Meeting;

•	submitting a valid, later-dated proxy by telephone or Internet before the telephone/Internet deadline; or

•	attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your Common Units through a broker or other nominee, you must follow the directions you receive from your broker or other nominee in order to revoke your proxy or change your voting instructions.

Nut Tree and Caspian have filed a preliminary proxy statement in connection with the Special Meeting. We urge Unitholders to disregard any proxy card sent to them by or on behalf of any person other than the Partnership, including the gold proxy card and solicitation materials sent by or on behalf of Nut Tree and Caspian. Nut Tree and Caspian are soliciting proxies in opposition to the GP Board’s recommendations on the Merger Proposal and the Adjournment Proposal presented in this proxy statement. If you submit such a proxy card, we urge you to subsequently recast your vote today as instructed on the WHITE proxy card mailed to you by the Partnership, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted.

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation of proxies by the GP Board to be voted at the Special Meeting. The Partnership has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the meeting and the Partnership will pay Innisfree M&A Incorporated a fee of up to $30,000, plus certain expenses and other costs for these and other advisory services. The Partnership has also agreed to indemnify Innisfree M&A Incorporated, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. In addition, the Partnership may reimburse brokerage firms and other persons representing beneficial owners of Common Units for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the General Partner’s directors, officers and employees by telephone, electronic mail, letter, facsimile or in person, but no additional compensation will be paid to them.

Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of Common Units, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.

Adjournments

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. If a quorum is present at the Special Meeting, the Adjournment Proposal requires the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote and be present in person or by proxy at such meeting; provided that, if a quorum is not present at the Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote at such meeting (including issued and outstanding Common Units deemed owned by the General Partner) represented either in person or by proxy is required to approve the Adjournment Proposal. The Partnership is not required to notify holders of the Common Units of any adjournment of 45 days or less if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At any adjourned meeting, the Partnership may transact any business that it might have transacted at the original Special Meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by holders of the Common Units for use at the original Special Meeting will be used at any adjournment or postponement of the meeting. References to the Special Meeting in this proxy statement are to such Special Meeting as adjourned or postponed.

Assistance

If you need assistance in completing your WHITE proxy card or have questions regarding the Special Meeting, please contact Innisfree M&A Incorporated toll-free at (877) 750-8334.

PROPOSAL NO. 1. THE MERGER PROPOSAL

The Merger Proposal

Unitholders are being asked to approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the Merger. For a detailed discussion of the Merger Agreement and the Merger, see the remainder of this section. As discussed in the section entitled “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal,” the GP Board and the Conflicts Committee determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and in the best interests of the Partnership and the Partnership Unaffiliated Unitholders.

If you sign your WHITE proxy card and return it without indicating how you would like to vote your Common Units with respect to the Merger Proposal, your proxy will be voted as the GP Board recommends, which is “FOR” the Merger Proposal.

The Merger Proposal requires the affirmative vote of holders of at least a majority of the issued and outstanding Common Units. Abstentions, failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” approval of the Merger Proposal.

The GP Board unanimously recommends that Unitholders vote “FOR” the Merger Proposal.

The Merger Agreement

The following describes the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Parent and the Partnership encourage you to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger, as it is the legal document governing the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Parent, the Partnership or any of their respective subsidiaries or affiliates contained in this proxy statement or the Partnership’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Parent, the Partnership or their respective subsidiaries or affiliates contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by the Partnership, the General Partner, Parent or Merger Sub were qualified and subject to important limitations agreed to by Parent, the Partnership and their respective subsidiaries in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to Common Unitholders and reports and documents filed with the SEC were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Merger Agreement is incorporated by reference herein only to provide Common Unitholders with information regarding the terms of the Merger Agreement, and not to provide Common Unitholders with any other factual information regarding Parent, the Partnership or their respective subsidiaries or affiliates. Additionally, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement, in the documents incorporated by reference into this proxy statement, or contained in, or incorporated by reference into, the filings that the Partnership makes with the SEC, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

Unless otherwise expressly stated, for the purposes of the Merger Agreement, references to an affiliate or subsidiary of Parent do not include the Partnership, the General Partner or their subsidiaries, and references to an affiliate of the Partnership or the General Partner do not include Parent and its subsidiaries (other than the Partnership, the General Partner and their subsidiaries).

The Merger

Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Partnership, with the Partnership surviving the Merger and continuing to exist as a Delaware limited partnership, and each Public Common Unit will be converted into the right to receive $4.02 in cash, without interest. Following the consummation of the Merger, Parent will directly own all of the limited partner interests of the Partnership and will indirectly own all of the General Partner Interest of the Partnership.

At the Effective Time, (i) the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist, and no consideration will be delivered in respect thereof, (ii) the General Partner Interest of the Partnership and the Common Units held by Parent or its subsidiaries, as applicable, in each case that are issued and outstanding immediately prior to the Effective Time, will be unaffected by the Merger and will remain issued and outstanding, and no consideration will be delivered in respect thereof and (iii) the books and records of the Partnership will be revised to reflect (A) the cancellation and extinguishment of all Common Units that were converted into the right to receive the Merger Consideration, (B) that, immediately following the Effective Time, Parent or its subsidiaries will be the only holders of the Common Units and (C)  that the existence of the Partnership will continue without dissolution.

Effective Time; Closing

The Effective Time will occur at such time as the General Partner causes a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the certificate of merger.

The closing of the Merger will take place on the fifth business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing but subject to the satisfaction or waiver of those conditions), or at such other date as the Partnership and Parent may agree.

Conditions to Completion of the Merger

The Partnership, the General Partner, Parent and Merger Sub may not complete the Merger unless each of the following conditions is satisfied or waived:

•	the Partnership Unitholder Approval (as defined below) has been obtained;

•	the absence of any legal restraint or prohibition enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal;

•	the termination or expiration of any waiting period applicable to the transactions contemplated by the Merger Agreement under any applicable antitrust law;

•	the obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties in the Merger Agreement of the Partnership and the General Partner contained in Section 4.2(a) (Authority; Noncontravention) and Section 4.6 (Absence of Certain Changes or Events) of the Merger Agreement will be true and correct in all respects, both as of the date of the Merger Agreement and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the representations and warranties of the Partnership and the General Partner contained in Section 4.3(a) (Capitalization) of the Merger Agreement will be true and correct in all respects, other than immaterial misstatements or omissions, both as of the date of the Merger Agreement and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

all other representations and warranties of the Partnership and the General Partner set forth in the Merger Agreement will be true and correct, both as of the date of the Merger Agreement and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitations as to “materiality” or material adverse effects with respect to the Partnership set forth in any individual representation or warranty, other than in Section 4.5 (Partnership SEC Documents; Undisclosed Liabilities; Internal Controls), Section 4.9 (Information Supplied) and with respect to references to material contracts of the Partnership) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Partnership;

•	the Partnership and the General Partner will have performed in all material respects all covenants and obligations required to be performed by each of them under the Merger Agreement; and

•

the receipt by Parent of an officer’s certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner certifying that the four preceding conditions have been satisfied.

•	The obligation of the Partnership to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub contained in Section 5.4(a) (Authority; Noncontravention) of the Merger Agreement will be true and correct in all respects, both as of the date of the Merger Agreement and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

all other representations and warranties of Parent and Merger Sub set forth in the Merger Agreement will be true and correct, both as of the date of the Merger Agreement and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitations as to materiality or material adverse effects with respect to the Partnership set forth in any individual representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Parent;

•	Parent and Merger Sub having performed in all material respects all covenants and obligations required to be performed by each of them under the Merger Agreement; and

•	the receipt by the Partnership of an officer’s certificate signed on behalf of Parent by an executive officer of Parent certifying that the three preceding conditions have been satisfied.

For purposes of the Merger Agreement, the term (1) “Partnership Material Adverse Effect” means (x) a material adverse effect on or a material adverse change in the business, financial condition or results of operations, of the Partnership and its subsidiaries taken as a whole or (y) the prevention or material delay or impairment in the ability of the General Partner or the Partnership to consummate the Merger and the other transactions contemplated by the Merger Agreement on or before the Outside Date; provided, however, that “material adverse effect” does not include the following: (a) circumstances affecting the industry or market in which the Partnership and its subsidiaries operate, including any changes in the prices of oil, natural gas, sulphur, petroleum by-products, propane, natural gas liquids or other commodities, (b) any general market, economic, financial, capital markets, or political conditions, or outbreak, or continuation of hostilities or war, military actions or the escalation thereof, sabotage or terrorism, in the United States or elsewhere, (c) changes in law applicable to the Partnership or any of its affiliates or in accounting regulations or principles or the interpretation thereof, (d) weather conditions, earthquakes, hurricanes, floods, or other natural disasters, (e) cyberterrorism, hacking, ransomware or any other electronic attack, sabotage, pandemics (including COVID-19) or epidemics, (f) any failure of the Partnership or its subsidiaries to meet any internal or published projections, estimates or expectations of such entity’s revenue, earnings or other financial performance or results of operations (it being understood in each case, that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account), (g) any changes in the market price or trading volume of the Common Units (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account), (h) any changes, conditions, circumstances, effects, events, developments or occurrences to which Parent has expressly consented or expressly waived or which resulted from any Parent Directive, or (i) the announcement or pendency of the Merger Agreement or the matters contemplated hereby or the compliance by the Partnership with the provisions of the Merger Agreement, including any disruption of customer or supplier relationships, or the commencement of any Proceeding by any current or former holder of any Common Units of the Partnership or its subsidiaries; provided, however, that, the exception set forth in this clause (i) will not apply in connection with any representation or warranty set forth in Section 4.2 (Authority; Noncontravention) or Section 4.4 (Government Approvals), or the condition in Section 7.2(a) (Conditions to Obligations of Parent and Merger Sub to Effect the Merger) insofar as it relates to any such representation or warranty; and provided, further, that, in the case of clause (a), (b), (c), (d), (e) or (f) the impact on the Partnership is not disproportionately adverse as compared to others in the industry referred to in clause (a) of this definition generally and (2) “Parent Material Adverse Effect” means the prevention or material impairment or delay in the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement on or before the Outside Date.

No Solicitation by the General Partner or the Partnership of Alternative Proposals

The Merger Agreement provides that the Partnership and the General Partner will, and will use their reasonable best efforts to cause their respective subsidiaries and the respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person conducted heretofore with respect to an acquisition proposal, instruct such persons to return or destroy all confidential information previously provided to such parties by or on behalf of the Partnership or its subsidiaries and immediately terminate and prohibit any access by any person (other than Parent and its representatives) to any physical or electronic data room relating to an acquisition proposal. Except under limited circumstances set forth in the Merger Agreement, neither the Partnership nor the General Partner will, and the Partnership will cause its subsidiaries not to, and each of the Partnership and the General Partner will use its reasonable best efforts to, and cause the Partnership’s subsidiaries to use their reasonable best efforts to, cause their respective representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information), or take any other action intended to lead to, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to the Partnership or its subsidiaries in connection with, any acquisition proposal, (iii) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement, unit exchange agreement, option agreement or similar agreement, whether written or oral, with any person (other than Parent or its subsidiaries) relating to an acquisition proposal, (iv) if any acquisition proposal has been made public, fail to publicly reaffirm the recommendations of the GP Board and Conflicts Committee, (v) take any action to make the provisions of any anti-takeover statutes inapplicable to any transactions contemplated by any acquisition proposal or (vi) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendations of the GP Board and Conflicts Committee or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any acquisition proposal, or fail to recommend against acceptance of any tender offer or exchange offer for Common Units within 10 business days after commencement of such offer, or resolve or agree to take any of the foregoing actions.

General Partner Recommendation and Partnership Adverse Recommendation Change

The Conflicts Committee unanimously, and in good faith, (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting “Special Approval” for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit the Merger Agreement and the Merger to a vote of the Unitholders and (v) recommended, and recommended that the GP Board resolve to recommend, approval of the Merger Agreement and the Merger by the Unitholders. For more information regarding the recommendation of the Conflicts Committee and the GP Board, including the obligations of the Conflicts Committee and the GP Board in making such determination under the Partnership Agreement, see “Special Factors—Recommendations of the Conflicts Committee and the GP Board; Reasons for Recommending Approval of the Merger Proposal.”

Following the receipt of the recommendation of the Conflicts Committee (and the approval of the General Partner’s sole member), on October 3, 2024, the GP Board unanimously and in good faith (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved the Merger Agreement, the Support Agreements, the execution, delivery and performance of the Merger Agreement and the Support Agreements and the consummation of the transactions contemplated by the Merger Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that approval of the Merger Agreement and the Merger be submitted to a vote of the Unitholders and (iv) recommended approval of the Merger Agreement and the Merger by the Unitholders.

Except as set forth below, the Merger Agreement provides that the Partnership and the General Partner will not, and will cause their respective subsidiaries and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives not to, and each of the Partnership and the General Partner will use its reasonable best efforts to, and cause the Partnership’s subsidiaries to use their reasonable best efforts to, cause their representatives not to, directly or indirectly, (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendations of the GP Board and Conflicts Committee or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any acquisition proposal, or fail to recommend against acceptance of any tender offer or exchange offer for Common Units within 10 business days after commencement of such offer, or resolve or agree to take any of the foregoing actions, or (ii) fail to include the recommendations of the GP Board and Conflicts Committee in this proxy statement. The Merger Agreement also provides that the Partnership (acting through the GP Board or the Conflicts Committee or otherwise) will not, directly or indirectly, if any acquisition proposal has been made public, fail to publicly reaffirm recommendations of the GP Board and Conflicts Committee. The Partnership and the General Partner and any of their subsidiaries taking any of the actions described above is referred to as a “Partnership Adverse Recommendation Change.”

Subject to the conditions described below, the GP Board or the Conflicts Committee may, at any time prior to obtaining the Partnership Unitholder Approval, make a Partnership Adverse Recommendation Change if the GP Board (upon the recommendation of the Conflicts Committee) or the Conflicts Committee determines in good faith (after consultation with outside legal counsel) (i) that (A) an acquisition proposal constitutes a Superior Proposal (as defined in the Merger Agreement), or (B) an Intervening Event (as defined in the Merger Agreement) has occurred, and (ii) that the failure to take such action would be inconsistent with (a)(1) with respect to the GP Board, its duties to the Partnership and the Unitholders under applicable law, as modified by the Partnership Agreement, or (a)(2) with respect to the Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable law, as modified by the Partnership Agreement. The GP Board (upon the recommendation of the GP Conflicts Committee) or the Conflicts Committee may not effect a Partnership Adverse Recommendation Change in this manner unless (i) the GP Board or the Conflicts Committee, as the case may be, has provided prior written notice to Parent specifying in reasonable detail the reasons for such action at least five calendar days in advance of its intention to take such action with respect to a Partnership Adverse Recommendation Change (including a description of the identity of the Person making the Superior Proposal, the material terms and conditions of such Superior Proposal and providing complete copies of any written proposal or offer (including proposed agreements) received by the Partnership, the General Partner, and/or the Conflicts Committee), unless at the time such notice is otherwise required to be given there are fewer than five calendar days prior to the expected date of the Partnership Unitholder Meeting, in which case such notice will be provided as far in advance as practicable and (ii) during this period, the GP Board (upon the recommendation of the GP Conflicts Committee) or the Conflicts Committee, as the case may be, has (x) negotiated, and has used its reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate in its sole discretion) to make such adjustments in the terms of the Merger Agreement so that the failure to effect such Partnership Adverse Recommendation Change would not be inconsistent with (a)(1) with respect to the GP Board, its duties to the Partnership and Unitholders under applicable law, as modified by the Partnership Agreement, or (a)(2) with respect to the Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable law, as modified by the Partnership Agreement, and (y) kept Parent reasonably informed with respect to the status and changes in the material terms and conditions of the Superior Proposal (it being understood that any change in the purchase price in such Superior Proposal shall be deemed a material amendment) and any other change in circumstances related thereto in accordance with the Merger Agreement; provided, however, that (i) any material amendment to the terms of a Superior Proposal, if applicable, shall require a new notice pursuant and begin a new notice period, except that such new notice period in connection with any material amendment shall be for two business days from the time Parent receives such notice (as opposed to five calendar days) and (ii); provided, further, that the GP Board or the Conflicts Committee, as applicable, must take into account all changes to the terms of the Merger Agreement proposed in writing by Parent in determining whether the failure to effect a Partnership Adverse Recommendation Change would be inconsistent with (a)(1) with respect to the GP Board, its duties to the Partnership and the Unitholders under applicable law, as modified by the Partnership Agreement, or (a)(2) with respect to the Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable law, as modified by the Partnership Agreement.

Partnership Unitholder Approval

Under the applicable provisions of the Partnership Agreement, the approval of the Merger Agreement and the Merger requires the affirmative vote or consent of the holders of at least a majority of the issued and outstanding Common Units (such approval, the “Partnership Unitholder Approval”).

Approval of the Merger Agreement and the Merger is a condition to the consummation of the Merger and requires the affirmative vote of holders of at least a majority of the issued and outstanding Common Units. Concurrently with the execution of the Merger Agreement, (i) the Partnership, Parent, Martin Resource LLC, a Delaware limited liability company (“Resource”), Cross Oil Refining & Marketing, Inc., a Delaware corporation (“Cross”), and Martin Product Sales LLC, a Texas limited liability company (“Martin Product,” and, together with Parent, Resource, and Cross the “Parent Group Support Entities”) entered into a support agreement included as Annex B in the accompanying proxy statement (the “Parent Group Support Agreement”), pursuant to which (a) Parent has agreed to cause Resource to vote or cause the 4,203,823 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement, (b) Parent has agreed to cause Cross to vote or cause the 889,444 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement, and (c) Parent has agreed to cause Martin Product to vote or cause the 1,021,265 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement; (ii) the Partnership and Senterfitt Holdings Inc. (“Senterfitt”), a Texas corporation wholly owned by Mr. Martin, entered into a support agreement included as Annex C in the accompanying proxy statement (the “Senterfitt Support Agreement”), pursuant to which Senterfitt has agreed to vote or cause the 3,726,607 Common Units it owns to be voted in favor of the Merger and the approval of the Merger Agreement; (iii) the Partnership and Robert D. Bondurant, entered into a support agreement included as Annex D in the accompanying proxy statement (the “Bondurant Support Agreement”), pursuant to which Mr. Bondurant has agreed to vote or cause the 149,296 Common Units he owns to be voted in favor of the Merger and the approval of the Merger Agreement; and (iv) the Partnership and Ruben S. Martin, III, entered into a support agreement included as Annex E in the accompanying proxy statement (the “Martin Support Agreement” and, together with the Parent Group Support Agreement, the Senterfitt Support Agreement and the Bondurant Support Agreement, the “Support Agreements”), pursuant to which Mr. Martin has agreed to vote or cause the 159,350 Common Units he owns to be voted in favor of the Merger and the approval of the Merger Agreement. The Support Agreements entered into by each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin (together, the “Support Parties”) to vote their Common Units in favor of the Merger Agreement will not be sufficient to approve the Merger Agreement and the Merger on behalf of the holders of the Common Units, without also obtaining additional votes of other holders of the Common Units. As of the Record Date, the Support Parties collectively owned approximately [●]% of the outstanding Common Units. The full text of the Support Agreements entered into between the Partnership and each of the Parent Group Support Entities, Senterfitt, Mr. Bondurant and Mr. Martin are attached as Annex B, Annex C, Annex D and Annex E, respectively, to this proxy statement. The Partnership encourages you to read each Support Agreement carefully and in its entirety.

The Merger Agreement requires the Partnership, through the GP Board, to establish a record date for, duly call, give notice of, convene and hold a special meeting of the limited partners of the Partnership as promptly as practicable after this proxy statement is cleared by the SEC (the “Partnership Unitholder Meeting”) (which special meeting date shall be no later than 35 days after the date that this proxy statement is cleared by the SEC), for the purpose of obtaining the Partnership Unitholder Approval. The Merger Agreement permits the Partnership to postpone or adjourn the Partnership Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (ii) in the absence of quorum, (iii) to the extent reasonably necessary to ensure that any supplement or amendment to this proxy statement that the GP Board has determined after consultation with outside legal counsel is necessary under applicable laws is provided to the limited partners within the minimum amount of time reasonably practicable prior to the Partnership Unitholder Meeting and (iv) if the Partnership has delivered any notice contemplated by Section 6.3(e) and the time periods contemplated by Section 6.3(e) have not expired; provided, however, that in each case, without the written consent of Parent (which may not be unreasonably withheld, conditioned, or delayed), the Partnership may not be permitted to postpone or adjourn the Partnership Unitholder Meeting for more than 10 business days later than the most recently adjourned meeting or to a date after the date that is three business days prior to the Outside Date. The Partnership shall adjourn the Partnership Unitholder Meeting at the request of Parent (but in no event for more than 30 days from the date the Partnership Unitholder Meeting was originally scheduled to convene) (i) to solicit additional proxies for the purpose of obtained the Partnership Unitholder Approval or (ii) in the absence of quorum.

The Merger Agreement also requires the Partnership, through the GP Board, to submit the Merger Agreement and the Merger to a vote by the Unitholders and use the Partnership’s reasonable best efforts to obtain from the Unitholders the Partnership Unitholder Approval, regardless of whether the GP Board or the Conflicts Committee effects a Partnership Adverse Recommendation Change under the Merger Agreement.

The Merger Consideration

At the Effective Time, (i) each Public Common Unit will be converted into the right the Merger Consideration, (ii) Common Units converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be cancelled and cease to exist and (iii) the Partnership Unaffiliated Unitholders will cease to have rights with respect to the Common Units, except with respect to the right to receive the Merger Consideration. The Merger Consideration is subject to adjustment pursuant to the terms of the Merger Agreement to reflect the effect of any unit distribution, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or similar transaction and to provide the holders of the Common Units with the same economic effect as contemplated by the Merger Agreement prior to any such event.

All of the limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time will be cancelled and cease to exist, and no consideration will be delivered in respect thereof. The General Partner Interest of the Partnership, and the Common Units held by Parent, in each case that are issued and outstanding immediately prior to the Effective Time, will be unaffected by the Merger and will remain issued and outstanding, and no consideration will be delivered in respect thereof.

Treatment of Restricted Units, Phantom Units and Phantom Unit Appreciation Rights

The Merger Agreement provides that, as promptly as practicable following the date of the Merger Agreement, and in any event prior to the Effective Time, the GP Board (or, if appropriate, any committee administering the Partnership Restricted Unit Plan or the Partnership Phantom Unit Plan) will adopt resolutions, and the Partnership will take or cause to be taken all actions as may be necessary or required in accordance with applicable law, the Partnership Agreement, the Partnership Restricted Unit Plan or the Partnership Phantom Unit Plan, as applicable (including, the award agreements in respect of awards granted thereunder) to cause all (i) time vesting restricted units, (ii) phantom units and (iii) phantom unit appreciation rights then-outstanding immediately prior to the Effective Time to fully vest. Each holder of a restricted unit or phantom unit will receive an amount equal to the Merger Consideration with respect to each such unit that becomes vested pursuant to the terms of the Merger Agreement. Each holder of a phantom unit appreciation right will receive an amount equal to the Merger Consideration less the date of grant value (as determined in accordance with the applicable award agreement) with respect to each phantom unit appreciation right that becomes vested pursuant to the terms of the Merger Agreement. For additional information about these awards and the adjustments thereto, please see “Special Factors—Interests of the Directors and Executive Officers of the General Partner in the Merger.”

Prior to the Effective Time, the Partnership and the General Partner will take all actions necessary to terminate the Partnership Restricted Unit Plan and the Partnership Phantom Unit Plan, such termination to be effective as of, and contingent on, the Effective Time, and from and after the Effective Time, the Partnership Restricted Unit Plan and the Partnership Phantom Unit Plan will be terminated and no equity awards, other rights with respect to Common Units, phantom units, phantom unit appreciation rights or other partnership interests in the Partnership will be granted or be outstanding thereunder.

Distributions

Until the closing of the Merger, the General Partner is required to cause the Partnership to pay regular quarterly cash distributions to the holders of the Common Units consistent with past practice, including with respect to the timing of record dates and payment dates; provided that, subject to applicable law, in no event will the regular quarterly cash distributions declared or paid by the Partnership to the holders of the Common Units be less than $0.005 without the separate determination and approval of the Conflicts Committee. Notwithstanding the foregoing, the General Partner shall (and Parent shall, directly or indirectly, cause its representatives on the GP Board to) designate the record date for the quarterly cash distribution related to the quarter immediately prior to the quarter in which the closing occurs so that such record date precedes the Effective Time so as to permit the payment of such quarterly distribution to the holders of the Common Units.

Surrender of Units

Parent appointed the Paying Agent for the purpose of exchanging the Common Units, which may be either certificated or in book-entry form, for the Merger Consideration. As soon as reasonably practicable, but not later than five business days after the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of record of Common Units as of the Effective Time, a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon adherence to the procedures set forth in the letter of transmittal) in such customary form as Parent and the Partnership may reasonably agree, including instructions for use in effecting the surrender of the Common Units.

At or prior to the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent, in trust for the benefit of the holders of the Common Units as of the Effective Time whose Common Units were converted into the right to receive the applicable Merger Consideration, an amount of cash equal to the amount of the aggregate Merger Consideration payable pursuant to the Merger Agreement. We refer to such cash deposited with the Paying Agent as the “Exchange Fund.” The Paying Agent will deliver the applicable Merger Consideration contemplated to be paid pursuant to the Merger Agreement out of the Exchange Fund.

Each holder of the Common Units that have been converted into the right to receive the applicable Merger Consideration, upon delivery to the Paying Agent of (i) a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto and (ii) such other documents as the Paying Agent may reasonably request, and surrender of such Common Units, will be entitled to receive in exchange therefore a check in an amount equal to the aggregate amount of cash that such holder has a right to receive under the Merger Agreement.

Adjustments to Prevent Dilution

The Merger Consideration will be appropriately adjusted to reflect fully the effect of any unit distribution, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or similar transaction with respect to the number of outstanding Common Units prior to the Effective Time to provide the holders of the Common Units the same economic effect as contemplated by the Merger Agreement prior to such event.

Withholding

Parent, Merger Sub, the Partnership and the Paying Agent, which was retained by Parent for the purpose of exchanging Common Units for the Merger Consideration, will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Merger Agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of applicable state, local or foreign tax law. To the extent amounts are so withheld and paid over to the appropriate tax authority, such withheld amounts will be treated as having been paid to the former holder of the Common Units in respect of whom such withholding was made.

Filings

Pursuant to the Merger Agreement, Parent and Merger Sub, on the one hand, and the Partnership and the General Partner, on the other hand, have agreed to cooperate and use, and to cause their respective subsidiaries to use, their respective reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the closing of the Merger Agreement to be satisfied as promptly as practicable (and in no event later than the Outside Date), and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including to prepare and file with any applicable governmental authority as promptly as practicable all documentation to effect all necessary, proper or advisable filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required filings under applicable antitrust laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, (iii) defend any proceedings challenging the Merger Agreement or the consummation of the Merger or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (iv) obtain all necessary consents, approvals or waivers from third parties; provided that neither the party nor any of its affiliates is required to sell, divest, hold separate, transfer or dispose of, or commit to any behavioral remedy with respect to, any assets, securities, operations, rights, product lines, businesses or interest therein of such party or any of their affiliates (or consent to any of the foregoing actions); or litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a governmental authority.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

•	by the mutual written consent of (i) the Partnership, duly authorized by the Conflicts Committee and (ii) Parent;

•	by either the Partnership (duly authorized by the Conflicts Committee) or Parent, if:

•

the closing of the Merger does not occur on or before the Outside Date, except that the right to terminate the Merger Agreement in this situation will not be available (i) to the Partnership if the failure to satisfy such condition is due to the failure of either the Partnership or the General Partner to perform and comply in all material respects with the covenants and agreements in the Merger Agreement to be performed or complied with by it before the closing of the Merger (except where such failure to perform or comply occurred as the result of actions or failure to act by the Partnership or the General Partner pursuant to a Parent Directive), (ii) to Parent if the failure to satisfy such condition is due to the failure of any of Parent or Merger Sub or an affiliate thereof to perform and comply in all material respects with the covenants and agreements contained in the Merger Agreement or the Parent Group Support Agreement, as applicable, to be performed or complied with by it before the closing of the Merger or (iii) to the Partnership or Parent if, in the case of Parent, the Partnership or the General Partner, and in the case of the Partnership, Parent or Merger Sub, has filed (and is then pursuing) an action seeking specific performance as permitted under the terms of the Merger Agreement; or

•

any restraint is in effect and has become final and nonappealable that has the effect of enjoining, restraining, preventing or prohibiting the consummation of the Merger and the transactions contemplated by the Merger Agreement or making the consummation of the Merger and the transactions contemplated by the Merger Agreement illegal, except that the right to terminate the Merger Agreement will not be available to the Partnership or Parent if the restraint was due to the failure of, in the case of the Partnership, the Partnership or the General Partner (in each case, other than pursuant to a Parent Directive), and in the case of Parent, Parent or Merger Sub, or any affiliate thereof to perform in all material respects any of its obligations under the Merger Agreement or the Parent Group Support Agreement, as applicable; or

•	the Partnership Unitholder Meeting has concluded and the Partnership Unitholder Approval has not been obtained.

•	by Parent, if:

•	the GP Board or Conflicts Committee, as applicable, shall have effected a Partnership Adverse Recommendation Change prior to receipt of Partnership Unitholder Approval;

•

Other than pursuant to a Parent Directive, prior to the receipt of the Partnership Unitholder Approval, the Partnership (a) fails to submit the Merger Agreement and Merger to a vote of the Unitholders at the Partnership Unitholder Meeting and to recommend and use its reasonable best efforts to obtain from the Unitholders the Partnership Unitholder Approval of the Merger Agreement, or (b) is in breach of its obligations to and to use its reasonable best efforts to cause its respective subsidiaries and the respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person conducted heretofore with respect to an acquisition proposal pursuant to the terms of the Merger Agreement; provided, however, that Parent shall not have the right to terminate the Merger Agreement if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or its Support Agreement, as applicable; or

•

the Partnership or the General Partner has breached or failed to perform (other than pursuant to a Parent Directive) any of its representations, warranties, covenants or agreements contained in the Merger Agreement (or if any of the representations or warranties of the Partnership or the General Partner in the Merger Agreement fail to be true), if the breach or failure to perform (i) would constitute the failure of a condition to Parent’s obligation to complete the Merger and (ii) is not capable of being cured, or is not cured, by the Partnership or the General Partner within the earlier of (A) 30 days after receipt of written notice from Parent of such breach or failure or (B) the Outside Date; provided, however, that Parent will not have the right to terminate the Merger Agreement under this condition if Parent or Merger Sub or an affiliate thereof is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or the Support Agreements.

•

by the Partnership (duly authorized by the GP Board), or by the Conflicts Committee (which termination may be effected on behalf of the Partnership by the Conflicts Committee without having to obtain the consent, authorization or approval of the GP Board, the General Partner, the Partnership, or any other person), if:

•

if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement (or if any of Parent’s or Merger Sub’s representations or warranties contained in the Merger Agreement fails to be true) and such breach or failure would (A) constitute the failure of a condition of the Partnership’s obligation to complete the Merger and (B) is not capable of being cured, or is not cured, by Parent or Merger Sub within the earlier of (x) 30 days after receipt of notice from the Partnership of such breach or failure or (y) the Outside Date; or

•

if at least five business days have elapsed since the Partnership (duly authorized by the GP Board) or the Conflicts Committee (which action may be effected on behalf of the Partnership by the Conflicts Committee without having to obtain the consent, authorization or approval of the GP Board, the General Partner, the Partnership, or any other person) has sent a written notice to Parent that the conditions precedent regarding (A) obtaining the Partnership Unitholder Approval, (B) the absence of any legal restraint or prohibition enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal, (C) compliance with regulatory approvals and (D) Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied (other than such conditions that by their nature are only capable of being satisfied by the delivery of documents or taking of other action at closing of the Merger), and the

Partnership stands ready, willing, and able to consummate the Merger and the transactions contemplated by the Merger Agreement, and Parent has failed to consummate the Merger and the transactions contemplated thereby within such five business day period provided, however, that the Partnership will not have the right to terminate the Merger Agreement if the Partnership or the General Partner is then in material breach (other than pursuant to a Parent Directive) of any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

Effect of Termination; Remedies

In the event of termination of the Merger Agreement as summarized above under “—Termination,” the Merger Agreement will terminate and become null and void (other than certain provisions relating to, among other things, fees and expenses and litigation related to the Merger and the transactions contemplated by the Merger Agreement) and there will be no liability on the part of any of Parent, Merger Sub, the Partnership or the General Partner, or their respective directors, officers and affiliates, to the other parties to the Merger Agreement; provided, however, that no such termination will relieve any party from (i) its obligation to pay the Parent Expense Reimbursement, the Partnership Expense Reimbursement, the Partnership Termination Fee, or the Parent Termination Fee, as applicable, if, as and when required pursuant to the Merger Agreement or (ii) any liability for intentional fraud or a willful breach of any covenant or other agreement contained in the Merger Agreement. Notwithstanding the foregoing, in no event will the General Partner or the Partnership or their respective directors, officers and affiliates have any liability for any matter set forth in clause (i) above for any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective subsidiaries or any of their respective representatives at the direction of Parent, any of its subsidiaries or any of their respective duly authorized representatives (including any Parent designees to the GP Board).

Termination Fees; Expenses

In the event of termination of the Merger Agreement (i) by Parent pursuant to the Merger Agreement in the event of a Partnership Adverse Recommendation Change, (ii) by the Partnership or Parent pursuant to the Merger Agreement in the event of a failed Partnership Unitholder vote in a case where a Partnership Adverse Recommendation Change has occurred, (iii) by the Partnership pursuant to the Merger Agreement if the closing of the Merger does not occur on or before the Outside Date and, at the time of such termination, the (a) Partnership Unitholder Approval has not been obtained and (b) Parent would have been permitted to terminate the Merger Agreement pursuant to the terms of the Merger Agreement in the event of a Partnership Adverse Recommendation Change or (iv) (A) by Parent pursuant to the Merger Agreement in the event of a Partnership or General Partner uncured breach, (B) by the Partnership pursuant to the Merger Agreement in the event the Merger is not consummated prior to the Outside Date or (C) by either Parent or the Partnership pursuant to the Merger Agreement in the event of a failed Partnership Unitholder vote, in each case, if a Superior Proposal shall have been publicly made, proposed or communicated (or shall have otherwise become publicly known) after the date of the Merger Agreement and not withdrawn prior to the Partnership Unitholder Meeting (or, if earlier, prior to the time of termination of the Merger Agreement), and at any time on or prior to the 12-month anniversary of such termination, the Partnership or its subsidiary completes or enters into a definitive agreement with respect to, and thereafter completes, any Superior Proposal, then the Partnership will pay to Parent a termination fee equal to $2.5 million (the “Partnership Termination Fee”) within two business days after the date of termination.

In the event of termination of the Merger Agreement by Parent pursuant to the Merger Agreement in the event (i) other than pursuant to a Parent Directive, prior to the receipt of the Partnership Unitholder Approval, the Partnership (a) fails to submit the Merger Agreement and Merger to a vote of the Unitholders at the Partnership Unitholder Meeting and to recommend and use its reasonable best efforts to obtain from the Unitholders the Partnership Unitholder Approval of the Merger Agreement, or (b) is in breach of its obligations to and to use its reasonable best efforts to cause its respective subsidiaries and the respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person conducted heretofore with respect to an acquisition proposal pursuant to the terms of the Merger Agreement; provided, however, that Parent or Merger Sub is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or its Support Agreement, as applicable, or (ii) the Partnership’s or the General Partner’s breach or failure to perform (other than pursuant to a Parent Directive) any of their representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure (A) would (if it occurred or was continuing as of the closing of the Merger) give rise to the failure of a condition obligating Parent and Merger Sub to effect the Merger and (B) is incapable of being cured, or is not cured, by the Partnership or the General Partner within the earlier of (x) 30 days following receipt of written notice from Parent of such breach or failure or (y) the Outside Date, under circumstances where the Partnership Termination Fee is not payable, then the Partnership shall promptly, but no later than two business days after receipt of an invoice (with supporting documentation) from Parent, pay Parent’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Parent and its affiliates in connection with the Merger Agreement and the Merger up to a maximum amount of $5.0 million (the “Parent Expense Reimbursement”).

In the event of termination of the Merger Agreement by the Partnership pursuant to the Merger Agreement in the event of Parent’s or the Merger Sub’s uncured breach or failure to perform any of their representations, warranties, covenants or agreements set forth in the Merger Agreement, then Parent shall promptly, but no later than two business days after receipt of an invoice (with supporting documentation) from the Partnership, pay the Partnership’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by the Partnership and its affiliates in connection with the Merger Agreement and the Merger up to a maximum amount of $5.0 million (the “Partnership Expense Reimbursement”).

In the event of termination of the Merger Agreement by the Partnership or the Conflicts Committee, as applicable, pursuant to the Merger Agreement in the event at least five business days have elapsed since the Partnership (duly authorized by the GP Board) or the Conflicts Committee (which action may be effected on behalf of the Partnership by the GP Conflicts Committee without having to obtain the consent, authorization or approval of the GP Board, the General Partner, the Partnership, or any other person) sent a written notice to Parent that certain conditions precedent to the Merger have been satisfied (other than such conditions that by their nature are only capable of being satisfied by the delivery of documents or taking of other action at closing of the Merger), and the Partnership stands ready, willing, and able to consummate the Merger and the transactions contemplated by the Merger Agreement, and Parent has failed to consummate the Merger and the transactions contemplated by the Merger Agreement within such five business day period, then within 10 business days after such termination, then Parent shall, by wire transfer of immediately available funds, pay the Partnership a termination fee equal to $6.0 million (the “Parent Termination Fee”).

In no event shall (i) Parent be entitled to receive both the Partnership Termination Fee and the Parent Expense Reimbursement, in connection with a termination of the Merger Agreement and (ii) the Partnership be entitled to receive both the Parent Termination Fee and the Partnership Expense Reimbursement, in connection with a termination of the Merger Agreement.

Conduct of Business Pending the Merger

Subject to certain exceptions, unless Parent consents in writing (which consent must not be unreasonably withheld), from October 3, 2024 until the earlier of the Effective Time and termination of the Merger Agreement in accordance with the terms thereof, the General Partner and the Partnership have agreed to (i) conduct the business of the Partnership and its subsidiaries in the ordinary course of business and consistent with past practices, (ii) use commercially reasonable efforts to preserve intact the business organization, goodwill and assets of the Partnership and its subsidiaries and maintain the rights, franchises and existing relations with customers, suppliers, employees and business associates of the Partnership and its subsidiaries and (iii) use commercially reasonable efforts to keep in full force and effect all material permits and all material insurance policies maintained by the Partnership and its affiliates, in each case.

Subject to certain exceptions, unless Parent consents in writing (which consent must not be unreasonably withheld, conditioned or delayed), from October 3, 2024 until the earlier of the Effective Time and termination of the Merger Agreement in accordance with the terms thereof, the General Partner and the Partnership have agreed that they will not, and will cause each of their respective subsidiaries not to:

•

other than annual compensatory equity awards granted to non-employee directors of the GP Board in the ordinary course of business and consistent with past practices, settlement of outstanding Phantom Units in the ordinary course, or as expressly contemplated by the Merger Agreement, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity securities (other than pursuant to the existing terms of any Rights (as defined in the Merger Agreement)), or any additional Rights, (ii) issue, grant or amend any award under the Partnership Restricted Unit Plan or (iii) enter into any agreement with respect to the foregoing;

•

(i) split, combine or reclassify any of its equity interests or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests or (ii) repurchase, redeem or otherwise acquire (or permit any of its subsidiaries to purchase, redeem or otherwise acquire) any equity interests or Rights, except as required by the terms of its securities outstanding on the date of the Merger Agreement, by the terms of any outstanding Phantom Unit or as expressly contemplated by the terms of the Merger Agreement;

•

(i) other than the lease of assets in the ordinary course of business and consistent with past practice sell, lease or dispose of any portion of its assets, business or properties that, in the aggregate, have a purchase price in excess of $1.0 million (other than distributions permitted under the Merger Agreement or pursuant to sales, leases or disposals of such assets, business or properties pursuant to any Contract in effect as of October 3, 2024), (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity that, in the aggregate, have a purchase price in excess of $1.0 million or (iii) convert from a limited partnership or limited liability company, as the case may be, to any other business entity;

•

make or declare distributions to the holders of any Common Units or the phantom units other than regular quarterly cash distributions in respect of the Common Units in the ordinary course of business, other than as described in “—Distributions”;

•

amend the Partnership Agreement or the organizational documents of the Partnership’s affiliates (including by merger, consolidation, conversion or otherwise), as in effect on the date of the Merger Agreement;

•	enter into, modify, amend, terminate, assign or waive any rights under, any material contract of the Partnership other than in the ordinary course of business and consistent with past practices;

•

waive, release, assign, settle or compromise any pending or threatened proceeding, including any state or federal regulatory proceeding, seeking damages or an injunction or other equitable relief that is material to Partnership and its subsidiaries taken as a whole or is a claim, action or proceeding relating to the transactions contemplated by the Merger Agreement;

•	implement or adopt any material change in accounting principles, practices or methods, other than as may be required by GAAP or other applicable regulatory authorities;

•

(i) change its fiscal year or any material method of tax accounting, (ii) make any material tax election that is inconsistent with past practice or change or revoke any material tax election, (iii) settle or compromise any material liability for taxes, (iv) file any material amended tax return or (v) take any action or fail to take any action that could create a material risk that any of the Partnership or any of its subsidiaries, other than Martin Transport, Inc., would be treated as a corporation for U.S. federal income tax purposes;

•

other than in the ordinary course of business and consistent with past practices, (A) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities or intercompany credit agreements or money pool arrangements or (B) create any lien on its property to secure indebtedness or any other obligation;

•

authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, division or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law;

•

take any action that would reasonably be expected to prohibit, prevent, or materially hinder, impede, or delay the ability of the Parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by the Merger Agreement; or

•	agree or commit to do anything described above.

Indemnification; Directors’ and Officers’ Insurance

From the Effective Time and until the sixth anniversary of the Effective Time, to the fullest extent permitted under applicable laws, Parent will, and will cause the surviving entity and the General Partner jointly and severally agree to indemnify, defend and hold harmless against any cost or expenses (including attorneys’ fees and all other reasonable costs, expenses and obligations, including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any proceeding (including any proceeding relating to a claim for indemnification or advancement brought by any person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of the Partnership or any of its subsidiaries or the General Partner, or serving in certain other capacities on behalf of or at the request of the Partnership or the General Partner (each an “Indemnified Person”)), judgments, settlements, fines and other sanctions, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any actual or threatened proceeding, and provide advancement of expenses with respect to each of the foregoing to, all Indemnified Persons to the fullest extent permitted under applicable law. In addition, Parent will, and will cause the Partnership (as the surviving entity of the Merger) and the General Partner to honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of the Partnership and the General Partner immediately prior to the Effective Time and ensure that the organizational documents of the Partnership and the General Partner or any of their respective successors or assigns, if applicable, will, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Partnership and the General Partner than are presently set forth in such organizational documents. These rights of an Indemnified Person will not be amended, repealed, terminated, or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person, and will be enforceable by such Indemnified Person and their respective heirs and representatives against Parent, the Partnership, and the General Partner, and their respective successors and assigns. Subject to the last sentence of this paragraph, Parent shall maintain or cause the Surviving Entity to maintain in effect for six years from the Effective Time, the Partnership’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to such Indemnified Persons (provided that Parent or the surviving entity may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event will Parent or the surviving entity be required to expend more than an amount per year equal to 300% of the current annual premiums paid by the Partnership or the General Partner for such insurance. In the event that, but for the proviso in the immediately preceding sentence, Parent or the surviving entity would be required to expend more than 300% of the current annual premiums paid by the Partnership or the General Partner for such insurance, Parent or the surviving entity shall obtain the maximum amount of such insurance as is available for such 300% amount. In lieu of the obligations of Parent discussed in the preceding sentence,

Parent or the surviving entity may (but shall be under no obligation to), prior to the Effective Time, purchase a six-year “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such.

Conflicts Committee

Parent has agreed, until the earlier of the Effective Time or the termination of the Merger Agreement, not to, without the consent of the Conflicts Committee, take any action (or allow its subsidiaries to take any action) intended to cause the General Partner to eliminate the Conflicts Committee, revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any member of the Conflicts Committee, either as a member of the GP Board or the Conflicts Committee.

Amendment and Supplement

At any time prior to the Effective Time, the Merger Agreement may be amended, supplemented or modified in any and all respects whether before or after receipt of the Partnership Unitholder Approval, by written agreement of the parties, by action taken or authorized by the Board of Directors of Parent, with respect to Parent and Merger Sub, and the GP Board, with respect to the Partnership and the General Partner; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee. After the receipt of the Partnership Unitholder Approval, no amendment to the provisions of the Merger Agreement may be made which by applicable law or stock exchange rule would require further approval by the limited partners, without such approval. Unless otherwise expressly provided in the Merger Agreement, whenever a determination, decision, approval, consent, waiver or agreement of the Partnership or General Partner is required pursuant to the Merger Agreement (including any determination to exercise or refrain from exercising certain rights under, or to enforce the terms of, the Merger Agreement), such determination, decision, approval, consent, waiver or agreement must be authorized by the Conflicts Committee, on behalf of the General Partner or the Partnership.

Waiver and Consent

At any time prior to the Effective Time, any party to the Merger Agreement that is the intended beneficiary of the relevant provision of the Merger Agreement may, subject to applicable law, (a) waive any inaccuracies in the representations and warranties of any other party to the Merger Agreement, (b) extend the time for performance of any of the obligations or acts of any other party to the Merger Agreement, (c) waive compliance by any other party to the Merger Agreement with any of the agreements contained in the Merger Agreement, or (d) make or grant any consent under the Merger Agreement; provided, however, that GP Board may not take or authorize any such action unless it has been approved in writing by the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by the Partnership, the General Partner, the Conflicts Committee, Parent or Merger Sub in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right under the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

Remedies; Specific Performance

The Merger Agreement provides that the parties thereto are entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the provisions of the Merger Agreement, in addition to any other remedy to which such parties are entitled at law or in equity. The Merger Agreement provides for a waiver of any requirement to obtain, furnish or post any bond or similar instrument in connection with obtaining any remedy contemplated by this paragraph.

Representations and Warranties

The Merger Agreement contains representations and warranties by Parent and Merger Sub, on the one hand, and the Partnership and the General Partner, on the other hand. These representations and warranties have been made only for the benefit of the other parties to the Merger Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating contractual risk to the other parties if those statements prove to be inaccurate;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•

were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments, and accordingly, may not describe the actual state of affairs as of the date they were made or at any other time.

The Merger Agreement is attached as Annex A to this proxy statement and included herein only to provide the Partnership Unaffiliated Unitholders with information regarding the terms of the Merger Agreement, and not to provide the Partnership Unaffiliated Unitholders with any other factual information regarding the Partnership, Parent or their respective affiliates or businesses. Additionally, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement, in the documents incorporated by reference into this proxy statement, or contained in, or incorporated by reference into, the filings that the Partnership or Parent make with the SEC, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

The representations and warranties made by the Partnership and the General Partner, many of which contain various assumptions and qualifications, relate to, among other things:

•	due and valid organization, good standing, limited partnership, limited liability company, partnership or corporate power and authority, and similar matters;

•	due authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement, subject to obtaining Partnership Unitholder Approval;

•	enforceability of the Merger Agreement;

•

the absence of conflicts created by the execution of the Merger Agreement and the consummation of the Merger with (A) applicable law, (B) the organizational documents of the Partnership, the General Partner or any of their respective subsidiaries and (C) certain contracts to which the Partnership, the General Partner or any of their respective subsidiaries are bound;

•	capitalization;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	proper preparation and filing by the Partnership of applicable documents with the SEC, absence of undisclosed liabilities and maintenance of internal controls of the Partnership;

•	absence of changes since December 31, 2023;

•	legal proceedings;

•	compliance with applicable laws and possession of applicable permits;

•	information supplied in connection with this proxy statement and the filing of a Schedule 13E-3;

•	material contracts binding the Partnership;

•	benefit plans and labor matters;

•	environmental matters;

•	tax matters;

•	good and valid title to property and leases;

•	intellectual property;

•	opinion of financial advisor to the Conflicts Committee;

•	brokers and other advisors;

•	insurance coverage; and

•	no other representations and warranties.

The representations and warranties made by Parent and Merger Sub, many of which contain various assumptions and qualifications, relate to, among other things:

•	due and valid organization and good standing of Parent and Merger Sub;

•	operations and ownership of Merger Sub;

•	ownership of Common Units by Parent;

•	enforceability of the Merger Agreement;

•

the absence of conflicts created by the execution of the Merger Agreement and the consummation of the Merger with (A) applicable law, (B) the organizational documents of the Merger Sub, Parent or Parent’s subsidiaries and (C) certain contracts to which the Merger Sub, Parent or Parent’s subsidiaries are parties or by which their assets are bound;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	legal proceedings;

•	information supplied in connection with this proxy statement and the filing of a Schedule 13E-3;

•	brokers and other advisors;

•	sufficient sources of available funds;

•	absence of contracts or commitments entitling the Partnership Unaffiliated Unitholders to receipt of consideration of a different amount or nature than the applicable Merger Consideration;

•	delivery of the Parent Disclosure Letter (as defined in the Merger Agreement); and

•	no other representations and warranties.

Additional Agreements

The Merger Agreement also contains covenants relating to cooperation in the preparation of this proxy statement and the Schedule 13E-3 and holding the Partnership Unitholder Meeting, and additional agreements relating to, among other things, access to information, applicability of takeover statutes, public announcements, litigation relating to the Merger, and communications with employees.

No Golden Parachute or Other Compensation Payable to the Directors or Officers of the General Partner by Parent, the General Partner or the Partnership in Connection with the Merger

None of the executive officers or directors of the General Partner are entitled to any compensation from Parent, the General Partner or the Partnership as a result of any agreement or understanding between such executive officer or director, as applicable, and Parent, the General Partner or the Partnership that is enhanced by reason of the occurrence of the transactions contemplated by the Merger Agreement, including the Merger.

COMMON UNIT OWNERSHIP

Common Unit Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Common Units as of November 21, 2024, by each person or trust known to beneficially own more than 5% of the Common Units, all of the directors of the General Partner, each named executive officer of the General Partner and all current directors and executive officers of the General Partner as a group. The number of Common Units beneficially owned by each person is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of beneficial ownership is calculated on the basis of 39,001,086 Common Units outstanding as of November 21, 2024. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all Common Units shown as beneficially owned by them, subject to community property laws where applicable.

	Common Units Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent
MRMC ESOP Trust(2)	6,114,532	15.7%
Martin Resource Management Corporation(3)	6,114,532	15.7%
Martin Resource LLC(3)	4,203,823	10.8%
Martin Product Sales LLC(3)	1,021,265	2.6%
Cross Oil Refining & Marketing Inc.(3)	889,444	2.3%
Invesco Ltd. (4)	7,212,745	18.5%
Senterfitt Holdings Inc.(5)	3,726,607	9.6%
The Goldman Sachs Group, Inc.(6)	3,456,533	8.9%
Ruben S. Martin, III(7)	10,000,509	25.6%
Robert D. Bondurant	149,397	*
Randall L. Tauscher	118,216	*
Chris H. Booth(8)	48,225	*
Sharon L. Taylor(9)	24,792	*
Scot A. Shoup	28,074	*
C. Scott Massey(10)	151,978	*
Byron R. Kelley	134,066	*
James M. Collingsworth(11)	132,241	*
All directors and executive officers as a group (9 persons)(12)	10,787,498	27.7%

*	Less than 1%
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is 4200 B Stone Road, Kilgore, Texas 75662.
(2)

By virtue of its ownership of 89.18% of the outstanding common stock of Parent, the MRMC ESOP Trust (the “MRMC ESOP”) is the controlling shareholder of Parent, and may be deemed to beneficially own the 6,114,532 Common Units held by Resource, Cross Oil Refining & Marketing Inc., and Martin Product Sales LLC. Robert D. Bondurant, Randall L. Tauscher, and Melanie Mathews, Vice President – Human Resources (the “MRMC ESOP Co-Trustees”) serve as co-trustees of MRMC ESOP but all of its voting and investment decisions are directed by Parent Board. MRMC ESOP expressly disclaims beneficial ownership of the Common Units as voting and investment decisions are directed by the Parent Board.

(3)

Parent is the owner of Resource, Product, and Cross, and as such may be deemed to beneficially own the common units held by Resource, Cross, and Product. The 4,203,823 common units beneficially owned by Parent through its ownership of Resource have been pledged as security to a third party to secure payment for a loan made by such third party. The 1,021,265 common units beneficially owned by Parent through its ownership of Product have been pledged as security to a third party to secure payment for a loan made by such third party. The 889,444 common units beneficially owned by Parent through its ownership of Cross have been pledged as security to a third party to secure payment for a loan made by such third party.
(4)

Based solely upon the Schedule 13G/A filed on February 12, 2024 with the SEC by the beneficial owner as of December 31, 2023. Invesco Ltd. has sole voting power and sole dispositive power over 7,212,745 common units. The address for Invesco Ltd. is 1331 Spring Street NW, Suite 2500, Atlanta, Georgia, 30309.

(5)

Mr. Martin is the sole shareholder and sole director and has sole voting and investment power of Senterfitt and as such may be deemed to beneficially own the common units held by Senterfitt. The address for Senterfitt is P.O. Box 191, Kilgore, Texas 75663 and its business telephone number is (903) 983-6200.

(6)

Based solely upon the Schedule 13G filed on November 7, 2024 with the SEC by The Goldman Sachs Group, Inc., which reported shared voting power and shared dispositive power over 3,456,533 common units on behalf of (i) itself and (ii) its affiliate Goldman Sachs & Co. LLC. The address for The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC is 200 West Street, New York, NY 10282.

(7)

Includes: (i) 159,370 common units held of record directly by Mr. Martin and (ii) 3,726,607 Common Units held of record by Senterfitt, for which Mr. Martin is the sole shareholder and sole director and has sole voting and investment power. By virtue of serving as the Chairman of the Board and President of Parent, Mr. Martin may exercise control over the voting and disposition of the securities owned by Parent, and therefore, may be deemed the beneficial owner of the common units owned by Parent, which include 6,114,532 common units beneficially owned through its ownership of Resource, Cross and Product.

(8)	Mr. Booth is the sole member and sole manager of Mibech Holdings LLC. Mr. Booth may be deemed to be the beneficial owner of 22,375 common units held by Mibech Holdings LLC.
(9)	Ms. Taylor may be deemed to be the beneficial owner of the 1,450 common units held by her husband.
(10)	Mr. Massey may be deemed to be the beneficial owner of 1,500 common units held by his wife.
(11)	Mr. Collingsworth may be deemed to be the beneficial owner of 775 common units held by his wife.
(12)

The total for all directors and executive officers as a group includes the common units directly owned by such directors and executive officers as well as the common units beneficially owned by Parent as Mr. Martin may be deemed to be the beneficial owner thereof. Common Unit Ownership of Buyer Filing Parties and Certain Other Persons.

Common Unit Ownership of Buyer Filing Parties and Certain Other Persons

The aggregate number of Common Units beneficially owned (calculated as described under “Common Unit Ownership of Certain Beneficial Owners and Management”) by the Buyer Filing Parties, Buyer Filing Parties Control Persons and by each associate and majority-owned subsidiary of those persons is 10,821,485 Common Units. This represents approximately 27.7% of the outstanding Common Units as of November 21, 2024, which percentage is calculated as described under “Common Unit Ownership of Certain Beneficial Owners and Management.”

Common Stock Ownership of Parent by Management

The following table sets forth the beneficial ownership of the common stock of Parent as of November 21, 2024, by each person known to beneficially own more than 5% of the common stock of Parent, all of the directors of the General Partner, each named executive officer of the General Partner and all current directors and executive officers of the General Partner as a group. The number of shares of common stock beneficially owned by each person is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of beneficial ownership is calculated on the basis of 118,421.59 shares of common stock outstanding as of November 21, 2024. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent
MRMC ESOP Trust(2)	105,420.02	89.02%
Martin ESOP Trust(3)	13,001.57	10.98%
Ruben S. Martin, III	—	*
Robert D. Bondurant(3)	13,001.57	10.98%
Randall L. Tauscher(3)	13,001.57	10.98%
Chris H. Booth	—	*
Sharon L. Taylor	—	*
Scot A. Shoup	—	*
C. Scott Massey	—	*
Byron R. Kelley	—	*
James M. Collingsworth	—	*
All directors and executive officers as a group (9 persons)(3)	13,001.57	10.98%

*	Less than 1%
(1)	The business address of each shareholder of Parent and each director and executive officer of the General Partner is c/o Martin Resource Management Corporation, 4200 Stone Road, Kilgore, Texas 75662.
(2)

MRMC ESOP owns 118,421.59 shares of common stock of Parent. MRMC ESOP Co-Trustees serve as trustees of MRMC ESOP but all of its voting and investment decisions related to the unallocated shares of common stock are directed by the board of directors of Parent. Of the common stock held by MRMC ESOP, 101,889.89 shares of common stock are allocated to participant accounts, and 16,531.70 shares of common stock are unallocated.

(3)

Robert D. Bondurant and Randall Tauscher (the “Martin ESOP Co-Trustees”) are co-trustees of the Martin Employee Stock Ownership Trust which converted from a profit sharing plan known as the Martin Employees’ Stock Profit Sharing Plan on January 1, 2014. The Martin ESOP Co-Trustees exercise shared control over the voting and disposition of the securities owned by this trust. As a result, the Martin ESOP Co-Trustees may be deemed to be the beneficial owner of the securities held by such trust; thus, the number of shares of common stock reported herein as beneficially owned by the Martin ESOP Co-Trustees includes the 13,001.57 shares owned by such trust. The Martin ESOP Co-Trustees disclaim beneficial ownership of these 13,001.57 shares.

CERTAIN PURCHASES AND SALES OF COMMON UNITS AND PRIOR PUBLIC

OFFERINGS

During the past three years, none of the Partnership or the Buyer Filing Parties or any of their respective affiliates have made any underwritten public offering of the Common Units for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.

Other than issuances pursuant to the Partnership Restricted Unit Plan or the Partnership Phantom Unit Plan, as applicable (or transactions as a result thereof by any independent directors), consistent with historical practices of the Partnership, there have been no transactions in the last 60 days in the Common Units by the Partnership, the Buyer Filing Parties, the Buyer Filing Parties Control Persons or by any pension, profit-sharing or similar plan of the foregoing parties.

During the past two years, none of the Partnership or the Buyer Filing Parties have purchased any Common Units except as set forth below:

Ruben S. Martin, III

During the past two years, Ruben S. Martin, III acquired a total of 847,801 Common Units through a series of open market transactions and allocations by the Partnership to Mr. Martin to reflect the reinvestment of cash distributions pursuant to a benefit plan. The table below sets forth the number of Common Units purchased through such open market transactions, the range of prices paid and the average purchase price per unit for each quarter during that time period in which purchases were made:

	Total Number of Units Purchased	Range of Prices Paid per Unit	Average Price Paid per Unit
Q3 2022	1,057	$3.78-$4.53	$4.01
Q4 2022	135,329	$3.03-$3.66	$3.25
Q1 2023	1,426	$2.79-$3.23	$2.95
Q2 2023	1,937	$2.28-$2.87	$2.49
Q3 2023	463,368	$2.10-$3.19	$2.63
Q4 2023	241,455	$2.34-$2.61	$2.48
Q1 2024	1,838	$2.20-$2.56	$2.38
Q2 2024	1,349	$2.65-$3.00	$2.84
Q3 2024	22	$3.61	$3.61
Q4 2024	20	$3.99	$3.99

Robert D. Bondurant

During the past two years, Robert D. Bondurant acquired a total of 22,786 Common Units through a series of open market transactions and allocations by the Partnership to Mr. Martin to reflect the reinvestment of cash distributions pursuant to a benefit plan. The table below sets forth the number of Common Units purchased through such open market transactions, the range of prices paid and the average purchase price per unit for each quarter during that time period in which purchases were made:

	Total Number of Units Purchased	Range of Prices Paid per Unit	Average Price Paid per Unit
Q3 2022	1,723	$3.78-$4.53	$4.01
Q4 2022	2,409	$3.22-$3.66	$3.35
Q1 2023	2,416	$2.79-$3.23	$2.95
Q2 2023	3,267	$2.28-$2.87	$2.49
Q3 2023	2,836	$2.12-$3.19	$2.66
Q4 2023	3,509	$2.52-$2.61	$2.56
Q1 2024	3,697	$2.20-$2.56	$2.38
Q2 2024	2,717	$2.65-$3.00	$2.84
Q3 2024	111	$3.61	$3.61
Q4 2024	101	$3.99	$3.99

Senterfitt

During the past two years, Senterfitt acquired a total of 835,029 Common Units through a series of open market transactions. The table below sets forth the number of Common Units purchased through such open market transactions, the range of prices paid and the average purchase price per unit for each quarter during that time period in which purchases were made:

	Total Number of Units Purchased	Range of Prices Paid per Unit	Average Price Paid per Unit
Q4 2022	133,867	$3.03-$3.20	$3.11
Q3 2023	461,684	$2.10-$3.00	$2.62
Q4 2023	239,478	$2.34-$2.50	$2.45

UNITHOLDER PROPOSALS

Under the Partnership Agreement, a special meeting of the limited partners may be called by the General Partner or by limited partners owning 20% or more of the issued and outstanding units of the class or classes for which a meeting is proposed. Such limited partners may call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing limited partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Limited partners shall not vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business. Only those record holders of the units on the record date shall be entitled to notice of and to vote at the meeting of limited partners or to act with regard to matters as to which the holders of the outstanding units have the right to vote.

DELISTING AND DEREGISTRATION

If the Merger is completed, the Common Units will be delisted from the Nasdaq and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the closing of the Merger, the Partnership will also file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act. As a result, the Partnership will no longer be obligated under the Exchange Act to file any periodic reports or other reports with the SEC on account of the Common Units; however, pursuant to the indenture governing Partnership’s outstanding senior secured notes, so long as such notes are outstanding, the Partnership will be required to continue to make voluntary filings of (i) all quarterly and annual financial and other information with respect to the Partnership and its subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Partnership were required to file such reports and (ii) all Current Reports on Form 8-K that would be required to be filed with the SEC if the Partnership were required to file such reports.

OTHER MATTERS

Householding of Special Meeting Materials

Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this notice of special meeting and proxy statement may have been sent to multiple unitholders in your household. If you would prefer to receive separate copies of the proxy statement either now or in the future, please contact your broker, bank or other nominee. Upon written or oral request to the Partnership, the Partnership will provide a separate copy of the proxy statement. In addition, Unitholders sharing an address can request delivery of a single copy of the proxy statement if you are receiving multiple copies upon written or oral request to the Partnership at the following address and telephone number: Martin Midstream Partners L.P., Attention: Secretary, 4200 B Stone Road, Kilgore, Texas 75662; (903) 983-6200.

INFORMATION CONCERNING THE BUYER FILING PARTIES

Business and Background of the Buyer Filing Parties

Each of Holdings, the General Partner, Merger Sub, Resource, Cross, Martin Product, Senterfitt, Mr. Bondurant and Mr. Martin are affiliates of Parent. We collectively refer to all of these entities and persons as the “Buyer Filing Parties.”

Parent. Martin Resource Management Corporation is a Texas corporation. For a description of its business, see “Parties to the Merger.” Parent is the beneficial owner of 6,114,532 Common Units through its subsidiaries. The business address of Parent is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200. By virtue of its ownership of 89.18% of the outstanding common stock of Parent, MRMC ESOP is the controlling shareholder of Parent, and may be deemed to beneficially own the 6,114,532 Common Units. The MRMC ESOP Co-Trustees serve as co-trustees of the MRMC ESOP but all of its voting and investment decisions are directed by the Parent Board. Pursuant to an Investors Rights Agreement, Mr. Martin currently has the right to appoint three of five directors of Parent.

MRMC ESOP is a Texas organized employee stock ownership plan trust. MRMC ESOP owns a portion of the voting shares of Parent and its principal business is holding those shares for investment purposes. Its business address is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200.

Holdings. MMGP Holdings LLC is a Delaware limited liability company and indirect wholly owned subsidiary of Parent. Its principal business is holding assets for investment purposes. Holdings is a holding company that conducts substantially all of its business operations through subsidiaries. Holdings is the sole member of the General Partner. The business address of Holdings is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200.

The General Partner. Martin Midstream GP LLC is a Delaware limited liability company and the general partner of the Partnership. Its board of directors and executive officers manage the Partnership. The General Partner owns all of the General Partner Interest in the Partnership. The business address of the General Partner is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200.

Merger Sub. MRMC Merger Sub LLC is a Delaware limited liability company and a direct wholly owned subsidiary of Parent, formed under the laws of the State of Delaware on September 24, 2024 solely for the purpose of facilitating the Merger. At the closing of the Merger, Merger Sub will merge with and into the Partnership, the separate existence of Merger Sub will cease and the Partnership will survive and continue to exist as a Delaware limited partnership. The business address of Merger Sub is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200.

Resource. Martin Resource LLC is a Delaware limited liability company and a direct wholly owned subsidiary of Parent. Resource owns 4,203,823 Common Units. Its principal business is holding assets for investment purposes. The business address of Resource is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200.

Cross. Cross Oil Refining & Marketing, Inc. is a Delaware corporation and a direct wholly owned subsidiary of Parent. Cross owns 889,444 Common Units. Cross is an independent provider of marketing and distribution of blended lubricants and base oils. Further, Cross holds assets for investment purposes. The business address of Cross is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200.

Martin Product. Martin Product Sales LLC is a Texas limited liability company and a direct wholly owned subsidiary of Parent. Martin Product owns 1,021,265 Common Units. Martin Product is an independent provider of marketing and distribution of primarily petroleum-based products, including asphalt and butane. Further, Martin Product holds assets for investment purposes. The business address of Martin Product is 4200 B Stone Road, Kilgore, Texas 75662 and its business telephone number is (903) 983-6200.

Senterfitt. Senterfitt Holdings Inc. is a Texas corporation wholly owned by Mr. Martin, the Chairman of the GP Board. Mr. Martin is the sole director and has sole voting and investment power over Senterfitt. Senterfitt owns 3,726,607 Common Units. Its principal business is holding assets for investment purposes. The business address of Senterfitt is P.O. Box 191, Kilgore, Texas 75663 and its business telephone number is (903) 983-6200.

For information regarding the business and background of Mr. Bondurant and Mr. Martin, the other Buyer Filing Parties, see “—Business and Background of Filing Parties Control Persons” below.

During the past five years, none of the Buyer Filing Parties, MRMC ESOP or the Partnership has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Business and Background of Buyer Filing Parties Control Persons

Set forth below are the names of any directors, officers or persons with control over any of the Buyer Filing Parties that is an entity and MRMC ESOP (such persons, the “Buyer Filing Parties Control Persons”), as well as for each such person their present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted and their five-year employment history.

During the past five years, none of the Buyer Filing Parties Control Persons have been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Martin Resource Management Corporation
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Ruben S. Martin, III	President, Chief Executive Officer and Chairman of the Parent Board	(1)	United States
Randall L. Tauscher	Executive Vice President, Chief Operating Officer and Director	(1)	United States
Chris Booth	Executive Vice President, Chief Legal Officer, General Counsel and Secretary	(1)	United States
Sharon Taylor	Executive Vice President and Chief Financial Officer	(1)	United States
Robert D. Bondurant	Director	(1)	United States
Cullen M. Godfrey	Director	(1)	United States

MRMC ESOP Trust
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Randall L. Tauscher	Trustee	(1)	United States
Robert D. Bondurant	Trustee	(1)	United States
Melanie Mathews	Trustee	(1)	United States

Martin Midstream GP LLC
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Ruben S. Martin, III	Chairman of the GP Board	(1)	United States
Robert D. Bondurant	President and Chief Executive Officer and Director	(1)	United States
Randall L. Tauscher	Executive Vice President and Chief Operating Officer	(1)	United States
Chris Booth	Executive Vice President, Chief Legal Officer, General Counsel and Secretary	(1)	United States
Sharon Taylor	Executive Vice President and Chief Financial Officer	(1)	United States
Scot A. Shoup	Senior Vice President of Operations	(1)	United States
C. Scott Massey	Director	(1)	United States
James M. Collingsworth	Director	(1)	United States
Byron R. Kelley	Director	(1)	United States

Cross Oil Refining & Marketing, Inc.
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Ruben S. Martin III	President and Chief Executive Officer	(1)	United States
Sharon L. Taylor	Executive Vice President and Chief Financial Officer	(1)	United States
Chris Booth	Executive Vice President, Chief Legal Officer, General Counsel and Secretary	(1)	United States
Randall L. Tauscher	Executive Vice President, Chief Operating Officer and Director	(1)	United States
Robert D. Bondurant	Director	(1)	United States

MRMC Merger Sub LLC
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Ruben S. Martin, III	President and Chief Executive Officer	(1)	United States
Randall L. Tauscher	Executive Vice President and Chief Operating Officer	(1)	United States
Chris Booth	Executive Vice President, Chief Legal Officer, General Counsel and Secretary	(1)	United States
Sharon Taylor	Executive Vice President and Chief Financial Officer	(1)	United States

Senterfitt Holdings Inc.
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Ruben S. Martin, III	President, Secretary and Director	(1)	United States
Michael Newton	Vice President and Chief Investment Officer	(1)	United States

MMGP Holdings LLC
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Robert D. Bondurant	President	(1)	United States
Chris Booth	Secretary	(1)	United States

Martin Product Sales LLC
Name	Present Principal Occupation or Employment	Business Address	Citizenship
Ruben S. Martin, III	President and Chief Executive Officer	(1)	United States
Sharon L. Taylor	Executive Vice President and Chief Financial Officer	(1)	United States
Randall L. Tauscher	Executive Vice President and Chief Operating Officer	(1)	United States
Chris Booth	Executive Vice President, Chief Legal Officer, General Counsel and Secretary	(1)	United States

(1)	Business and mailing addresses are 4200 B Stone Road, Kilgore, Texas 75662.

Ruben S. Martin, III has served as President and Chairman of the Parent Board since 1981 and has served in various capacities within the company since 1974. Mr. Martin was appointed to Chairman of the GP Board effective January 1, 2021. From 2002 to 2020, Mr. Martin served as President and Chief Executive Officer and a member of the GP Board. Mr. Martin has served as the sole member of the Board of Directors of Senterfitt since its formation on November 9, 2021 and as President of Senterfitt since November 15, 2021. Mr. Martin has served as President and Chief Executive Officer of Merger Sub since its formation on September 24, 2024. Mr. Martin has served as Chief Executive Officer and President of Cross from November 1, 2006 until October 31, 2012 and from December 17, 2021 through the present. Mr. Martin served as President of Holdings from August 30, 2013 until December 9, 2021. Mr. Martin has served as Chief Executive Officer and President of Martin Product since October 28, 2002. His business telephone number is (903) 983-6200.

Robert D. Bondurant has served as a member of the Parent Board for over five years. Mr. Bondurant has served as President and Chief Executive Officer of the General Partner since January 1, 2021. Prior to being appointed to these positions, Mr. Bondurant served as Executive Vice President and Chief Financial Officer of Parent and the General Partner. Mr. Bondurant has served on the GP Board for over five years and has served as a member of the Board of Directors of Cross since November 1, 2006. Mr. Bondurant has served as President of Holdings since December 9, 2021. Mr. Bondurant has served as a trustee of MRMC ESOP since December 31, 2020. His business telephone number is (903) 983-6200.

Randall L. Tauscher serves as Executive Vice President and Chief Operating Officer of Parent and the General Partner. Mr. Tauscher also serves as a member the Parent Board. Mr. Tauscher has served in these roles for over five years. Mr. Tauscher has served as (i) a trustee of MRMC ESOP since December 31, 2020, (ii) a member of the Board of Directors of Cross since November 1, 2012; President and Chief Operating Officer of Cross from November 1, 2012 through December 16, 2021; Executive Vice President and Chief Operating Officer of Cross from December 17, 2021 through the present and, (iii) Executive Vice President and Chief Operating Officer of Merger Sub since its formation on September 24, 2024 and (iv) Executive Vice President and Chief Operating Officer of Martin Product since November 1, 2012.

Chris Booth serves as Executive Vice President, Chief Legal Officer, General Counsel and Secretary of Parent, the General Partner and Merger Sub. Mr. Booth has served in these roles for over five years. Mr. Booth has served as (i) General Counsel and Secretary of Cross since November 1, 2006, and Executive Vice President and Chief Legal Officer of Cross since November 1, 2012 (ii) General Counsel and Secretary of Martin Product since November 1, 2006, and Executive Vice President and Chief Legal Officer of Martin Product since November 1, 2012, and (iii) Secretary of Holdings since August 30, 2013.

Sharon L. Taylor serves as Executive Vice President and Chief Financial Officer of Parent and the General Partner. Prior to being appointed to these positions on January 1, 2021, Ms. Taylor served as Director of Finance and Head of Investor Relations of the General Partner since March 2018. Ms. Taylor has served as (i) Executive Vice President and Chief Financial Officer of Merger Sub since its formation on September 24, 2024, (ii) Vice President and Chief Financial Officer of Cross from November 4, 2020 to November 16, 2023 and Executive Vice President and Chief Financial Officer of Cross since November 17, 2023 and (iii) Vice President and Chief Financial Officer of Martin Product since November 4, 2020 and Executive Vice President and Chief Financial Officer of Martin Product since November 17, 2023.

Scot A. Shoup serves as Senior Vice President of Operations of Parent and the General Partner. Mr. Shoup has served in these roles for over five years.

Cullen M. Godfrey serves as a member of the Parent Board. Mr. Godfrey has served in this role for over five years. Mr. Godfrey also serves as an independent mediator and arbitrator and has served in this role for over five years.

Melanie Mathews serves as Vice President of Human Resources of Parent and the General Partner. Ms. Mathews has served as Vice President of Human Resources of Parent since 2006. Ms. Mathews has served as a trustee of MRMC ESOP since December 31, 2020.

C. Scott Massey serves as a member of the GP Board. Mr. Massey has served in this role for over five years.

James “Jim” M. Collingsworth serves as a member of GP Board. Massey has served in this role for over five years.

Byron R. Kelley serves as a member of the GP Board. Mr. Kelley has served in this role for over five years.

Michael Newton has served as Vice President of Strategic Development of Parent since December 26, 2020. Prior to being appointed to this position, Mr. Newton served as Vice President of Roddey Engineering Services, Inc., a former subsidiary of Parent which was dissolved on July 6, 2023 from March 2007 to January 2023. Mr. Newton has served as Vice President and Chief Investment Officer of Senterfitt since September 25, 2023.

Prior Contracts and Transactions

Omnibus Agreement

The Partnership entered into an omnibus agreement dated November 1, 2002 with Parent (the “Omnibus Agreement”) that governs, among other things, potential competition and indemnification obligations among the parties to the agreement, related party transactions, the provision to the Partnership of general administration and support services by Parent and the Partnership’s use of certain of Parent’s trade names and trademarks. The Omnibus Agreement was amended on November 25, 2009, to include processing crude oil into finished products including naphthenic lubricants, distillates, asphalt and other intermediate cuts. The Omnibus Agreement was amended further on October 1, 2012, to permit the Partnership to provide certain lubricant packaging products and services to Parent. The Omnibus Agreement was amended further on October 17, 2023 to include lubricants and packing in the Partnership’s definition of business.

Under the terms of the Omnibus Agreement, the employees of Parent are responsible for conducting the Partnership’s business and operating its assets. The Omnibus Agreement requires the Partnership to reimburse Parent for all direct expenses it incurs or payments it makes on the Partnership’s behalf or in connection with the operation of its business. The Partnership reimbursed Parent for $165.6 million and $161.6 million of direct costs and expenses for the years ended December 31, 2023 and 2022, respectively, and $128.4 million of direct costs and expenses for the nine months ended September 30, 2024. There is no monetary limitation on the amount the Partnership is required to reimburse Parent for direct expenses. In addition to the direct expenses, under the Omnibus Agreement, the Partnership is required to reimburse Parent for indirect general and administrative and corporate overhead expenses. For the years ended December 31, 2023 and 2022, the GP Board approved reimbursement amounts of $14.0 million and $13.5 million, respectively, reflecting the Partnership’s allocable share of such expenses. For the nine months ended September 30, 2024, the GP Board approved reimbursement amount of $10.1 million reflecting the Partnership’s allocable share of such expenses.

The Omnibus Agreement prohibits the Partnership from entering into any material agreement with Partner without the prior approval of the Conflicts Committee. For purposes of the Omnibus Agreement, the term “material agreement” means any agreement between the Partnership and Parent that requires aggregate annual payments in excess of the then-applicable agreed upon reimbursable amount of indirect general and administrative expenses.

Master Transportation Services Agreement

Martin Transport, Inc. (“MTI”), a wholly owned subsidiary of the Partnership, is a party to a master transportation services agreement effective January 1, 2019, with certain wholly owned subsidiaries of Parent. Under the agreement, MTI agreed to transport Parent’s petroleum products and by-products. The agreement will continue unless either party terminates the agreement by giving at least 30 days’ written notice to the other party. The rates under the agreement are subject to any adjustments which are mutually agreed upon or in accordance with a price index. Additionally, shipping charges are also subject to fuel surcharges determined on a weekly basis in accordance with the U.S. Department of Energy’s national diesel price list. Parent’s subsidiaries paid MTI $12.7 million and $11.0 million under the agreement for the years ended December 31, 2023 and 2022, respectively, and $11.8 million for the nine months ended September 30, 2024.

Diesel Fuel Terminal Services Agreement

Effective October 1, 2022, the Partnership entered into a third amended and restated terminalling services agreement under which the Partnership provides terminal services to Martin Energy Services LLC, a wholly owned subsidiary of Parent, for fuel distribution utilizing marine shore-based terminals owned by the Partnership. The term of this agreement expired on December 31, 2023 but will continue on a year to year basis until terminated by either party by giving at least 90 days’ written notice prior to the end of any term. The Martin Energy Services LLC paid the Partnership $5.3 million and $3.0 million under the agreement for the years ended December 31, 2023 and 2022, respectively, and $5.5 million for the nine months ended September 30, 2024.

Miscellaneous Terminal Services Agreements

The Partnership is currently party to several terminal services agreements and from time to time it may enter into other terminal service agreements for the purpose of providing terminal services to related parties. Individually, each of these agreements is immaterial but when considered in the aggregate they could be deemed material. These agreements are throughput based with a minimum volume commitment. Generally, the fees due under these agreements are adjusted annually based on a price index. Through the several terminal services agreements, the related parties paid the Partnership $15.6 million and $15.1 million, in the aggregate, under the agreements for the years ended December 31, 2023 and 2022, respectively, and $11.9 million for the nine months ended September 30, 2024.

Marine Transportation Agreement

The Partnership is a party to a marine transportation agreement effective January 1, 2006, as amended, under which the Partnership provides marine transportation services to Parent on a spot-contract basis at applicable market rates. Effective each January 1, this agreement automatically renews for consecutive one-year periods unless either party terminates the agreement by giving written notice to the other party at least 60 days prior to the expiration of the then- applicable term. The fees the Partnership charges Parent are based on applicable market rates. Parent paid the Partnership $16.5 million and $17.4 million under the agreement for the years ended December 31, 2023 and 2022, respectively, and $13.1 million for the nine months ended September 30, 2024.

Marine Fuel

The Partnership is a party to an agreement with Parent dated November 1, 2002 as amended, under which Parent provides us with marine fuel from its locations in the Gulf of Mexico at a fixed rate in excess of the Platt’s U.S. Gulf Coast Index for #2 Fuel Oil. Under this agreement, the Partnership agreed to purchase all of its marine fuel requirements that occur in the areas serviced by Parent. Parent paid the Partnership $4.9 million and $6.8 million under the agreement for the years ended December 31, 2023 and 2022, respectively, and $2.7 million for the nine months ended September 30, 2024.

Cross Tolling Agreement

The Partnership is a party to an amended and restated tolling agreement with Cross dated October 28, 2014, under which the Partnership processes crude oil into finished products, including naphthenic lubricants, distillates, asphalt and other intermediate cuts for Cross. The tolling agreement expires November 25, 2031. Under this tolling agreement, Cross agreed to process a minimum of 6,500 barrels per day of crude oil at the facility at a fixed price per barrel. Any additional barrels are processed at a modified price per barrel. In addition, Cross agreed to pay a monthly reservation fee and a periodic fuel surcharge fee based on certain parameters specified in the tolling agreement. Further, certain capital improvements, to the extent requested by Cross, are reimbursed through a capital recovery fee. All of these fees (other than the fuel surcharge) are subject to escalation annually based upon an amount equal to two-thirds (2/3) times the increase in the Consumer Price Index for a specified annual period. Cross paid the Partnership $47.0 million and $48.8 million under the agreement for the years ended December 31, 2023 and 2022, respectively, and $33.2 million for the nine months ended September 30, 2024.

Storage and Services Agreement

The Partnership is a party to a storage and services agreement with Parent dated May 1, 2023, under which the Partnership provides storage and other services for natural gas liquids at the Partnership’s Arcadia, Louisiana, underground storage facility. The primary term of the agreement expired on April 30, 2024, but will continue on a year to year basis until terminated by either party by giving at least 90 days’ written notice prior to the end of any term. Parent paid the Partnership $4.2 million and $0.0 million under the agreement for the years ended December 31, 2023 and 2022, respectively, and $3.9 million for the nine months ended September 30, 2024.

East Texas Mack Leases

MTI leases equipment, including tractors and trailers, from East Texas Mack Sales. Certain of the Partnership’s directors and officers are owners of East Texas Mack, including entities affiliated with Mr. Martin, who owns approximately 46% of the issued and outstanding stock of East Texas Mack. Amounts paid to East Texas Mack for tractor and trailer lease payments and lease residuals for the fiscal years ended December 31, 2023 and 2022 were approximately $3.3 and $1.9, respectively, and $3.4 million for the nine months ended September 30, 2024.

Consulting Services Agreement

Martin Operating Partnership L.P. (the “Operating Partnership”) is a party to a Consulting Services Agreement with Ruben S. Martin (the “Consulting Services Agreement”). Pursuant to the terms of the Consulting Services Agreement, Mr. Martin has agreed to provide business and strategic development support to the Operating Partnership, and the Operating Partnership has agreed to pay Mr. Martin $0.3 million per year for such services, which amount was paid to Mr. Martin for each of the fiscal years ended December 31, 2022 and 2021. The Consulting Services Agreement expired on December 31, 2022.

Other Miscellaneous Agreements / Transactions

The Partnership is party to a supply agreement with Parent dated October 2, 2012 under which the Partnership purchases bulk base oils and other lubricants for use around its operations associated with the blending and packaging services for specialty lubricants and grease. The primary term of the agreement expired on September 30, 2015, but continued on a year to year basis until terminated by either party by giving at least 90 days’ written notice prior to the end of any term. The Partnership paid Parent $27.2 million and $31.2 million related to these transactions for the years ended December 31, 2023 and 2022, respectively, and $16.3 million for the nine months ended September 30, 2024.

Miscellaneous

Certain of directors, officers and employees of the General Partner and Parent maintain margin accounts with broker-dealers with respect to the Common Units held by such persons. Margin account transactions for such directors, officers and employees were conducted by such broker-dealers in the ordinary course of business.

PROPOSAL NO. 2. THE ADJOURNMENT PROPOSAL

Unitholders are being asked to approve a proposal that will give the GP Board authority to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting. If this proposal is approved, the Special Meeting could be adjourned to any date within 45 days of the date of the Special Meeting without setting a new Record Date. If the Special Meeting is adjourned, Unitholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

If you sign your WHITE proxy card and return it without indicating how you would like to vote your Common Units with respect to the Adjournment Proposal, your proxy will be voted as the GP Board recommends, which is “FOR” the Adjournment Proposal.

If a quorum is present at the Special Meeting, the Adjournment Proposal requires the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote and be present in person or by proxy at such meeting; provided that, if a quorum is not present at the Special Meeting, the affirmative vote of holders of at least a majority of the issued and outstanding Common Units entitled to vote at such meeting (including issued and outstanding Common Units deemed owned by the General Partner) represented either in person or by proxy is required to approve the Adjournment Proposal. If a quorum is present, abstentions, failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have the same effect as votes “AGAINST” the Adjournment Proposal. If a quorum is not present, abstentions will have the same effect as votes “AGAINST” the Adjournment Proposal, but failures to vote, or failures to instruct your broker, bank or other nominee to vote, and broker non-votes (if any) will have no effect on the Adjournment Proposal.

The GP Board unanimously recommends that you vote “FOR” the Adjournment Proposal, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement incorporates important business and financial information about the Partnership from documents filed with the SEC that are not included in or delivered with this proxy statement. You should rely only on the information contained in this proxy statement and in the documents that the Partnership has incorporated by reference into this proxy statement. The Partnership has not authorized anyone to provide you with information that is different from or in addition to the information contained in this document or incorporated by reference into this proxy statement.

The SEC allows the Partnership to “incorporate by reference” into this proxy statement information that it files with the SEC. This means that the Partnership can disclose important information to you without actually including the specific information in this proxy statement by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. The Partnership incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 21, 2024;

•

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on April 23, 2024, the quarter ended June  30, 2024, filed on July 23, 2024, and the quarter ended September  30, 2024, filed on October 21, 2024;

•	Current Report on Form 8-K filed on October 3, 2024; and

•	The description of the securities of the Partnership contained in the Annual report filed on Form 10-K for the fiscal year ended December 31, 2022, filed on March 2, 2023.

Because the parties to the Merger are deemed to be engaged in a “Rule 13e-3 transaction,” the Partnership and the Buyer Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed as a part of it, is available for inspection as set forth below. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC. The Partnership will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill its obligations under the Exchange Act.

The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Partnership, at www.sec.gov. You may also access the Partnership’s filings with the SEC and obtain other information about the Partnership through the website maintained by the Partnership, which is www.mmlp.com. The information contained on those websites is not incorporated by reference in this proxy statement, except as described herein.

You can also obtain the documents incorporated by reference in the proxy statement and any exhibit to those documents that is specifically incorporated by reference, without charge, by requesting them in writing or by telephone from the Partnership at the address and telephone number listed below. To obtain timely delivery, you must request the information no later than five business days before you must make your voting decision.

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Secretary

Phone: (903) 983-6200

In addition, if you have questions about the Merger or the Special Meeting, or if you need to obtain copies of the accompanying proxy statement, proxy cards or other documents incorporated by reference in the proxy statement, you may contact Innisfree M&A Incorporated, the Partnership’s proxy solicitor, at (877) 750-8334 or the contact listed above. You will not be charged for any of the documents you request. In order for you to receive timely delivery of the documents in advance of the Special Meeting, the Partnership should receive your request no later than five business days before you must make your investment voting decision. This means that Unitholders of record requesting documents must do so by [●], 2024 in order to receive them before the Special Meeting. If you request any documents, the Partnership will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement by reference or in the affairs of the Partnership since the date of this proxy statement.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF OCTOBER 3, 2024

BY AND AMONG

MARTIN RESOURCE MANAGEMENT CORPORATION,

MRMC MERGER SUB LLC,

MARTIN MIDSTREAM GP LLC

AND

MARTIN MIDSTREAM PARTNERS L.P.

Page
Article I Defined Terms; Construction		A-2
Section 1.1	Definitions	A-2
Section 1.2	Interpretation	A-11

Article II The Merger		A-12
Section 2.1	The Merger and Surviving Entity	A-12
Section 2.2	Closing	A-12
Section 2.3	Effective Time	A-12
Section 2.4	Effects of the Merger	A-12
Section 2.5	Organizational Documents of the Surviving Entity	A-12

Article III Merger Consideration; Exchange Procedures		A-12
Section 3.1	Merger Consideration	A-12
Section 3.2	Surrender of Units	A-13
Section 3.3	Treatment of Restricted Units, Phantom Units and Phantom Unit Appreciation Rights; Termination of Partnership Restricted Unit Plan, Partnership Phantom Unit Plan and Parent Unit Purchase Plan	A-15
Section 3.4	Adjustments	A-16
Section 3.5	No Dissenters’ or Appraisal Rights	A-16

Article IV Representations and Warranties of the Partnership and the General Partner.		A-16
Section 4.1	Organization, Standing and Corporate Power.	A-17
Section 4.2	Authority; Noncontravention	A-17
Section 4.3	Capitalization	A-18
Section 4.4	Governmental Approvals	A-19
Section 4.5	Partnership SEC Documents; Undisclosed Liabilities; Internal Controls	A-20
Section 4.6	Absence of Certain Changes or Events	A-21
Section 4.7	Legal Proceedings	A-21
Section 4.8	Compliance with Laws; Permits	A-21
Section 4.9	Information Supplied	A-22
Section 4.10	Contracts	A-22
Section 4.11	Partnership Benefit Plans; Labor Matters	A-23
Section 4.12	Environmental Matters	A-24
Section 4.13	Taxes	A-24
Section 4.14	Property	A-24
Section 4.15	Intellectual Property	A-25
Section 4.16	Opinion of Financial Advisor	A-25
Section 4.17	Brokers and Other Advisors	A-25
Section 4.18	Insurance	A-25
Section 4.19	No Other Representations or Warranties	A-26

Article V Representations and Warranties of Parent and Merger Sub		A-26
Section 5.1	Organization, Standing and Corporate Power	A-26
Section 5.2	Operations and Ownership of Merger Sub	A-26
Section 5.3	Ownership of Partnership Units and the General Partner	A-27
Section 5.4	Authority; Noncontravention	A-27
Section 5.5	Governmental Approvals	A-27
Section 5.6	Legal Proceedings	A-28
Section 5.7	Information Supplied	A-28
Section 5.8	Brokers and Other Advisors	A-28

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 3, 2024 (this “Agreement”), is by and among Martin Resource Management Corporation, a Texas corporation (“Parent”), MRMC Merger Sub LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent (“Merger Sub”), Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), and Martin Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). Parent, Merger Sub, the Partnership and the General Partner are sometimes referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used in this Agreement are defined in Article I.

WITNESSETH:

WHEREAS, Parent and the Partnership desire to complete a merger transaction on the terms and conditions set forth in this Agreement;

WHEREAS, the Conflicts Committee (the “GP Conflicts Committee”) of the Board of Directors of the General Partner (the “GP Board”), by unanimous vote, in good faith, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting Special Approval for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) this Agreement, the Support Agreements, and the consummation of the transactions contemplated by this Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve this Agreement, the Support Agreements, the execution, delivery and performance of this Agreement and the Support Agreements and the consummation of the transactions contemplated by this Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit this Agreement and the Merger to a vote of the Limited Partners, and (v) recommended, and recommended that the GP Board resolve to recommend, approval of this Agreement and the Merger by the Limited Partners;

WHEREAS, following the receipt of the recommendation of the GP Conflicts Committee, the GP Board, by unanimous approval, in good faith, (i) determined that this Agreement and the transactions contemplated by this Agreement and the Support Agreements, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved this Agreement, the Support Agreements, the execution, delivery and performance of this Agreement and the Support Agreements and the consummation of the transactions contemplated by this Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that this Agreement and the Merger be submitted to a vote of the Limited Partners and (iv) recommended approval of this Agreement and the Merger by the Limited Partners;

WHEREAS, MMGP Holdings, LLC, a Delaware limited liability company (“MMGPHL”), in its capacity as the sole member of the General Partner, has approved this Agreement and the transactions contemplated hereby, including the Merger, on behalf of the General Partner;

WHEREAS, the board of directors of Parent (the “Parent Board”) has, by unanimous vote, in good faith, (i) determined that the Merger is in the best interests of Parent and its stockholders, and declared it advisable to enter into this Agreement and (ii) approved the adoption of this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, Parent, as the sole member of Merger Sub, has (i) determined that the Merger is in the best interests of Merger Sub, and declared it advisable for Merger Sub to enter into this Agreement and (ii) approved this Agreement, the execution, delivery and performance of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby, including the Merger; and

WHEREAS, the Partnership has required, as a condition to its willingness to enter into this Agreement, that Parent and its Subsidiaries as well as each of Senterfitt, Mr. Martin, and Mr. Bondurant (collectively, the “Support Agreement Counterparties”), simultaneously herewith enter into a Support Agreement, dated as of the date hereof (as may be amended, the “Support Agreements”), pursuant to which, among other things, the Support Agreement Counterparties agree, in each of their capacities as a Limited Partner, to vote their respective Common Units in favor of this Agreement, the Merger, and the other transactions contemplated hereby on the terms and subject to the conditions provided for in the Support Agreements.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINED TERMS; CONSTRUCTION

Section 1.1 Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act) other than Parent, Merger Sub or their Affiliates, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the Ordinary Course of Business, of assets of the Partnership Group Entities (including securities of Partnership Subsidiaries) (A) equal to 25% or more of the Partnership Group Entities’ consolidated assets as of June 30, 2024 or (B) representing 25% or more of the Adjusted EBITDA of the Partnership Group Entities on a consolidated basis for the year ended December 31, 2023, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 of the Exchange Act) of 25% or more of the outstanding Common Units of the Partnership, (iii) tender offer or exchange offer that, if consummated, would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 25% or more of the outstanding Common Units of the Partnership or (iv) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction (whether in a single transaction or a series of related transactions) involving the Partnership which is structured to permit such Person or group to acquire beneficial ownership of 25% or more of (x) the consolidated assets as of June 30, 2024 or the Adjusted EBITDA of the Partnership Group Entities as of December 31, 2023 or (y) the outstanding Common Units; in each case, other than the transactions contemplated by this Agreement.

“Adjusted EBITDA” has the meaning set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that, except where otherwise expressly provided herein, for the purposes of this Agreement, (a) with respect to the Parent Group Entities, the term “Affiliate” shall exclude each of the Partnership Group Entities, and (b) with respect to the Partnership Group Entities, the term “Affiliate” shall exclude each of the Parent Group Entities as well as Mr. Martin and Senterfitt.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, in each case including the rules and regulations promulgated thereunder, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of the monopolization or restraint of trade or the lessening of competition.

“Balance Sheet Date” means December 31, 2023.

“Benefit Plan” means (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and (ii) any employment, consulting, severance, termination, retention, change of control, health, medical, dental, vision, cafeteria, disability, accident, life insurance, vacation, paid-time-off, flex spending, perquisite, welfare fringe benefit, compensatory equity or equity-based, deferred compensation, profit sharing, retirement, pension, savings, termination and each other compensation or employee benefit plan, program, policy, agreement or arrangement.

“Book-Entry Units” has the meaning set forth in Section 3.1(a).

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the cities of Kilgore, Texas or Dallas, Texas are authorized or required by applicable Law to be closed.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificated Units” has the meaning set forth in Section 3.1(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Notice” has the meaning set forth in Section 8.1(d)(ii).

“Code” has the meaning set forth in Section 3.2(h).

“Common Unit” has the meaning set forth in the Partnership Agreement.

“Contract” means any contract, purchase order, license, sublicense, lease, sublease, franchise, warranty, option, warrant, guaranty, indenture, note, bond, mortgage or other legally binding agreement, instrument or obligation, whether written or unwritten.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions, mutations or additional waves thereof or related or associated epidemics, pandemics or disease outbreaks.

“DLLCA” means the Delaware Limited Liability Company Act, as amended from time to time.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Environment” means: (i) land, including surface land, wetlands, sub-surface strata, sea bed and river bed under water (as described in clause (ii) of this definition); (ii) water, including coastal and inland water, surface waters and ground waters; and (iii) ambient air.

“Environmental Laws” means any Law relating to (i) pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), public or workplace/occupational health and safety to the extent related to exposure to Hazardous Substances, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 3.2(b).

“Excluded Units” has the meaning set forth in Section 3.1(c).

“Existing Partnership Credit Facility” shall mean that certain Fourth Amended and Restated Credit Agreement, dated as of January 30, 2023, among Martin Operating Partnership L.P., as the Borrower, the Partnership, as the Guarantor, and Royal Bank of Canada, as Administrative Agent and Collateral Agent, and each of the Lenders from time to time party thereto, as amended, restated, or amended and restated prior to the date hereof.

“GAAP” means generally accepted accounting principles in the United States.

“General Partner” has the meaning set forth in the Preamble.

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“General Partner LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of November 23, 2021, as amended, modified or supplemented from time to time.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state, local, domestic, foreign or multinational.

“GP Board” has the meaning set forth in the Recitals.

“GP Conflicts Committee” has the meaning set forth in the Recitals.

“GP Conflicts Committee Fairness Opinion” has the meaning set forth in Section 4.16.

“GP Conflicts Committee Financial Advisor” has the meaning set forth in Section 4.16.

“GP Conflicts Committee Financial Advisor Engagement Letter” has the meaning set forth in Section 4.17.

“Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any applicable Environmental Law or that is otherwise regulated or for which liability or standards of care may be imposed under Environmental Laws, including petroleum or any fraction, derivative or byproduct thereof, natural gas, liquefied natural gas, methyl tert-butyl ether, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Person” means any Person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of a Partnership Group Entity or the General Partner, and also with respect to any such Person, in their capacity as a director, officer, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Partnership) serving at the request of the Partnership, the General Partner or any of their respective Subsidiaries, as applicable, and together with such Peron’s heirs, executors or administrators.

“Intervening Event” means any material change in circumstances, condition, effect, development, event or occurrence, in each case that arises after the date of this Agreement and (i) becomes known to a majority of the GP Board or the GP Conflicts Committee prior to the receipt of the Partnership Unitholder Approval, and (ii) was not, prior to the date of this Agreement, known to or reasonably foreseeable by a majority of the GP Board or the GP Conflicts Committee; provided, however, that in no event shall the following circumstances, conditions, effects, developments, events or occurrences constitute an Intervening Event: (a) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof; (b) the entry into, or announcement of, this Agreement or the transactions contemplated hereby, including the Merger, or any litigation or dispute arising out of this Agreement or the transactions contemplated hereby, including the Merger; (c) any matters generally affecting the industry in which the Partnership operates as a whole, except where the impact on the Partnership Group Entities, taken as a whole, is not materially disproportionate to the impact on similarly situated parties in the industry or (d) any change in the market price or trading volume of the Common Units (provided that the exception in this clause (d) shall not prevent or otherwise affect any such circumstance, condition, effect, development, event or occurrence underlying the change in the market price or trading volume of the Common Units from being taken into account in determining whether an Intervening Event has occurred).

“Knowledge” means, with respect to Parent, the actual knowledge of the Persons listed in Section 1.1 of the Parent Disclosure Letter, or with respect to the Partnership, the actual knowledge of the Persons listed in Section 1.1 of the Partnership Disclosure Letter.

“Law” means any law, statute, constitution, fundamental principle of common law, ordinance, rule, regulation, code, injunction, order, judgment, settlement, ruling, decree, directive, code, writ, binding case law, governmental guideline or interpretation having the force of law or legally enforceable requirement issued, enacted, adopted, promulgated, implemented or otherwise put in effect by or under the authority of any Governmental Authority.

“Lien” means any pledge, lien, charge, mortgage, encumbrance, option, right of first refusal or other preferential purchase right, adverse claim and interest, or security interest of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” Laws of the various states of the United States).

“Limited Partner” has the meaning set forth in the Partnership Agreement.

“Limited Partner Interest” has the meaning set forth in the Partnership Agreement.

“Maximum Amount” has the meaning set forth in Section 6.7(b).

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“MMGPHL” has the meaning set forth in the Recitals.

“Mr. Bondurant” means Robert D. Bondurant.

“Mr. Martin” means Ruben S. Martin III.

“MTI” means Martin Transport, Inc., a Texas corporation.

“NASDAQ” means The NASDAQ Global Select Market and any successor stock exchange or inter dealer quotation system operated by The Nasdaq Stock Market, LLC or any successor thereto.

“Ordinary Course of Business” means the ordinary course of business of the Partnership and its Affiliates and consistent with past practices.

“Organizational Documents” means, with respect to any Person, any charter, certificate of incorporation, certificate of formation, certificate of limited partnership, articles of association, bylaws, partnership agreement, limited partnership agreement, limited liability company agreement, operating agreement or similar formation or governing documents and instruments.

“Other Parties” has the meaning set forth in Section 9.12.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Parent” has the meaning set forth in the Preamble.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Directive” has the meaning set forth in Section 6.3(c).

“Parent Disclosure Letter” has the meaning set forth in Section 5.11.

“Parent Excluded Units” has the meaning set forth in Section 3.1(b).

“Parent Expense Reimbursement” has the meaning set forth in Section 8.3(b).

“Parent Group Entities” means Parent, Merger Sub and the other Parent Subsidiaries.

“Parent Material Adverse Effect” means the prevention or material impairment or delay in the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on or before the Outside Date.

“Parent Organizational Documents” has the meaning set forth in Section 5.1(b).

“Parent Subsidiaries” means the Subsidiaries of Parent (including Merger Sub), excluding the Partnership and the Partnership Subsidiaries.

“Parent Termination Fee” has the meaning set forth in Section 8.3(d).

“Parent Unit Purchase Plan” means the Martin Resource Management Corporation Purchase Plan for Common Units of Martin Midstream Partners L.P, as amended through the date hereof.

“Parties” has the meaning set forth in the Preamble.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Adverse Recommendation Change” has the meaning set forth in Section 6.3(b).

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 23, 2021, as amended, modified or supplemented from time to time.

“Partnership Benefit Plan” means any Benefit Plan maintained, sponsored, administered or participated in by the General Partner, the Partnership or any of their respective Subsidiaries for the benefit of their respective current or former employees, independent contractors and directors (and their respective beneficiaries), other than any statutory plan, program or arrangement that is required by applicable Laws, other than the Laws of the United States, or maintained by any Governmental Authority.

“Partnership Board Recommendation” has the meaning set forth in Section 6.1(b).

“Partnership Disclosure Letter” has the meaning set forth in Article IV.

“Partnership Environmental Permits” has the meaning set forth in Section 4.12.

“Partnership Excluded Units” has the meaning set forth in Section 3.1(c).

“Partnership Expense Reimbursement” has the meaning set forth in Section 8.3(c).

“Partnership Group Entities” means the Partnership and the Partnership Subsidiaries.

“Partnership Intellectual Property” has the meaning set forth in Section 4.15.

“Partnership Interest” has the meaning set forth in the Partnership Agreement.

“Partnership Intervening Event Notice Period” has the meaning set forth in Section 6.3(d)(ii).

“Partnership Material Adverse Effect” means (x) a material adverse effect on or a material adverse change in the business, financial condition or results of operations, of the Partnership Group Entities taken as a whole or (y) the prevention or material delay or impairment in the ability of the General Partner or the Partnership to consummate the Merger and the other transactions contemplated by this Agreement on or before the Outside Date; provided, however, that “Partnership Material Adverse Effect” shall not include the following: (a) circumstances affecting the industry or market in which the Partnership Group Entities operate, including any changes in the prices of oil, natural gas, sulphur, petroleum by-products, propane, natural gas liquids or other commodities, (b) any general market, economic, financial, capital markets, or political conditions, or outbreak, or continuation of hostilities or war, military actions or the escalation thereof, sabotage or terrorism, in the United States of America or elsewhere, (c) changes in Law applicable to the Partnership or any of its Affiliates or in accounting regulations or principles or the interpretation thereof, (d) weather conditions, earthquakes, hurricanes, floods, or other natural disasters, (e) cyberterrorism, hacking, ransomware or any other electronic attack, sabotage, pandemics (including COVID-19) or epidemics, (f) any failure of the Partnership Group Entities to meet any internal or published projections, estimates or expectations of such entities’ revenues, earnings or other financial performance or results of operations (it being understood in each case, that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a Partnership Material Adverse Effect may be taken into account), (g) any changes in the market price or trading volume of the Units (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of Partnership Material Adverse Effect may be taken into account), (h)

any changes, conditions, circumstances, effects, events, developments or occurrences to which Parent has expressly consented or expressly waived or which resulted from any Parent Directive, or (i) the announcement or pendency of this Agreement or the matters contemplated hereby or the compliance by the Partnership with the provisions of this Agreement, including any disruption of customer or supplier relationships, or the commencement of any Proceeding by any current or former holder of any Units of the Partnership Group Entities; provided, however, that the exception set forth in this clause (i) shall not apply in connection with any representation or warranty set forth in Section 4.2 or Section 4.4, or the condition in Section 7.2(a) insofar as it relates to any such representation or warranty; and provided, further, that, in the case of clause (a), (b), (c), (d), (e) or (f), the impact on the Partnership is not disproportionately adverse as compared to others in the industry referred to in clause (a) of this definition generally.

“Partnership Material Contract” has the meaning set forth in Section 4.10(a).

“Partnership Permits” has the meaning set forth in Section 4.8(b).

“Partnership Phantom Unit Plan” means Martin Midstream Partners L.P. 2021 Phantom Unit Plan.

“Partnership Proxy Statement” means the proxy statement on SEC Schedule 14A to be filed by the Partnership in connection with the Merger, as amended or supplemented.

“Partnership Restricted Unit Plan” means the Martin Midstream Partners L.P. 2017 Restricted Unit Plan.

“Partnership SEC Documents” means the reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by the Partnership with the SEC pursuant to the Securities Act or the Exchange Act since December 31, 2021 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein).

“Partnership Subsidiaries” means the Subsidiaries of the Partnership.

“Partnership Superior Proposal Notice Period” has the meaning set forth in Section 6.3(e)(ii).

“Partnership Termination Fee” has the meaning set forth in Section 8.3(a).

“Partnership Unaffiliated Unitholders” means holders of Common Units other than Parent, the General Partner and their respective Affiliates. For the avoidance of doubt, the term Partnership Unaffiliated Unitholders shall not include Senterfitt or any of the directors or officers of any Parent Group Entity.

“Partnership Unitholder Approval” means the affirmative vote or consent of the holders of a Unit Majority at the Partnership Unitholder Meeting or any adjournment or postponement thereof in favor of the approval of this Agreement and the Merger.

“Partnership Unitholder Meeting” has the meaning set forth in Section 6.1(b).

“Party” has the meaning set forth in the preamble.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Permits” means all franchises, licenses, certificates, permits, and other authorizations, approvals, waivers, registrations, consents and approvals from any Governmental Authority.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, a joint venture, an unincorporated organization or any other entity, including a Governmental Authority.

“Phantom Unit” means a notional unit issued pursuant to the Partnership Phantom Unit Plan that entitles the holder to receive cash equal to the fair market value of a Common Unit upon the satisfaction of the vesting and certain other conditions set forth in the governing award agreement.

“Phantom Unit Appreciation Right” means an award of a Phantom Unit under the Partnership Phantom Unit Plan that entitles the holder to receive cash equal to the appreciation, if any, of a Common Unit from the date of grant of the award upon the satisfaction of the vesting and certain other conditions set forth in the governing award agreement.

“Preamble” means the preamble to this Agreement.

“Proceeding” means any claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative, arbitral or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Recitals” means the recitals to this Agreement.

“Release” means any spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing or other release into the Environment.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives.

“Restraints” has the meaning set forth in Section 7.1(b).

“Restricted Unit” means a Common Unit issued under the Partnership Restricted Unit Plan that is subject to the transfer, vesting and forfeiture restrictions set forth in the Partnership Restricted Unit Plan and the governing award agreement.

“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell, or to cause the issuance, transfer or sale of, any partnership interest or other equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire, or to cause the issuance, transfer or sale of, any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.5(a).

“Schedule 13E-3” means a Rule 13e-3 transaction statement on SEC Schedule 13E-3 relating to the Partnership Unitholder Approval and the Merger, as amended or supplemented.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senterfitt” means Senterfitt Holdings Inc., a Texas corporation which is wholly owned by Mr. Martin.

“Special Approval” has the meaning set forth in the Partnership Agreement.

“Subsidiary” when used with respect to any Person, means any Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partner interests or, in the case of a member managed limited liability company, the managing member) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided, however, that, except where otherwise expressly provided in this Agreement, for the purposes of this Agreement, the Partnership, the General Partner and their Subsidiaries shall not be considered Subsidiaries of Parent or its Affiliates.

“Superior Proposal” shall mean any bona fide written unsolicited Acquisition Proposal (except that reference to 25% within the definition of “Acquisition Proposal” shall be replaced by 70%) made after the date of this Agreement and that was not received or obtained in violation of Section 6.3, and on terms that the GP Board (upon the recommendation of the GP Conflicts Committee) or the GP Conflicts Committee, as the case may be, determines in its good faith judgment and after consulting with its financial advisors (if any) and outside legal counsel, and taking into account the financial, legal, regulatory and other aspects of the Acquisition Proposal (including any conditions to and the expected timing of consummation and any risks of non-consummation), (i) if consummated, would be more favorable to the Partnership and the Partnership Unaffiliated Unitholders, from a financial point of view, than the Merger (taking into account the transactions contemplated by this Agreement and any revised written proposal by Parent to amend the terms of this Agreement made in accordance with Section 6.3(e)) and (ii) is reasonably capable of being consummated in accordance with its terms, taking into account legal, regulatory, financial, financing and timing aspects of such proposal.

“Support Agreement Counterparties” has the meaning set forth in the Recitals.

“Support Agreements” has the meaning set forth in the Recitals.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Takeover Statutes” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal law, and any similar provision incorporated into the Organizational Documents of the Parties and their Affiliates.

“Tax” or “Taxes” means any and all U.S. federal, state or local or non-U.S. or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, production, environmental, stamp, occupation, property and estimated taxes, customs duties, fees, assessments, levies and similar charges imposed by any Governmental Authority, together with any interest, penalties, fines, additions to tax or additional amounts payable to any Governmental Authority in connection or with respect thereto.

“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Transfer Taxes” has the meaning set forth in Section 6.17(c).

“Unit Majority” has the meaning set forth in the Partnership Agreement.

“Units” means the Common Units.

Section 1.2 Interpretation. Unless provided for elsewhere in this Agreement or the context otherwise requires, this Agreement will be interpreted in accordance with the following provisions:

(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, Article, Section, Subsection or other subdivision of this Agreement in which any such word is used;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(e) the word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”;

(f) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such phrase shall not mean simply “if”;

(g) a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place where it is defined;

(h) all references to prices, values or monetary amounts refer to United States dollars;

(i) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover both genders and the neuter;

(j) this Agreement has been jointly prepared by the Parties, and this Agreement shall not be construed against any Person as the principal draftsperson of this Agreement and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement;

(k) each covenant, term and provision of this Agreement shall be construed simply according to its fair meaning; prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aid of construction or otherwise constitute evidence of the intent of the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of such prior drafts;

(l) the captions of the Articles, Sections and Subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such Section, or in any way affect this Agreement;

(m) any references herein to a particular Section or Article means a Section or Article of this Agreement unless otherwise expressly stated herein;

(n) the Parent Disclosure Letter and the Partnership Disclosure Letter attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(o) all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(p) all references to days mean calendar days unless otherwise provided; and

(q) all references to time mean Kilgore, Texas time.

ARTICLE II

THE MERGER

Section 2.1 The Merger and Surviving Entity. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership (the “Merger”), the separate existence of Merger Sub will cease and the Partnership shall continue as the surviving limited partnership in the Merger (the Partnership as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 2.2 Closing. Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Suite 900, Dallas, Texas 75201 at 10:00 A.M., Dallas, Texas time, on the fifth (5th) Business Day following the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Partnership and Parent shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the General Partner will cause a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DLLCA (the “Certificate of Merger”), to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA.

Section 2.5 Organizational Documents of the Surviving Entity. At the Effective Time, (a) the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with the terms of the Partnership Agreement and applicable Law and (b) the Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the agreement of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with the terms thereof and applicable Law. The name of the Surviving Entity shall be “Martin Midstream Partners L.P.”

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties, any holder of Partnership or Merger Sub securities or any other Person:

(a) Effect of Merger on Common Units. Subject to Section 3.1(b), Section 3.3 and Section 3.4, each Common Unit issued and outstanding immediately prior to the Effective Time, other than the Excluded Units, shall be converted into the right to receive $4.02 per Common Unit in cash without any interest thereon (the “Merger Consideration”). As of the Effective Time, all Common Units converted into the right to receive the Merger Consideration pursuant to this Section 3.1(a) shall no longer be outstanding and shall automatically be canceled and cease to exist. As of the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented any such Common Units (“Certificated Units”) or such non-certificated Common Units represented in book-entry form immediately prior to the Effective Time (“Book-Entry Units”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificated Unit or Book-Entry Unit in accordance with Section 3.2(c), without interest, and any distributions to which such holder is entitled pursuant to Section 3.1(g).

(b) Effect of Merger on Units Owned by Parent and its Subsidiaries. All of the Units issued and outstanding immediately prior to the Effective Time and held by Parent or its Subsidiaries, as applicable (the “Parent Excluded Units”), shall be unaffected by the Merger and shall remain issued and outstanding in the Surviving Entity as set forth in the Partnership Agreement, and immediately following the Effective Time, Parent and/or its Subsidiaries will be the sole limited partners of the Surviving Entity, and no consideration shall be delivered to Parent or its Subsidiaries in respect thereof.

(c) Effect of Merger on Units Owned by the Partnership Group Entities. All of the Units owned by the Partnership Group Entities immediately prior to the Effective Time (the “Partnership Excluded Units” and, together with the Parent Excluded Units, the “Excluded Units”), as applicable, shall automatically be cancelled and cease to exist, and no consideration shall be delivered in respect thereof.

(d) Effect of Merger on General Partner Interests. The General Partner Interest issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain issued and outstanding in the Surviving Entity, the General Partner shall continue as the sole general partner of the Surviving Entity, and no consideration shall be delivered in respect thereof.

(e) Effect of Merger on Equity of Merger Sub. The limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and no consideration shall be delivered in respect thereof.

(f) Books and Records of the Partnership. The books and records of the Partnership shall be revised to reflect (i) the cancellation and extinguishment of all Units that were converted into the right to receive the applicable Merger Consideration and that, immediately following the Effective Time, Parent or its Subsidiaries will be the only holder(s) of Units and (ii) that the existence of the Partnership shall continue without dissolution.

(g) Distributions. Holders of Partnership Interests immediately prior to the Effective Time shall have continued rights to any distribution, without interest, with respect to such Partnership Interests with a record date occurring prior to the Effective Time that has been declared by the General Partner with respect to such Partnership Interests in accordance with the terms of this Agreement and which remains unpaid as of the Effective Time. Any such distributions by the Partnership are not part of the Merger Consideration and shall be paid on the payment date set therefor to such holders (or former holders) of Partnership Interests, as applicable. Holders of Partnership Interests immediately prior to the Effective Time (other than Parent and its Subsidiaries, including the General Partner) shall have no rights to any distribution with respect to such Partnership Interests with a record date occurring on or after the Effective Time that may have been declared by the General Partner with respect to such Partnership Interests prior to the Effective Time and which remains unpaid as of the Effective Time.

Section 3.2 Surrender of Units.

(a) Paying Agent. Prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to the Partnership (the “Paying Agent”) for the purpose of exchanging Certificated Units and Book-Entry Units for the Merger Consideration. As soon as reasonably practicable, but no later than five (5) Business Days, after the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of record of Units as of the Effective Time whose Units were converted into the right to receive the applicable Merger Consideration, a letter of transmittal (which shall specify that, with respect to Certificated Units, the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificated Units (or an effective affidavit of loss in lieu thereof pursuant to Section 3.2(g)) to the Paying Agent or, in the case of Book-Entry Units, upon adherence to the procedures set forth in the letter of transmittal) in such customary forms as the Partnership and Parent may reasonably agree, including, as applicable, instructions for use in effecting the surrender of Certificated Units (or effective affidavits of loss in lieu thereof pursuant to Section 3.2(g)) and Book-Entry Units to the Paying Agent in exchange for the applicable Merger Consideration.

(b) Deposit. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, in trust for the benefit of the holders of Units as of the Effective Time whose Units were converted into the right to receive the applicable Merger Consideration, an amount of cash equal to the amount of the aggregate Merger Consideration payable pursuant to Section 3.1(a) and upon the delivery of a duly executed letter of transmittal and the due surrender of the Certificated Units (or effective affidavits of loss in lieu thereof pursuant to Section 3.2(g)) or Book-Entry Units, each pursuant to the provisions of this Article III. All such cash deposited with the Paying Agent shall be referred to in this Agreement as the “Exchange Fund.” The Paying Agent shall, pursuant to irrevocable instructions delivered by Parent at or prior to the Effective Time, deliver the applicable Merger Consideration contemplated to be paid pursuant to this Article III out of the Exchange Fund. Subject to Sections 3.2(h) and (i), the Exchange Fund shall not be used for any purpose other than to pay such Merger Consideration.

(c) Exchange. Each holder of Units that have been converted into the right to receive the applicable Merger Consideration, upon delivery to the Paying Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and surrender of Certificated Units (or an effective affidavit of loss in lieu thereof pursuant to Section 3.2(g)) or Book-Entry Units and such other documents as may reasonably be required by the Paying Agent (including with respect to Book-Entry Units), will be entitled to receive in exchange therefor a check in an amount equal to the aggregate amount of cash that such holder has a right to receive pursuant to Section 3.1(a). The Merger Consideration shall be paid as promptly as practicable after receipt by the Paying Agent of the Certificated Units (or an effective affidavit of loss in lieu thereof pursuant to Section 3.2(g)) or any applicable documentation with respect to the surrender of Book-Entry Units, and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration. Until so surrendered, each such Certificated Unit and Book-Entry Unit shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

(d) Other Payees. If any payment of the applicable Merger Consideration is to be made to a Person other than the Person in whose name the applicable surrendered Certificated Unit or Book-Entry Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall (i) pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificated Unit or Book-Entry Unit or (ii) establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e) No Further Transfers. From and after the Effective Time, there shall be no further registration on the books of the Partnership of transfers of Units converted into the right to receive the applicable Merger Consideration. From and after the Effective Time, the holders of Certificated Units (or an effective affidavit of loss in lieu thereof) or Book-Entry Units representing Units converted into the right to receive the applicable Merger Consideration which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Units, except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificated Units (or an effective affidavit of loss in lieu thereof) or Book-Entry Units are presented to the Paying Agent or Parent, they shall be canceled and exchanged for the applicable Merger Consideration provided for, and in accordance with the procedures set forth, in this Article III.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Units converted into the right to receive the applicable Merger Consideration 12 months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his, her or its Units for the applicable Merger Consideration in accordance with this Section 3.2 prior to that time shall thereafter look only to Parent for delivery of the applicable Merger Consideration. Notwithstanding the foregoing, Parent, Merger Sub, the Partnership and the General Partner shall not be liable to any holder of Units for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration remaining unclaimed by holders of Units immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g) Lost, Stolen or Destroyed Certificated Units. If any Certificated Unit shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificated Unit to be lost, stolen or destroyed, compliance with the other procedures set forth in this Article III and, if required by Parent, the posting by such Person of an indemnity agreement or bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificated Unit, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificated Unit the Merger Consideration to be paid in respect of the Units represented by such Certificated Unit as contemplated by this Article III.

(h) Withholding Taxes. Each of Parent, Merger Sub, the Surviving Entity and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any Person pursuant to this Agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of applicable state, local or foreign Tax Law. To the extent amounts are so withheld and paid over to the appropriate Tax authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

(i) Investment of the Exchange Fund. Parent may cause the Paying Agent to invest any cash included in the Exchange Fund as directed by Parent on a daily basis, in Parent’s sole discretion; provided, however, that any investment of such Exchange Fund shall be limited to cash and cash equivalents, direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and money market funds comprised primarily of cash, cash equivalents and such obligations and that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to the holders of Units converted into the right to receive the applicable Merger Consideration which were outstanding immediately prior to the Effective Time pursuant to this Article III. Any interest and other income resulting from such investments shall be paid promptly to Parent.

Section 3.3 Treatment of Restricted Units, Phantom Units and Phantom Unit Appreciation Rights; Termination of Partnership Restricted Unit Plan, Partnership Phantom Unit Plan and Parent Unit Purchase Plan.

(a) Immediately prior to the Effective Time, all time vesting Restricted Units then-outstanding shall fully vest and all performance vesting Restricted Units then-outstanding shall vest at target payment levels. Each holder of a Restricted Unit will receive an amount equal to the Merger Consideration with respect to each Restricted Unit that becomes vested pursuant to this Section 3.3(a).

(b) Immediately prior to the Effective Time, all Phantom Units and Phantom Unit Appreciation Rights outstanding immediately prior to the Effective Time shall fully vest. Each holder of a Phantom Unit will receive an amount equal to the Merger Consideration with respect to each Phantom Unit that becomes vested pursuant to this Section 3.3(b). Each holder of a Phantom Unit Appreciation Right will receive an amount, if any, equal to the Merger Consideration less the date of grant value (as determined in accordance with the applicable award agreement) with respect to each Phantom Unit Appreciation Right that becomes vested pursuant to this Section 3.3(b); provided that if the date of grant value of such Phantom Unit Appreciation Right is greater than the Merger Consideration, such Phantom Unit Appreciation Right shall be cancelled without consideration.

(c) Prior to the Effective Time, the Partnership and the General Partner shall take all actions necessary to terminate the Partnership Restricted Unit Plan, such termination to be effective as of, and contingent on, the

Effective Time, and from and after the Effective Time, the Partnership Restricted Unit Plan shall be terminated and no equity awards or other rights with respect to Common Units or other Partnership Interests shall be granted or be outstanding thereunder subject to receipt of the consideration set forth in this Section 3.3. Prior to the Effective Time, the Partnership and the General Partner shall take all actions necessary to terminate the Partnership Phantom Unit Plan, such termination to be effective as of, and contingent on, the Effective Time, and from and after the Effective Time, the Partnership Phantom Unit Plan shall be terminated and no Phantom Units, Phantom Unit Appreciation Rights or other Partnership Interests shall be granted or be outstanding thereunder, subject to receipt of the consideration set forth in this Section 3.3.

(d) The Partnership and General Partner shall terminate the Parent Unit Purchase Plan, which was suspended prior to the date hereof, in its entirety effective as of, and contingent on, the Effective Time, with any amounts then remaining credited to employee accounts under the Parent Unit Purchase Plan promptly returned to such employees.

(e) As soon as practicable following the Effective Time, the Partnership shall file post-effective amendments to all Form S-8 registration statements filed by the Partnership deregistering all Common Units remaining available for issuance thereunder.

(f) No later than 30 days following the Closing Date, Parent shall cause the Merger Consideration to be paid, through the applicable entity’s payroll or accounts payable system, as applicable, to the holders of the Phantom Units, Phantom Unit Appreciation Rights and Restricted Units in accordance with this Section 3.3.

Section 3.4 Adjustments. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Units shall have been changed into a different number of units or a different class or series by reason of the occurrence or record date of any unit distribution, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or similar transaction, the distributions under this Article III, the applicable Merger Consideration and any other similar dependent item, as the case may be, shall be appropriately adjusted to reflect fully the effect of such unit distribution, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or similar transaction and to provide the holders of Units the same economic effect as contemplated hereby prior to such event.

Section 3.5 No Dissenters’ or Appraisal Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE GENERAL PARTNER

Except as disclosed in (a) the Partnership SEC Documents filed with or publicly furnished to the SEC prior to the date of this Agreement (but excluding any disclosure contained in any such Partnership SEC Documents under the heading “Risk Factors” or “Forward-Looking Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Partnership to the Parent (the “Partnership Disclosure Letter”) prior to the execution of this Agreement (provided, that (i) no item is required to be set forth in the Partnership Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, (ii) any disclosure in any section of such Partnership Disclosure Letter shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (iii) the mere inclusion of an item in such Partnership Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or a material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Partnership Material Adverse Effect), each of the Partnership and the General Partner, jointly and severally, represent and warrant to Parent and Merger Sub as follows:

Section 4.1 Organization, Standing and Corporate Power.

(a) Each of the Partnership and the General Partner and their respective Subsidiaries is a legal entity duly organized, formed or incorporated, validly existing and in good standing under the Laws of its jurisdiction of organization, formation or incorporation, as applicable, and has all requisite limited partnership, limited liability company, partnership or corporate, as applicable, power and authority to own or lease all of its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) Each of the Partnership and the General Partner and their respective Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failures to be so qualified, licensed or in good standing have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) The Partnership and the General Partner have made available to Parent prior to the execution of this Agreement true and complete copies of the Organizational Documents of the Partnership and the General Partner and each of their Subsidiaries, in each case, as in effect as of the date of this Agreement.

Section 4.2 Authority; Noncontravention.

(a) Each of the Partnership and the General Partner has all requisite entity power and authority to execute and deliver, and perform its obligations under, this Agreement and, subject to obtaining the Partnership Unitholder Approval in the case of the Partnership, to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by each of the Partnership and the General Partner, and the consummation by the Partnership and the General Partner of the transactions contemplated hereby, including the Merger, have been, as applicable, duly authorized and approved by the sole member of the General Partner, the GP Board and, as set forth in Section 4.2(c), the GP Conflicts Committee and no other entity action on the part of the Partnership or the General Partner is necessary to authorize the execution, delivery and performance by the Partnership and the General Partner of this Agreement and, except for obtaining the Partnership Unitholder Approval, the consummation of the transactions contemplated hereby, including the Merger. The Partnership Unitholder Approval is the only vote or approval of the holders of any class or series of equity securities of the Partnership or the General Partner necessary to adopt and approve this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership and the General Partner and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Partnership and the General Partner, enforceable against each of the Partnership and the General Partner in accordance with its terms, subject, as to enforceability, to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other Laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles (whether applied in a proceeding at law or in equity) (the “Enforceability Exceptions”).

(b) The execution, delivery and performance by the Partnership and the General Partner of this Agreement do not, and the consummation of the Merger (subject to receipt of the Partnership Unitholder Approval) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right (including a right of termination, cancellation or acceleration of any obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under, or give rise to any right of notice, acceleration or termination under, or result in the creation of any Lien upon any of the properties or assets of the Partnership or the General Partner or any of their respective Subsidiaries under, any provision of (i) the Organizational Documents of the Partnership, the General Partner or any of their Subsidiaries, or (ii) subject to the filings and other matters referred to in Section 4.4, (A) any Contract to which the Partnership, the General Partner or any of their respective Subsidiaries is a party or by which any of their respective properties or assets are bound or (B) any Law applicable to the Partnership or the General Partner or any of their respective Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights, losses or Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) The GP Conflicts Committee, at a meeting duly called and held, by unanimous vote, in good faith, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved (such approval constituting Special Approval for all purposes under the Partnership Agreement, including Section 7.9(a) thereof) this Agreement, the Support Agreements, and the transactions contemplated by this Agreement and the Support Agreements, including the Merger, (iii) recommended that the GP Board approve this Agreement, the Support Agreements, the execution, delivery and performance of this Agreement and the Support Agreements and the consummation of the transactions contemplated by this Agreement and the Support Agreements, including the Merger, (iv) recommended that the GP Board submit this Agreement and the Merger to a vote of the Limited Partners, and (v) recommended, and recommended that the GP Board resolve to recommend, approval of this Agreement and the Merger by the Limited Partners.

(d) Acting based upon the recommendation of the GP Conflicts Committee, the GP Board, by unanimous approval, in good faith, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are (A) fair and reasonable to the Partnership and the Partnership Unaffiliated Unitholders and (B) in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved this Agreement, the Support Agreements, the execution, delivery and performance of this Agreement and the Support Agreements and the consummation of the transactions contemplated by this Agreement and the Support Agreements, including the Merger, (iii) authorized and directed that this Agreement and the Merger be submitted to a vote of the Limited Partners and (iv) recommended approval of this Agreement and the Merger by the Limited Partners.

Section 4.3 Capitalization.

(a) The authorized equity interests of the Partnership consist of Common Units and the General Partner Interest. At the close of business on October 3, 2024, the issued and outstanding Limited Partner Interests and General Partner Interest of the Partnership consisted of (i) 39,001,086 Common Units, including 167,317 Restricted Units issued pursuant to the Partnership Restricted Unit Plan and (ii) the General Partner Interest. At the close of business on October 3, 2024, 2,432,226 Common Units were reserved for issuance under the Partnership Restricted Unit Plan. At the close of business on October 3, 2024, no Common Units were reserved for issuance under the Parent Unit Purchase Plan. As of the date of this Agreement there are not, and as of the Effective Time there will not be, any other Partnership Interests, voting securities or equity interests of the Partnership issued and outstanding or any subscriptions, options, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, Rights with respect to the Partnership, commitments or agreements of any character valued by reference to, or providing for the issuance of, any Partnership Interests, voting securities or equity interests of the Partnership, including any representing the right to purchase or otherwise receive any of the foregoing. The outstanding Common Units were duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303,

17-607 and 17-804 of the DRULPA and the Partnership Agreement), and, except as provided in the Partnership Agreement, are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). The General Partner is the sole general partner of the Partnership and is the sole record owner of the General Partner Interest, and the General Partner Interest has been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement. The General Partner owns the General Partner Interest free and clear of all Liens, except those existing or arising pursuant to the applicable Organizational Documents of the Partnership or the Existing Partnership Credit Facility. All Common Units reserved for issuance under the Partnership Restricted Unit Plan, when issued in accordance with the terms thereof, are or will be duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and the Partnership Agreement).

(b) No Partnership Group Entity has issued or is bound by any outstanding subscriptions, options, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, Rights, commitments or agreements of any character providing for the issuance or disposition of any partnership interests, shares of capital stock, voting securities or equity interests of any Partnership Subsidiary. Except as set forth in the Partnership Agreement, there are no outstanding obligations of any Partnership Group Entity to repurchase, redeem or otherwise acquire any Partnership Interests or other partnership interests, shares of capital stock, voting securities or equity or equity-based interests (or any options, restricted units, equity appreciation rights, profits interests, warrants or other Rights to acquire any Partnership Interests or other limited partner interests, shares of capital stock, voting securities or equity interests) of any of the Partnership Group Entities.

(c) Other than ownership of its Subsidiaries, the Partnership does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind. Except as set forth in the Partnership SEC Documents, the Partnership owns such interests in its Subsidiaries free and clear of all Liens, except those existing or arising pursuant to the applicable Organizational Documents of such entities or the Existing Partnership Credit Facility, and such interests in its Subsidiaries were duly authorized and validly issued in accordance with such Subsidiary’s Organizational Documents and are fully paid (to the extent required under such Subsidiary’s Organizational Documents) and nonassessable (except as such nonassessability may be affected by applicable Law and such Subsidiary’s applicable Organizational Documents).

(d) No Partnership Group Entity has any outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of Common Units or any other equity interest on any matter.

(e) Other than the Support Agreements, there are no voting trusts or other agreements or understandings to which any Partnership Group Entity is a party with respect to the voting or registration of capital stock or other equity interest of any Partnership Group Entity.

Section 4.4 Governmental Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Partnership or any of its Affiliates in connection with the execution, delivery and performance of this Agreement by the Partnership or the General Partner or the consummation by the Partnership or the General Partner of the transactions contemplated by this Agreement, including the Merger, except for (a) any filings required or advisable under any applicable Antitrust Laws, (b) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, including the Merger (including the filing of the Partnership Proxy Statement and the filing of a Schedule 13E-3), (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (d) any filings required under the rules and regulations of the NASDAQ, (e) any consents, approvals, orders, authorizations, registrations, declarations, filings and notices required for the Partnership or the General Partner to perform their respective obligations under Section 6.4 and (f) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 4.5 Partnership SEC Documents; Undisclosed Liabilities; Internal Controls.

(a) The Partnership Group Entities have filed or furnished all Partnership SEC Documents required to be filed or furnished by it with the SEC since December 31, 2021. The Partnership SEC Documents, as of their respective effective dates (in the case of Partnership SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Partnership SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), as the case may be, applicable to such Partnership SEC Documents, and none of the Partnership SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Partnership included in the Partnership SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Partnership and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in partners’ capital for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Partnership and its consolidated Subsidiaries, taken as a whole).

(c) Except (i) as reflected or otherwise reserved against on the balance sheet of the Partnership and its consolidated Subsidiaries (including the notes thereto) included in the Partnership SEC Documents filed by the Partnership and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the Ordinary Course of Business and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, no Partnership Group Entity has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of the Partnership prepared in accordance with GAAP or the notes thereto, other than as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(d) No Subsidiary of the Partnership is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the Partnership SEC Documents. To the Knowledge of the Partnership, no enforcement action has been initiated against the Partnership relating to disclosures contained or omitted from any Partnership SEC Document.

(e) The Partnership makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case, in all material respects, as required pursuant to Section 13(b)(2) of the Exchange Act. The Partnership has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NASDAQ. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Partnership in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. The General Partner’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Partnership’s auditors and the GP Board (i) all significant deficiencies in the designation or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and have identified for the Partnership’s auditors any material weakness in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

(f) Since December 31, 2021, the principal executive officer and principal financial officer of the General Partner have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of such entities or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the date of this Agreement, and except as disclosed in a Partnership SEC Document filed with the SEC prior to the date of this Agreement, none of such entities has any knowledge of any material weaknesses in the design or operation of such internal controls over financial reporting.

Section 4.6 Absence of Certain Changes or Events. Since the Balance Sheet Date, there have not occurred any changes, effects, events or occurrences that have resulted, or would reasonably be expected to result, individually or in the aggregate, in a Partnership Material Adverse Effect.

Section 4.7 Legal Proceedings. Except for any Proceedings disclosed in any Partnership SEC Documents filed or publicly furnished with the SEC prior to the date hereof, or except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, as of the date hereof, (a) there is no Proceeding pending or, to the Knowledge of the Partnership, threatened against, or, to the Knowledge of the Partnership, any pending or threatened material governmental or regulatory investigation of, the Partnership or any of its Affiliates and (b) there is no injunction, order, judgment, ruling, decree or writ of any Governmental Authority outstanding or, to the Knowledge of the Partnership, threatened to be imposed, against the Partnership or any of its Affiliates.

Section 4.8 Compliance with Laws; Permits.

(a) The Partnership Group Entities are, and since the later of December 31, 2021 and their respective dates of incorporation, formation or organization have been, in compliance with and are not in default under or in violation of any applicable Laws, except where such failures to comply, defaults or violations have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(b) The Partnership Group Entities are in possession of all Permits necessary for the Partnership Group Entities to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (collectively, the “Partnership Permits”), except where any failures to have any of the Partnership Permits have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. All Partnership Permits are in full force and effect, except where any failures to be in full force and effect have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. No suspensions or cancellations of any of the Partnership Permits is pending or, to the Knowledge of the Partnership, threatened in writing, except where such suspensions or cancellations have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. The Partnership Group Entities are not, and since December 31, 2021 have not been, in violation or breach of, or default under, any Partnership Permit, except where any such violations, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Partnership, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of any Partnership Group Entity under, any Partnership Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend, any Partnership Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. The Partnership Permits will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except, in each case, as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. No Proceeding is pending or, to the Knowledge of the Partnership, threatened with respect to any alleged failures by any Partnership Group Entity to have any material Permits necessary for the operation of any asset or the conduct of their businesses or to be in compliance therewith, except, in each case, as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) Without limiting the generality of Section 4.8(a), no Partnership Group Entity, nor, to the Knowledge of the Partnership, any consultant, agent or representative of any of the foregoing (in their respective capacities as such), (i) has violated the U.S. Foreign Corrupt Practices Act, and any other U.S. and foreign anti-corruption Laws that are applicable to the Partnership Group Entities; (ii) has, to the Knowledge of the Partnership, been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) to the Knowledge of the Partnership, is being (and has not been) investigated by any Governmental Authority except, in each case of the foregoing clauses (i) through (iii), as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 4.9 Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of the Partnership or its Affiliates specifically for inclusion or incorporation by reference in (a) the Partnership Proxy Statement, on the date it is first mailed to the Limited Partners, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (b) the Schedule 13E-3 will, at the time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Partnership Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Partnership and the General Partner make no representation or warranty with respect to information supplied by or on behalf of Parent, its Affiliates, and its and their Representatives for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.10 Contracts.

(a) Except (i) for this Agreement, (ii) as filed or publicly furnished with the SEC prior to the date of this Agreement, and (iii) for Contracts between the Partnership or one of its Affiliates, on the one hand, and Parent or one of its Affiliates, on the other hand, no Partnership Group Entity is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), whether or not entered into in the Ordinary Course of Business (each Contract that is described in this Section 4.10(a) being a “Partnership Material Contract”).

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, (i) each Partnership Material Contract is legal, valid and binding on and enforceable against any of the Partnership Group Entities, as applicable, except as such enforcement may be limited by the Enforceability Exceptions, and is in full force and effect, (ii) each of the Partnership Group Entities has in all respects performed all obligations required to be performed by it to date under each Partnership

Material Contract, (iii) no Partnership Group Entity has received written notice of the existence of, and to the Knowledge of the Partnership there does not exist, any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a breach or default on the part of the Partnership Group Entities, or permit termination, modification or acceleration, under any such Partnership Material Contract and (iv) to the Knowledge of the Partnership, as of the date of this Agreement no other party to any Partnership Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, or permit termination, modification or acceleration under any Partnership Material Contract other than in accordance with its terms nor has any other party repudiated any provision of any Partnership Material Contract.

Section 4.11 Partnership Benefit Plans; Labor Matters.

(a) Each Partnership Benefit Plan has been established, maintained and administered in compliance with its terms and with applicable Laws, including ERISA and the Code, except for such failures to comply which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, none of the Partnership Benefit Plans are or have been within the past six years a (i) multiemployer plan (within the meaning of Section 3(37) of ERISA), (ii) pension plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) “multiple employer plan” within the meaning of ERISA or an employee benefit plan subject to Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(b) Each Partnership Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to such qualification from the Internal Revenue Service, and, to the Knowledge of the Partnership, no event has occurred that could reasonably be expected to cause the loss of any such qualification, except where any such losses of qualification have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

(c) Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, no Proceedings, including any audits or investigations by any Governmental Authority, are pending or, to the Knowledge of the Partnership, threatened with respect to any Partnership Benefit Plan (other than routine claims for benefits and non-material appeals of such claims).

(d) No Partnership Group Entity is, or since December 31, 2021 has been, bound by or a party to any collective bargaining agreement or similar contract with any labor union or organization. No Partnership Group Entity is currently engaged in any negotiation with any labor union or organization and, to the Knowledge of the Partnership, there is no union representation question or certification petition pending before the National Labor Relations Board or any other similar Governmental Authority relating to the Partnership Group Entities. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, (i) no organized work stoppages, labor strikes, labor disputes, lockouts or slowdowns against the Partnership are pending or, to the Knowledge of the Partnership, threatened against or involving the Partnership Group Entities; and (ii) no Partnership Group Entity has received written notice of any unfair labor practice complaint and, to the Knowledge of the Partnership, no such complaints against any Partnership Group Entity are pending before the National Labor Relations Board or other similar Governmental Authority.

(e) Except as set forth in Section 3.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in combination with another event, whether contingent or otherwise) will entitle any current or former employee, consultant, director, manager or other service provider to any payment or benefit (or any increased or enhanced payment or benefit) from the General Partner, the Partnership Group Entities.

(f) Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, each of the Partnership Group Entities has complied with all applicable Laws related to the employment of their respective employees.

Section 4.12 Environmental Matters. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect: (a) each of the Partnership Group Entities is and has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Partnership Permits required to be obtained to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted pursuant to applicable Environmental Laws (“Partnership Environmental Permits”); (b) all Partnership Environmental Permits are in full force and effect and, where applicable, applications for renewal or amendment thereof have been timely filed; (c) no suspension or cancellation of any Partnership Environmental Permit is pending or, to the Knowledge of the Partnership, threatened in writing; (d) there has been no Release or arrangement for disposal of any Hazardous Substance by any Partnership Group Entity or, to the Knowledge of the Partnership, by any other Person that would reasonably be expected to give rise to the Partnership Group Entities incurring any liability, remedial obligation, or corrective action requirement under applicable Environmental Laws; (e) there are no Proceedings pending or, to the Knowledge of the Partnership, threatened against any Partnership Group Entity or involving any real property currently or formerly owned, operated or leased by or for any Partnership Group Entity alleging noncompliance with, or liability under, any applicable Environmental Law; (f) no Hazardous Substance has been disposed of, released or transported on, to or from any properties currently or formerly owned, leased or operated by any of the Partnership Group Entities, or as a result of any operations or activities of any of the Partnership Group Entities, in violation of any applicable Environmental Law or in a manner that would reasonably be expected to give rise to the Partnership Group Entities incurring any liability, remedial obligation, or corrective action requirement under applicable Environmental Laws; and (g) no Partnership Group Entity has either, expressly or by operation of Law, assumed or undertaken any liability, including any obligation for remedial or corrective action, of any other Person relating to Environmental Laws.

Section 4.13 Taxes. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, (a) all Tax Returns required to be filed by or with respect to any of the Partnership Group Entities have been duly and timely filed (taking into account all extensions of due dates), and all such Tax Returns are true, correct and complete, (b) all Taxes owed by any of the Partnership Group Entities, or for which any of the Partnership Group Entities may be liable, that are or have become due have been timely paid in full, (c) the Partnership Group Entities have timely complied with all applicable Tax withholding, collection and deposit requirements, (d) there are no Liens for Taxes (other than statutory Liens for current-period Taxes (x) that are not yet due and payable or (y) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP) on any of the assets of the Partnership Group Entities, (e) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of any of the Partnership Group Entities, (f) there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for payment or assessment of any Tax of, or any Taxes associated with the ownership or operation of the assets of, any of the Partnership Group Entities (other than in connection with a valid extension of time to file any Tax Return), (g) the Partnership is properly classified as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code, and has been properly treated as such since its formation, (h) each Subsidiary of the Partnership, other than MTI, is, and since its formation or acquisition by the Partnership has been, either a partnership or disregarded as an entity separate from its owner for U.S. federal income tax purposes, and (i) no Partnership Group Entity has ever entered into or been a party to any “listed transaction” as defined in Section 1.6011-4(b)(2) of the Treasury Regulations.

Section 4.14 Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, each Partnership Group Entity owns and has good and valid title to all of its owned real property and good and valid title to all of its owned personal property, and has good and valid leasehold interests in all of its leased real properties free and clear of all Liens, in each case, to an extent sufficient to conduct their respective businesses as currently conducted (except in all cases for Liens permissible under or not prohibited by any applicable loan agreements and indentures (together with all related mortgages, deeds of trust and other security agreements) and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters whether or not of record which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used, assuming the timely discharge of all obligations owing or related to the owned real property, the tangible personal property, and the leased property). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, all leases under which a Partnership Group Entity leases any real or personal property are valid and effective against such Partnership Group Entity and the counterparties thereto, in accordance with their respective terms and there is not, under any of such leases, any existing material default by any Partnership Group Entity and, to the Knowledge of the Partnership, the counterparties thereto, or any event which, with notice or lapse of time or both, would become a material default by any of the Partnership Group Entities or the counterparties thereto.

Section 4.15 Intellectual Property. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, the Partnership or an Affiliate of the Partnership (including, solely for purposes of this Section 4.15, Parent and its Subsidiaries) owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the “Partnership Intellectual Property”) used in their respective businesses as currently conducted. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, (a) there are no pending or threatened in writing claims by any Person alleging infringement or misappropriation by any of the Partnership Group Entities of such Person’s intellectual property, (b) to the Knowledge of the Partnership, the conduct of the business of the Partnership Group Entities does not infringe or misappropriate any intellectual property rights of any Person, (c) no Partnership Group Entity has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Partnership Intellectual Property and (d) to the Knowledge of the Partnership, no Person is infringing or misappropriating any Partnership Intellectual Property.

Section 4.16 Opinion of Financial Advisor. The GP Conflicts Committee has received the written opinion of Houlihan Lokey, Inc. (the “GP Conflicts Committee Financial Advisor”), dated as of October 3, 2024, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to this Agreement is fair, from a financial point of view, to the Partnership Unaffiliated Unitholders (the “GP Conflicts Committee Fairness Opinion”).

Section 4.17 Brokers and Other Advisors. Except for the GP Conflicts Committee Financial Advisor, the fees and expenses of which will be paid by the Partnership, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Merger or the transactions contemplated hereby based on arrangements made by or on behalf of the GP Conflicts Committee. The Partnership has heretofore made available to Parent a correct and complete copy of the engagement letter among the GP Conflicts Committee Financial Advisor, the Partnership, and the GP Conflicts Committee (the “GP Conflicts Committee Financial Advisor Engagement Letter”), which letter describes all fees payable to the GP Conflicts Committee Financial Advisor in connection with the transactions contemplated hereby and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the GP Conflicts Committee Financial Advisor entered into with respect to the engagement of the GP Conflicts Committee Financial Advisor in connection with the transactions contemplated hereby.

Section 4.18 Insurance. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect, (a) the businesses and assets of the Partnership Group

Entities are covered by, and insured under, the insurance policies and underwritten by the insurers including the coverages and related limits and deductibles set forth in Section 4.18 of the Partnership Disclosure Letter, (b) all such insurance policies are in full force and effect and all premiums due and payable on such policies have been paid and (c) no notice of cancellation of, material premium increase of, or indication of an intention not to renew, any such insurance policy has been received by any of the Partnership Group Entities other than in the Ordinary Course of Business.

Section 4.19 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, none of the Partnership nor the General Partner nor any other Person on behalf of the Partnership or General Partner makes or has made (and Parent and Merger Sub acknowledge that none of the foregoing makes or has made) any other express or implied representation or warranty with respect to the Partnership or General Partner with respect to any other information provided to Parent, Merger Sub, the Parent Board or their Representatives, in connection with the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, except as required by applicable Law, none of the Partnership nor the General Partner nor any other Person will have or be subject to any liability or other obligation to Parent or Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives) of, or Parent’s or Merger Sub’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to Parent or Merger Sub in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article IV. The Partnership and the General Partner acknowledge and agree to the provisions of Section 5.12, and specifically that, except for the representations and warranties contained in Article V, the Partnership and the General Partner have not relied on and none of Parent, Merger Sub or any of their respective Affiliates or Representatives has made or will have any liability for any representation or warranty, either express or implied, whether written or oral, concerning Parent, Merger Sub or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects, the transactions contemplated by this Agreement or otherwise with respect to information provided by or on behalf of Parent, Merger Sub or any of their respective Affiliates or Representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant, jointly and severally, to the Partnership and the General Partner as follows:

Section 5.1 Organization, Standing and Corporate Power.

(a) Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Law of its respective jurisdiction of organization and has all requisite limited partnership, limited liability company, partnership or corporate, as applicable, power and authority to own or lease all of its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent has made available to the Partnership prior to the execution of this Agreement true and complete copies of the Organizational Documents of Parent (the “Parent Organizational Documents”) and the Organizational Documents of Merger Sub, in each case, as in effect as of the date of this Agreement.

Section 5.2 Operations and Ownership of Merger Sub. All of the issued and outstanding limited liability company interests of Merger Sub are beneficially owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated hereby, Merger Sub has not, as of the date of this Agreement, and will not have, as of the Closing, incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.3 Ownership of Partnership Units and the General Partner. Section 5.3 of the Parent Disclosure Letter sets forth the record ownership of Common Units by the Subsidiaries of Parent as of the date of this Agreement, which Common Units represent all of the Common Units held of record or beneficially by Parent or any of its Subsidiaries. MMGPHL is an indirect wholly owned subsidiary of Parent and is the record owner of all of the issued and outstanding limited liability company interests of the General Partner.

Section 5.4 Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate or limited liability company action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Partnership and the General Partner, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to the Enforceability Exceptions. The Parent Board duly and validly adopted resolutions approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, and authorizing Parent, as the indirect sole owner of Merger Sub, to cause Merger Sub to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement, which resolutions of Parent Board have not been rescinded, modified or withdrawn in any way and which have been provided to the Partnership.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right (including a right of termination, cancellation or acceleration of any obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under, or give rise to any right of notice, acceleration or termination under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub or any of their respective Subsidiaries under, any provision of (i) the Parent Organizational Documents or the Organizational Documents of any of Parent’s Subsidiaries, including Merger Sub, or (ii) subject to the filings and other matters referred to in Section 5.5, (A) any Contract to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which any of their respective properties or assets are bound or (B) any Law applicable to Parent or Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights, losses or Liens that would not have a Parent Material Adverse Effect.

(c) Simultaneously with the execution of this Agreement, Parent has executed and delivered a Support Agreement to the Partnership and has also delivered to the Partnership the Support Agreements executed by each of the Support Agreement Counterparties. Other than the Support Agreements, there are no voting trusts or other agreements or understandings to which any Parent Group Entity is a party with respect to the voting or registration of capital stock or other equity interest of any Parent Group Entity.

Section 5.5 Governmental Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub or any of their respective Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger, except for (a) any filings required or advisable under any applicable Antitrust Laws, (b) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby (including the filing of the Partnership Proxy Statement and the filing of a Schedule 13E-3), (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (d) any filings required under the rules and regulations of the NASDAQ, (e) any consents, approvals, orders, authorizations, registrations, declarations, filings and notices required for Parent or Merger Sub to perform their respective obligations under Section 6.4 and (f) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not have a Parent Material Adverse Effect.

Section 5.6 Legal Proceedings. Except as has not had a Parent Material Adverse Effect, as of the date hereof (a) there is no Proceeding pending or, to the Knowledge of Parent, threatened against, or, to the Knowledge of Parent, any pending or threatened material governmental or regulatory investigation of, Parent or any of its Subsidiaries and (b) there is no injunction, order, judgment, ruling, decree or writ of any Governmental Authority outstanding or, to the Knowledge of Parent, threatened to be imposed, against Parent or any of its Subsidiaries.

Section 5.7 Information Supplied. None of the information supplied (or to be supplied) in writing by or on behalf of Parent specifically for inclusion or incorporation by reference in (a) the Partnership Proxy Statement, on the date it is first mailed to the Limited Partners, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (b) the Schedule 13E-3 will, at the time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the General Partner, the Partnership, their Affiliates, and its and their Representatives for inclusion or incorporation by reference in any of the foregoing documents.

Section 5.8 Brokers and Other Advisors. Except for Wells Fargo Securities, LLC, the fees and expenses of which will be paid by Parent or an Affiliate thereof, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on arrangements made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.

Section 5.9 Available Funds. At the Effective Time, Parent will have available to it sources of immediately available funds sufficient to consummate the Merger and to pay all amounts (including the fees and expenses of Parent) required to be paid in connection with the transactions contemplated by this Agreement, including the Merger Consideration. Parent acknowledges and agrees that it is not a condition to the Closing or to any of the obligations of Parent under this Agreement, including the Merger, that the Parent Group Entities obtain any financing for or related to any of the transactions contemplated by this Agreement.

Section 5.10 Certain Arrangements. There are no Contracts or commitments to enter into Contracts with any of the Parent Group Entities or, to the Knowledge of Parent, any of their respective Affiliates pursuant to which any holder of a Common Unit would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration.

Section 5.11 Disclosure Letter. On or prior to the date hereof, Parent and Merger Sub have delivered to the Partnership and the General Partner a letter (the “Parent Disclosure Letter”) setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of their respective representations and warranties; provided, however, that (a) no such item is required to be set forth in the Parent Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect and (b) the mere inclusion of an item in the Parent Disclosure Letter shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item would have a Parent Material Adverse Effect.

Section 5.12 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article V, none of Parent or Merger Sub or any other Person on behalf of Parent or Merger Sub makes or has made (and the Partnership and the General Partner acknowledge that none of the foregoing makes or has made) any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Partnership, the General Partner, the GP Board, the GP Conflicts Committee or their Representatives in connection with the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, except to the extent required otherwise by applicable Law, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Partnership or the General Partner or any other Person resulting from the distribution to the Partnership, the General Partner, the GP Board or the GP Conflicts Committee (including their respective Representatives) of, or the Partnership’s or the General Partner’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Partnership, the General Partner, the GP Board, the GP Conflicts Committee or their Representatives in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article V. Parent and Merger Sub acknowledge and agree to the provisions of Section 4.19, and specifically that, except for the representations and warranties contained in Article IV, Parent and Merger Sub have not relied on and none of the Partnership, General Partner or any of their respective Affiliates or Representatives has made or will have any liability for any representation or warranty, either express or implied, whether written or oral, concerning the Partnership, the General Partner or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects, the transactions contemplated by this Agreement or otherwise with respect to information provided by or on behalf of the Partnership, the General Partner or any of their respective Affiliates or Representatives.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1 Preparation of the Partnership Proxy Statement and Schedule 13E-3; Partnership Unitholder Meeting.

(a) As promptly as practicable following the date of this Agreement, (i) the Parties shall jointly prepare and file with the SEC the Schedule 13E-3 and any amendments thereto as required by Rule 13e-3 under the Exchange Act, and (ii) the Parties shall prepare and the Partnership shall file with the SEC the preliminary Partnership Proxy Statement. Each of the Parties shall cooperate and consult with each other in connection with the preparation and filing of the preliminary and definitive Partnership Proxy Statement and the Schedule 13E-3, as applicable, including promptly furnishing to each other in writing upon request any and all information relating to a Party or its Affiliates as may be required to be set forth in the Partnership Proxy Statement or the Schedule 13E-3, as applicable, under applicable Law. If at any time prior to the Effective Time any information relating to the Parties, or any of their respective Affiliates, directors or officers, is discovered by any Party that should be set forth in an amendment or supplement to, the Partnership Proxy Statement or the Schedule 13E-3, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Limited Partners. The Parties shall notify each other promptly of the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Partnership Proxy Statement, the Schedule 13E-3 or for additional information and each Party shall supply the other Parties with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Partnership Proxy Statement, the Schedule 13E-3 or the transactions contemplated hereby. The Partnership, with the cooperation of, and after consultation with, each of the other Parties as provided by this Section 6.1, shall use commercially reasonable efforts to respond as promptly as reasonably practicable to, and to resolve, all comments received from the SEC or the staff of the SEC concerning the Partnership Proxy Statement as promptly as reasonably practicable and each of the Parties shall, with the cooperation of, and after consultation with, each of the other Parties as provided by this Section 6.1, use commercially reasonable efforts to respond as promptly as reasonably practicable to, and to resolve, all comments received from the SEC or the staff of the SEC concerning the Schedule 13E-3 as promptly as reasonably practicable. No filing of, or amendment or supplement to, including by incorporation by reference, or correspondence with the SEC or the staff of the SEC with respect to the Partnership Proxy Statement or the Schedule 13E-3 will be made by any of the Parties, as applicable, without providing the other Parties, as applicable, a reasonable opportunity to review and comment thereon, which comments the Parties, as applicable, shall consider and implement in good faith. As promptly as reasonably practicable after all comments received from the SEC or the staff of the SEC have been cleared by the SEC, the Partnership shall file the definitive Partnership Proxy Statement with the SEC and cause such definitive Partnership Proxy Statement to be mailed to its Limited Partners of record.

(b) The Partnership shall, through the GP Board, as promptly as practicable after the Partnership Proxy Statement is cleared by the SEC, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Limited Partners (the “Partnership Unitholder Meeting”) (which Partnership Unitholder Meeting date shall be no later than 35 days after the date that the Partnership Proxy Statement is cleared by the SEC) for the purpose of obtaining the Partnership Unitholder Approval. Subject to Section 6.3, the Partnership shall, through the GP Board, submit this Agreement and the Merger to a vote of the Limited Partners and use the Partnership’s reasonable best efforts to obtain from the Limited Partners the Partnership Unitholder Approval. Subject to Section 6.3, the Partnership shall, through the GP Board and the GP Conflicts Committee, recommend to the Limited Partners approval of this Agreement (such recommendations, the “Partnership Board Recommendation”). Subject to the terms and conditions of the GP Conflicts Committee Financial Advisor Engagement Letter, the Partnership Proxy Statement shall include a copy of the GP Conflicts Committee Fairness Opinion and, subject to Section 6.3, the Partnership Board Recommendation. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (ii) in the absence of quorum, (iii) to the extent reasonably necessary to ensure that any supplement or amendment to the Partnership Proxy Statement that the GP Board has determined after consultation with outside legal counsel is necessary under applicable Laws is provided to the Limited Partners within the minimum amount of time reasonably practicable prior to the Partnership Unitholder Meeting, and (iv) if the Partnership has delivered any notice contemplated by Section 6.3(e) and the time periods contemplated by Section 6.3(e) have not expired; provided, however, that in each case, without the written consent of Parent (which shall not be unreasonably withheld, conditioned, or delayed), the Partnership shall not be permitted to postpone or adjourn the Partnership Unitholder Meeting for more than ten (10) Business Days later than the most recently adjourned meeting or to a date after the date that is three (3) Business Days prior to the Outside Date. The Partnership shall adjourn the Partnership Unitholder Meeting at the request of Parent (but in no event for more than 30 days from the date the Partnership Unitholder Meeting was originally scheduled to convene) (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval or (ii) in the absence of quorum. Without the written consent of Parent (which shall not be unreasonably withheld, conditioned, or delayed), no matter shall be submitted for action at the Partnership Unitholder Meeting except the approval of this Agreement and the Merger and matters reasonably related to this Agreement.

(c) Unless this Agreement is validly terminated in accordance with Article VIII, the Partnership shall submit this Agreement to the Limited Partners for approval at the Partnership Unitholder Meeting even if the GP Board and the GP Conflicts Committee shall have effected a Partnership Adverse Recommendation Change.

Section 6.2 Conduct of Business.

(a) During the period from the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, except (i) as provided in this Agreement, (ii) as disclosed in Section 6.2 of the Partnership Disclosure Letter, (iii) as required by applicable Law, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement, (v) as provided in the Partnership Agreement or (vi) pursuant to a Parent Directive or as otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned, or delayed (it being understood that this parenthetical will have no effect on any rights that Parent or its Affiliates have to consent to any of the actions in this Section 6.2 in any other Contract or agreement of the Partnership or its Affiliates)), the General Partner and the Partnership shall (x) conduct the business of the Partnership Group Entities in the Ordinary Course of Business, (y) use commercially reasonable efforts to preserve intact the business organization, goodwill and assets of the Partnership Group Entities and maintain the rights, franchises and existing relations with customers, suppliers, employees and business associates of the Partnership Group Entities, and (z) use commercially reasonable efforts to keep in full force and effect all material Permits and all material insurance policies maintained by the Partnership and its Affiliates.

(b) Except (i) as provided in this Agreement, (ii) as disclosed in Section 6.2 of the Partnership Disclosure Letter, (iii) as required by applicable Law, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement, (v) as provided in the Partnership Agreement or (vi) pursuant to a Parent Directive or as otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned, or delayed (it being understood that this parenthetical will have no effect on any rights that Parent or its Affiliates have to consent to any of the actions in this Section 6.2 in any other Contract or agreement of the Partnership or its Affiliates)), during the period from the date of this Agreement until the Effective Time, each of the General Partner and the Partnership shall not, and shall cause each of their respective Affiliates not to:

(i) other than annual compensatory equity awards granted to non-employee directors of the GP Board in the Ordinary Course of Business, settlement of outstanding Phantom Units in the ordinary course, or as expressly contemplated by this Agreement, (x) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity securities (other than pursuant to the existing terms of Rights outstanding as of the date of this Agreement, if any) or any additional Rights, (y) issue, grant or amend any award under the Partnership Restricted Unit Plan, or (z) enter into any agreement with respect to the foregoing;

(ii) (x) split, combine or reclassify any of its equity interests or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests or (y) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any partnership or other equity interests or Rights, except as required by the terms of its securities outstanding on the date hereof, by the terms of any outstanding Phantom Unit or as expressly contemplated by the terms of this Agreement;

(iii) (x) other than the lease of assets in the Ordinary Course of Business, sell, lease or dispose of any portion of its assets, business or properties that, in the aggregate, have a purchase price in excess of $1,000,000 (other than distributions permitted under Section 6.2(b)(iv) or pursuant to sales, leases or disposals of such assets, business or properties pursuant to any Contract in effect as of the date hereof), (y) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity that, in the aggregate, have a purchase price in excess of $1,000,000 or (z) convert from a limited partnership or limited liability company, as the case may be, to any other business entity;

(iv) subject to Section 6.2(c), make or declare distributions to the holders of any Common Units or the Phantom Units other than regular quarterly cash distributions in respect of the Common Units in the ordinary course of business;

(v) amend the Partnership Agreement or the Organizational Documents of the Partnership’s Affiliates (including by merger, consolidation, conversion or otherwise), as in effect on the date of this Agreement;

(vi) enter into, modify, amend, terminate or assign, or waive or assign any rights under, any Partnership Material Contract, other than in the Ordinary Course of Business;

(vii) waive, release, assign, settle or compromise any pending or threatened Proceeding, including any state or federal regulatory Proceeding, seeking damages or an injunction or other equitable relief, that (x) is material to the Partnership Group Entities, taken as a whole, or (y) is a claim, action or Proceeding relating to the transactions contemplated hereby;

(viii) implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or other applicable regulatory authorities;

(ix) (1) change its fiscal year or any material method of Tax accounting, (2) make any material Tax election that is inconsistent with past practice or change or revoke any material Tax election, (3) settle or compromise any material liability for Taxes, (4) file any material amended Tax Return or (5) take any action or fail to take any action that could create a material risk that any of the Partnership Group Entities other than MTI would be treated as a corporation for U.S. federal income Tax purposes;

(x) other than in the Ordinary Course of Business, (A) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities or intercompany credit agreements or money pool arrangements, or (B) create any Lien on its property to secure indebtedness or any other obligation;

(xi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, division or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law;

(xii) take any action that would reasonably be expected to prohibit, prevent, or materially hinder, impede, or delay the ability of the Parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement; or

(xiii) agree or commit to do anything prohibited by clauses (i) through (xii) of this Section 6.2.

(c) During the period from the date of this Agreement until the Effective Time, if permitted by applicable Law and the Partnership Agreement, the General Partner shall determine and declare, and cause the Partnership to pay regular quarterly cash distributions to the holders of the Common Units consistent with past practice, including with respect to the timing of record dates and payment dates; provided that, subject to applicable Law, in no event shall the regular quarterly cash distributions declared or paid by the Partnership to the holders of Common Units be less than $0.005 per Common Unit without the separate determination and approval of the GP Conflicts Committee. Notwithstanding the foregoing, the General Partner shall (and the Parent shall, directly or indirectly, cause its Representatives on the GP Board to) designate the record date for the quarterly cash distribution related to the quarter immediately prior to the quarter in which the Closing occurs so that such record date precedes the Effective Time so as to permit the payment of such quarterly distribution to the holders of the Common Units.

Section 6.3 Acquisition Proposals; Partnership Adverse Recommendation Change; Intervening Event.

(a) The Partnership and the General Partner shall, and shall use their reasonable best efforts to cause their respective Subsidiaries and the respective Representatives of each of the foregoing to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to an Acquisition Proposal, instruct such Persons to return or destroy all confidential information previously provided to such parties by or on behalf of the Partnership Group Entities and immediately terminate and prohibit any access by any Person (other than Parent and its Representatives) to any physical or electronic data room relating to an Acquisition Proposal. Except as permitted by Section 6.3(e), neither the Partnership nor the General Partner shall, and the Partnership shall cause its Subsidiaries not to, and each of the Partnership and the General Partner shall use its reasonable best efforts to, and cause the Partnership Subsidiaries to use their reasonable best efforts to, cause their respective Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information), or take any other action intended to lead to, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to the Partnership Group Entities in connection with, any Acquisition Proposal, (iii) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement, unit exchange agreement, option agreement or similar agreement, whether written or oral, with any Person (other than a Parent Group Entity) relating to an Acquisition Proposal, (iv) if any Acquisition Proposal has been made public, fail to publicly reaffirm the Partnership Board Recommendation, (v) take any action to make the provisions of any Takeover Statutes inapplicable to any transactions contemplated by any Acquisition Proposal or (vi) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Partnership Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Acquisition Proposal, or fail to recommend against acceptance of any tender offer or exchange offer for Units within ten (10) Business Days after commencement of such offer, or resolve or agree to take any of the foregoing actions.

(b) Except as permitted by this Section 6.3, the Partnership and the General Partner (acting through the GP Board and the GP Conflicts Committee) shall not, and shall cause their respective Subsidiaries and use their reasonable best efforts to cause the respective Representatives of each of the foregoing not to, directly or indirectly, fail to include the Partnership Board Recommendation in the Partnership Proxy Statement (such failure, the taking of any action set forth in clause (vi) of Section 6.3(a) or the failure to take any action required by clause (iv) of Section 6.3(a) each being referred to as a “Partnership Adverse Recommendation Change”).

(c) Without limiting the foregoing, it is understood and agreed that (i) subject to the following clause (ii), any violation of the restrictions set forth in Section 6.3(a) or Section 6.3(b) by the Partnership’s Subsidiaries or the Representatives of any of the Partnership, the General Partner or the Partnership’s Subsidiaries, will be deemed to be a breach of this Section 6.3 by the Partnership and the General Partner and (ii) no act or failure to act by Parent or any of its Affiliates or Representatives, and no violation caused by or at the explicit direction of Parent or any of its Affiliates or Representatives (“Parent Directive”), shall be a violation or breach of this Section 6.3 or any other provision of this Agreement by the Partnership or the General Partner.

(d) Notwithstanding anything to the contrary in this Agreement, at any time prior to the Partnership Unitholder Approval being obtained, and subject to compliance in all material respects with this Section 6.3(d), the GP Conflicts Committee may make a Partnership Adverse Recommendation Change:

(i) in response to an Intervening Event, if the GP Board (upon the recommendation of the GP Conflicts Committee) or the GP Conflicts Committee, as the case may be, determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with (A) with respect to the GP Board, its duties to the Partnership and the Limited Partners under applicable Law, as modified by the Partnership Agreement or (B) with respect to the GP Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable Law, as modified by the Partnership Agreement;

(ii) if the GP Board (upon the recommendation of the GP Conflicts Committee) or the GP Conflicts Committee, as the case may be, has provided prior written notice to Parent specifying in reasonable detail the Intervening Event at least five (5) calendar days in advance of its intention to take such action with respect to a Partnership Adverse Recommendation Change, unless at the time such notice is otherwise required to be given there are fewer than five (5) calendar days prior to the expected date of the Partnership Unitholder Meeting, in which case such notice shall be provided as far in advance as reasonably practicable (the period inclusive of all such days, the “Partnership Intervening Event Notice Period”); and

(iii) if, during the Partnership Intervening Event Notice Period, the GP Board (upon the recommendation of the GP Conflicts Committee) or GP Conflicts Committee, as the case may be, has negotiated and has used its reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate, in its sole discretion) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Partnership Adverse Recommendation Change would not be inconsistent with (A) with respect to the GP Board, its duties to the Partnership and the Limited Partners under applicable Law, as modified by the Partnership Agreement or (B) with respect to the GP Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable Law, as modified by the Partnership Agreement; provided, however, that the GP Board or the GP Conflicts Committee, as applicable, shall take into account all changes to the terms of this Agreement proposed in writing by Parent in determining whether the failure to effect a Partnership Adverse Recommendation Change would be inconsistent with (1) with respect to the GP Board, its duties to the Partnership and the Limited Partners under applicable Law, as modified by the Partnership Agreement or (2) with respect to the GP Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable Law, as modified by the Partnership Agreement.

(e) Notwithstanding anything to the contrary in this Agreement, at any time prior to the Partnership Unitholder Approval being obtained, and subject to compliance in all material respects with this Section 6.3(e), the GP Board (upon the recommendation of the GP Conflicts Committee) or the GP Conflicts Committee may make a Partnership Adverse Recommendation Change:

(i) in response to a Superior Proposal, if the GP Board (upon the recommendation of the GP Conflicts Committee) or the GP Conflicts Committee, as the case may be, determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with (A) with respect to the GP Board, its duties to the Partnership and the Limited Partners under applicable Law, as modified by the Partnership Agreement or (B) with respect to the GP Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable Law, as modified by the Partnership Agreement;

(ii) if the GP Board (upon the recommendation of the GP Conflicts Committee) or the GP Conflicts Committee, as the case may be, has provided prior written notice to Parent specifying in reasonable detail the reasons for such action at least five (5) calendar days in advance of its intention to take such action with respect to a Partnership Adverse Recommendation Change (including a description of the identity of the Person making the Superior Proposal, the material terms and conditions of such Superior Proposal and providing complete copies of any written proposal or offer (including proposed agreements) received by the Partnership, the General Partner, and/or the GP Conflicts Committee), unless at the time such notice is otherwise required to be given there are fewer than five (5) calendar days prior to the expected date of the Partnership Unitholder Meeting, in which case such notice shall be provided as far in advance as practicable (the period inclusive of all such days, the “Partnership Superior Proposal Notice Period”); and

(iii) if, during the Partnership Superior Proposal Notice Period, the GP Board (upon the recommendation of the GP Conflicts Committee) or the GP Conflicts Committee, as the case may be, has (x) negotiated and has used its reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate, in its sole discretion) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Partnership Adverse Recommendation Change would not be inconsistent with (A) with respect to the GP Board, its duties to the Partnership and the Limited Partners under applicable Law, as modified by the Partnership Agreement or (B) with respect to the GP Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable Law, as modified by the Partnership Agreement, and (y) kept Parent reasonably informed with respect to the status and changes in the material terms and conditions of the Superior Proposal (it being understood that any change in the purchase price in such Superior Proposal shall be deemed a material amendment) and any other change in circumstances related thereto in accordance with Section 6.3(f); provided, however, that (i) any material amendment to the terms of a Superior Proposal, if applicable, shall require a new notice pursuant to this Section 6.3 and a new Partnership Superior Proposal Notice Period, except that such new Partnership Superior Proposal Notice

Period in connection with any material amendment shall be for two (2) Business Days from the time Parent receives such notice (as opposed to five (5) calendar days) and (ii); provided, further, that the GP Board or the GP Conflicts Committee, as applicable, shall take into account all changes to the terms of this Agreement proposed in writing by Parent in determining whether the failure to effect a Partnership Adverse Recommendation Change would be inconsistent with (1) with respect to the GP Board, its duties to the Partnership and the Limited Partners under applicable Law, as modified by the Partnership Agreement or (2) with respect to the GP Conflicts Committee, its duties to the Partnership and the Partnership Unaffiliated Unitholders under applicable Law, as modified by the Partnership Agreement.

(f) In addition to the other obligations of the Partnership set forth in this Section 6.3, the Partnership shall promptly advise Parent and the GP Board, orally and in writing, and in no event later than one (1) Business Day after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Partnership or any of its Representatives in respect of any Acquisition Proposal, and shall, in any such notice to Parent and the GP Board, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent and the GP Board reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Partnership shall promptly provide Parent and the GP Board with copies of any additional written materials received by the Partnership that relate to such proposals, offers, inquiries, or requests) and the status of any such discussions or negotiations.

(g) Nothing contained in this Agreement shall prevent the Partnership or the GP Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal if the GP Board and the GP Conflicts Committee determine in good faith (after consultation with outside legal counsel) that the failure to do so would be reasonably likely to constitute a violation of applicable Law; provided, that a Partnership Adverse Recommendation Change may only be made in accordance with Section 6.3(e). For the avoidance of doubt, a public statement that describes the Partnership’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto shall not be deemed a Partnership Adverse Recommendation Change.

Section 6.4 Consummation of the Merger.

(a) Subject to the terms and conditions of this Agreement, Parent and Merger Sub, on the one hand, and each of the Partnership and the General Partner, on the other hand, shall cooperate with the other and use, and shall cause each of their respective Subsidiaries to use, its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including preparing and filing with any applicable Governmental Authority as promptly as practicable all documentation to effect all necessary, proper or advisable filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, Permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated hereby and (iii) defend any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (iv) obtain all necessary consents, approvals or waivers from third parties; provided that the obligations in this Section 6.4 shall not require either Party or any of its Affiliates to sell, divest, hold separate, transfer or dispose of, or commit to any behavioral remedy with respect to, any assets, securities, operations, rights, product lines, businesses or interest therein of such Party or any of their Affiliates (or consent to any of the foregoing actions); or litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority.

(b) Until the Effective Time or the earlier termination of this Agreement, unless otherwise approved by the GP Board and the GP Conflicts Committee, Parent shall not, and shall cause its Subsidiaries and Affiliates not to (i) amend, modify or revoke the Support Agreements, or (ii) directly or indirectly (A) other than to an MRMC Entity (as defined in the Support Agreements) that agrees to be bound by the Support Agreement, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by distribution, by operation of Law or otherwise), any Units owned by Parent as of the date hereof, (B) deposit any Units into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with this Section 6.4(b), or (C) agree (regardless of whether in writing or orally) to take any of the actions referred to in the foregoing clauses (A) or (B).

Section 6.5 Public Announcements. The initial press release or releases with respect to the execution of this Agreement shall be reasonably agreed upon by Parent and the Partnership, and shall be provided to the GP Conflicts Committee for review and approval prior to publication thereof. Thereafter, neither the Partnership nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by any applicable listing requirement of, or agreement with, the NASDAQ or other national securities exchange as determined in the good faith judgment of the Party proposing to make such release (in which case such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party); provided, however, that the Partnership shall not be required by this Section 6.5 to consult with any other Party with respect to public announcements in connection with a Partnership Adverse Recommendation Change but nothing in this proviso shall limit the obligations of the Partnership, the General Partner, the GP Board or the GP Conflicts Committee under Section 6.3; provided, further, that each Party and their respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent, the Partnership or the General Partner in compliance with this Section 6.5.

Section 6.6 Access to Information. Upon reasonable advance written notice and subject to applicable Laws relating to the exchange of information, the Partnership shall, and shall cause each Partnership Group Entity to, afford to Parent and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of the Partnership Group Entities’ properties, Contracts, books, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, provided, that such access shall be provided on a basis that minimizes the disruption to the operations of the requested party and its Representatives, and provided further, that any information received by Parent and its Representatives shall be used solely for the purposes of the transactions contemplated by this Agreement and related integration and planning. Notwithstanding anything to the contrary in this Agreement, the Partnership shall not be required to disclose any information to Parent if such disclosure would, in the opinion of the Partnership’s legal counsel, (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date hereof; provided, however, that the Partnership shall take all reasonable measures to disclose such information in a manner that would not jeopardize or contravene such privilege, Law, duty or contractual right.

Section 6.7 Indemnification and Insurance.

(a) From the Effective Time and until the sixth anniversary of the Effective Time, to the fullest extent permitted under applicable Laws, Parent shall, and shall cause the Surviving Entity and the General Partner jointly and severally agree to (i) indemnify, defend and hold harmless against any cost or expenses (including attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Person), judgments, settlements, fines and other sanctions, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any actual or threatened Proceeding, and provide advancement of expenses with respect to each of the foregoing to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Partnership and the General Partner immediately prior to the Effective Time and ensure that the Organizational Documents of the Surviving Entity and the General Partner or any of their respective successors or assigns, if applicable, shall, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Partnership and the General Partner than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 6.7(a) shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein, and shall be enforceable by such Indemnified Person and their respective heirs and representatives against Parent, the Surviving Entity and the General Partner and their respective successors and assigns.

(b) Subject to the last sentence of this Section 6.7(b), Parent shall maintain or cause the Surviving Entity to maintain in effect for six years from the Effective Time the Partnership’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided that Parent or the Surviving Entity may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall Parent or the Surviving Entity be required to expend pursuant to this Section 6.7(b) more than an amount per year equal to 300% of current annual premiums paid by the Partnership or the General Partner for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, Parent or the Surviving Entity would be required to expend more than the Maximum Amount, Parent or the Surviving Entity shall obtain the maximum amount of such insurance as is available for the Maximum Amount. In lieu of the foregoing obligations of Parent under this Section 6.7(b), the Parent or the Surviving Entity may (but shall be under no obligation to), prior to the Effective Time, purchase a six-year “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such.

(c) The rights of any Indemnified Person under this Section 6.7 shall be in addition to any other rights such Indemnified Person may have under the Organizational Documents of the Partnership and the General Partner, any indemnification agreements, or the DLLCA and DRULPA. The provisions of this Section 6.7 shall survive the consummation of the transactions contemplated hereby for a period of six years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 6.7 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If Parent, the Surviving Entity or the General Partner, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent, the Surviving Entity or the General Partner shall assume the obligations of Parent, the Surviving Entity or the General Partner, as applicable, set forth in this Section 6.7.

Section 6.8 Fees and Expenses. Except as otherwise provided in Section 8.3, all fees and expenses incurred in connection with the transactions contemplated hereby including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the Party incurring such fees and expenses, except (a) that Parent and the Partnership shall each pay for one-half (1/2) of the costs of printing and mailing of the joint Partnership Proxy Statement and Schedule 13E-3, (b) the Parent and the Partnership shall each also pay one-half of any filing fees and other costs and expenses relating to the preparation and filing of any filing with a Governmental Authority required in connection with this Agreement and the transactions contemplated hereby, including any filings required under the HSR Act, and (c) the Parent shall pay all costs, fees, and expenses of the Paying Agent.

Section 6.9 Section 16 Matters. Prior to the Effective Time, the Partnership and General Partner shall, with Parent’s and Merger Sub’s reasonable cooperation, take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Units (including derivative securities with respect to Units) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.10 Termination of Trading and Deregistration. The Partnership will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable (a) the delisting of the Units from the NASDAQ and the termination of trading of the Units on the Closing Date and prior to the Effective Time and (b) the deregistration of the Units under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

Section 6.11 GP Conflicts Committee. Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, take any action intended to cause the General Partner to, without the consent of the GP Conflicts Committee, eliminate the GP Conflicts Committee, revoke or diminish the authority of the GP Conflicts Committee or remove or cause the removal of any member of the GP Conflicts Committee, either as a member of the GP Board or the GP Conflicts Committee. For the avoidance of doubt, this Section 6.11 shall not apply to the filling, in accordance with the provisions of the General Partner LLC Agreement, of any vacancies caused by the resignation, death or incapacity of any such director.

Section 6.12 Performance by the General Partner. The General Partner shall cause the Partnership Group Entities to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Partnership, the General Partner and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by the Partnership, the General Partner and their respective Subsidiaries of any of the provisions of this Agreement if such action or inaction was or was not taken, as applicable, at the explicit direction of Parent, its Affiliates or their respective duly authorized Representatives.

Section 6.13 Takeover Statutes; No Rights Triggered.

(a) The Partnership, the General Partner and Parent shall each use their reasonable best efforts to (a) take all action necessary to ensure that no Takeover Statute is or becomes applicable to any of the transactions contemplated hereby and (b) if any Takeover Statute becomes applicable to any of the transactions contemplated hereby, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise minimize the effect of such Takeover Statute on the transactions.

(b) The Partnership and the General Partner shall take all steps necessary to ensure that the entering into of this Agreement, the Merger and the other transactions contemplated hereby or related hereto and any other action or combination of actions do not and will not result in the grant of any Rights with respect to the Partnership or its Affiliates to any Person under the Partnership Agreement or under any material agreement to which any of the Partnership Group Entities is a party.

Section 6.14 Regulatory Issues.

(a) The Parties shall cooperate fully with respect to any filing, submission or communication with a Governmental Authority having jurisdiction over the transactions contemplated by this Agreement. Such cooperation shall include each of the Parties: (i) providing, in the case of oral communications with a Governmental Authority, advance notice of any such communication and, to the extent permitted by applicable Law, an opportunity for each other Party to participate; (ii) providing, in the case of written communications, an opportunity for each other Party to comment on any such communication and provide the other with a final copy of all such communications; and (iii) complying promptly with any request for information from a Governmental Authority (including an additional request for information and documentary material), unless directed not to do so by any other Party. All cooperation shall be conducted in such a manner so as to preserve all applicable privileges.

(b) In furtherance and not in limitation of the foregoing, the Parties shall cooperate fully to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable, and in any event within ten (10) Business Days after the date hereof (unless a later date is mutually agreed to by the Parties) and (ii) supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.14(b) necessary to cause the expiration or termination of any applicable waiting periods under the HSR Act as promptly as practicable (and in any event no later than the Outside Date).

Section 6.15 Notification of Certain Matters. Each Party shall give prompt notice to the other Parties of (a) any fact, event or circumstance known to such Party that (i) would, individually or taken together with all other facts, events and circumstances known to it, result in any Partnership Material Adverse Effect or Parent Material Adverse Effect or (ii) could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, (b) any change in the Partnership’s financial condition or business that has resulted, or would reasonably be expected to result, in a Partnership Material Adverse Effect and (c) any Proceedings, to the extent such Proceedings relate to this Agreement or the Merger or could result in a Partnership Material Adverse Effect or a Parent Material Adverse Effect.

Section 6.16 Transaction Litigation. The Partnership shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Partnership, the General Partner or its respective directors relating to the Merger and the other transactions contemplated hereby, provided that the Partnership and the General Partner shall in any event control such defense (subject to Section 6.2(b)(vii)) and shall not be required to provide information if doing so would reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege.

Section 6.17 Tax Matters.

(a) For U.S. federal income Tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income Tax treatment), the Parties agree to treat the Merger (a) with respect to the holders of the Units (other than Units held by Parent and its Subsidiaries or the Partnership and its Subsidiaries), as a taxable sale of their Units to Parent, (b) with respect to Parent, as a purchase by Parent of Partnership Interests from the holders of the Units (other than Units held by Parent and its Subsidiaries or the Partnership and its Subsidiaries), and (c) to treat any deduction attributable to amounts payable under Section 3.3 as an extraordinary item realized and recognized other than in the ordinary course of business for purposes of Section 6.2(g) of the Partnership Agreement. The Parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.

(b) The Parties shall not (and shall cause their Affiliates not to) make any material change in respect of the Partnership’s methods of allocating income or deductions for federal income Tax purposes that would adversely affect the Partnership Unaffiliated Unitholders.

(c) Parent shall bear all transfer, documentary, sales, use, stamp, registration, and such other taxes and fees (including penalties and interest) incurred in connection with this Agreement, (“Transfer Taxes”). Any Tax Returns and other filings relating to Transfer Taxes as may be required by applicable Law shall be prepared and filed by Parent.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Unitholder Approval. The Partnership Unitholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Partnership (including the Partnership Agreement).

(b) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated hereby or making the consummation of the transactions contemplated hereby illegal.

(c) Regulatory Approval. Any waiting period applicable to the transactions contemplated hereby under any applicable Antitrust Law shall have been terminated or shall have expired.

Section 7.2 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Partnership and the General Partner contained in Section 4.2(a) and Section 4.6 shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Partnership and the General Partner contained in Section 4.3(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Partnership and the General Partner set forth herein shall be true and correct both as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Partnership Material Adverse Effect” set forth in any individual representation or warranty, other than in Section 4.5, Section 4.9, and the definition of Partnership Material Contract in

Section 4.10(a)) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

(b) Performance of Obligations of the Partnership and General Partner. Each of the Partnership and the General Partner shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Partnership and the General Partner by an executive officer of the General Partner to such effect.

Section 7.3 Conditions to Obligation of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in Section 5.4(a) shall be true and correct in all respects, as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of Parent and Merger Sub set forth herein shall be true and correct as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 7.4 Frustration of Closing Conditions.

(a) Neither the Partnership nor the General Partner may rely on the failure of any condition set forth in Section 7.1 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of either such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing. No act or failure to act by the Partnership or the General Partner if taken or not taken pursuant to a Parent Directive shall preclude the reliance by the General Partner or the Partnership from the failure of such conditions.

(b) Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.1 or Section 7.2, as the case may be, to be satisfied if such failure was due to the failure of either such Party to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by it prior to the Closing.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of (i) the Partnership, duly authorized by the GP Conflicts Committee, and (ii) Parent.

(b) by either of the Partnership (duly authorized by the GP Conflicts Committee) or Parent:

(i) if the Closing shall not have been consummated on or before March 31, 2025 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to (A) the Partnership if the failure to satisfy such condition was due to the failure of the Partnership or the General Partner to perform and comply in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to the Closing (except where such failure to perform or comply occurred as the result of actions or failure to act by the Partnership or the General Partner pursuant to a Parent Directive), (B) Parent if the failure to satisfy such condition was due to the failure of Parent or Merger Sub or an Affiliate thereof to perform and comply in all material respects with the covenants and agreements contained in this Agreement or the Support Agreement, as applicable, to be performed or complied with by it prior to the Closing or (C) the Partnership or Parent if in the case of Parent, the Partnership or the General Partner, and in the case of the Partnership, Parent or Merger Sub, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.8;

(ii) if any Restraint having the effect set forth in Section 7.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to the Partnership or Parent if such Restraint was due to the failure of, in the case of the Partnership, the Partnership or the General Partner (in each case, other than pursuant to a Parent Directive) and in the case of Parent, Parent or Merger Sub, or any Affiliate thereof to perform in all material respects any of its obligations under this Agreement or the Support Agreement, as applicable; or

(iii) If the Partnership Unitholder Meeting shall have concluded and the Partnership Unitholder Approval shall not have been obtained.

(c) by Parent:

(i) if the GP Board or GP Conflicts Committee, as applicable, shall have effected a Partnership Adverse Recommendation Change prior to receipt of Partnership Unitholder Approval;

(ii) if (other than pursuant to a Parent Directive) prior to the receipt of the Partnership Unitholder Approval, (a) the Partnership is in breach of its obligations under the second and third sentences of Section 6.1(b) or Section 6.1(c) or (b) the Partnership or the General Partner is in breach of its obligations under Section 6.3(a); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(ii) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or its Support Agreement, as applicable; or

(iii) if the Partnership or the General Partner shall have breached or failed to perform (other than pursuant to a Parent Directive) any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership or the General Partner set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is incapable of being cured, or is not cured, by the Partnership or the General Partner within the earlier of (x) 30 days following receipt of written notice from Parent of such breach or failure or (y) the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(iii) if Parent or Merger Sub or an Affiliate thereof is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Support Agreements.

(d) by the Partnership (duly authorized by the GP Board), or by the GP Conflicts Committee (which termination may be effected on behalf of the Partnership by the GP Conflicts Committee without having to obtain the consent, authorization or approval of the GP Board, the General Partner, the Partnership, or any other Person):

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent or Merger Sub set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent or Merger Sub within the earlier of (x) 30 days following receipt of written notice from the Partnership of such breach or failure or (y) the Outside Date;

(ii) if at least five (5) Business Days have elapsed since the Partnership (duly authorized by the GP Board), or the GP Conflicts Committee (which action may be effected on behalf of the Partnership by the GP Conflicts Committee without having to obtain the consent, authorization or approval of the GP Board, the General Partner, the Partnership, or any other Person), has sent a written notice (“Closing Notice”) to Parent that the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than such conditions that by their nature are only capable of being satisfied by the delivery of documents or taking of other action at Closing, and the Partnership stands ready, willing, and able to consummate the Merger and transactions contemplated hereby (including the Closing)), and Parent has failed to consummate the Merger and the transactions contemplated hereby within such five (5) Business Day period;

provided, however, that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if the Partnership or the General Partner is then in material breach (other than pursuant to a Parent Directive) of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall be given by the terminating Party to the other Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in Section 6.8, Section 6.16, Section 6.17, this Section 8.2, Section 8.3 and Article IX, all of which (together with the applicable definitions contained in this Agreement) shall survive termination of this Agreement), and, except as otherwise provided in this Section 8.2, there shall be no liability on the part of any of the Parties or their respective directors, officers and Affiliates; provided, however, that no such termination shall relieve any Party hereto from (a) its obligation to pay the Parent Expense Reimbursement, the Partnership Expense Reimbursement, the Partnership Termination Fee, or the Parent Termination Fee, as applicable, if, as and when required pursuant to Section 8.3, or (b) any liability for intentional fraud or a willful breach of any covenant or other agreement contained in this Agreement. For purposes of this Section 8.2, “willful breach” shall mean a material breach of this Agreement that is a consequence of a deliberate act or a deliberate failure to act by the breaching party with the Knowledge that the taking of such act (or the failure to take such act) would (i) cause a material breach of this Agreement and (ii) prevent or materially delay the Closing. Notwithstanding the foregoing, in no event shall the General Partner or the Partnership or their respective directors, officers and Affiliates have any liability for any matter set forth in the proviso of the first sentence of this Section 8.2 or under any other provision of this Agreement for any action taken or omitted to be taken by the General Partner, the Partnership, any of their respective Subsidiaries or any of their respective Representatives pursuant to a Parent Directive.

Section 8.3 Termination Fees; Expenses.

(a) In the event this Agreement is terminated (i) by Parent pursuant to Section 8.1(c)(i) (Partnership Adverse Recommendation Change); (ii) by the Partnership or Parent pursuant to Section 8.1(b)(iii) (Failed Partnership Unitholder Vote) in a case where a Partnership Adverse Recommendation Change has occurred; (iii) by the Partnership pursuant to Section 8.1(b)(i) (Outside Date) and, at the time of such termination under this clause (iii), (A) the Partnership Unitholder Approval shall not have been obtained and (B) Parent would have been permitted to terminate this Agreement pursuant to Section 8.1(c)(i) (Partnership Adverse Recommendation Change), or (iv) (A)

by Parent pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii) (Partnership or General Partner Uncured Breach), (B) by the Partnership pursuant to Section 8.1(b)(i) (Outside Date) or (C) by either Parent or the Partnership pursuant to Section 8.1(b)(iii) (Failed Partnership Unitholder Vote), in each case, if a Superior Proposal shall have been publicly made, proposed or communicated (or shall have otherwise become publicly known) after the date of this Agreement and not withdrawn prior to the Partnership Unitholder Meeting (or, if earlier, prior to the time of termination of this Agreement), and at any time on or prior to the 12-month anniversary of such termination, a Partnership Group Entity completes or enters into a definitive agreement with respect to, and thereafter completes, any Superior Proposal, then the Partnership shall pay to Parent a termination fee equal to $2,500,000 (the “Partnership Termination Fee”) within two (2) Business Days after the date of termination.

(b) In the event of termination of this Agreement by Parent pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii) (Partnership or General Partner Uncured Breach) under circumstances where the Partnership Termination Fee is not payable, then the Partnership shall promptly, but in no event later than two (2) Business Days after receipt of an invoice (with supporting documentation) therefor from Parent, pay Parent’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Parent and its Affiliates in connection with this Agreement and the transactions contemplated hereby up to a maximum amount of $5,000,000 (the “Parent Expense Reimbursement”).

(c) In the event of termination of this Agreement by the Partnership pursuant to Section 8.1(d)(i) (Parent or Merger Sub Uncured Breach), then Parent shall promptly, but in no event later than two (2) Business Days after receipt of an invoice (with supporting documentation) therefor from the Partnership, pay the Partnership’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by the Partnership and its Affiliates in connection with this Agreement and the transactions contemplated hereby up to a maximum amount of $5,000,000 (the “Partnership Expense Reimbursement”).

(d) In the event of termination of this Agreement by the Partnership or the GP Conflicts Committee, as applicable, pursuant to Section 8.1(d)(ii) (Failure to Close), then within ten (10) Business Days after such termination, the Parent shall, by wire transfer of immediately available funds, pay the Partnership a termination fee equal to $6,000,000 (the “Parent Termination Fee”).

(e) Each of the parties hereto acknowledges that the Partnership Termination Fee, the Parent Termination Fee, the Parent Expense Reimbursement and the Partnership Expense Reimbursement are not intended to be penalties, but rather are liquidated damages, in each case in a reasonable amount that will compensate the other Party, as applicable, in the circumstances in which such amounts are due and payable and which do not involve intentional fraud or willful breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall (i) Parent be entitled to receive both the Partnership Termination Fee and the Parent Expense Reimbursement, in connection with a termination of this Agreement pursuant to which such amounts are payable and (ii) the Partnership be entitled to receive both the Parent Termination Fee and the Partnership Expense Reimbursement, in connection with a termination of this Agreement pursuant to which such amounts are payable.

(f) The Parties acknowledge that the provisions of this Section 8.3 are an integral part of the transactions contemplated hereby and that, without these agreements, none of the Partnership, the General Partner, Parent or Merger Sub would enter into this Agreement. Accordingly, in the event that the Partnership shall fail to pay the Partnership Termination Fee or the Parent shall fail to pay the Parent Termination Fee required pursuant to this Section 8.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 5%. In addition, if the Partnership shall fail to pay the Partnership Termination Fee when due, the Partnership shall also pay all of Parent’s reasonable costs and expenses (including fees and expenses of counsel) in connection with efforts to collect such fee. Further, if the Parent shall fail to pay the

Parent Termination Fee when due, the Parent shall also pay all of the Partnership’s reasonable costs and expenses (including fees and expenses of counsel) in connection with efforts to collect such fee.

(g) Each of the parties hereto acknowledges that the remedies set forth in this Section 8.3 shall be the sole and exclusive remedies for any and all losses, damages, liabilities or claims against any Party to the extent arising under, out of, related to or in connection with this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival, Etc. The representations, warranties and agreements in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate at the Effective Time or, except as otherwise provided in Section 8.2 or Section 8.3 upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the provisions of Article I, Article II, Article III, Section 6.7, Section 6.8 and Section 6.16 and any provisions of this Agreement that contemplate performance after the Effective Time shall survive the Effective Time.

Section 9.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended, supplemented or modified in any and all respects, whether before or after the receipt of the Partnership Unitholder Approval, by written agreement of the Parties, by action taken or authorized by the Parent Board, with respect to Parent and Merger Sub, and the GP Board, with respect to the Partnership and the General Partner; provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the GP Conflicts Committee; provided, further, that after the receipt of the Partnership Unitholder Approval, there shall be no amendment or change to the provisions of this Agreement that, under applicable Law or stock exchange rule, would require further approval by the Limited Partners, unless such further approval from the Limited Partners is obtained. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval, consent, waiver or agreement of the Partnership or General Partner is required pursuant to this Agreement (including any determination to exercise or refrain from exercising any rights under Article VIII or to enforce the terms of this Agreement (including Section 9.8)), such determination, decision, approval, consent, waiver or agreement must be authorized by the GP Conflicts Committee, on behalf of the General Partner or the Partnership.

Section 9.3 Extension of Time, Waiver, Etc.. At any time prior to the Effective Time, any Party that is the intended beneficiary of the relevant provision of this Agreement, may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party, (b) extend the time for the performance of any of the obligations or acts of any other Party, (c) waive compliance by any other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions or (d) make or grant any consent under this Agreement, provided, however, that the GP Board may not take or authorize any such action unless it has been approved in writing by the GP Conflicts Committee. Notwithstanding the foregoing, no failure or delay by the Partnership, the General Partner, the GP Conflicts Committee, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 9.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties, except that Parent or Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.4 shall be null and void.

Section 9.5 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.6 Entire Understanding; No Third-Party Beneficiaries. This Agreement, the Partnership Disclosure Letter, the Support Agreements and any certificates delivered by any Party pursuant to this Agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (b) shall not confer upon any Person other than the Parties any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), (i) the provisions of Section 6.7 and Section 9.11 and (ii) subject to Section 3.1(b), Section 3.3, Section 3.3(f), and Section 3.4, the right of the holders of Units to receive the applicable Merger Consideration, or distributions in accordance with Section 3.1(g), after the Closing (a claim by the holders of Units with respect to which may not be made unless and until the Closing shall have occurred). Notwithstanding anything to the contrary in this Agreement, Section 9.11 shall be for the benefit of, and enforceable by, any financing sources or lender providing financing in connection with the Merger. Any inaccuracies in the representations and warranties set forth in this Agreement are subject to waiver by the Parties in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of Parent or the Partnership. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any provisions relating to conflicts of laws that would result in the application of the Laws of a different jurisdiction. Each of the Parties irrevocably agrees that any legal action or other Proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties consents to service of process being made upon it through the notice procedures set forth in Section 9.9, irrevocably submits with regard to any such legal action or other Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any legal action relating to this Agreement or any of the transactions contemplated hereby in any court other than such courts. Each of the Parties irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any legal action or other Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.7, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the legal action or other Proceeding in such court is brought in an inconvenient forum, (B) the venue of such legal action or other Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by any such court. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided, however, that each such Party’s consent to jurisdiction and service contained in this Section 9.7(a) is solely for the purposes referred to in this Section 9.7(a) and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purposes.

(b) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.8 Specific Performance. Each of the Parties agrees that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed (including failing to take such actions as are required of it hereunder in order to consummate the Merger) in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.8 in the Delaware Court of Chancery (or, if the Delaware Court of Chancery declines to accept jurisdiction over such matter, any state or federal court sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) any Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the Parties from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.9 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, to the Parties at the following addresses (or at such other address for a Party as specified by like notice; provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to Parent or Merger Sub, to:

Martin Resource Management Corporation

4200 B Stone Road

Kilgore, Texas 75662

Attention: Ruben S. Martin, III

Email: [Intentionally Omitted]

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Street, Suite 900

Dallas, Texas 75201

Attention: Preston Bernhisel

Email: preston.bernhisel@bakerbotts.com

If to the Partnership or the General Partner, to:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Robert D. Bondurant

Email: [Intentionally Omitted]

with copies to the GP Conflicts Committee (which shall not constitute notice) to:

C/O Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 4000

Dallas, Texas 75201

Attention: A. Michael Hainsfurther

Email: mhainsfurther@munsch.com

Notices will be deemed to have been received on the date of actual receipt if (i) delivered by hand or nationally recognized overnight courier service or (ii) upon receipt of an appropriate electronic confirmation when so delivered by email if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during recipient’s normal business hours.

Section 9.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.11 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, financing source, lender, agent, attorney, Representative or Affiliate of any Party or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 9.11 shall limit any liability of the Parties or the parties to the Support Agreements for breaches of the terms and conditions of this Agreement and the Support Agreements, as applicable.

Section 9.12 Provision Respecting Legal Representation. Each of the Parties acknowledges that Baker Botts L.L.P. has represented Parent prior to the Closing in connection with this Agreement and the transactions contemplated hereby, as well as prior transactions involving Parent. Each Party, on its own behalf and on behalf of its Other Parties, irrevocably acknowledges and agrees that all communications between Parent and its counsel and information or documents subject to attorney work-product protection made in connection with the negotiation, preparation, execution and delivery of and closing under, or any Proceeding arising under or in connection with, this Agreement, which, immediately prior to the Closing, would be deemed to be a privileged communication or subject to attorney work-product protection and would not be subject to disclosure to any Party or its Other Parties, shall continue after the Closing to be a privileged communication between Parent and its counsel or attorney work-product, and neither a Party, its Other Parties nor anyone acting or purporting to act on behalf of or through them shall be entitled to use or seek to obtain the same by any process on the grounds that the privilege attached to such communication or attorney work-product belongs to such Party or its Other Parties and not to Parent or its counsel. Any access thereto by a Party or its Other Parties shall not waive or otherwise affect the rights of Parent with respect to the related privilege. For the purposes of this Section 9.12, “Other Parties” means, with respect to any Party, such Party’s officers, directors, employees, managers, members, partners and Affiliates, and their successors. Baker Botts L.L.P. shall be entitled to rely on the provisions of this Section 9.12.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

PARENT:

MARTIN RESOURCE MANAGEMENT CORPORATION

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III
Title:	President and Chief Executive Officer

MERGER SUB:

MRMC MERGER SUB LLC

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

PARTNERSHIP:

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

GENERAL PARTNER:

MARTIN MIDSTREAM GP LLC

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of October 3, 2024 (this “Agreement”), is entered into by and among Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), Martin Resource Management Corporation, a Texas corporation (“MRMC”), Martin Product Sales LLC, a Texas limited liability company (“Martin Product Sales”), Martin Resource LLC, a Delaware limited liability company (“Martin Resource”), and Cross Oil Refining & Marketing, Inc., a Delaware corporation (“Cross Oil Refining”, together with Martin Product Sales and Martin Resource, the “Unitholders”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, MRMC, MRMC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), the General Partner (as defined herein), and the Partnership are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and upon the terms and subject to the conditions set forth therein) Merger Sub shall merge with and into the Partnership (the “Merger”), the separate existence of Merger Sub will cease and the Partnership shall survive and continue as the surviving limited partnership in the Merger;

WHEREAS, as of the date hereof, the Unitholders are the Record Holders in the aggregate of, and have the right to vote and dispose of, the number of common units representing limited partner interests in the Partnership (the “Common Units”) set forth opposite their respective names on Schedule A hereto (the “Existing Units”);

WHEREAS, each of the Unitholders is a direct, wholly owned subsidiary of MRMC;

WHEREAS, as a condition and inducement to the Partnership’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Partnership, the Unitholders, and MRMC are entering into this Agreement; and

WHEREAS, the Unitholders and MRMC acknowledge that the Partnership is entering into the Merger Agreement in reliance on the representations, warranties, covenants, and other agreements of the Unitholders and MRMC set forth in this Agreement and would not enter into the Merger Agreement if the Unitholders and MRMC did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Partnership, MRMC, and the Unitholders hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Board” means the Board of Directors of the General Partner.

“Conflicts Committee” has the meaning ascribed thereto in the Partnership Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Covered Unitholder” means the Unitholders, and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder of Covered Units pursuant to Section 7(a), by joinder or otherwise.

“Covered Units” means the Existing Units of which the Unitholders are the Record Holders as of the date hereof, together with any Common Units of which a Unitholder or MRMC becomes the Record Holder on or after the date hereof (or any Common Units with respect to which any Person as may later become party to this Agreement pursuant to Section 7(a), by joinder or otherwise, if applicable, becomes the Record Holder on or after the date hereof).

“General Partner” means Martin Midstream GP LLC, a Delaware limited liability company, which is the sole general partner of the Partnership.

“MRMC Entities” means, collectively, MRMC, the Unitholders, the General Partner, and MMGP Holdings LLC, a Delaware limited liability company.

“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.

“Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 23, 2021, as amended, modified or supplemented from time to time.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2. Agreement to Vote Covered Units. Prior to the Termination Date (as defined herein), each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall (and further MRMC irrevocably and unconditionally agrees that it shall cause the Covered Unitholders to), at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting) in connection with the Merger, however called, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), in person or by proxy, all Covered Units (in all manners and by each applicable class) (i) in favor of the Merger, the approval of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. For the avoidance of doubt, no Covered Unitholder (in its capacity as a unitholder) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues. Notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, ROBERT D. BONDURANT, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, SUCH COVERED UNITHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE AND HEREBY REVOKES ANY SUCH OTHER PROXIES). EACH COVERED UNITHOLDER HEREBY AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS SECTION 3 IS GIVEN IN CONNECTION WITH THE MERGER AGREEMENT, AND THAT SUCH IRREVOCABLE PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH COVERED UNITHOLDER UNDER THIS AGREEMENT.

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement in accordance with Section 5.

4. No Inconsistent Agreements. Each of the Covered Unitholders and MRMC hereby represents, covenants, and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Covered Unitholder’s or MRMC’s obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) at the election of a Covered Unitholder in the event that the Conflicts Committee makes a Partnership Adverse Recommendation Change, and (d) the mutual written agreement of the parties hereto to terminate this Agreement (provided that any decision on behalf of the Partnership to terminate this Agreement pursuant to this clause (d) shall be made only by the Conflicts Committee) (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 20 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Upon termination of this Agreement in accordance with the foregoing provisions of this Section 5, none of the Covered Unitholders shall have any further obligations or liabilities hereunder, except as provided in the immediately preceding sentence.

6. Representations and Warranties of each Covered Unitholder and MRMC. The Covered Unitholders and MRMC jointly and severally hereby represent and warrant to the Partnership as follows:

(a) Such Covered Unitholder is the Record Holder of, and has good and valid title to, its Covered Units, free and clear of all Liens, other than as created by this Agreement, the Merger Agreement or arising under applicable securities Laws. Such Covered Unitholder is Controlled by MRMC. Such Covered Unitholder has, under the Control of MRMC, voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Existing Units and the General Partner Interest (as defined in the Partnership Agreement), no MRMC Entity or any other entity under the Control of MRMC is the Record Holder of, and no MRMC Entity or any other entity under the Control of MRMC beneficially owns, any (i) units or voting securities of the Partnership, (ii) securities of the Partnership convertible into or exchangeable for units or voting securities of the Partnership, or (iii) options or other rights to acquire from the Partnership any units, voting securities or securities convertible into or exchangeable for units or voting securities of the Partnership. The Covered Units are not subject to any voting trust agreement or other contract to which such Covered Unitholder or MRMC is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Such Covered Unitholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.

(b) Such Covered Unitholder and MRMC is duly formed, organized, or incorporated, validly existing, and in good standing under the laws of the State of its formation, organization, or incorporation, as applicable, or such other laws of its jurisdiction of formation, organization, or incorporation, as applicable, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Covered Unitholder and MRMC, the performance by such Covered Unitholder and MRMC of their respective obligations hereunder, and the consummation by such Covered Unitholder and MRMC of the transactions contemplated hereby have been duly and validly authorized by such Covered Unitholder and MRMC, as applicable, and no other actions or proceedings on the part of such Covered Unitholder or MRMC are necessary to authorize the execution and delivery by such Covered Unitholder and MRMC, as applicable, of this Agreement, the performance by such Covered Unitholder and MRMC, as applicable, of their respective obligations hereunder or the consummation by such Covered Unitholder and MRMC of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Covered Unitholder and MRMC, as applicable, and, assuming due authorization, execution, and delivery by the Partnership, constitutes a legal, valid, and binding obligation of such Covered Unitholder and MRMC, as applicable, enforceable against such Covered Unitholder and MRMC, as applicable, in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) (i) Except for the applicable requirements of the Exchange Act and the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Covered Unitholder or MRMC, as applicable, for the execution, delivery and performance of this Agreement by such Covered Unitholder and MRMC, as applicable, or the consummation by such Covered Unitholder and MRMC, as applicable, of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Covered Unitholder and MRMC, as applicable, nor the consummation by such Covered Unitholder and MRMC, as applicable, of the transactions contemplated hereby, nor compliance by such Covered Unitholder and MRMC, as applicable, with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such Covered Unitholder or MRMC, as applicable, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Covered Unitholder or MRMC, as applicable, pursuant to, any contract to which such Covered Unitholder or MRMC, as applicable, is a party or by which such Covered Unitholder or MRMC, as applicable, or any property or asset of such Covered Unitholder or MRMC, as applicable, is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Covered Unitholder or MRMC, as applicable, or any of such Covered Unitholder’s or MRMC’s, as applicable, properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Covered Unitholder or MRMC, as applicable, to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such Covered Unitholder or MRMC, as applicable, or, to the knowledge of such Covered Unitholder or MRMC, as applicable, any other Person or, to the knowledge of such Covered Unitholder or MRMC, as applicable, threatened against such Covered Unitholder or MRMC, as applicable, or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Partnership of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such Covered Unitholder and MRMC, as applicable, understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such Covered Unitholder’s and MRMC’s, as applicable, execution and delivery of this Agreement and the representations and warranties of the Covered Unitholders and MRMC contained herein.

(f) Each Covered Unitholder and MRMC, as applicable, acknowledges that it is a sophisticated party with respect to the Covered Units and has adequate information concerning the business and financial condition of the Partnership to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and based on such information as such Covered Unitholder or MRMC (as applicable) has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(g) Each of the Covered Unitholders and MRMC is an Affiliate (as defined in the Partnership Agreement) of the General Partner (as defined in the Partnership Agreement).

7. Certain Covenants of each Covered Unitholder and MRMC. Each Covered Unitholder and MRMC, severally (but not jointly), hereby covenants and agrees as follows, in each case except as otherwise approved in writing by the Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such Covered Unitholder shall not, and MRMC shall cause the Covered Unitholders to not, (i) Transfer, or enter into any contract, option, agreement, or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units, or (iii) knowingly take any action that would make any representation or warranty of such Covered Unitholder or MRMC contained herein untrue or incorrect or have the effect of preventing or disabling such Covered Unitholder or MRMC from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, each Covered Unitholder may, and MRMC may cause the Covered Unitholders to, Transfer any or all of the Covered Units, in accordance with applicable Law, to any of the MRMC Entities; provided that prior to and as a condition to the effectiveness of such Transfer, (i) each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Unitholder and (ii) such MRMC Entity is an Affiliate of the General Partner (as defined in the Partnership Agreement). Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such Covered Unitholder or MRMC, as applicable, becomes the Record Holder of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to Partnership, such Covered Unitholder and MRMC, as applicable, shall promptly notify the Partnership and the Conflicts Committee of such Common Units or voting interests, such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Common Units held by such Covered Unitholder set forth on Schedule A hereto shall be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.

8. Transfer Agent. Each Covered Unitholder and MRMC hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, the Partnership or its counsel shall further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date.

9. Unitholder Capacity. This Agreement is being entered into by each Covered Unitholder and MRMC solely in its capacity as a direct or indirect holder of Common Units, and nothing in this Agreement shall restrict or limit the ability of such Covered Unitholder or MRMC or any of their respective Affiliates or any employee thereof who is a director or officer of the Partnership to take any action in his or her capacity as a director or officer of the Partnership to the extent specifically permitted by the Merger Agreement.

10. Disclosure. Each Covered Unitholder and MRMC hereby authorizes the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Partnership Proxy Statement and the Schedule 13E-3 the Covered Unitholders’ and MRMC’s identity and ownership of the Covered Units and the nature of such Covered Unitholders’ and MRMC’s obligations under this Agreement.

11. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder and MRMC contained herein shall not survive the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein; provided that the Partnership may not amend, modify or supplement this Agreement unless such action has been approved in writing by the Conflicts Committee.

13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(i)	If to MRMC or any Covered Unitholder:

Martin Resource Management Corporation

4200 B Stone Road

Kilgore, Texas 75662

Attention: Ruben S. Martin, III

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Street, Suite 900

Dallas, Texas 75201

Attention: Preston Bernhisel

Email: preston.bernhisel@bakerbotts.com

(ii)	If to the Partnership:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Robert D. Bondurant

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Martin Midstream GP LLC

Attention: Byron Kelley, Chair of Conflicts Committee

4200 B Stone Road

Kilgore, Texas 75662

Email: [Intentionally Omitted]

and

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 4000

Dallas, Texas 75201

Attention: A. Michael Hainsfurther

Email: mhainsfurther@munsch.com

Notices shall be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

15. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the Conflicts Committee in this Agreement.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of all other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Partnership Subsidiary, and a Covered Unitholder may Transfer any or all of such Covered Unitholder’s Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Other Miscellaneous Provisions. The provisions of Sections 9.5, 9.7, 9.8, 9.10 and 9.11 of the Merger Agreement shall be incorporated into this Agreement, mutatis mutandis, except for such changes as are required to comply with applicable Law.

19. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this

Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

20. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment, termination or assignment of rights by the Partnership permitted by this Agreement must be approved by the Conflicts Committee.

[Signature pages follow.]

IN WITNESS WHEREOF, the Partnership, MRMC, and the Unitholders have caused to be executed or executed this Agreement as of the date first written above.

PARTNERSHIP:

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

MRMC:

MARTIN RESOURCE MANAGEMENT CORPORATION

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III
Title:	President and Chief Executive Officer

UNITHOLDERS:

MARTIN PRODUCT SALES LLC

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III
Title:	President and Chief Executive Officer

MARTIN RESOURCE LLC

By:	Martin Resource Management Corporation, its sole member

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III
Title:	President and Chief Executive Officer

Signature Page to Support Agreement

CROSS OIL REFINING & MARKETING, INC.

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III
Title:	President and Chief Executive Officer

Signature Page to Support Agreement

SCHEDULE A

Unitholder & Subsidiaries	Existing Units
Martin Product Sales LLC	1,021,265 Common Units
Martin Resource LLC	4,203,823 Common Units
Cross Oil Refining & Marketing, Inc.	889,444 Common Units

Schedule A to Support Agreement

Annex C

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of October 3, 2024 (this “Agreement”), is entered into by and between Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), and Senterfitt Holdings Inc., a Texas corporation (the “Unitholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Martin Resource Management Corporation, a Texas corporation (“MRMC”), MRMC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), the General Partner (as defined herein), and the Partnership are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and upon the terms and subject to the conditions set forth therein) Merger Sub shall merge with and into the Partnership (the “Merger”), the separate existence of Merger Sub will cease and the Partnership shall survive and continue as the surviving limited partnership in the Merger;

WHEREAS, as of the date hereof, the Unitholder is the Record Holder of, and has the right to vote and dispose of, the number of common units representing limited partner interests in the Partnership (the “Common Units”) set forth opposite the Unitholder’s name on Schedule A hereto (the “Existing Units”);

WHEREAS, as a condition and inducement to the Partnership’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Partnership and the Unitholder are entering into this Agreement; and

WHEREAS, the Unitholder acknowledges that the Partnership is entering into the Merger Agreement in reliance on the representations, warranties, covenants, and other agreements of the Unitholder set forth in this Agreement and would not enter into the Merger Agreement if the Unitholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Partnership and the Unitholder hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Board” means the Board of Directors of the General Partner.

“Conflicts Committee” has the meaning ascribed thereto in the Partnership Agreement.

“Covered Unitholder” means the Unitholder and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder or beneficial owner of Covered Units pursuant to Section 7(a), by joinder or otherwise.

“Covered Units” means the Existing Units of which the Unitholder is the Record Holder or beneficial owner as of the date hereof, together with any Common Units of which the Unitholder becomes the Record

Holder or beneficial owner on or after the date hereof (or any Common Units with respect to which any Person as may later become party to this Agreement pursuant to Section 7(a), by joinder or otherwise, if applicable, becomes the Record Holder or beneficial owner of on or after the date hereof).

“General Partner” means Martin Midstream GP LLC, a Delaware limited liability company, which is the sole general partner of the Partnership.

“MRMC Entities” means, collectively, MRMC, the General Partner, Martin Resource, LLC, a Delaware limited liability company, MMGP Holdings, LLC, a Delaware limited liability company, Martin Product Sales LLC, a Texas limited liability company, and Cross Oil Refining & Marketing, Inc., a Delaware corporation.

“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.

“Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 23, 2021, as amended, modified or supplemented from time to time.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2. Agreement to Vote Covered Units. Prior to the Termination Date (as defined herein), each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting) in connection with the Merger, however called, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), in person or by proxy, all Covered Units (in all manners and by each applicable class) (i) in favor of the Merger, the approval of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. For the avoidance of doubt, no Covered Unitholder (in its capacity as a unitholder) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues. Notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND

APPOINTS, ROBERT D. BONDURANT, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, SUCH COVERED UNITHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE AND HEREBY REVOKES ANY SUCH OTHER PROXIES). EACH COVERED UNITHOLDER HEREBY AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS SECTION 3 IS GIVEN IN CONNECTION WITH THE MERGER AGREEMENT, AND THAT SUCH IRREVOCABLE PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH COVERED UNITHOLDER UNDER THIS AGREEMENT.

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement in accordance with Section 5.

4. No Inconsistent Agreements. Each Covered Unitholder hereby represents, covenants, and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Covered Unitholder’s obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) at the election of a Covered Unitholder in the event that the Conflicts Committee makes a Partnership Adverse Recommendation Change, and (d) the mutual written agreement of the parties hereto to terminate this Agreement (provided that any decision on behalf of the Partnership to terminate this Agreement pursuant to this clause (d) shall be made only by the Conflicts Committee) (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 20 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Upon termination of this Agreement in accordance with the foregoing provisions of this Section 5, none of the Covered Unitholders shall have any further obligations or liabilities hereunder, except as provided in the immediately preceding sentence.

6. Representations and Warranties of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly) and making representations only as to itself, hereby represents and warrants to Partnership as follows:

(a) Such Covered Unitholder is the Record Holder and beneficial owner of, and has good and valid title to, the Covered Units, free and clear of all Liens, other than as created by this Agreement, the Merger Agreement or arising under applicable securities Laws. Such Covered Unitholder has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Existing Units, no Covered Unitholder is the Record Holder of, and no Covered Unitholder beneficially owns, any (i) units or voting securities of the Partnership, (ii) securities of the Partnership convertible into or exchangeable for units or voting securities of the Partnership, or (iii) options or other rights to acquire from the Partnership any units, voting securities or securities convertible into or exchangeable for units or voting securities of the Partnership. The Covered Units are not subject to any voting trust agreement or other contract to which such Covered Unitholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Such Covered Unitholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.

(b) Such Covered Unitholder is duly formed, organized, or incorporated, validly existing, and in good standing under the laws of the State of its formation, organization, or incorporation, or such other laws of its jurisdiction of formation, organization, or incorporation, as applicable, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Covered Unitholder, the performance by such Covered Unitholder of its obligations hereunder, and the consummation by such Covered Unitholder of the transactions contemplated hereby have been duly and validly authorized by such Covered Unitholder and no other actions or proceedings on the part of such Covered Unitholder are necessary to authorize the execution and delivery by such Covered Unitholder of this Agreement, the performance by such Covered Unitholder of its obligations hereunder, or the consummation by such Covered Unitholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Covered Unitholder and, assuming due authorization, execution, and delivery by the Partnership, constitutes a legal, valid, and binding obligation of such Covered Unitholder, enforceable against such Covered Unitholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) (i) Except for the applicable requirements of the Exchange Act and the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Covered Unitholder for the execution, delivery and performance of this Agreement by such Covered Unitholder or the consummation by such Covered Unitholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Covered Unitholder, nor the consummation by such Covered Unitholder of the transactions contemplated hereby, nor compliance by such Covered Unitholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such Covered Unitholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Covered Unitholder pursuant to, any contract to which such Covered Unitholder is a party or by which such Covered Unitholder or any property or asset of such Covered Unitholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Covered Unitholder or any of such Covered Unitholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Covered Unitholder to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such Covered Unitholder or, to the knowledge of such Covered Unitholder, any other Person or, to the knowledge of such Covered Unitholder, threatened against such Covered Unitholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Partnership of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such Covered Unitholder understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such Covered Unitholder’s execution and delivery of this Agreement and the representations and warranties of such Covered Unitholder contained herein.

(f) Such Covered Unitholder acknowledges that it is a sophisticated party with respect to the Covered Units and has adequate information concerning the business and financial condition of the Partnership to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and based on such information as such Covered Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(g) Such Covered Unitholder is an Affiliate (as defined in the Partnership Agreement) of the General Partner (as defined in the Partnership Agreement).

7. Certain Covenants of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly), hereby covenants and agrees, in each case, only on its own behalf, as follows, in each case except as otherwise approved in writing by the Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such Covered Unitholder shall not (i) Transfer, or enter into any contract, option, agreement, or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units, or (iii) knowingly take any action that would make any representation or warranty of such Covered Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Covered Unitholder from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, such Covered Unitholder may Transfer any or all of the Covered Units, in accordance with applicable Law, to Ruben S. Martin, III, or any of the MRMC Entities; provided that prior to and as a condition to the effectiveness of such Transfer, (i) each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Unitholder and (ii) if to an MRMC Entity, such MRMC Entity is an Affiliate of the General Partner (as defined in the Partnership Agreement). Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such Covered Unitholder becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to Partnership, such Covered Unitholder shall promptly notify the Partnership and the Conflicts Committee of such Common Units or voting interests, such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Common Units held by such Covered Unitholder set forth on Schedule A hereto shall be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.

8. Transfer Agent. Each Covered Unitholder hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, the Partnership or its counsel shall further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date.

9. Unitholder Capacity. This Agreement is being entered into by each Covered Unitholder solely in its capacity as a holder of Common Units, and nothing in this Agreement shall restrict or limit the ability of such Covered Unitholder or any of its Affiliates or any employee thereof who is a director or officer of the Partnership to take any action in his or her capacity as a director or officer of the Partnership to the extent specifically permitted by the Merger Agreement.

10. Disclosure. Each Covered Unitholder hereby authorizes the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Partnership Proxy Statement and Schedule 13E-3 such Covered Unitholder’s identity and ownership of the Covered Units and the nature of such Covered Unitholder’s obligations under this Agreement.

11. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder contained herein shall not survive the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein; provided that the Partnership may not amend, modify or supplement this Agreement unless such action has been approved in writing by the Conflicts Committee.

13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(i)	If to the Unitholder (or any other Covered Unitholder):

Senterfitt Holdings Inc.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Ruben S. Martin, III

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Street, Suite 900

Dallas, Texas 75201

Attention: Preston Bernhisel

Email: preston.bernhisel@bakerbotts.com

(ii)	If to the Partnership:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Robert D. Bondurant

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Martin Midstream GP LLC

Attention: Byron Kelley, Chair of Conflicts Committee

4200 B Stone Road

Kilgore, Texas 75662

Email: [Intentionally Omitted]

and

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 4000

Dallas, Texas 75201

Attention: A. Michael Hainsfurther

Email: mhainsfurther@munsch.com

Notices shall be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

15. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the Conflicts Committee in this Agreement.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of all other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Partnership Subsidiary, and a Covered Unitholder may Transfer any or all of such Covered Unitholder’s Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Other Miscellaneous Provisions. The provisions of Sections 9.5, 9.7, 9.8, 9.10 and 9.11 of the Merger Agreement shall be incorporated into this Agreement, mutatis mutandis, except for such changes as are required to comply with applicable Law.

19. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

20. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment, termination or assignment of rights by the Partnership permitted by this Agreement must be approved by the Conflicts Committee.

[Signature pages follow.]

IN WITNESS WHEREOF, the Partnership and the Unitholder have caused to be executed or executed this Agreement as of the date first written above.

PARTNERSHIP:

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

UNITHOLDER:

SENTERFITT HOLDINGS INC.

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III
Title:	President and Chief Executive Officer

Signature Page to Support Agreement

SCHEDULE A

Unitholder	Existing Units
Senterfitt Holdings Inc., a Texas corporation	3,726,607 Common Units

Schedule A to Support Agreement

Annex D

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of October 3, 2024 (this “Agreement”), is entered into by and between Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), and Robert D. Bondurant (the “Unitholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Martin Resource Management Corporation, a Texas corporation (“MRMC”), MRMC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), the General Partner (as defined herein), and the Partnership are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and upon the terms and subject to the conditions set forth therein) Merger Sub shall merge with and into the Partnership (the “Merger”), the separate existence of Merger Sub will cease and the Partnership shall survive and continue as the surviving limited partnership in the Merger;

WHEREAS, as of the date hereof, the Unitholder is the Record Holder and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of common units representing limited partner interests in the Partnership (the “Common Units”) set forth opposite the Unitholder’s name on Schedule A hereto (the “Existing Units”);

WHEREAS, as a condition and inducement to the Partnership’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Partnership and the Unitholder are entering into this Agreement; and

WHEREAS, the Unitholder acknowledges that the Partnership is entering into the Merger Agreement in reliance on the representations, warranties, covenants, and other agreements of the Unitholder set forth in this Agreement and would not enter into the Merger Agreement if the Unitholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Partnership and the Unitholder hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Board” means the Board of Directors of the General Partner.

“Conflicts Committee” has the meaning ascribed thereto in the Partnership Agreement.

“Covered Unitholder” means the Unitholder and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder or beneficial owner of Covered Units pursuant to Section 7(a), by joinder or otherwise.

“Covered Units” means the Existing Units of which the Unitholder is the Record Holder or beneficial owner as of the date hereof, together with any Common Units of which the Unitholder becomes the Record Holder or beneficial owner on or after the date hereof (or any Common Units with respect to which any Person as may later become party to this Agreement pursuant to Section 7(a), by joinder or otherwise, if applicable, becomes the Record Holder or beneficial owner of on or after the date hereof).

“General Partner” means Martin Midstream GP LLC, a Delaware limited liability company, which is the sole general partner of the Partnership.

“MRMC Entities” means, collectively, MRMC, the General Partner, Martin Resource, LLC, a Delaware limited liability company, MMGP Holdings, LLC, a Delaware limited liability company, Martin Product Sales LLC, a Texas limited liability company, and Cross Oil Refining & Marketing, Inc., a Delaware corporation.

“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.

“Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 23, 2021, as amended, modified or supplemented from time to time.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2. Agreement to Vote Covered Units. Prior to the Termination Date (as defined herein), each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting) in connection with the Merger, however called, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), in person or by proxy, all Covered Units (in all manners and by each applicable class) (i) in favor of the Merger, the approval of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. For the avoidance of doubt, no Covered Unitholder (in its capacity as a unitholder) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues. Notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, ROBERT D. BONDURANT, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, SUCH COVERED UNITHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE AND HEREBY REVOKES ANY SUCH OTHER PROXIES). EACH COVERED UNITHOLDER HEREBY AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS SECTION 3 IS GIVEN IN CONNECTION WITH THE MERGER AGREEMENT, AND THAT SUCH IRREVOCABLE PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH COVERED UNITHOLDER UNDER THIS AGREEMENT.

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement in accordance with Section 5.

4. No Inconsistent Agreements. Each Covered Unitholder hereby represents, covenants, and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Covered Unitholder’s obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) at the election of a Covered Unitholder in the event that the Conflicts Committee makes a Partnership Adverse Recommendation Change, and (d) the mutual written agreement of the parties hereto to terminate this Agreement (provided that any decision on behalf of the Partnership to terminate this Agreement pursuant to this clause (d) shall be made only by the Conflicts Committee) (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 20 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Upon termination of this Agreement in accordance with the foregoing provisions of this Section 5, none of the Covered Unitholders shall have any further obligations or liabilities hereunder, except as provided in the immediately preceding sentence.

6. Representations and Warranties of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly) and making representations only as to itself, hereby represents and warrants to Partnership as follows:

(a) Such Covered Unitholder is the Record Holder and beneficial owner of, and has good and valid title to, the Covered Units, free and clear of all Liens, other than as created by this Agreement. Such Covered Unitholder has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Existing Units, no Covered Unitholder is the Record Holder of, and no Covered Unitholder beneficially owns, any (i) units or voting securities of the Partnership, (ii) securities of the Partnership convertible into or exchangeable for units or voting securities of the Partnership, or (iii) options or other rights to acquire from the Partnership any units, voting securities or securities convertible into or exchangeable for units or voting securities of the Partnership. The Covered Units are not subject to any voting trust agreement or other contract to which such Covered Unitholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Such Covered Unitholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.

(b) Such Covered Unitholder represents that it has the requisite legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Covered Unitholder, the performance by such Covered Unitholder of its obligations hereunder, and the consummation by such Covered Unitholder of the transactions contemplated hereby have been duly and validly authorized by such Covered Unitholder and no other actions or proceedings on the part of such Covered Unitholder are necessary to execute and deliver this Agreement by such Covered Unitholder, perform such Covered Unitholder’s obligations specified hereunder, or the consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Covered Unitholder and, assuming due authorization, execution, and delivery by the Partnership, constitutes a legal, valid, and binding obligation of such Covered Unitholder, enforceable against such Covered Unitholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) (i) Except for the applicable requirements of the Exchange Act and the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Covered Unitholder for the execution, delivery and performance of this Agreement by such Covered Unitholder or the consummation by such Covered Unitholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Covered Unitholder, nor the consummation by such Covered Unitholder of the transactions contemplated hereby, nor compliance by such Covered Unitholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Covered Unitholder pursuant to, any contract to which such Covered Unitholder is a party or by which such Covered Unitholder or any property or asset of such Covered Unitholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Covered Unitholder or any of such Covered Unitholder’s properties or assets except, in the case of clause (A) or (B), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Covered Unitholder to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such Covered Unitholder or, to the knowledge of such Covered Unitholder, any other Person or, to the knowledge of such Covered Unitholder, threatened against such Covered Unitholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Partnership of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such Covered Unitholder understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such Covered Unitholder’s execution and delivery of this Agreement and the representations and warranties of such Covered Unitholder contained herein.

(f) Such Covered Unitholder acknowledges that such Covered Unitholder is a sophisticated party with respect to the Covered Units and has adequate information concerning the business and financial condition of the Partnership to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and based on such information as such Covered Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(g) Such Covered Unitholder is an Affiliate (as defined in the Partnership Agreement) of the General Partner (as defined in the Partnership Agreement).

7. Certain Covenants of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly), hereby covenants and agrees, in each case, only on its own behalf, as follows, in each case except as otherwise approved in writing by the Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such Covered Unitholder shall not (i) Transfer, or enter into any contract, option, agreement, or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units, or (iii) knowingly take any action that would make any representation or warranty of such Covered Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Covered Unitholder from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, such Covered Unitholder may Transfer any or all of the Covered Units, in accordance with applicable Law, to any of the MRMC Entities; provided that prior to and as a condition to the effectiveness of such Transfer, (i) each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Unitholder and (ii) such MRMC Entity is an Affiliate of the General Partner (as defined in the Partnership Agreement). Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such Covered Unitholder becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to Partnership, such Covered Unitholder shall promptly notify the Partnership and the Conflicts Committee of such Common Units or voting interests, such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Common Units held by such Covered Unitholder set forth on Schedule A hereto shall be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.

8. Transfer Agent. Each Covered Unitholder hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, the Partnership or its counsel shall further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date.

9. Unitholder Capacity. This Agreement is being entered into by each Covered Unitholder solely in its capacity as a holder of Common Units, and nothing in this Agreement shall restrict or limit the ability of such Covered Unitholder or any of its Affiliates or any employee thereof who is a director or officer of the Partnership to take any action in his or her capacity as a director or officer of the Partnership to the extent specifically permitted by the Merger Agreement.

10. Disclosure. Each Covered Unitholder hereby authorizes the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Partnership Proxy Statement and Schedule 13E-3 such Covered Unitholder’s identity and ownership of the Covered Units and the nature of such Covered Unitholder’s obligations under this Agreement.

11. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder contained herein shall not survive the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein; provided that the Partnership may not amend, modify or supplement this Agreement unless such action has been approved in writing by the Conflicts Committee.

13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(i)	If to the Unitholder (or any other Covered Unitholder):

Robert D. Bondurant

4200 B Stone Road

Kilgore, Texas 75662

Attention: Robert D. Bondurant

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Street, Suite 900

Dallas, Texas 75201

Attention: Preston Bernhisel

Email: preston.bernhisel@bakerbotts.com

(ii)	If to the Partnership:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Robert D. Bondurant

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Martin Midstream GP LLC

Attention: Byron Kelley, Chair of Conflicts Committee

4200 B Stone Road

Kilgore, Texas 75662

Email: [Intentionally Omitted]

and

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 4000

Dallas, Texas 75201

Attention: A. Michael Hainsfurther

Email: mhainsfurther@munsch.com

Notices shall be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

15. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the Conflicts Committee in this Agreement.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of all other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Partnership Subsidiary, and a Covered Unitholder may Transfer any or all of such Covered Unitholder’s Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Other Miscellaneous Provisions. The provisions of Sections 9.5, 9.7, 9.8, 9.10 and 9.11 of the Merger Agreement shall be incorporated into this Agreement, mutatis mutandis, except for such changes as are required to comply with applicable Law.

19. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

20. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment, termination or assignment of rights by the Partnership permitted by this Agreement must be approved by the Conflicts Committee.

[Signature pages follow.]

IN WITNESS WHEREOF, the Partnership and the Unitholder have caused to be executed or executed this Agreement as of the date first written above.

PARTNERSHIP:

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC, its general partner

By:	/s/ Sharon L. Taylor
Name:	Sharon L. Taylor
Title:	Executive Vice President and Chief Financial Officer

UNITHOLDER:

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant

Signature Page to Support Agreement

SCHEDULE A

Unitholder	Existing Units
Robert D. Bondurant	149,296 Common Units

Schedule A to Support Agreement

Annex E

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of October 3, 2024 (this “Agreement”), is entered into by and between Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), and Ruben S. Martin III (the “Unitholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Martin Resource Management Corporation, a Texas corporation (“MRMC”), MRMC Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), the General Partner (as defined herein), and the Partnership are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and upon the terms and subject to the conditions set forth therein) Merger Sub shall merge with and into the Partnership (the “Merger”), the separate existence of Merger Sub will cease and the Partnership shall survive and continue as the surviving limited partnership in the Merger;

WHEREAS, as of the date hereof, the Unitholder is the Record Holder and beneficial owner in the aggregate of, and has the right to vote and dispose of, the number of common units representing limited partner interests in the Partnership (the “Common Units”) set forth opposite the Unitholder’s name on Schedule A hereto (the “Existing Units”);

WHEREAS, as a condition and inducement to the Partnership’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Partnership and the Unitholder are entering into this Agreement; and

WHEREAS, the Unitholder acknowledges that the Partnership is entering into the Merger Agreement in reliance on the representations, warranties, covenants, and other agreements of the Unitholder set forth in this Agreement and would not enter into the Merger Agreement if the Unitholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Partnership and the Unitholder hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

“Board” means the Board of Directors of the General Partner.

“Conflicts Committee” has the meaning ascribed thereto in the Partnership Agreement.

“Covered Unitholder” means the Unitholder and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder or beneficial owner of Covered Units pursuant to Section 7(a), by joinder or otherwise.

“Covered Units” means the Existing Units of which the Unitholder is the Record Holder or beneficial owner as of the date hereof, together with any Common Units of which the Unitholder becomes the Record Holder or beneficial owner on or after the date hereof (or any Common Units with respect to which any Person as may later become party to this Agreement pursuant to Section 7(a), by joinder or otherwise, if applicable, becomes the Record Holder or beneficial owner of on or after the date hereof).

“General Partner” means Martin Midstream GP LLC, a Delaware limited liability company, which is the sole general partner of the Partnership.

“MRMC Entities” means, collectively, MRMC, the General Partner, Martin Resource, LLC, a Delaware limited liability company, MMGP Holdings, LLC, a Delaware limited liability company, Martin Product Sales LLC, a Texas limited liability company, and Cross Oil Refining & Marketing, Inc., a Delaware corporation.

“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Record Holder” has the meaning ascribed thereto in the Partnership Agreement.

“Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 23, 2021, as amended, modified or supplemented from time to time.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

2. Agreement to Vote Covered Units. Prior to the Termination Date (as defined herein), each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall at any meeting of the limited partners of the Partnership (whether annual or special and whether or not an adjourned or postponed meeting) in connection with the Merger, however called, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), in person or by proxy, all Covered Units (in all manners and by each applicable class) (i) in favor of the Merger, the approval of the Merger Agreement and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. For the avoidance of doubt, no Covered Unitholder (in its capacity as a unitholder) shall be under any obligation whatsoever to require or request that the limited partners of the Partnership vote on, consent to or otherwise approve or reject any matter or issues. Notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, ROBERT D. BONDURANT, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, SUCH COVERED UNITHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE AND HEREBY REVOKES ANY SUCH OTHER PROXIES). EACH COVERED UNITHOLDER HEREBY AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS SECTION 3 IS GIVEN IN CONNECTION WITH THE MERGER AGREEMENT, AND THAT SUCH IRREVOCABLE PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH COVERED UNITHOLDER UNDER THIS AGREEMENT.

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement in accordance with Section 5.

4. No Inconsistent Agreements. Each Covered Unitholder hereby represents, covenants, and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Covered Unitholder’s obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) at the election of a Covered Unitholder in the event that the Conflicts Committee makes a Partnership Adverse Recommendation Change, and (d) the mutual written agreement of the parties hereto to terminate this Agreement (provided that any decision on behalf of the Partnership to terminate this Agreement pursuant to this clause (d) shall be made only by the Conflicts Committee) (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 20 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Upon termination of this Agreement in accordance with the foregoing provisions of this Section 5, none of the Covered Unitholders shall have any further obligations or liabilities hereunder, except as provided in the immediately preceding sentence.

6. Representations and Warranties of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly) and making representations only as to itself, hereby represents and warrants to Partnership as follows:

(a) Such Covered Unitholder is the Record Holder and beneficial owner of, and has good and valid title to, the Covered Units, free and clear of all Liens, other than as created by this Agreement. Such Covered Unitholder has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Existing Units and the Common Units held by Senterfitt Holdings Inc., a Texas corporation, no Covered Unitholder is the Record Holder of, and no Covered Unitholder beneficially owns, any (i) units or voting securities of the Partnership, (ii) securities of the Partnership convertible into or exchangeable for units or voting securities of the

Partnership, or (iii) options or other rights to acquire from the Partnership any units, voting securities or securities convertible into or exchangeable for units or voting securities of the Partnership. The Covered Units are not subject to any voting trust agreement or other contract to which such Covered Unitholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Units. Such Covered Unitholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Units, except as contemplated by this Agreement.

(b) Such Covered Unitholder represents that it has the requisite legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Covered Unitholder, the performance by such Covered Unitholder of its obligations hereunder, and the consummation by such Covered Unitholder of the transactions contemplated hereby have been duly and validly authorized by such Covered Unitholder and no other actions or proceedings on the part of such Covered Unitholder are necessary to execute and deliver this Agreement by such Covered Unitholder, perform such Covered Unitholder’s obligations specified hereunder, or the consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Covered Unitholder and, assuming due authorization, execution, and delivery by the Partnership, constitutes a legal, valid, and binding obligation of such Covered Unitholder, enforceable against such Covered Unitholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) (i) Except for the applicable requirements of the Exchange Act and the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Covered Unitholder for the execution, delivery and performance of this Agreement by such Covered Unitholder or the consummation by such Covered Unitholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Covered Unitholder, nor the consummation by such Covered Unitholder of the transactions contemplated hereby, nor compliance by such Covered Unitholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Covered Unitholder pursuant to, any contract to which such Covered Unitholder is a party or by which such Covered Unitholder or any property or asset of such Covered Unitholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Covered Unitholder or any of such Covered Unitholder’s properties or assets except, in the case of clause (A) or (B), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Covered Unitholder to perform its obligations hereunder.

(d) As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against such Covered Unitholder or, to the knowledge of such Covered Unitholder, any other Person or, to the knowledge of such Covered Unitholder, threatened against such Covered Unitholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Partnership of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Such Covered Unitholder understands and acknowledges that the Partnership is entering into the Merger Agreement in reliance upon such Covered Unitholder’s execution and delivery of this Agreement and the representations and warranties of such Covered Unitholder contained herein.

(f) Such Covered Unitholder acknowledges that such Covered Unitholder is a sophisticated party with respect to the Covered Units and has adequate information concerning the business and financial condition of the Partnership to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and based on such information as such Covered Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(g) Such Covered Unitholder is an Affiliate (as defined in the Partnership Agreement) of the General Partner (as defined in the Partnership Agreement).

7. Certain Covenants of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly), hereby covenants and agrees, in each case, only on its own behalf, as follows, in each case except as otherwise approved in writing by the Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such Covered Unitholder shall not (i) Transfer, or enter into any contract, option, agreement, or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units, or (iii) knowingly take any action that would make any representation or warranty of such Covered Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Covered Unitholder from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, such Covered Unitholder may Transfer any or all of the Covered Units, in accordance with applicable Law, to any of the MRMC Entities; provided that prior to and as a condition to the effectiveness of such Transfer, (i) each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to Partnership a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Unitholder and (ii) such MRMC Entity is an Affiliate of the General Partner (as defined in the Partnership Agreement). Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such Covered Unitholder becomes the Record Holder or acquires beneficial ownership of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to Partnership, such Covered Unitholder shall promptly notify the Partnership and the Conflicts Committee of such Common Units or voting interests, such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Common Units held by such Covered Unitholder set forth on Schedule A hereto shall be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.

8. Transfer Agent. Each Covered Unitholder hereby authorizes the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, the Partnership or its counsel shall further notify the Partnership’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date.

9. Unitholder Capacity. This Agreement is being entered into by each Covered Unitholder solely in its capacity as a holder of Common Units, and nothing in this Agreement shall restrict or limit the ability of such Covered Unitholder or any of its Affiliates or any employee thereof who is a director or officer of the Partnership to take any action in his or her capacity as a director or officer of the Partnership to the extent specifically permitted by the Merger Agreement.

10. Disclosure. Each Covered Unitholder hereby authorizes the Partnership to publish and disclose in any announcement or disclosure required by the SEC and in the Partnership Proxy Statement and Schedule 13E-3 such Covered Unitholder’s identity and ownership of the Covered Units and the nature of such Covered Unitholder’s obligations under this Agreement.

11. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder contained herein shall not survive the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein; provided that the Partnership may not amend, modify or supplement this Agreement unless such action has been approved in writing by the Conflicts Committee.

13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(i)	If to the Unitholder (or any other Covered Unitholder):

Ruben S. Martin III

4200 B Stone Road

Kilgore, Texas 75662

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Street, Suite 900

Dallas, Texas 75201

Attention: Preston Bernhisel

Email: preston.bernhisel@bakerbotts.com

(ii)	If to the Partnership:

Martin Midstream Partners L.P.

4200 B Stone Road

Kilgore, Texas 75662

Attention: Robert D. Bondurant

Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Martin Midstream GP LLC

Attention: Byron Kelley, Chair of Conflicts Committee

4200 B Stone Road

Kilgore, Texas 75662

Email: [Intentionally Omitted]

and

Munsch Hardt Kopf & Harr, P.C.

500 N. Akard Street, Suite 4000

Dallas, Texas 75201

Attention: A. Michael Hainsfurther

Email: mhainsfurther@munsch.com

Notices shall be deemed to have been received on the date of receipt if (a) delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery).

15. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the Conflicts Committee in this Agreement.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of all other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Partnership may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Partnership Subsidiary, and a Covered Unitholder may Transfer any or all of such Covered Unitholder’s Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Other Miscellaneous Provisions. The provisions of Sections 9.5, 9.7, 9.8, 9.10 and 9.11 of the Merger Agreement shall be incorporated into this Agreement, mutatis mutandis, except for such changes as are required to comply with applicable Law.

19. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

20. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment, termination or assignment of rights by the Partnership permitted by this Agreement must be approved by the Conflicts Committee.

[Signature pages follow.]

Annex E

Execution Version

IN WITNESS WHEREOF, the Partnership and the Unitholder have caused to be executed or executed this Agreement as of the date first written above.

PARTNERSHIP:

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC, its general partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant
Title:	President and Chief Executive Officer

UNITHOLDER:

By:	/s/ Ruben S. Martin III
Name:	Ruben S. Martin III

Signature Page to Support Agreement

SCHEDULE A

Unitholder	Existing Units
Ruben S. Martin III	159,350 Common Units

Schedule A to Support Agreement

Annex F

October 3, 2024

The Conflicts Committee of the Board of Directors of Martin Midstream GP LLC

4200 Stone Road

Kilgore, TX 75662

Attn: Byron Kelley, Chairman of the Conflicts Committee

Dear Ladies and Gentlemen:

We understand that (a) Martin Resources Management Corporation and certain of its wholly owned subsidiaries (collectively, “MRMC”) indirectly hold approximately 15.7% of the outstanding common units representing limited partner interests in Martin Midstream Partners, L.P. (“LP”, such common units, the “Common Units”) and indirectly hold a 100% interest in Martin Midstream GP LLC, the general partner of LP (“GP”), and (b) Mr. Ruben S. Martin III, an affiliate of MRMC, directly and indirectly holds approximately 10% of the Common Units. We understand that LP is considering entering into the Transaction Agreement (as defined below) with MRMC and MRMC Merger Sub LLC (“Merger Sub”) pursuant to which, among other things, Merger Sub will be merged with and into LP, the separate existence of Merger Sub will cease, and LP shall continue as the surviving limited partnership (the “Merger”), and, by virtue of the Merger, each Common Unit, other than the Excluded Units (as defined in the Transaction Agreement), will be converted into the right to receive $4.02 per Common Unit in cash without interest thereon (the “Consideration”), upon the terms and subject to the conditions set forth in the Transaction Agreement (together with the other transactions contemplated by the Transaction Agreement, the “Transaction”). We further understand that the Conflicts Committee (the “Committee”) of the Board of Directors of GP (the “Board”), which is composed solely of independent directors, is empowered to consider certain matters related to the Transaction.

The Committee has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to the fairness, from a financial point of view, to the holders of Common Units other than MRMC, GP and their respective affiliates (the “Partnership Unaffiliated Unitholders,” which, for the avoidance of doubt, excludes officers and directors of MRMC and its subsidiaries), of the Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Transaction Agreement.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed an execution version dated October 3, 2024, of the Agreement and Plan of Merger by and among MRMC, Merger Sub, LP, and GP (the “Transaction Agreement”);

2.

reviewed certain publicly available business and financial information relating to LP that we deemed to be relevant, including certain publicly available research analyst estimates (and adjustments thereto) with respect to the future financial performance of LP;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of LP made available to us by representatives of LP, including financial projections prepared by the management of GP and approved for our use by the Committee relating to LP for the fiscal years ending December 31, 2024 through 2028 (the “Projections”);

4.

spoken with certain members of the management of GP and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of LP, the Transaction, the Projections, and related matters;

1001 Fannin Street, Suite 4650, Houston, Texas 77002 832.319.5150 HL.com

Broker/dealer services through Houlihan Lokey Capital, Inc. and Houlihan Lokey Advisory, Inc.

5.	compared the financial and operating performance of LP with that of other public companies that we deemed to be relevant;

6.	considered publicly available financial terms of certain transactions that we deemed to be relevant;

7.

reviewed the current and historical market prices and trading volume of the Common Units, and the current and historical market prices and trading volumes of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of GP has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of LP for the periods covered thereby. With your consent, we have assumed that the Projections are a reasonable basis on which to evaluate LP and the Transaction and we have used and relied upon the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of LP since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Transaction Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Transaction Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without material waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Transaction Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of LP or otherwise have an effect on the Transaction, LP, or any expected benefits of the Transaction, in each case, that would be material to our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of LP or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business or the solvency of any party under any applicable laws relating to bankruptcy, insolvency or similar matter. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which LP is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which LP is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to any transaction, the securities, assets, businesses or operations of LP or any other party, or any alternatives to the Transaction, (b) identify or introduce to the Committee or LP, or screen for creditworthiness, any prospective investors, lenders or other participants in the Transaction or any other transaction, (c) coordinate or facilitate due diligence efforts by third parties, (d) assist the Committee or LP in the negotiation of confidentiality agreements, or (e) except as otherwise provided in our engagement letter, assist the Committee or LP in the compilation or distribution of information concerning LP. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the price or range of prices at which shares of Common Units may be traded or purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Committee (solely in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, any security holder or any other party or person as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, LP or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to LP, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, LP, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey has acted as financial advisor to the Committee in connection with, and has participated in certain of the negotiations leading to, the Transaction and has received a fee and will receive a fee for such services, a portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, no portion of which is contingent upon the successful completion of the Transaction or the conclusion contained in this Opinion. In addition, LP has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, or LP or their respective security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of LP, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for LP or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of LP or any other party’s security holders or other constituents vis-à-vis any other class or group of LP or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of LP, or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, LP and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to LP and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Partnership Unaffiliated Unitholders pursuant to the Transaction Agreement, is fair, from a financial point of view, to the Partnership Unaffiliated Unitholders.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

Annex G

Wells Fargo Securities, LLC 1000 Louisiana Street Houston, TX 77002

October 3, 2024

Martin Resource Management Corporation

4200 B Stone Road

Kilgore, Texas 75662

Attention: Board of Directors

Members of the Board of Directors:

You have requested, in your capacity as the Board of Directors (the “Board”) of Martin Resource Management Corporation (the “Company”), our opinion with respect to the fairness, from a financial point of view, to the Company of the Consideration (as defined below) to be paid by the Company in the proposed Transaction (as defined below). We understand that, among other things, pursuant to an Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, MRMC Merger Sub LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Martin Midstream Partners L.P. (the “Partnership”), and Martin Midstream GP LLC (the “General Partner”), Merger Sub will merge with and into the Partnership with the Partnership continuing as the surviving entity (the “Transaction”), and each issued and outstanding common unit of the Partnership (the “Units”), other than units held by the Company or its subsidiaries or owned by the Partnership or its subsidiaries, will be converted into the right to receive $4.02 in cash, without interest (the “Consideration”).

In preparing our opinion, we have:

•	reviewed an execution version of the Agreement furnished to us on October 2, 2024;

•	reviewed certain publicly available business and financial information relating to the Partnership and the industries in which it operates;

•

compared the financial and operating performance of the Partnership with publicly available information concerning certain other companies we deemed relevant, and compared current and historic market prices of the Units with similar data for such other companies;

•

compared the premiums implied by proposed financial terms of the Transaction with the premiums implied by the publicly available financial terms of certain other business combinations that we deemed relevant;

•

reviewed certain internal financial analyses and forecasts for the Partnership, including perpetuity growth rates applicable to the Partnership beyond the forecast period (the “Partnership Projections”), prepared by the management of the Company and the Partnership; and

•	considered such other financial analyses and investigations and such other information that we deemed relevant.

In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or the Partnership or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Partnership Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and Partnership as to the future performance and financial condition of the Partnership. We express no view or opinion with respect to the Partnership Projections or the assumptions upon which they are based and, at the direction of the Company, we have used and relied upon such projections for purposes of our analyses and opinion. We have assumed that any representations and warranties made by the parties to the Transaction in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis.

We also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Partnership or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Partnership, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company or the Partnership under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have further assumed that the final form of the Agreement, when executed by the parties thereto, will conform to the execution copy reviewed by us in all respects material to our analyses and this opinion.

Our opinion only addresses the fairness, from a financial point of view, of the Consideration to be paid by the Company in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any class of securities, creditors or other constituencies of the Company. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company or the Partnership, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which the Company’s securities may be traded or transferred at any time, including after consummation of the Transaction.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee in connection with the rendering of our opinion payable upon execution of the Agreement. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.

During the two years preceding the date of this opinion, we and our affiliates have had investment or commercial banking relationships with the Partnership, for which we and such affiliates have received customary compensation. Such relationships have included acting as joint bookrunner on an offering of debt securities by the Partnership in January 2023, as sole dealer manager on an offer by the Partnership to repurchase debt securities in February 2023, and as syndication agent and joint bookrunner on the Partnership’s facility agreement in February 2023. We or our affiliates are also an agent and a lender to one or more of the credit facilities of the Partnership. We anticipate that we and our affiliates will arrange and/or provide financing to the Company in connection with the Transaction for customary compensation. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common units of the Partnership. In the ordinary course of business, we and our affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, the Partnership and certain of their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person, including the General Partner, the Conflicts Committee of the Board of Directors of the General Partner, the Partnership or the unitholders of the Partnership, as to how to vote or act on any matter relating to the proposed Transaction or any other matter. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the proposed Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

ENDORSEMENT_LINE SACKPACK 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by [•], 2024 at 11:59 P.M., Eastern Time. Online Go to www.investorvote.com/MMLP or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MMLP Special Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of A Directors of the General Partner recommends a vote FOR Proposals 1 and 2. 1. To approve the Agreement and Plan of Merger, dated as of October 3, 2024 (the “Merger Agreement”), by and among Martin Resource Management Corporation (“Parent”), MRMC Merger Sub LLC (“Merger Sub”), Martin Midstream Partners L.P. (the “Partnership”) and Martin Midstream GP LLC (the “General Partner”), as such agreement may be amended from time to time, and the merger of Merger Sub with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent (the “Merger”). For Against Abstain 2. To approve the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger, at the time of the Special Meeting. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1UPX 631059 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 0426TC

Special Meeting of Martin Midstream Partners L.P. Common Unitholders [•], 2024, beginning at [•] (local time) 4200 B Stone Road, Kilgore, Texas 75662 Important notice regarding the Internet availability of proxy materials for the Special Meeting of Common Unitholders. The material is available at: www.edocumentview.com/MMLP Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MMLP IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Martin Midstream Partners L.P. Special Meeting of Martin Midstream Partners L.P. Common Unitholders Proxy Solicited by Board of Directors of the General Partner for Special Meeting — [•], 2024, beginning at [•] (local time) Robert D. Bondurant, Randall L. Tauscher and Chris H. Booth, or any of them, each with the power of substitution, are hereby authorized to represent and vote the common units of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Common Unitholders of Martin Midstream Partners L.P. to be held on [•], 2024, beginning at [•] (local time) or at any postponement or adjournment thereof. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS OF THE GENERAL PARTNER RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. This proxy revokes all prior proxies given by you. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.